UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Rule 14a-101)
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GAIN CAPITAL HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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GAIN Capital Holdings, Inc.
Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921
May 1, 2020
Dear Stockholder:
On February 26, 2020, GAIN Capital Holdings, Inc. (“GAIN”) entered into a definitive merger agreement with INTL FCStone Inc. (“INTL”) and its wholly owned subsidiary, Golf Merger Sub I Inc. (“Merger Sub”) (the “merger agreement”). Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into GAIN, with GAIN surviving the merger as a wholly owned subsidiary of INTL (the “merger”).
If the merger is completed, GAIN stockholders will have the right to receive $6.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.00001 per share, of GAIN that they own immediately prior to the effective time of the merger unless they have properly demanded appraisal rights for such shares in accordance with Delaware law. The purchase price represents a premium of approximately 70% over GAIN’s closing share price on February 26, 2020, the last trading day prior to the announcement that GAIN had entered into the merger agreement and a premium of approximately 60% to GAIN’s thirty (30)-trading-day volume-weighted average stock price on the same date.
We will hold a virtual special meeting of our stockholders in connection with the proposed merger on June 5, 2020 at 2 p.m., Eastern Time (the “special meeting”) (unless the special meeting is adjourned or postponed). The special meeting is scheduled to be held exclusively online via live webcast. There will not be a physical meeting location. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/gcap2020SM (the “virtual meeting website”), where you will be able to attend the special meeting, vote, and submit your questions during the special meeting. Please note you will not be able to attend the special meeting in person. We have chosen to hold a virtual rather than an in-person meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.
At the special meeting (or any adjournment or postponement thereof), stockholders will be asked to vote on the proposal to approve and adopt the merger agreement, as it may be amended from time to time. Under Delaware law, stockholders holding at least a majority of the shares of GAIN common stock outstanding at the close of business on the record date must vote “FOR” the merger proposal to approve and adopt the merger agreement. A failure to vote your shares of GAIN common stock or an abstention from voting will have the same effect as a vote against the merger proposal.
Concurrently with and as a condition to INTL’s execution of the merger agreement, on February 26, 2020, INTL entered into voting and support agreements with certain GAIN stockholders, pursuant to which such stockholders agreed, among other things, and subject to the terms set forth in the voting and support agreements, to vote shares of GAIN common stock that represent in the aggregate, approximately 44% of GAIN common stock, in favor of the adoption of the merger agreement and each of the other actions contemplated by the merger agreement and the merger.
We cannot complete the merger unless GAIN stockholders approve and adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the special meeting via the virtual meeting website, please complete, sign and date the enclosed proxy card and return it in the envelope provided or vote by telephone (at the toll-free number indicated on the proxy card) or via the internet (at the voting site indicated on the proxy card) as promptly as possible so that your shares may be represented and voted at the special meeting (or any adjournment or postponement thereof).
After careful consideration, the GAIN board of directors has determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of GAIN stockholders and has approved the merger agreement. The GAIN board of directors recommends that GAIN stockholders vote “FOR” the proposal to approve and adopt the merger agreement.
In addition, the Securities and Exchange Commission has adopted rules that require us to seek a non-binding, advisory vote with respect to certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger. The GAIN board of directors recommends that GAIN stockholders vote “FOR” the named executive officer merger-related compensation proposal described in the accompanying proxy statement.
The proposal to approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock in attendance via the virtual meeting website or represented by proxy at the special meeting and entitled to vote on such proposal. The GAIN board of directors recommends that GAIN stockholders vote “FOR” the proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.
The obligations of GAIN and INTL to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about GAIN, the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement.
If you have any questions or need assistance voting your shares of our common stock, please contact MacKenzie Partners, Inc., our proxy solicitor (“MacKenzie Partners”), by calling toll-free at (800) 322-2885.
Thank you for your consideration of this matter.
Sincerely,

Joseph Schenk Chairman of the Board of Directors

Glenn H. Stevens President and Chief Executive Officer
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated May 1, 2020 and, together with the enclosed form of proxy, is first being mailed to GAIN stockholders on or about May 4, 2020.

GAIN Capital Holdings, Inc.
Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
DATE & TIME	June 5, 2020 at 2 p.m., Eastern Time.
PLACE
The special meeting of stockholders of GAIN will be exclusively online via live webcast (the “special meeting”) and can be accessed by visiting www.virtualshareholdermeeting.com/gcap2020SM (the “virtual meeting website”), where you will be able to attend the special meeting, vote, and submit your questions during the special meeting. There will not be a physical meeting location.

ITEMS OF BUSINESS	Consider and vote on:

  • A proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 26, 2020, by and among GAIN Capital Holdings, Inc. (“GAIN”), INTL FCStone, Inc. (“INTL”) and Golf Merger Sub I Inc., a wholly owned subsidiary of INTL (“Merger Sub”), as may be amended from time to time (the “merger agreement”), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Merger Sub will be merged with and into GAIN, with GAIN surviving the merger as a wholly owned subsidiary of INTL (the “merger”);

  • A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger; and

  • A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

RECORD DATE	Stockholders of record at the close of business on April 23, 2020 are entitled to notice of and may vote at the special meeting.

At least one day before the special meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, will be prepared by the Corporate Secretary at GAIN Capital Holdings, Inc., Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921, or the transfer agent in charge of the stock ledger of GAIN. Such list will be open for examination by any GAIN stockholder at such address at the time of the meeting.

VOTING BY PROXY
The GAIN board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by returning your proxy by mail (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote at the special meeting via the virtual meeting website, your proxy prior to the special meeting will be revoked.

RECOMMENDATIONS	The GAIN board of directors recommends that you vote:
• “FOR” the proposal to approve and adopt the merger agreement;

  • “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger; and

  • “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

APPRAISAL RIGHTS
Under the Delaware General Corporation Law (the “DGCL”), any record holder of GAIN common stock who does not vote in favor of the merger, and who exercises its appraisal rights and fully complies with all of the provisions of Section 262 of the DGCL (but not otherwise), will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, all (but not less than all) of its shares of GAIN common stock if the merger is completed.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE VIRTUAL MEETING WEBSITE, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS, OR BY MAIL BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY VIA THE VIRTUAL MEETING WEBSITE, YOU MAY DO SO.
Your proxy may be revoked at any time before the vote at the special meeting, or any adjournment or postponement thereof, by (i) giving the Office of the Corporate Secretary written notice of revocation, (ii) returning a later-dated proxy or (iii) attending the special meeting and voting via the virtual meeting website.
Please note that we intend to limit attendance at the special meeting to stockholders at the close of business on the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares or obtain a proxy, executed in your favor, from that record holder giving you the right to vote the shares at the special meeting.
The proxy statement of which this notice forms a part provides a detailed description of the merger agreement, the merger and the other transactions contemplated by the merger agreement. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of GAIN common stock, please contact GAIN’s proxy solicitor:

1407 Broadway, 27th Floor
New York, NY 10018
Stockholders May Call Toll-Free: (800) 322-2885
Banks & Brokers May Call Collect: (212) 929-5500
By Order of the Board of Directors of GAIN Capital Holdings, Inc.

Joseph Schenk Chairman of the Board of Directors
Bedminster, New Jersey
May 1, 2020

Gain Capital Holdings, Inc.
Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921
GAIN CAPITAL HOLDINGS, INC.
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
i

ii

iii

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on GAIN included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 97 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.
All references to “GAIN,” “we,” “us” or “our” in this proxy statement refer to GAIN Capital Holdings, Inc., a Delaware corporation; all references to “INTL” refer to INTL FCStone Inc., a Delaware corporation; and all references to “Merger Sub” refer to Golf Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of INTL formed for the sole purpose of effecting the merger; all references to “GAIN common stock” refer to the common stock, par value $0.00001 per share, of GAIN; all references to the “GAIN board” or “GAIN board of directors” refer to the board of directors of GAIN; all references to the “merger” refer to the merger of Merger Sub with and into GAIN with GAIN surviving as a wholly owned subsidiary of INTL; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of February 26, 2020, as may be amended from time to time, by and among GAIN, INTL and Merger Sub, a copy of which is included as Annex A to this proxy statement. GAIN, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”
THE COMPANIES
GAIN Capital Holdings, Inc. (see page 23)
GAIN is a global provider of trading services and solutions, specializing in over-the-counter, or OTC, and exchange-traded markets. GAIN’s retail and futures segments service customers in more than 180 countries worldwide, and GAIN conducts business from its offices in Bedminster, New Jersey; New York, New York; Chicago, Illinois; Powell, Ohio; London, England; Tokyo, Japan; Sydney, Australia; Shanghai, China; Hong Kong; Dubai, U.A.E.; Krakow, Poland and Singapore.
GAIN’s principal executive office is located at Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921. GAIN’s telephone number is (908) 731-0700. GAIN’s internet website address is www.gaincapital.com. The information provided on the GAIN website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Shares of GAIN common stock are listed and trade on the New York Stock Exchange (the “NYSE”) under the symbol “GCAP.”
INTL FC Stone Inc. (see page 23)
INTL is a diversified global brokerage and financial services firm providing execution, risk management and advisory services, market intelligence and clearing services across asset classes and markets around the world. INTL helps its clients to access market liquidity, maximize profits and manage risk.
INTL’s principal executive office is located at 155 East 44th Street, Suite 900, New York, NY 10017. INTL’s telephone number is (212) 485-3500.
Shares of INTL common stock are listed and trade on the NASDAQ Composite (the “NASDAQ”) under the symbol “INTL.”
Golf Merger Sub I Inc. (see page 23)
Merger Sub is a wholly owned subsidiary of INTL and was formed in February 2020 solely for the purpose of completing the merger with GAIN. Merger Sub has not carried out any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Merger Sub’s principal executive office is located at 155 East 44th Street, Suite 900, New York, NY 10017. Merger Sub’s telephone number is (212) 485-3500.

THE MERGER
A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled “The Merger Agreement” beginning on page 59 of this proxy statement.
Effects of the Merger (see page 29)
If the merger is completed, then, at the effective time of the merger, Merger Sub will be merged with and into GAIN in accordance with the DGCL. As a result of the merger, the separate existence of Merger Sub will cease, and GAIN will survive the merger as a wholly owned subsidiary of INTL.
Upon consummation of the merger, your shares of GAIN common stock will be converted into the right to receive the per share merger consideration described below unless you have properly demanded appraisal rights in accordance with Delaware law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth. As a result of the merger, GAIN will cease to be a publicly-traded company and will be wholly owned by INTL. Following consummation of the merger, the surviving corporation will terminate the registration of GAIN’s common stock on the NYSE and GAIN will no longer be subject to reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Merger Consideration (see page 60)
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, GAIN stockholders will have the right to receive $6.00 in cash, without interest and less any applicable withholding taxes (the “merger consideration”), for each share of GAIN common stock that they own immediately prior to the effective time of the merger.
Treatment of GAIN Equity Awards (see page 61)
At or immediately prior to the effective time of the merger, to the extent required or permitted by the applicable employee plan:
•
At the effective time of the merger, each outstanding option to purchase shares of GAIN common stock under GAIN’s 2015 Omnibus Incentive Compensation Plan, 2010 Omnibus Incentive Compensation Plan or any predecessor equity compensation plan (the “ICP”) , whether or not exercisable or vested, that is outstanding and unexercised immediately prior to the effective time of the merger will, automatically, become vested as of immediately prior to the effective time of the merger, be canceled, and entitle the holder of each such option to receive (without interest) as soon as reasonably practicable after the effective time of the merger an amount in cash determined by multiplying (i) the excess, if any, of the per share merger consideration over the applicable exercise price of such stock option, by (ii) the number of shares of GAIN common stock such holder could have purchased (assuming full vesting of all stock options) had such holder exercised such stock option in full immediately prior to the effective time of the merger, less applicable taxes required to be withheld with respect to such payment. For the avoidance of doubt, any stock option which has an exercise price per share of GAIN common stock that is greater than or equal to the merger consideration will be cancelled at the effective time of the merger for no consideration or payment;

•
At the effective time of the merger, each (i) restricted stock unit and (ii) restricted stock award, in each case, with respect to shares of GAIN common stock granted under the ICP, whether subject to time-based or performance-based vesting, that is outstanding as of immediately prior the effective time of the merger will, automatically and without any action on behalf of the holder thereof, become vested as of immediately prior to the effective time of the merger and be canceled in exchange for the right to receive (without interest) a cash payment as soon as reasonably practicable after the effective time of the merger from INTL determined by multiplying (I) the per share merger consideration by (II) the number of shares of GAIN common stock underlying such restricted stock unit or restricted stock award, as applicable, as of the effective time of the merger, less applicable taxes required to be withheld with respect to such payment; however, with respect to restricted stock units or restricted stock awards that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the effective time of the merger without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the employee plan and award agreement that will not trigger a tax or penalty;
•
For any outstanding restricted stock unit award subject to performance-based vesting, (A) if the performance period applicable to such award has concluded, the number of shares of GAIN common stock underlying such restricted stock unit will be reasonably determined by the compensation committee of the GAIN board of directors based on actual performance during the performance period and (B) if the performance period applicable to such award has not concluded, the number of shares of GAIN common stock underlying such restricted stock unit will, pursuant to the terms of such unit or award, be calculated using the target performance.

Treatment of ESPP (see page 62)
GAIN will, prior to the effective time of the merger, take all actions reasonably necessary to terminate GAIN’s 2011 Employee Stock Purchase Plan (the “ESPP”) and all outstanding rights thereunder as of immediately prior to and contingent upon the effective time of the merger. From and after the date of the merger agreement, GAIN will take all actions reasonably necessary to ensure that (i) the existing participants in the ESPP may not increase their elections with respect to the current offering period, (ii) no employee who was not a participant in the ESPP as of the end of the day on February 25, 2020 may become a participant in the ESPP, (iii) the aggregate number of shares of GAIN common stock purchasable during the current offering period will not exceed 134,000 shares of GAIN common stock and (iv) no offering period will commence after the current offering period and before the effective time of the merger.
Recommendation of the GAIN Board of Directors (see page 41)
After careful consideration, the GAIN board, by a vote of seven to one, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the GAIN board in reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement can be found in the section entitled “The Merger (Proposal 1)—GAIN’s Reasons for the Merger” beginning on page 38 of this proxy statement.
Alex Goor, the sole dissenting director, voted against the approval and adoption of the merger agreement, the merger and other transactions contemplated by the merger agreement. Certain factors considered by Mr. Goor in reaching his decision to vote against the approval and adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement can be found in the section entitled “The Merger (Proposal 1) —View of Dissenting Director” beginning on page 41 of this proxy statement.
The GAIN board recommends that GAIN stockholders vote:
•	“FOR” the proposal to approve and adopt the merger agreement;
•
“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger; and

•
“FOR” the proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Opinion of GAIN’s Financial Advisor (see page 44)
GAIN retained GCA Advisors, LLC (“GCA Advisors”) to act as its financial advisor in connection with the merger based on GCA Advisors’ qualifications, expertise, reputation and knowledge of its business and affairs and the industry in which it operates. GCA Advisors is a global investment bank serving a broad client base through a range of advisory services, including mergers and acquisitions. On February 26, 2020, GCA Advisors delivered its opinion to the GAIN board of directors that, as of that date, and subject to the assumptions, qualifications and limitations set forth therein, the merger consideration to be received by the holders of GAIN common stock (other than as set forth in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion that GCA Advisors delivered to GAIN’s board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by GCA Advisors, is attached as Annex F to this proxy statement. The summary of the opinion of GCA Advisors set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. GCA Advisors delivered its opinion to GAIN’s board of Directors for the benefit and use of GAIN’s board of directors in connection with and for purposes of its evaluation of the merger consideration of GAIN common stock from a financial point of view. GCA Advisors’ opinion does not constitute a recommendation to GAIN’s board of directors or any committee thereof, GAIN’s stockholders, or any other person as to any specific action that should be taken in connection with the merger, including whether GAIN’s stockholders should vote for the proposal to adopt the merger agreement. The opinion does not address GAIN’s underlying business decision to enter into the merger agreement, or the relative merits of the merger as compared to any alternatives that may be available to GAIN. GCA Advisors was not asked to, nor has it, offered any opinion as to the material terms of the merger agreement (other than as expressly set forth in the last paragraph of the opinion with respect to the fairness of the merger consideration) or the structure of the merger.
For additional information, see the section entitled “The Merger (Proposal 1)—Opinion of GAIN’s Financial Advisor” beginning on page 44 and Annex F to this proxy statement.
Financing of the Merger (see page 56)
Completion of the merger is not subject to a financing condition. INTL represented in the merger agreement that it has available or will have available to it, as of the date of the closing of the merger, immediately available funds to enable it to consummate the merger. Prior to the closing date, GAIN has agreed to, and to cause its subsidiaries and its and their respective representatives to, use their commercially reasonable best efforts to, on a timely basis, upon the reasonable request of INTL or any of its subsidiaries, provide customary cooperation that is necessary and customary in connection with any debt, equity, equity-linked or other financing of INTL or any of its subsidiaries in connection with the merger and the other transactions contemplated by the merger agreement (the “financing”).
Repayment of Convertible Notes (see page 75)
Pursuant to the merger agreement, GAIN and its subsidiaries were required to deliver all notices and take all other actions required to facilitate the repayment in full of all obligations in respect of GAIN’s 4.125% Convertible Senior Notes maturing on April 1, 2020 (the “2020 convertible notes”) on April 1, 2020 in accordance with the terms of the Indenture, dated as of April 1, 2015, by and between GAIN and The Bank of New York Mellon, as trustee (“the 2020 convertible notes indenture”). The 2020 convertible notes are no longer outstanding following GAIN’s satisfaction of all obligations due in respect of such convertible notes on or prior to their scheduled maturity date on April 1, 2020.
In addition, GAIN and its subsidiaries are required to use their reasonable best efforts to comply with all of their respective obligations under GAIN’s Convertible Senior Notes maturing on August 15, 2022 (the “2022 convertible notes”) issued pursuant to the Indenture, dated as of August 22, 2017, by and between GAIN and The Bank of New York Mellon, as trustee (the “2022 convertible notes indenture”).Following consummation of the merger, each holder of GAIN's outstanding 2022 convertible notes will, pursuant to the terms of the 2022 convertible notes indenture, be entitled to either (a) convert or exchange that holder's 2022 convertible notes into an amount in cash (without interest) for each $1,000 principal amount of the convertible notes held by that holder equal to $6.00 multiplied by the conversion rate for the 2022 convertible notes in effect on the applicable conversion date for the 2022 convertible notes or (b) require the surviving corporation to repurchase that holder's 2022 convertible notes (or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof), for cash on a date specified by GAIN in accordance with the 2022 convertible notes indenture at the applicable Fundamental Change Repurchase Price (as defined in the 2022 convertible notes indenture). Alternatively, holders of the 2022 convertible notes can continue to hold their 2022 convertible notes, which following the effective time will only be convertible or exchangeable into cash as described above.
See the section entitled “The Merger Agreement—Repayment of Convertible Notes” beginning on page 75 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger (see page 93)
The exchange of GAIN common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 93 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Regulatory Clearances and Approvals Required for the Merger (see page 57)
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated), including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Under the terms of the merger agreement, each of GAIN and INTL have agreed to use their respective reasonable best efforts (except where the merger agreement specifies a different standard) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and obtaining certain specified regulatory approvals.
On April 16, 2020, both GAIN and INTL filed notification of the proposed merger with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) under the HSR Act. Early termination of the HSR waiting period was received on April 27, 2020.
See the section entitled “The Merger Agreement—Regulatory Clearances and Approvals Required for the Merger” beginning on page 57 of this proxy statement for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory approvals in connection with the merger.
Expected Timing of the Merger (see page 75)
We expect to complete the merger in mid-2020. The merger is subject to various conditions, however, and it is possible that factors outside the control of GAIN or INTL could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger. See the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 75 of this proxy statement.
Conditions to Completion of the Merger (see page 75)
As more fully described in this proxy statement and in the merger agreement, each party’s obligation to consummate the merger depends on a number of conditions being satisfied, including:
•
Approval and adoption of the merger agreement by an affirmative vote of the holders of a majority of the shares of GAIN common stock outstanding at the close of business on the record date in accordance with Delaware law;

•
The absence of any restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction having taken effect after February 26, 2020 and still being in effect;

•
Certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of any certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated);

•
Subject to certain qualifications, the other party having performed in all material respects all of its obligations under the merger agreement contemplated to be performed by it at or prior to the effective time of the merger;

•
Subject to certain qualifications, the accuracy of representations and warranties made by the other party in the merger agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties); and

•
There having not occurred a company material adverse effect (as described in the section entitled “The Merger Agreement—Definitions of ‘Material Adverse Effect”’) on GAIN or a parent material adverse effect (as described in the section entitled “The Merger Agreement—Definitions of ‘Material Adverse Effect”’) on INTL since the signing of the merger agreement.

Restrictions on Solicitation of Acquisition Proposals (see page 67)
Subject to certain exceptions, GAIN has agreed that from the date of the merger agreement until the effective time of the merger, or if earlier, the termination of the merger agreement in accordance with its terms, except as otherwise set forth below, GAIN will not, and will cause its subsidiaries not to, and to instruct its and its subsidiaries’ respective directors, officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly:
•
Solicit, initiate or take any action to knowingly facilitate or encourage the submission of any “acquisition proposal” (as described in the section entitled “The Merger Agreement— Restrictions on Solicitation of Acquisition Proposals”);

•
Enter into or participate in any discussions or negotiations with, furnish any information relating to GAIN or any of its subsidiaries or afford access to the business, properties, assets, books or records of GAIN or any of its subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist or participate in any effort by any third party relating to an acquisition proposal or any inquiry, expression of interest, proposal or request for information that would reasonably be expected to lead to an acquisition proposal (other than requesting the clarification of the terms and conditions thereof so as to determine whether the acquisition proposal is, or would reasonably be expected to result in, a “superior proposal”) (as described in the section entitled “The Merger Agreement— Restrictions on Solicitation of Acquisition Proposals”);

•	Make an adverse recommendation change (as described in the section entitled “The Merger Agreement— Restrictions on Solicitation of Acquisition Proposals”) with regard to the merger;
•
Take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware inapplicable to any third party or any acquisition proposal; or

•	Fail to enforce, grant a waiver or release under a standstill or similar agreement with respect to any class of equity securities of GAIN or any of its subsidiaries.
Notwithstanding the restrictions described above, if at any time prior to obtaining the approval of GAIN stockholders (and in no event after obtaining the approval of GAIN stockholders), (i) the GAIN board of directors receives a bona fide written acquisition proposal made after the date of the merger agreement which has not resulted from a breach of the restrictions set forth above that the GAIN board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, is or is reasonably likely to lead to a superior proposal and (ii) the GAIN board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then the GAIN board of directors may provide information to and engage in discussions or negotiations with a third party.
Changes in Board Recommendation (see page 70)
At any time prior to obtaining the approval of GAIN’s stockholders (and in no event after the obtaining the approval of GAIN’s stockholders), the GAIN board of directors is permitted to effect an adverse recommendation change involving or relating to a “company intervening event” (as described in the section entitled “The Merger Agreement— Changes in Board Recommendation) if the GAIN board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
•
GAIN (A) promptly notifies INTL in writing of its intention to take such action and (B) negotiates in good faith with INTL (if requested by INTL in writing) for five business days following such notice regarding any revisions to the terms of the merger agreement proposed by INTL; and

•
The GAIN board of directors is not permitted to effect an adverse recommendation change involving or relating to a company intervening event unless, after the five business day period described above, the GAIN board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

The GAIN board of directors will not make an adverse recommendation change involving or relating to a superior proposal unless:
•
GAIN promptly notifies INTL, in writing at least five business days before taking such action, that GAIN intends to take such action, which notice attaches the most current version of any proposed transaction agreement or a summary of all material terms of such superior proposal and the identity of the third party;

•
If requested by INTL in writing, during such five business day period, GAIN negotiates in good faith with INTL regarding any proposal by INTL to amend the terms of the merger agreement in response to such superior proposal (and GAIN has instructed its affiliates and representatives, including its outside legal counsel and financial advisor, to the extent appropriate, to engage in good faith negotiations with INTL and its representatives); and

•
After such five business day period, the GAIN board of directors determines in good faith, taking into account any written proposal by INTL received during such period to amend the terms of the merger agreement, that such acquisition proposal continues to constitute a superior proposal (it being understood and agreed that in the event of any amendment to the principal financial terms or other material terms of any such superior proposal, a new written notification from GAIN (as described above) will be required and a new notice period of two business days will commence, during which notice period GAIN will be required to comply with the foregoing requirements anew, except that such new notice period will be for two business days (as opposed to five business days)).

In the event that the GAIN board is permitted to change its recommendation with respect to the merger agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, GAIN may also terminate the merger agreement to enter into a definitive written agreement for such superior proposal if before or concurrently with such termination, GAIN pays to INTL the fee required to be paid to INTL as described in the section entitled “The Merger Agreement—Termination Fee Payable by GAIN” beginning on page 78 of this proxy statement.
In addition, if the GAIN board changes its recommendation with respect to the merger agreement, INTL may terminate the merger agreement and collect a termination fee as described in the section entitled “The Merger Agreement—Termination Fee Payable by GAIN” beginning on page 78 of this proxy statement.
Termination of the Merger Agreement (see page 77)
•
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by GAIN stockholders):

•	At any time prior to the effective time of the merger, by mutual written agreement of GAIN and INTL;
•	At any time prior to the effective time of the merger, by either GAIN or INTL if:
•
The merger has not been consummated on or before November 27, 2020 (the “end date”); provided that this termination right will not be available to any party whose breach of any provision of the merger agreement results in the failure of the merger to be consummated by such time;

•
There is in effect any applicable law enjoining, prohibiting or preventing the consummation of the merger and, if such applicable law is an order, such order shall have become final and non-appealable; provided that this termination right will not be available to any party whose breach of any provision of the merger agreement results in the existence of such order;

•
At the meeting of GAIN stockholders to approve and adopt the merger agreement (including any adjournment or postponement thereof), the approval and adoption of the merger agreement by the stockholders is not obtained; or

•
Any governmental authority required to provide a consent or approval has denied such consent or approval and such denial has become final and non-appealable (or on a final non-appealable basis such governmental authority has determined not to grant such consent without the imposition of a materially burdensome regulatory condition (as described in the section entitled “The Merger Agreement—Regulatory Clearances and Approvals Required for the Merger”).

•	At any time prior to the effective time of the merger, by INTL if:
•	An adverse recommendation change has occurred; or
•
GAIN has breached any representation or warranty or failed to perform any covenant or agreement on the part of GAIN set forth in the merger agreement that would cause the closing conditions not to be satisfied and to be incapable of being satisfied by the end date.

•	At any time prior to the effective time of the merger, by GAIN if:
•
The GAIN board of directors has determined to enter into a written agreement to accept a superior proposal (subject to compliance with the restrictions on solicitation of acquisition proposals); provided that this termination right will only be available to GAIN if GAIN:

•	Has not breached the restrictions on solicitation of acquisition proposals with respect to such superior proposal;
•	Concurrently enters into a definitive agreement pursuant to which such superior proposal is to be effected; and
•
Has paid, or concurrently pays (or causes to be paid) to INTL the termination fee required to be paid to INTL as described in the section entitled “The Merger Agreement—Termination Fee Payable by GAIN” beginning on page 78 of this proxy statement; or

•
INTL or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement on the part of INTL or Merger Sub set forth in the merger agreement that would cause the closing conditions not to be satisfied, and to be incapable of being satisfied by the end date.

Termination Fee Payable by GAIN (see page 78)
•	GAIN has agreed to pay INTL a termination fee of $9 million in immediately available funds (the “termination fee”) upon termination of the merger agreement if:
•	INTL terminates the merger agreement because an adverse recommendation change occurred;
•
GAIN terminates the merger agreement because the GAIN board of directors determined to enter into a written agreement to accept a superior proposal (subject to compliance with the restrictions on solicitation of acquisition proposals); provided that GAIN has complied with the requirements described above;

•
Either INTL or GAIN terminates the merger agreement because GAIN’s stockholders did not approve the merger at the stockholder meeting at a time when the merger agreement was terminable by INTL because an adverse recommendation change occurred;

•	Either INTL or GAIN terminates the merger agreement because the merger was not consummated by the end date or GAIN’s stockholders did not approve the merger at the stockholder meeting and:
•
At or prior to such termination, an acquisition proposal was publicly disclosed or publicly announced or made known to the management or board of directors of GAIN, or any person publicly announced an intention (whether or not conditional) to make an acquisition proposal, which was not withdrawn at least five (5) days in advance of the GAIN stockholders meeting; and

•
On or prior to the first anniversary of such termination an acquisition proposal (whether or not the same one) is consummated; or a definitive agreement relating to an acquisition proposal (whether or not the same one) is entered into by GAIN (provided that all references to “15%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).

•	GAIN is not entitled to receive a termination fee payable by INTL.
Expense Reimbursement (see page 78)
If the merger agreement is terminated by GAIN or INTL because GAIN’s stockholders did not approve the merger at the stockholder meeting, GAIN will reimburse INTL and its affiliates, no later than two business days after submission of documentation therefor, for 100% of their reasonable out-of-pocket fees and expenses (including all reasonable fees and expenses of counsel, accountants, investment banking firms and other financial advisors, experts and consultants) actually incurred in connection with or related to the transactions contemplated by the merger agreement; provided that the amount of such reimbursement will not exceed $3,500,000 in aggregate. Such expense reimbursement will be credited against any termination fee that is payable in connection with such termination or that subsequently becomes payable.
Remedies; Maximum Liability (see page 78)
The merger agreement provides that, upon any termination of the merger agreement under circumstances where the termination fee is payable by GAIN and the termination fee is paid in full, except in the case of fraud, INTL and Merger Sub will be precluded from any other remedy against GAIN, at law or in equity or otherwise and neither INTL nor Merger Sub will seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against GAIN or any of GAIN’s subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with the merger agreement or the transactions contemplated thereby.
If the merger agreement is terminated under circumstances where the termination fee is not payable by GAIN, the merger agreement will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party), except in the case of fraud or willful breach of any provision of the merger agreement.
Specific Performance (see page 79)
The merger agreement provides that the parties will be entitled to an injunction to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement.
Appraisal Rights (page 58)
Under the DGCL, any record holder of GAIN common stock at the close of business on the record date who does not vote in favor of the merger, and who exercises its appraisal rights and fully complies with all of the provisions of Section 262 of the DGCL (but not otherwise), will be entitled to demand and receive payment of the “fair value” for all (but not less than all) of his or her shares of GAIN common stock if the merger is completed. See the section entitled “Appraisal Rights of Stockholders” beginning on page 84 of this proxy statement. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex G.
The Special Meeting (see page 24)
The special meeting of GAIN’s stockholders is scheduled to be held exclusively online via live webcast on June 5, 2020 at 2 p.m., Eastern Time. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/gcap2020SM, where you will be able to attend the special meeting, vote, and submit your questions during the special meeting. Please note that you will not be able to attend the special meeting in person. Please have your 16-digit control number to join the special meeting. Instructions on how to attend and participate online are also posted online at www.proxyvote.com. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.

The special meeting is being held in order to consider and vote on the following:
•
A proposal to approve and adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 29 and 59, respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger (Proposal 1)—Interests of GAIN’s Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Only holders of record of GAIN common stock at the close of business on April 23, 2020, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, 37,803,516 shares of GAIN common stock were issued and outstanding, approximately 6.89% of which were held by GAIN’s directors and executive officers. We currently expect that seven of eight of GAIN’s directors and all executive officers will vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so, with the exception of Glenn H. Stevens who has signed a voting agreement. See “Voting Agreements” beginning on page 80 for a discussion of the terms of the voting agreements.
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of the shares of GAIN common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject GAIN to additional expense.
You may cast one vote for each share of GAIN common stock that you own at the close of business on the record date. Approval and adoption of the merger agreement requires the affirmative vote of the majority of the shares of GAIN common stock outstanding at the close of business on the record date in accordance with Delaware law. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger requires that the number of votes cast in favor of the proposal exceed the number of votes opposing the proposal measured by the stock power in attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting (provided that a quorum is present). The proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, requires that the number of votes cast in favor of the proposal exceed the number of votes opposing the proposal measured by the stock power in attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting (whether or not a quorum is present).
An abstention occurs when a stockholder attends a meeting, either via the virtual meeting website or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present. Because under Delaware law the approval and adoption of the merger agreement requires the affirmative vote of the majority of the shares of GAIN common stock outstanding at the close of business on the record date, abstentions and a complete failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement. Because the other two proposals require that the number of votes cast in favor of the proposal exceed the number of votes opposing the proposal measured by the stock power in attendance via the virtual meeting website or represented by proxy at the special meeting, abstentions and a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have no effect on the outcome of such proposals.
If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted for (i) the proposal to approve and adopt the merger agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger; and (iii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.
Interests of GAIN’s Directors and Executive Officers in the Merger (see page 51)
In considering the recommendation of the GAIN board to approve and adopt the merger agreement, you should be aware that GAIN’s directors and executive officers have interests in the merger that are different from, or in addition to, those of GAIN stockholders generally. The GAIN board was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending to GAIN stockholders that the merger agreement be approved and adopted. These interests are described in further detail and quantified below under “The Merger (Proposal 1)—Interests of GAIN’s Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement.
Directors’ and Officers’ Indemnification (see page 56)
For six years after the effective time of the merger, INTL has agreed to cause the surviving corporation to indemnify and hold harmless the present and former directors and officers of GAIN, exclusively in their capacity as such (each, an “indemnified person”) in respect of acts or omissions occurring at or prior to the effective time of the merger to the fullest extent provided under GAIN’s articles of incorporation and bylaws in effect on February 26, 2020.
Voting Agreements (see page 80)
Concurrently with and as a condition to INTL’s execution of the merger agreement on February 26, 2020, INTL entered into separate voting and support agreements (each a “voting agreement”) with each of (i) VantagePoint Venture Partners IV, L.P., VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV Principals Fund L.P. and VP New York Venture Partners, L.P. (collectively, “VantagePoint”), (ii) IPGL Limited and IPGL No 1 Limited (collectively, “IPGL”) and (iii) Glenn H. Stevens, the Chief Executive Officer of GAIN, (together with VantagePoint and IPGL, the “supporting stockholders”).
Pursuant to the voting agreements, each supporting stockholder has agreed to vote a specified number of shares owned by such supporting stockholder, representing in the aggregate as to all supporting stockholders under all voting agreements, approximately 44% of GAIN common stock, at any meeting of the members of GAIN (including the special meeting): (i) in favor of the merger and certain related matters, and (ii) against certain specified actions, including (a) any action or agreement that would result in a breach of any representation, warranty or covenant of GAIN set forth in the merger agreement, (b) extraordinary corporate transactions other than the merger and (c) certain other specified actions.
See “Voting Agreements” beginning on page 80 for a description of these agreements.
Market Prices of GAIN Common Stock (see page 83)
The merger consideration of $6.00 per share represents a premium of approximately 70% over GAIN’s closing share price on February 26, 2020, the last trading day prior to the announcement that GAIN had entered into the merger agreement and a premium of approximately 60% to GAIN’s thirty (30)-day volume-weighted average stock price on the same date. The closing price of GAIN common stock on the NYSE on April 27, 2020, the most recent practicable date prior to the date of this proxy statement, was $6.51 per share. You are encouraged to obtain current market prices of GAIN common stock in connection with voting your shares of GAIN common stock.

Litigation Related to the Merger (see page 58)
As of April 27, 2020, purported stockholders of GAIN filed six actions in the United States District Court for the District of New Jersey, the United States District Court for the District of Delaware and the United States District Court of the Southern District of New York, captioned Stein v. GAIN Capital Holdings, Inc., et al., Case No. 3:20-cv-04073 (D.N.J.), Franchi v. GAIN Capital Holdings, Inc., et al., Case No. 1:20-cv-00519 (D. Del.), Sperli v. GAIN Capital Holdings, Inc., et al., Case No. 1:20-cv-03187 (S.D.N.Y.), Sanderson v. GAIN Capital Holdings, Inc., et al., Case No. 1:20-cv-03228 (S.D.N.Y.), Raul v. GAIN Capital Holdings, Inc., et al., Case No. 1:20-cv-03211 (S.D.N.Y.) and Ye He v. GAIN Capital Holdings, Inc., et al., Case No. 2:20-cv-05026 (D.N.J.), respectively. The complaints, the second of which is a putative class action complaint, allege that a preliminary version of the proxy statement filed with the SEC on April 10, 2020 was materially incomplete, false or misleading in certain respects, thereby allegedly violating Sections 14(a) and 20(a) of the Exchange Act (15 U.S.C. § § 78n(a), 78t(a)), and SEC Rule 14a-9 (17 C.F.R. § 240.14a-9) or 17 C.F.R. § 244.100 promulgated thereunder. The complaints name as defendants each member of the GAIN board of directors and purport to seek injunctive relief and money damages, including reasonable attorneys’ fees. GAIN and the defendants believe the allegations in these actions are without merit.
For additional information regarding the pending litigation, please see the section entitled “The Merger—Litigation Related to the Merger” beginning on page 58.

QUESTIONS AND ANSWERS
The following are some questions that you, as a stockholder of GAIN, may have regarding the merger and the special meeting and the answers to those questions. GAIN urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.
Q:	What is the purpose of the special meeting?
A:	At the special meeting, stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:
•
A proposal to approve and adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 29 and 59, respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger (Proposal 1)—Interests of GAIN’s Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Q:	Where and when is the special meeting?
A:
The special meeting is scheduled to be held exclusively online via live webcast on June 5, 2020 at 2 p.m., Eastern Time. There will not be a physical meeting location. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/gcap2020SM, where you will be able to attend the special meeting, vote, and submit your questions during the special meeting. We encourage you to allow ample time for online check-in, which will open at 1:45 p.m., Eastern Time. Please note that you will not be able to attend the special meeting in person. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.

Q:	What do I need in order to be able to attend the special meeting online?
A:
The special meeting will be held via live webcast only. Any stockholder can attend the special meeting live online at www.virtualshareholdermeeting.com/gcap2020SM. The webcast will start at 2 p.m., Eastern Time on June 5, 2020. Stockholders may vote and submit questions while attending the special meeting online. In order to be able to enter the special meeting, you will need the 16-digit control number, which is included on your proxy card if you are a stockholder of record of shares of GAIN common stock or included with your voting instruction card and voting instructions you received from your broker, bank or other nominee of your shares if you hold your shares of GAIN common stock in “street name.” Instructions on how to attend and participate online are also posted online at www.proxyvote.com.

Q:	How does the GAIN board recommend that I vote on the proposals?
A:	The GAIN board recommends that you vote as follows:
•	“FOR” the approval and adoption of the merger agreement;
•	“FOR” the approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger; and
•
“FOR” the approval of an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Q:	How does the per share merger consideration compare to the market price of GAIN common stock prior to announcement of the merger?
A:
The merger consideration of $6.00 per share represents a premium of approximately 70% over GAIN’s closing share price on February 26, 2020, the last trading day prior to the announcement that GAIN had entered into the merger agreement. The closing price of GAIN common stock on the NYSE on April 27, 2020, the most recent practicable date prior to the date of this proxy statement, was $6.51 per share. You are encouraged to obtain current market prices of GAIN common stock in connection with voting your shares of GAIN common stock.

Q:	What will happen in the merger?
A:
If the merger is completed, Merger Sub will merge with and into GAIN, whereupon the separate existence of Merger Sub will cease and GAIN will be the surviving corporation and a wholly owned subsidiary of INTL. As a result of the merger, GAIN common stock will no longer be publicly traded, and you will no longer have any interest in GAIN’s future earnings or growth. In addition, GAIN common stock will be delisted from the NYSE and deregistered under the Exchange Act, and GAIN will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) with respect to GAIN common stock, in each case in accordance with applicable law, rules and regulations.

Q:	Who will own GAIN after the merger?
A:	Immediately following the merger, GAIN will be a wholly owned subsidiary of INTL.
Q:	What will I receive in the merger?
A:
Upon the terms and subject to the conditions of the merger agreement, if the merger is completed, the holders of GAIN common stock will have the right to receive $6.00 in cash, without interest and less any applicable withholding taxes, for each share of GAIN common stock that they own immediately prior to the effective time of the merger.

Q:	What will happen in the merger to GAIN equity awards?
A:	At or immediately prior to the effective time of the merger, to the extent required or permitted by the applicable employee plan:
•
At the effective time of the merger, each outstanding option to purchase shares of GAIN common stock under the “ICP”, whether or not exercisable or vested, that is outstanding and unexercised immediately prior to the effective time of the merger will, automatically, become vested as of immediately prior to the effective time of the merger, be canceled, and entitle the holder of each such option to receive (without interest) as soon as reasonably practicable after the effective time of the merger an amount in cash determined by multiplying (i) the excess, if any, of the per share merger consideration over the applicable exercise price of such stock option, by (ii) the number of shares of GAIN common stock such holder could have purchased (assuming full vesting of all stock options) had such holder exercised such stock option in full immediately prior to the effective time of the merger, less applicable taxes required to be withheld with respect to such payment. For the avoidance of doubt, any stock option which has an exercise price per share of GAIN common stock that is greater than or equal to the merger consideration will be cancelled at the effective time of the merger for no consideration or payment;

•
At the effective time of the merger, each (i) restricted stock unit and (ii) restricted stock award, in each case, with respect to shares of GAIN common stock granted under the ICP, whether subject to time-based or performance-based vesting, that is outstanding as of immediately prior the effective time of the merger will, automatically and without any action on behalf of the holder thereof, become vested as of immediately prior to the effective time of the merger and be canceled in exchange for the right to receive (without interest) a cash payment as soon as reasonably practicable after the effective time of the merger from INTL determined by multiplying (I) the per share merger consideration by (II) the number of shares of GAIN common stock underlying such restricted stock unit or restricted stock award, as applicable, as of the effective time of the merger, less applicable taxes required to be withheld with respect to such payment; however, with respect to restricted stock units or restricted stock awards that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the effective time of the merger without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the employee plan and award agreement that will not trigger a tax or penalty;
•
For any outstanding restricted stock unit award subject to performance-based vesting, (A) if the performance period applicable to such award has concluded, the number of shares of GAIN common stock underlying such restricted stock unit will be reasonably determined by the compensation committee of the GAIN board of directors based on actual performance during the performance period and (B) if the performance period applicable to such award has not concluded, the number of shares of GAIN common stock underlying such restricted stock unit will, pursuant to the terms of such unit or award, be calculated using the target performance.

Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of GAIN common stock?
A:
If you comply with all the requirements of Section 262 of the DGCL (including not voting in favor of the adoption of the merger agreement), you are entitled to have the “fair value” (as defined pursuant to Section 262 of the DGCL) of your shares of common stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must comply with the requirements of the DGCL. See “Appraisal Rights of Stockholders” beginning on page 84 of this proxy statement and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex G to this proxy statement.

Q:	What vote is required to approve and adopt the merger agreement?
A:
Under Delaware law, stockholders holding at least a majority of the shares of GAIN common stock outstanding at the close of business on the record date must vote “FOR” the merger proposal. In addition, under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. A failure to vote your shares of GAIN common stock or an abstention from voting will have the same effect as a vote against the merger proposal.

Additionally, concurrently with and as a condition to INTL’s execution of the merger agreement, on February 26, 2020, INTL entered into separate voting agreements with each of the supporting stockholders, pursuant to which the supporting stockholders agreed, among other things, and subject to the terms set forth in the voting agreements, to vote shares of GAIN common stock that represent, as to all such agreements in the aggregate, approximately 44% of GAIN common stock, in favor of the adoption of the merger agreement and each of the other actions contemplated by the merger agreement and the merger. See “Voting Agreements” beginning on page 80, for a description of these agreements.
Q:
What vote is required to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger?

A:
The named executive officer merger-related compensation proposal, approval of which is not required to complete the merger, requires that the number of votes cast in favor of the proposal exceed the number of votes opposing the proposal measured by the stock power in attendance via the virtual meeting website or represented by proxy at the special meeting (provided a quorum is present or represented by proxy).

Q:
What vote is required to approve the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement?

A:
The proposal to adjourn the special meeting, the approval of which is not required to complete the merger, requires that the number of votes cast in favor of the proposal exceed the number of votes opposing the proposal measured by the stock power in attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting (whether or not a quorum is present).

Q:	Do any of GAIN’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a shareholder?
A:
In considering the recommendation of the board with respect to the merger proposal, you should be aware that our directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of our GAIN stockholders generally. The GAIN board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved by the shareholders of GAIN. See “The Merger—Interests of GAIN’s Directors and Executive Officers in the Merger” beginning on page 51 and “Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 2)” beginning on page 88.

Q:	When do you expect the merger to be completed?
A:
In order to complete the merger, GAIN must obtain the stockholder approval of the proposal to adopt the merger agreement described in this proxy statement and the other closing conditions under the merger agreement must be satisfied or waived. The parties to the merger agreement currently expect to complete the merger in mid-2020, although GAIN cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Q:	What conditions must be satisfied to complete the merger?
A:
There are several conditions which must be satisfied to complete the merger, including, among other things, the expiration or termination of any applicable waiting period under the HSR Act, compliance with certain other regulatory filings and obtaining certain other regulatory approvals. The obligation of each party to consummate the merger is also conditioned on the other party’s representations and warranties being true and correct (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties) and the other party having performed in all material respects its obligations under the merger agreement (subject to certain qualifications). Consummation of the merger is not subject to any financing condition.

Q:	What happens to the rights agreement as a result of the merger agreement and the merger?
A:
In connection with the merger, on February 26, 2020, in connection with the transactions contemplated by the merger agreement, GAIN entered into an Amendment No. 3 (the “rights agreement amendment”) to the Rights Agreement dated as of April 9, 2013 (as amended by Amendment No. 1 dated as of April 8, 2016, and further amended by Amendment No. 2 dated as of April 8, 2019) (the “rights agreement”), by and between GAIN and Broadridge Corporate Issuer Solutions, Inc., a Delaware corporation. The rights agreement amendment provides, among other things, that neither the approval, execution, delivery or adoption of the merger agreement or the voting agreements, nor the announcement or the consummation of the transactions contemplated by the merger agreement or the voting agreements, will (a) cause a Section 9(a)(ii) Event (as defined in the rights agreement) to occur, (b) cause INTL, Merger Sub or any of their Affiliates (as defined in the rights agreement) or Associates (as defined in the rights agreement) to become an Acquiring Person (as defined in the rights agreement) or (c) give rise to a Stock Acquisition Date (as defined in the rights agreement) or Distribution Date (as defined in the rights agreement). Additionally, upon the consummation of the merger, the rights issued under the rights agreement to acquire shares of GAIN common stock (the “rights”) will not be exercisable and will expire in their entirety. The rights agreement will terminate immediately prior to the effective time (but only if the effective time occurs) without any consideration payable therefor or in respect thereof.

Q:
Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger?

A:
SEC rules require GAIN to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that will or may be paid by GAIN to its named executive officers in connection with the merger. Approval of this proposal by GAIN’s stockholders is not required to complete the merger.

Q:	Do you expect the merger to be taxable to GAIN stockholders?
A:
The exchange of GAIN common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 93 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q:	Who is entitled to vote at the special meeting?
A:
The record date for the special meeting is April 23, 2020. Only stockholders of record at the close of business on that date are entitled to attend and vote at the special meeting or any adjournment or postponement thereof. The only class of stock that can be voted at the meeting is GAIN common stock. Each outstanding share of GAIN common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, there were 37,803,516 shares of GAIN common stock issued and outstanding, approximately 6.89% of which were held by GAIN’s directors and executive officers. We currently expect that seven out of eight of GAIN’s directors and all executive officers will vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so, with the exception of Glenn H. Stevens who has signed a voting agreement. See “Voting Agreements” beginning on page 80 for a discussion of the terms of the voting agreements.

Q:	Who may attend the special meeting?
A:
Only stockholders as of the close of business on April 23, 2020, or their duly appointed proxies, and invited guests of GAIN may attend the meeting via the virtual meeting website. “Street name” holders (those whose shares are held through a broker, bank or other nominee) who wish to vote at the special meeting must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares at the special meeting.

Q:	Who is soliciting my vote?
A:
The GAIN board is soliciting your proxy, and GAIN will bear the cost of soliciting proxies. MacKenzie Partners has been retained to assist with the solicitation of proxies. MacKenzie Partners will be paid a solicitation fee of approximately $15,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of GAIN common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by MacKenzie Partners or, without additional compensation, by certain of GAIN’s directors, officers and employees.

Q:	What do I need to do now?
A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the special meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q:	How do I vote if my shares are registered directly in my name?
A:	If you are a stockholder of record, there are four methods by which you may vote at the special meeting:
•	Internet: To vote over the internet, log on to the voting site indicated on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.
•	Telephone: To vote by telephone, call the toll-free number indicated on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.

•
Mail: To vote by mail, complete, sign and date a proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•
Virtually During Meeting: To vote your shares during the special meeting, click on the vote button provided on the screen and follow the instructions provided. If you encounter any difficulties accessing the special meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page.

Whether or not you plan to attend the meeting, we urge you to vote by proxy, whether by internet, by telephone or by mail, to ensure your vote is counted. You may still attend the meeting and vote your shares via the virtual meeting website, even if you have already voted by proxy. If you later decide to vote at the special meeting, your proxy prior to the special meeting will be revoked. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet, which is a convenient, cost-effective and reliable alternative to returning a proxy card by mail.
Q:	How do I vote if my shares are held in the name of my broker (street name)?
A:
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:	Can I change my vote after I submit my proxy?
A:
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;
•
You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Corporate Secretary, GAIN Capital Holdings, Inc., Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921; or

•	You may attend the special meeting (or any adjournment or postponement thereof) and vote via the virtual meeting website.
If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.
If you have questions about how to vote or change your vote, please contact MacKenzie Partners, the firm assisting us in the solicitation of proxies, toll-free at (800) 322-2885. Banks and brokers may call collect at (212) 929-5500.
Q:	What happens if I sell my shares of GAIN common stock before the special meeting?
A:
The record date for the special meeting is earlier than the expected date of the merger. If you own shares of common stock as of the close of business on the record date but transfer your shares prior to the date of the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares immediately prior to the effective time of the merger.

Q:	What happens if I sell my shares of GAIN common stock after the special meeting but before the effective time?
A:
If you transfer your shares after the special meeting but before the effective time, you will have transferred the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger.

Q:	Should I send in my stock certificates now?
A:	No. If the merger is completed, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of GAIN common stock for the merger consideration.
PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY OR OTHERWISE SEND THEM TO GAIN, INTL OR THE PROXY SOLICITOR.
Q:	How many shares must be present to constitute a quorum for the meeting?
A:
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of the shares of GAIN common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject GAIN to additional expense.

Q:	What if I abstain from voting?
A:
If you attend the special meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the proposal to approve and adopt the merger agreement at the special meeting, it will have the same effect as a vote “AGAINST” such proposal. If you abstain from voting on the other two proposals, it will have no effect on the outcome of such proposals.

Q:	Will my shares be voted if I do not sign and return my proxy card or vote over the internet, by mail, by telephone or by attendance via the virtual meeting website?
A:
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone, by mail or by attendance via the virtual meeting website, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

If your shares are held in street name and you do not issue instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under NYSE rules, all of the proposals in this proxy statement are non-routine matters. Accordingly, if your shares are held in “street name” and you do not issue instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.
If you fail to complete, sign, date and return your proxy card by mail, or vote via the internet, by telephone or by attendance via the virtual meeting website, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement, but will have no effect on the other proposals.
Q:	What is a broker non-vote?
A:
Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of GAIN common stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve and adopt the merger agreement. However, a failure to instruct your broker, bank or other nominee to vote on the non-binding proposal regarding merger-related compensation for GAIN’s named executive officers (assuming a quorum is present) or the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the approval and adoption of the merger agreement, will have no effect on the outcome of such proposals.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	What does it mean if I receive more than one set of proxy materials?
A:
This means you own shares of GAIN common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	Who will count the votes?
A:	A representative from Broadridge Financial Solutions, Inc. (“Broadridge”) will serve as the inspector of election.
Q:	Can I participate if I am unable to attend the special meeting?
A:	If you are unable to attend the meeting, we encourage you to complete, sign, date and return your proxy card or to vote over the internet or by telephone.
Q:	Where can I find the voting results of the special meeting?
A:
GAIN intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that GAIN files with the SEC are publicly available when filed.

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not approved and adopted by GAIN stockholders or if the merger is not completed for any other reason, GAIN stockholders will not receive any payment for their shares of GAIN common stock in connection with the merger. Instead, GAIN will remain an independent public company and shares of GAIN common stock will continue to be listed and traded on the NYSE.

The merger agreement provides that, upon termination of the merger agreement under certain circumstances, GAIN will be required to pay to INTL a termination fee of $9 million. Additionally, upon termination of the merger agreement in certain other circumstances, GAIN will reimburse INTL and its affiliates, no later than two business days after submission of documentation therefor, for 100% of their reasonable out-of-pocket fees and expenses (including all reasonable fees and expenses of counsel, accountants, investment banking firms and other financial advisors, experts and consultants) actually incurred in connection with or related to the transactions; provided that the amount of such reimbursement will not exceed $3,500,000 in aggregate.
See the section entitled “The Merger Agreement—Termination Fee Payable by GAIN” beginning on page 78 of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid.

Q:	How can I obtain additional information about GAIN?
A:
GAIN will provide copies of this proxy statement and its 2019 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, without charge to any stockholder who makes a written request to our Corporate Secretary at GAIN Capital Holdings, Inc., Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921. GAIN’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the Investor Relations section of GAIN’s website at www.gaincapital.com. GAIN’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to our website provided in this proxy statement.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?
A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

GAIN and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or GAIN if you are a stockholder of record. You can notify us by sending a written request to GAIN Capital Holdings, Inc., Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921 Attn: Corporate Secretary, or calling (908) 731-0700. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying GAIN at the telephone and address set forth in the prior sentence. In addition, GAIN will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.
Q:	Whom should I contact if I have any questions?
A:
If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

1407 Broadway, 27th Floor
New York, NY 10018
Stockholders May Call Toll-Free: (800) 322-2885
Banks & Brokers May Call Collect: (212) 929-5500

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, contain forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding management’s expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which are based on information available to GAIN on the date of the merger agreement. Although these expectations may change, GAIN assumes no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of GAIN’s control, that could cause actual results to differ materially from such statements and from GAIN’s historical results and experience. These risks and uncertainties include such things as:
•
The occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require GAIN to pay a termination fee;

•	The failure to receive, on a timely basis or otherwise, the required approvals by GAIN stockholders with regard to the merger agreement;
•	The risk that a closing condition to the merger agreement may not be satisfied;
•	GAIN’s and INTL’s ability to complete the proposed merger on a timely basis or at all;
•	The failure of the merger to be completed on a timely basis or at all for any other reason;
•	The risks that GAIN’s business may suffer as a result of uncertainties surrounding the merger;
•	The ability of GAIN to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the consummation of the merger;
•	The possibility of disruption to GAIN’s business from the proposed merger, including increased costs and diversion of management time and resources;
•	Limitations placed on GAIN’s ability to operate its business under the merger agreement;
•	General economic conditions;
•	The outcome of any legal proceedings that may be instituted against GAIN or others relating to the merger agreement or the merger; and
•	Other financial, operational and legal risks and uncertainties detailed from time to time in GAIN’s SEC reports.
Additional information about risks and uncertainties, and about the material factors or assumptions underlying such forward-looking statements may be found under Part I, Item 1A in GAIN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and under Part II, Item 1A in GAIN’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019. GAIN cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the merger, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the merger or other matters attributable to GAIN or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement. GAIN undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

THE COMPANIES
Gain Capital Holdings, Inc.
GAIN is a global provider of trading services and solutions, specializing in over-the-counter, or OTC, and exchange-traded markets. GAIN’s retail and futures segments service customers in more than 180 countries worldwide, and GAIN conducts business from its offices in Bedminster, New Jersey; New York, New York; Chicago, Illinois; Powell, Ohio; London, England; Tokyo, Japan; Sydney, Australia; Shanghai, China; Hong Kong; Dubai, U.A.E.; Krakow, Poland and Singapore.
GAIN’s principal executive office is located at Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921. GAIN’s telephone number is (908) 731-0700. GAIN’s internet website address is www.gaincapital.com. The information provided on the GAIN website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Shares of GAIN common stock are listed and trade on the NYSE under the symbol “GCAP.”
INTL FCStone Inc.
INTL is a diversified global brokerage and financial services firm providing execution, risk management and advisory services, market intelligence and clearing services across asset classes and markets around the world. INTL helps its clients to access market liquidity, maximize profits and manage risk.
INTL’s principal executive office is located at 155 East 44th Street, Suite 900, New York, NY 10017. INTL’s telephone number is (212) 485-3500.
Shares of INTL common stock are listed and trade on the NASDAQ under the symbol “INTL.”
Golf Merger Sub I Inc.
Merger Sub is a wholly owned subsidiary of INTL and was formed in February 2020 solely for the purpose of completing the merger with GAIN. Merger Sub has not carried out any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Merger Sub’s principal executive office is located at 155 East 44th Street, Suite 900, New York, NY 10017. Merger Sub’s telephone number is (212) 485-3500.

THE SPECIAL MEETING
This proxy statement is being provided to the stockholders of GAIN as part of a solicitation of proxies by the GAIN board for use at the special meeting to be held at the time specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of GAIN with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.
Date, Time and Place
The special meeting is scheduled to be held exclusively online via live webcast on June 5, 2020 at 2 p.m., Eastern Time. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/gcap2020SM, where you will be able to attend the special meeting, vote, and submit your questions during the special meeting. We encourage you to allow ample time for online check-in, which will open at 1:45 p.m., Eastern Time. Please note that you will not be able to attend the special meeting in person. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.
Purpose of the Special Meeting
At the special meeting, GAIN stockholders will be asked to consider and vote on the following:
•
A proposal to approve and adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 29 and 59, respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger (Proposal 1)—Interests of GAIN’s Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

GAIN stockholders must approve and adopt the merger agreement for the merger to occur. If GAIN stockholders fail to approve and adopt the merger agreement, the merger will not occur. The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve and adopt the merger agreement. Accordingly, a stockholder may vote to approve the executive compensation payable in connection with the merger and vote not to approve and adopt the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either GAIN or INTL. Accordingly, because GAIN is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger agreement is approved and adopted and the merger is consummated, and regardless of the outcome of the advisory vote.
GAIN does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters.
Recommendation of the GAIN Board of Directors
After careful consideration, the GAIN board, by a vote of seven to one, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the GAIN board in reaching its decision to authorize and approve the merger agreement and the merger can be found in the section entitled “The Merger (Proposal 1)—GAIN’s Reasons for the Merger” beginning on page 38 of this proxy statement.
The GAIN board recommends that the GAIN stockholders vote “FOR” the proposal to approve and adopt the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.
Record Date; Stockholders Entitled to Vote
Only holders of record of GAIN common stock at the close of business on April 23, 2020, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, 37,803,516 shares of GAIN common stock were issued and outstanding and held by 58 holders of record.
Holders of record of GAIN common stock are entitled to one vote for each share of GAIN common stock they own at the close of business on the record date.
Quorum
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of the shares of GAIN common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. Any shares of GAIN common stock held by GAIN are not considered to be outstanding for purposes of determining a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject GAIN to additional expense. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting.
Required Vote
Approval and adoption of the merger agreement requires the affirmative vote of a majority of the shares of GAIN common stock outstanding at the close of business on the record date. The proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, requires that the number of votes cast in favor of the proposal exceed the number of votes opposing the proposal measured by the stock power in attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting (whether or not a quorum is present). The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger requires that the number of votes cast in favor of the proposal exceed the number of votes opposing the proposal measured by the stock power in attendance via the virtual meeting website or represented by proxy at the special meeting (provided that a quorum is present).
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either by attendance via the virtual meeting website or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present, and will be counted as a vote “AGAINST” the proposal to approve and adopt the merger agreement. At the special meeting, abstentions will have no effect on the outcomes of the proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, and the advisory vote on named executive officer merger-related compensation.
If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to approve and adopt the merger agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger; and (iii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of GAIN common stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve and adopt the merger agreement. However, a failure to instruct your broker, bank or other nominee to vote on the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the approval and adoption of the merger agreement or, assuming a quorum is present, the proposal regarding the advisory vote on named executive officer merger-related compensation, will have no effect on the outcome of such proposals.
Failure to Vote
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone or by attendance via the virtual meeting website, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. If you are the record owner of your shares and you fail to vote, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement but will have no effect on the proposal to adjourn the special meeting (whether or not a quorum is present), including if necessary to permit further solicitation of proxies, and the advisory vote on named executive officer merger-related compensation (assuming a quorum is present).
Voting by GAIN’s Directors and Executive Officers
At the close of business on the record date, directors and executive officers of GAIN and their affiliates were entitled to vote 2,605,802 shares of GAIN common stock, or approximately 6.89% of the shares of GAIN common stock issued and outstanding on that date. We currently expect that seven of eight of GAIN’s directors and all executive officers will vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although none of them is obligated to do so, with the exception of Glenn H. Stevens who has signed a voting agreement. See “Voting Agreements” beginning on page 80 for a discussion of the terms of the voting agreements.
Voting at the Special Meeting
To participate in the special meeting, visit www.virtualshareholdermeeting.com/gcap2020SM and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you wish to submit a question during the special meeting, log into the virtual meeting website www.virtualshareholdermeeting.com/gcap2020SM, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast.
If we experience technical difficulties during the special meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/gcap2020SM. If you encounter technical difficulties accessing our meeting or asking questions during the special meeting, a support line will be available on the login page of the meeting website.
Please note that if your shares of GAIN common stock are held by a broker, bank or other nominee, and you wish to vote at the special meeting, you must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares at the special meeting.
You may also authorize the persons named as proxies on the proxy card to vote your shares by (i) signing, dating, completing and returning the proxy card by mail; (ii) over the internet; or (iii) by telephone. GAIN encourages you to vote over the internet as GAIN believes this is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. The internet provides a convenient, cost-effective alternative to returning your proxy card by mail or voting by telephone. If you vote your shares over the internet, you may incur costs associated with electronic access, such as usage charges from internet access providers. If you choose to vote your shares over the internet, there is no need for you to mail back your proxy card.
To Vote Over the Internet:
To vote over the internet, log on to the voting site indicated on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.
To Vote By Telephone:
To vote by telephone, call the toll-free number indicated on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.
To Vote By Mail:
To vote by mail, complete, sign, date and return the enclosed proxy card and mail it to the address indicated on the proxy card.
If you return your signed proxy card without indicating how you want your shares of GAIN common stock to be voted with regard to a particular proposal, your shares of GAIN common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.
If your shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
If you hold shares in more than one account, you may receive more than one proxy or voting instruction card. To be sure that all of your shares are represented at the meeting, you must submit your proxy or voting instructions with respect to each proxy or voting instruction card you receive.
Revocation of Proxies
You can revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;
•
You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Corporate Secretary, GAIN Capital Holdings, Inc., Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921; or

•	You may attend the special meeting (or any adjournment or postponement thereof) and vote via the virtual meeting website.
If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to revoke your proxy.
If you have questions about how to vote or change your vote, you should contact the firm assisting us with the solicitation of proxies, MacKenzie Partners, toll-free at (800) 322-2885. Banks and brokers may call collect at (212) 929-5500.
Shares Held in Name of Broker
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Tabulation of Votes
A representative from Broadridge will serve as the inspector of election.
Solicitation of Proxies
The GAIN board is soliciting your proxy, and GAIN will bear the cost of soliciting proxies. MacKenzie Partners has been retained to assist with the solicitation of proxies. MacKenzie Partners will be paid a solicitation fee of approximately $15,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of GAIN common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by MacKenzie Partners or, without additional compensation, by certain of GAIN’s directors, officers and employees.
Adjournment
In addition to the proposal to approve and adopt the merger agreement and the advisory vote on named executive officer merger-related compensation, GAIN stockholders are also being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If this proposal is approved, the special meeting could be adjourned by GAIN. In addition, GAIN could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the special meeting or any adjournment or postponement thereof. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal.
The special meeting may be adjourned to another place, date or time, if the number of votes cast in favor of the proposal exceed the number of votes opposing the proposal measured by the stock power in attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting (whether or not a quorum is present).
The GAIN board recommends a vote “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.
Other Information
You should not send documents representing GAIN common stock with the proxy card. If the merger is completed, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of GAIN common stock for the merger consideration.

THE MERGER (PROPOSAL 1)
The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the merger agreement carefully as it is the legal document that governs the merger.
Effects of the Merger
Pursuant to the terms of the merger agreement, at the effective time of the merger, Merger Sub will be merged with and into GAIN in accordance with the DCGL. As a result of the merger, the separate existence of Merger Sub will cease, and GAIN will survive the merger as a wholly owned subsidiary of INTL.
At the effective time of the merger, each outstanding share of GAIN common stock (other than any shares held by GAIN (as treasury stock), INTL, Merger Sub or any other subsidiary of INTL or GAIN, or any stockholder who has properly demanded and not validly withdrawn appraisal rights in accordance with Delaware law) will be automatically converted into the right to receive $6.00 in cash, without interest and less any applicable withholding taxes.
Upon consummation of the merger, your shares of GAIN common stock will no longer be outstanding and will automatically be canceled and cease to exist in exchange for payment of the merger consideration described above unless you have properly demanded and not validly withdrawn appraisal rights in accordance with Delaware law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth. As a result of the merger, GAIN will cease to be a publicly-traded company and will be wholly owned by INTL. Following consummation of the merger, the surviving corporation will terminate the registration of GAIN common stock on the NYSE and GAIN will no longer be subject to reporting obligations under the Exchange Act.
Upon consummation of the merger, each outstanding stock option, restricted stock unit (whether subject to time-based or performance-based vesting) and share of restricted stock of GAIN will vest, be cancelled and the holder thereof paid, in each case based on the merger consideration. In the case of any restricted stock units subject to performance-based conditions for which the performance period has concluded, the number of shares underlying such units will be determined based on actual performance and in the case of performance-based restricted stock units for which the performance period has not concluded, the number of shares underlying such units will be determined based on “target” performance.
If, during the period between the date of the merger agreement and the effective time of the merger, any change in the outstanding shares of GAIN common stock occurs by reason of any reclassification, recapitalization, stock split or combination or any stock dividend thereon with a record date during such period, excluding any change that results from any exercise of options outstanding as of the date of the merger agreement to purchase shares of GAIN common stock granted under GAIN’s stock option or compensation plans or arrangements, the merger consideration will be appropriately adjusted.
Effects on GAIN If the Merger Is Not Completed
If the merger agreement is not approved and adopted by GAIN stockholders or if the merger is not completed for any other reason, GAIN stockholders will not receive any payment for their shares of GAIN common stock in connection with the merger. Instead, GAIN will remain an independent public company and shares of GAIN common stock will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, GAIN stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the industry in which GAIN operates, the servicing of GAIN’s debt, market volatility and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of GAIN common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of GAIN common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of GAIN common stock. If the merger agreement is not approved and adopted by GAIN stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to GAIN will be offered or that GAIN’s business, prospects or results of operation will not be adversely impacted.
In addition, the merger agreement provides that, upon termination of the merger agreement under certain circumstances, GAIN will be required to pay to INTL a termination fee of $9 million. Additionally, upon termination of the merger agreement, in some certain other circumstances, GAIN will reimburse INTL and its affiliates, no later than two business days after submission of documentation therefor, for 100% of their reasonable out-of-pocket fees and expenses (including all reasonable fees and expenses of counsel, accountants, investment banking firms and other financial advisors, experts and consultants) actually incurred in connection with or related to the transactions; provided that the amount of such reimbursement will not exceed $3,500,000 in aggregate.
See the section entitled “The Merger Agreement—Termination Fee Payable by GAIN” beginning on page 78 of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among the GAIN board or the INTL board, or the representatives of each company, their respective advisors or any other persons.
As part of the ongoing evaluation of GAIN’s business, members of GAIN’s senior management and the GAIN board periodically review and assess GAIN’s operations, financial performance and industry conditions as they may each impact GAIN’s long-term strategic goals and plans, including a review of potential opportunities to maximize stockholder value.
On January 14, 2019, at the request of a representative of a potential counterparty to a strategic transaction that we refer to as Party A in this proxy statement, Mr. Stevens, President and Chief Executive Officer of GAIN, and Mr. Rotsztain, Head of Corporate Development, General Counsel and Executive Vice President of GAIN, held an in-person meeting in New York with representatives of Party A regarding a possible strategic transaction between Party A and GAIN. Representatives of GAIN noted that they will discuss Party A’s interest with the GAIN board.
On January 28, 2019, Party A and GAIN entered into a mutual confidentiality agreement to facilitate further discussions between the parties regarding a potential strategic transaction. GAIN subsequently provided Party A with access to certain non-public information to facilitate its due diligence review.
On March 12, 2019, the GAIN board held a meeting via teleconference at which Mr. Stevens reviewed with the GAIN board the recent discussions with Party A. Representatives of GAIN’s senior management also attended the board meeting at the invitation of the board. The GAIN board authorized Mr. Stevens and other members of GAIN’s senior management to continue discussions with Party A with respect to a potential strategic transaction and, at the same time, take steps to engage GCA Advisors to provide advice to GAIN in relation to the possible strategic transaction with Party A and undertake a review of GAIN’s strategic alternatives.
On March 20, 2019, Mr. Stevens and Mr. Rotsztain held a meeting with representatives of Party A to confirm Party A’s continued interest in pursuing a strategic transaction with GAIN following certain adverse developments with respect to the trading price of Party A’s stock.
On March 21, 2019, the GAIN board held a meeting via teleconference, which (at the invitation of the GAIN board) was attended by certain members of GAIN senior management, to discuss and consider the engagement of GCA Advisors to conduct a review of GAIN’s strategic alternatives generally.
On April 2, 2019, the GAIN board held a meeting via teleconference, which, at the invitation of the GAIN board, was attended by certain members of GAIN senior management and Davis Polk & Wardwell LLP (“Davis Polk”), legal counsel to GAIN. Members of GAIN senior management reviewed with the GAIN board the terms of the proposed engagement of GCA Advisors to act as financial advisor to GAIN. Following a discussion, the GAIN board determined that it was advisable and in the best interests of GAIN and its stockholders to engage GCA Advisors on the terms described. The determination to engage GCA Advisors to act as GAIN’s financial advisor was based on, among other things, the qualifications, expertise, reputation and knowledge of GAIN’s business and affairs and the industry in which it operates. Mr. Stevens then provided the GAIN board with an update on discussions with Party A and the status of Party A’s due diligence on GAIN, which had continued since the last update to the GAIN board.
On April 4, 2019, a representative of a private equity firm which we refer to as a Party B in this proxy statement contacted Mr. Stevens to arrange a telephonic meeting, which was subsequently held on April 11, 2019 and at which the participants discussed a potential strategic transaction between Party B and GAIN.
On April 7, 2019, GAIN entered into engagement and indemnification letters with GCA Advisors on the terms previously approved by the GAIN board. Subsequently, on April 21, 2019, the GAIN board held a meeting that was attended by members of GAIN’s senior management and representatives of GCA Advisors at the invitation of the GAIN board, at which representatives of GCA Advisors reviewed and discussed with the board its plan for a review of GAIN’s strategic alternatives.
On April 23, 2019, the GAIN board held a meeting via teleconference, which, at the invitation of the GAIN board, was attended by certain members of GAIN senior management, GCA Advisors and Mr. Rhoten, a non-voting board observer appointed by IPGL Limited, which we refer to in this document as IPGL, pursuant to a stockholders agreement. Representatives of GCA Advisors reviewed with the board the strategic alternatives for GAIN, including reviewing potential counterparties to a strategic transaction with GAIN. The GAIN board authorized GAIN management and GCA Advisors to contact third parties to assess their level of interest in pursuing a potential strategic transaction with GAIN and also determined that, for purposes of expedited decision-making and providing expedited guidance to the GAIN management and GAIN’s advisors, it was advisable to form a committee of the board, the strategic process committee, to identify and evaluate potential strategic alternatives for GAIN which the full GAIN board will consider. The strategic process committee consisted of three independent directors: Messrs. Quick, Schenk and Sugden. All other members of the Board were invited to attend the committee meetings if they were available and so desired.
Between April 2019 and July 2019, the strategic process committee held 14 meetings, which certain members of GAIN senior management and representatives of GCA Advisors and Davis Polk were invited to attend as appropriate, to review potential counterparties to a strategic transaction with GAIN and oversee the strategic process review.
Between April and June 24, 2019, GAIN and Party A continued to exchange certain non-public information regarding the two companies in connection with a potential strategic transaction. In addition, during the same period, GCA Advisors and GAIN contacted six parties, including Party B, that had previously been reviewed by the GAIN board or the strategic process committee and identified as potentially interested in a strategic transaction with GAIN. Of those six parties, five parties entered into mutual confidentiality agreements with GAIN to facilitate further discussions between the parties regarding a potential strategic transaction. Four of those five parties subsequently received access to a virtual data room containing certain non-public information regarding GAIN’s business and three of those parties received presentations in person from GAIN management regarding the GAIN business. GCA Advisors, at the instruction of GAIN, requested all interested parties to submit preliminary indications of interest with respect to a potential strategic transaction with GAIN by June 21, 2019.
On May 5, 2019, Party A submitted a written, non-binding proposal to acquire all of GAIN’s outstanding shares of common stock for $6.00 to $7.00 per share in cash.
On May 6, 2019, the strategic process committee held a meeting via teleconference, which members of GAIN senior management and representatives of GCA Advisors and Davis Polk attended by invitation of the committee, to review and discuss the proposal received from Party A on May 5, 2019. Mr. Stevens and a representative of GCA Advisors reviewed with the committee the terms of the proposal received from Party A, which were discussed by the committee members. As a result of this discussion, the committee determined that the proposal from Party A was materially lower than what GAIN should reasonably expect to receive. After further discussion, the committee instructed GAIN’s senior management and GCA Advisors to inform Party A that the Company would not pursue further discussions of Party A’s proposal unless it was materially improved, which the management and GCA Advisors subsequently did.

On May 23, 2019, in response to feedback from GCA Advisors on behalf of GAIN consistent with the strategic process committee’s instructions, representatives of Party A’s financial advisor communicated to GCA Advisors certain revisions to its proposal submitted to GAIN on May 5, 2019, which representatives of Party A and GAIN discussed.
On May 29, 2019, GAIN and Party B entered into a mutual confidentiality agreement in connection with the strategic alternatives process to facilitate the provision of certain non-public information regarding GAIN to Party B, which subsequently occurred.
Between June 12, 2019 and June 19, 2019, representatives of Party A and GAIN attended various due diligence meetings, in-person and by teleconference, to facilitate Party A’s due diligence with respect to GAIN.
On June 24, 2019, Party A submitted a revised, written non-binding proposal to acquire all of GAIN’s outstanding shares of common stock for an aggregate notional consideration of up to $7.75 per share, comprising (i) $6.50 per share in cash at closing, including $1.50 per share payable in the form of a special cash dividend and (ii) two contingent value rights, each entitling the holder to a payment of up to $0.625 in cash, depending upon satisfaction of certain performance standards in the 24 months following closing. In addition, as a condition to moving forward with Party A’s proposal, Party A requested a period of exclusive negotiations for 40 days.
On June 26, 2019, Party B submitted a written, non-binding proposal to acquire all of GAIN’s outstanding shares of common stock for $5.00 to $6.00 per share in cash.
On June 27, 2019, the strategic process committee held a meeting via teleconference, which members of GAIN senior management and representatives of GCA Advisors and Davis Polk attended by invitation of the committee. Mr. Stevens and representatives of GCA Advisors updated the committee on the status of the strategic alternatives process overall. Representatives of GCA Advisors then reviewed with the committee the proposals that had been submitted by Party A and Party B (which was materially lower than the proposal from Party A and not considered by the committee in detail), which were discussed in detail by the committee. After further discussion the committee determined that the proposal from Party A was inadequate and instructed representatives of GCA Advisors to inform Party A that the proposal was inadequate. Representatives of GCA Advisors, at the instruction of the committee, subsequently informed Party B that its offer significantly undervalued GAIN and was not a basis on which to continue pursuing a potential strategic transaction. Finally, the committee authorized GCA Advisors to contact 10-15 additional parties to assess their level of interest in pursuing a potential strategic transaction with GAIN.
On July 1, 2019, at the instruction of the committee, GCA Advisors informed Party A’s financial advisor that Party A’s proposal of June 24, 2019 undervalued GAIN and conveyed further reservations regarding the inclusion of contingent value rights as consideration in a transaction. In consultation with GAIN management and members of the strategic process committee, representatives of GCA Advisors discussed with Party A’s financial advisor potential solutions to address concerns with respect to Party A’s proposal, including increasing the aggregate notional consideration and including Party A stock in place of the proposed contingent value rights.
On July 2, 2019, representatives of Party A’s financial advisor informed GCA Advisors that Party A was not willing to include Party A’s stock as merger consideration and under no circumstances would the aggregate notional consideration (including any contingent value rights) be increased to $8.25. GCA Advisors conveyed the same to GAIN management and members of the strategic process committee.
On July 5, 2019, following discussions among representatives of Party A, GAIN and their respective financial advisors, Party A submitted a revised written, non-binding proposal to acquire all of GAIN’s outstanding shares of common stock, which proposal increased the aggregate notional consideration from $7.75 per share to $8.05 per share, by increasing the cash at closing from $6.50 to $6.60, and making certain changes to the terms of the portion of the consideration payable in contingent value rights. Party A’s proposal further provided that consideration payable to GAIN stockholders would potentially be reduced by certain payments by GAIN in respect of its convertible notes.
During the final days of June and the first half of July 2019, Party A continued to conduct limited due diligence on GAIN and its business and, at the same time, GAIN and Party A, together with their respective financial advisors, continued to discuss the terms of a potential strategic transaction. Over the same period, as requested by the committee at the June 27, 2019 meeting, GCA Advisors contacted 15 additional parties to determine the level of interest that each such party might have in pursuing a strategic transaction involving GAIN. None of the contacted parties expressed an interest in such a transaction.
On July 9, 2019, Party A submitted a further revised written, non-binding proposal to acquire all of GAIN’s outstanding shares of common stock, which was the same as the July 4, 2019 proposal except in the following respects: (i) removal of any potential for the merger consideration to be reduced by payments by GAIN in respect of its convertible notes and (ii) $6.60 of cash at closing would be paid in full by Party A, and not in part in the form of a GAIN special dividend.
On July 10, 2019, the strategic process committee held a meeting via teleconference, which members of GAIN senior management and representatives of GCA Advisors and Davis Polk attended by invitation of the committee. Mr. Stevens and representatives of GCA Advisors updated the committee on the status of the strategic process and the committee discussed Party A’s latest proposal received on July 9, 2019.
Between July 10, 2019 and July 23, 2019, no further progress was made by the parties with respect to Party A’s latest proposal. During this time, representatives of GAIN attempted on several occasions to contact representatives of Party A to ascertain whether Party A was still interested in pursuing a strategic transaction with GAIN following its revised proposal of July 9, 2019, but such attempts were unsuccessful.
On July 23, 2019, the GAIN board held a regularly-scheduled meeting, which, at the invitation of the GAIN board, was attended by members of GAIN senior management and at which Mr. Rhoten was present in his capacity as a non-voting observer. Given the uncertain status of discussions with Party A and the fact that representatives of Party A had ceased engaging with GAIN following Party A’s revised proposal dated July 9, 2019, the GAIN board instructed Mr. Schenk, the Chairman of the GAIN board, to contact the chair of Party A to determine Party A’s level of interest in pursuing a potential strategic transaction with GAIN, which Mr. Schenk subsequently did.
On July 25, 2019, GAIN publicly released its financial results for the fiscal quarter ended June 30, 2019, during which period OTC trading volume declined by 31.7% compared to the same period of the prior fiscal year. GAIN reported a net income of $0.9 million or earnings of $0.02 per share of GAIN.
On July 30, 2019, the chair of the board of directors of Party A informed Mr. Schenk that Party A was terminating discussions with GAIN regarding a potential strategic transaction.
During July 2019, there were public reports that GAIN may be the subject of an acquisition offer from a potential acquirer, but no indications of interest were received as a result of such speculation.
During September, 2019 and October, 2019, at the direction of the strategic process committee and the GAIN board, GCA Advisors and GAIN approached 86 additional potential bidders to assess their level of interest in pursuing a potential strategic transaction with GAIN. Of those 86 parties, two parties executed mutual confidentiality agreements with GAIN and received access to a virtual data room containing certain non-public information regarding GAIN’s business, and, subsequently, one such party received a presentation from representatives of GAIN concerning GAIN’s business. During this period, no potential bidders contacted by GCA Advisors or GAIN submitted a formal indication of interest. On September 12, 2019, Party B informed GAIN that it was again willing to explore a potential strategic transaction with GAIN contingent upon conducting certain additional due diligence. GAIN and GCA Advisors promptly facilitated such additional due diligence.
On October 7, 2019, the GAIN board appointed John Douglas Rhoten to serve as a Class II Director of GAIN. Mr. Rhoten was appointed to the GAIN board pursuant to a director appointment right granted to IPGL under the stockholder agreement.
On October 22, 2019, the GAIN board held a meeting, which was attended in part, at the request of the GAIN board, by GCA Advisors. GCA Advisors reviewed with the board the status of the strategic alternatives process and discussion followed.
On October 24, 2019, GAIN publicly released its financial results for the fiscal quarter ended September 30, 2019, during which period OTC trading volume declined by 8.6% compared to the same period of the prior fiscal year. GAIN reported a net loss of $2.1 million or $0.06 per share of GAIN.

Also on October 24, 2019, representatives of Jefferies LLC (“Jefferies”), on behalf of INTL, contacted Mr. Schenk and Mr. Stevens regarding a potential strategic transaction with GAIN and, later in the day, spoke with Mr. Schenk. Subsequently, on October 25, 2019, a representative of Jefferies spoke with Mr. Stevens in regard to setting up a meeting between Mr. Stevens and Mr. O’Connor.
On October 25, 2019, at the instruction of the GAIN board, a member of the GAIN board of directors contacted representatives of potential counterparty to a strategic transaction that we refer to as Party C, to assess its level of interest in pursuing a potential strategic transaction with GAIN. Party C subsequently executed a mutual confidential agreement on January 14, 2020, and was provided with access to GAIN’s virtual data room containing certain non-public information regarding GAIN’s business.
On November 4, 2019, Mr. Stevens and Mr. O’Connor, Chief Executive Officer of INTL, held a meeting, at the request of Mr. O’Connor, at which Mr. Stevens and Mr. O’Connor discussed the potential for a strategic transaction between GAIN and INTL. During such meeting, an indicative price of approximately $6.00 per share was suggested by Mr. O’Connor on a preliminary basis. Mr. Stevens promptly informed the members of the GAIN board of what was discussed with Mr. O'Connor. GAIN and INTL subsequently entered into a mutual confidentiality agreement on November 8, 2019 and INTL was thereafter provided access to the virtual data room, to facilitate the provision of non-public information concerning GAIN to INTL.
On December 5, 2019, representatives of Jefferies, financial advisor to INTL, communicated to GCA Advisors that INTL would be willing to submit a proposal to acquire GAIN for a price per share within a range that would not exceed $6.00. Jefferies made clear that there was no possibility that the range would extend above $6.00.
On December 9, 2019, the GAIN board held a meeting, via teleconference, which was attended (at the invitation of the GAIN board) by representatives of GAIN senior management and GCA Advisors. Representatives of GCA Advisors provided the board with an update on the strategic alternatives process, including with respect to the communication received from Jefferies, on behalf of INTL, on December 5, 2019. The GAIN board reviewed and discussed these developments and determined that any offer for GAIN below $6.00 would be inadequate and therefore in order to continue to pursue a strategic transaction with GAIN, INTL would need to make a proposal at a price of $6.00 per share or higher. The GAIN board then instructed GCA Advisors to inform INTL that it would only continue to engage with INTL if it submitted a proposal of not less than $6.00 per share, which GCA Advisors duly did.
On December 16, 2019, INTL submitted a written, non-binding proposal to acquire all of GAIN’s outstanding shares of common stock for $6.00 per share in cash.
On December 17, 2019, the board of GAIN held a meeting, via teleconference, which at the invitation of the board, was attended by certain members of GAIN senior management and representatives of GCA Advisors. Representatives of GCA Advisors reviewed with the GAIN board certain financial aspects of INTL’s proposal and potential alternatives to the proposed sale to INTL. The board noted that INTL had not requested exclusivity with respect to a potential transaction and therefore determined that GAIN and GCA Advisors should continue to contact parties to determine the level of interest that each such party might have in pursuing a strategic transaction with GAIN. Following further discussion, the GAIN board determined it was advisable and in the best interests of GAIN and its stockholders to continue discussions with INTL regarding a potential strategic transaction and to allow INTL to continue its due diligence investigation.
From late December 2019 onwards, representatives of GAIN and INTL held multiple in-person and teleconference meetings to facilitate INTL’s due diligence, including in-person due diligence meetings in Bedminster, New Jersey and London, United Kingdom.
During the same period, at the instruction of the GAIN board, representatives of GCA Advisors and GAIN contacted ten parties which had previously been contacted but, at that time, had declined to submit an indication of interest, to assess whether their level of interest in pursuing a strategic transaction involving GAIN had changed. None of the parties re-contacted expressed an interest in pursuing a potential strategic transaction with GAIN.
On January 8, 2020, representatives of Jefferies spoke with representatives of GAIN to discuss the preliminary diligence completed by INTL thus far. During such conversation, Jefferies indicated that INTL was considering reducing its proposed price per share of GAIN common stock below $6.00 and the GAIN representative indicated a belief that this would be poorly received by the GAIN board. Further due diligence meetings in-person and by teleconference were subsequently held.
On January 16, 2020, at the direction of the strategic process committee, representatives of GCA Advisors contacted Party B to ascertain its level of interest in continuing to pursue a potential strategic transaction with GAIN. Representatives of Party B informed GCA Advisors that it could no longer support its previous indication of interest in acquiring GAIN at a range per share of $5.00-$6.00. On the basis of the foregoing, discussions between Party B and GAIN did not proceed.
On January 29, 2020, representatives of GAIN and INTL held a teleconference call, with Davis Polk and DLA Piper LLP (US) (“DLA”), legal counsel to INTL, in attendance, to discuss responsibility for preparing the initial draft of the merger agreement and the process to ascertain which regulatory approvals and filings would be required in connection with the potential strategic transaction. INTL and GAIN discussed the timetable for the potential strategic transaction and GAIN’s proposal that a potential strategic transaction be announced prior to, or concurrently with, GAIN’s planned announcement of its financial results for the fiscal quarter ended December 31, 2019, at the end of February. INTL agreed to work towards this timetable. At the request of GAIN, INTL confirmed that it had sufficient cash-on-hand to pay the $6.00 per share in cash merger consideration but that it was exploring the possibility of obtaining third-party debt financing for the transaction. INTL informed GAIN that, as condition to signing a definitive merger agreement, it would require GAIN’s major shareholders to enter into voting and support agreements agreeing to vote in favor of the potential transaction.
On February 1, 2020, a financial news website reported that GAIN had received an approach from INTL and that there had been discussions between the parties.
On February 3, 2020, the GAIN board held a telephonic meeting, which was also attended, at the invitation of the GAIN board, by members of GAIN’s senior management and representatives from GCA Advisors and Davis Polk. Representatives of GCA Advisors provided the GAIN board with an update on their contacts with third parties to determine their level of interest in a strategic transaction involving GAIN, and certain directors who, at the request of the GAIN board, had also initiated contact with certain potentially interested parties due to their industry knowledge and contacts, provided an update on their interactions with such third parties. The board then debated whether or not to proactively contact certain parties that had already been contacted by GAIN and/or GCA Advisors on at least one occasion to ascertain whether any such party’s level of interest in pursuing a potential strategic transaction involving GAIN had changed. After a discussion, the board determined that, given that such parties had already been contacted at least once and had chosen not to pursue a potential strategic transaction, such attempts to re-contact parties were not in the best interest of GAIN and its stockholders at such time. Davis Polk then reviewed with the directors the fiduciary duties applicable to the GAIN board’s consideration of a potential change of control transaction such as the potential merger with INTL, under Delaware law. Davis Polk then reviewed with the directors the terms of the draft merger agreement proposed to be delivered to INTL. In particular, Davis Polk reviewed with the board the ‘no-shop’ provisions within the merger agreement that would prevent GAIN and its advisors from soliciting any acquisition proposals once the merger agreement with INTL was signed. The GAIN board asked questions and engaged in a discussion of the terms of the merger agreement and determined that the inclusion of a ‘no-shop’ from signing was appropriate given the number of parties contacted by GCA Advisors and GAIN as part of the strategic alternatives process as well as the GAIN board’s ability to terminate the merger agreement and enter into a superior transaction in connection with its exercise of its fiduciary duties, as contemplated by the terms of the merger agreement. Davis Polk also reported to the board that INTL had requested that GAIN’s key shareholders, including VantagePoint Capital Partners and IPGL, enter into voting and support agreements in connection with the potential transaction as a condition to INTL proceeding with the potential transaction. After a discussion, the board was supportive of proceeding as discussed and instructed Davis Polk to deliver the draft merger agreement to INTL and its counsel, DLA. Mr. Stevens and Mr. Rotsztain then provided the board with an update regarding INTL’s due diligence activities. Finally, members of GAIN senior management provided the GAIN board with an update on the recent performance of the GAIN business, which was discussed by the board.
On February 4, 2020, at the instruction of the GAIN board, Davis Polk sent DLA the initial draft of the merger agreement as described to the board. From February 4, 2020 to February 26, 2020, GAIN, assisted by its advisors, and INTL, assisted by its advisors, negotiated the terms of a definitive merger agreement. Significant areas of discussion and negotiation included INTL’s proposed condition to closing that no more than 10% of

GAIN shareholders had exercised appraisal rights, INTL’s proposed allocation of financing risk, GAIN’s ability to continue paying its regular quarterly dividend, the “no-shop” provisions and the size of the termination fee that would be payable by GAIN if its agreement with INTL is terminated in certain circumstances, the scope of INTL’s undertaking to obtain required regulatory approvals and various employee-related matters. During this time, members of INTL’s management and representatives of INTL’s advisors also performed additional due diligence and had numerous telephonic conversations with members of GAIN’s senior management regarding GAIN’s business and operations.
On February 8, 2020, DLA sent Davis Polk a revised draft of the merger agreement together with a draft form voting and support agreement to be entered into by certain GAIN shareholders. Representatives of GAIN, at the request of INTL, subsequently shared this draft voting and support agreement with IPGL and Vantage.
On February 11, 2020, Party C indicated it was not interested in pursuing a potential acquisition of GAIN.
On February 12, 2020, Mr. Stevens and Mr. O’Connor communicated via telephone and email concerning the proposal on certain key issues received from INTL in the revised draft of the merger agreement received from DLA on February 8, 2020, including the importance of closing certainty to GAIN (including GAIN’s request for the deletion of the condition to closing linked to the exercise of appraisal rights by GAIN shareholders), the so-called ‘force the vote’ provision, the size of the termination fee payable by GAIN under certain circumstances, the obligation of GAIN to reimburse INTL’s expenses under certain circumstances and the ability for GAIN to pay its regular quarterly dividend.
Later on February 12, 2020, DLA and Davis Polk held a conference call in which DLA communicated to Davis Polk certain changes to the merger agreement INTL was willing to make, including the removal of the closing condition linked to appraisal rights, the size of the termination fee, adding a cap on GAIN’s obligation to reimburse INTL’s expenses under certain circumstances, changes to the financing provisions to provide GAIN with greater closing certainty, the ability of GAIN to pay one regular quarterly dividend following signing of the merger agreement and the deletion of the ‘force-the-vote’ provision to the extent it relates to receipt of a superior proposal by GAIN. DLA reiterated that INTL was not willing to entertain a less restrictive ‘no-shop’ provision that it had proposed, which it viewed as critical to its willingness to undertake the transaction.
Between February 13, 2020 and February 20, 2020, GAIN and INTL continued to negotiate the terms of the merger agreement with the assistance of their advisors.
On February 20, 2020, representatives of INTL and GAIN held a teleconference call, attended by Davis Polk and DLA, to discuss certain key issues that remained outstanding in the merger agreement, including the scope of the regulatory efforts undertaking of INTL, the ability of INTL to ‘force the vote’, and for the voting agreements to be terminated, in each case, in circumstances where the GAIN board changed its recommendation to the GAIN shareholder in response to certain events unrelated to receipt of an acquisition proposal (a so-called, ‘Company Intervening Event’) and certain employee-related provisions.
On February 21, 2020, Davis Polk sent DLA a revised draft of the merger agreement.
On February 21, 2020, representatives of Jefferies informed representatives of GAIN that INTL required Mr. Stevens to enter into a voting agreement in connection with the potential transaction.
On February 21, 2020, Davis Polk sent DLA an initial draft of GAIN’s disclosure schedules to the merger agreement.
On February 23, 2020, DLA sent Davis Polk a revised draft of the merger agreement.
On February 24, 2020, Davis Polk sent DLA a draft amendment to GAIN’s rights agreement, pursuant to which the potential transaction would be excluded from the rights agreement.
Between February 24 and February 26, representatives of GAIN and INTL negotiated mutually acceptable resolutions to all the remaining material issues in the merger agreement.
On February 25, 2020, the GAIN board held a meeting, which was also attended by members of GAIN’s senior management and, by invitation of the GAIN board, representatives from GCA Advisors and Davis Polk. Prior to the meeting, the directors had received (i) the latest draft of the merger agreement, together with a summary thereof prepared by Davis Polk and (ii) fairness opinion materials prepared by GCA Advisors. GCA Advisors reviewed with the GAIN board the strategic review process it had undertaken at the request of the

GAIN board and its financial analyses of the merger consideration in the proposed transaction with INTL. The financial analyses of the merger consideration in the proposed transaction with INTL were based on the January 2020 Projections prepared by GAIN senior management and approved for use by GCA Advisors by the GAIN board. Davis Polk then reviewed with the directors the fiduciary duties applicable to the GAIN board’s consideration of the merger agreement and the merger under Delaware law. Davis Polk then reviewed with the directors the terms of the merger agreement.
Also on February 25, 2020, Davis Polk sent DLA a revised draft of the voting and support agreement that INTL had requested Mr. Stevens enter into at signing, as a condition to INTL’s willingness to enter into the merger agreement.
On February 26, 2020, the GAIN board held a meeting, which was also attended by members of GAIN’s senior management and, by invitation of the GAIN board, representatives from GCA Advisors and Davis Polk. Prior to the meeting, the directors had received (i) a substantially final draft of the merger agreement, together with a summary thereof prepared by Davis Polk and (ii) fairness opinion materials prepared by GCA Advisors that had been shared during the February 25 board meeting. Also prior to the meeting, the GAIN board had been provided with a relationship disclosure letter provided by GCA Advisors. GCA Advisors reviewed again with the GAIN board the strategic review process it had undertaken at the request of the GAIN board and its financial analyses of the merger consideration in the proposed transaction with INTL that had been shared during the February 25 board meeting. GCA Advisors then orally delivered its opinion to the GAIN board, which was subsequently confirmed by the delivery of a written opinion dated February 26, 2020, addressed to the GAIN board to the effect that, as of the date of the opinion, and subject to the assumptions, qualifications and limitations set forth therein, the merger consideration of $6.00 per share to be received by the holders of GAIN common stock (other than as set forth in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Davis Polk then again reviewed with the directors the fiduciary duties applicable to the GAIN board’s consideration of the merger agreement and the merger under Delaware law. Davis Polk then reviewed with the directors the terms of the merger agreement. A discussion was then had by the directors, in which Mr. Goor, a director, expressed his view the proposed transaction with INTL was not in the best interests of GAIN and its stockholders as, when compared against the INTL offer, he considered remaining as a standalone company to be in the best interests of GAIN and its stockholders. Based on the discussions and deliberations at this meeting and prior meetings, the various discussions and reviews with Davis Polk and GCA Advisors, including financial analyses presented by GCA Advisors, and various other factors, including those described in “— GAIN’s Reasons for the Merger; Recommendation of the GAIN Board,” the GAIN board (1) determined that the merger agreement, the merger and the other transactions contemplated thereby were fair to, and in the best interests of, GAIN and its stockholders, (2) approved and declared advisable the execution and delivery thereof and (3) recommended that GAIN’s stockholders approve and adopt the merger agreement, the merger and the other transactions contemplated thereby. Mr. Goor voted against the aforementioned resolutions for the reasons he expressed to the board described above.
Later in the evening of February 26, 2020, GAIN and Broadridge executed the amendment to the rights agreement, and subsequently, GAIN, INTL and Merger Subsidiary entered into the merger agreement and concurrently therewith, INTL and the supporting stockholders entered into the voting agreements.
GAIN issued a press release publicly announcing the transaction prior to the NYSE market opening on February 27, 2017. Also prior to the NYSE market opening, GAIN publicly announced its fourth quarter and full year financial results for the fiscal quarter and full-year ended December 31, 2019, respectively, during which period OTC trading volume declined by 32.1% compared to the same period of the prior fiscal year. GAIN reported a net loss of $31.2 million, or loss of $0.83 per share of GAIN for the quarter.

GAIN’s Reasons for the Merger
At a meeting duly called and held on February 26, 2020, the GAIN board determined, by a vote of seven to one, that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, GAIN and its stockholders and approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement. The GAIN board also resolved that the merger agreement be submitted for consideration by the stockholders of GAIN at a special meeting of stockholders and to recommend that the stockholders of GAIN vote to adopt the merger agreement. The GAIN board consulted with GAIN’s outside financial and legal advisors and senior management at various times and considered a number of factors, including the following principal factors (not in any relative order of importance) that the GAIN board believed to support its decision:
•	GAIN’s business, current and projected financial performance and condition and future prospects in relation to the merger consideration of $6.00 per share,
•
the GAIN board’s belief that the merger was more favorable to GAIN’s stockholders than the alternative of remaining a standalone independent company, which belief was based on and informed by consideration of a number of factors, risks and uncertainties, including:

○	general industry, economic and market conditions, both on a historical and on a prospective basis,
○
the risks and uncertainties associated with maintaining GAIN’s performance as a standalone company, including, among other risks and uncertainties, generally unfavorable economic market and regulatory trends that have historically significantly adversely impacted GAIN’s business (which trends include low currency and general market volatility), narrow trading ranges in the products that GAIN offers, the adoption of new, more restrictive regulations in GAIN’s current markets and potential new markets, among other factors), regulatory uncertainty in certain jurisdictions, increasing cost of customer acquisition, continuing pricing pressure and the other risks and uncertainties described in GAIN’s SEC filings, and

○
the uncertain returns to GAIN’s stockholders if GAIN were to remain independent, taking into account, in particular, management’s financial projections of the future financial performance and earnings of GAIN, including those set forth below under “The Merger (Proposal 1)—Certain Financial Projections” and the risks involved in achieving those returns.

•
the GAIN board’s belief that the risks and challenges to GAIN’s business described above, and in GAIN’s SEC filings, create substantial execution risks relative to the $6.00 per share price in the merger,

•
the fact that, over more than a year leading up to the execution of the merger agreement, the GAIN board thoroughly explored and evaluated various strategic alternatives, including a sale of the whole company and remaining as a standalone public company, none of which alternatives was more favorable to GAIN’s stockholders than the merger,

•
the fact that GAIN’s exploration of strategic alternatives involved a lengthy and thorough auction process involving 108 potential bidders, in addition to INTL, which included both strategic and financial potential acquirors, eight of which, in addition to INTL, entered into mutual confidentiality agreements with GAIN and received information related to GAIN, but none of which resulted in a credible, financed alternative transaction other than the merger,

•	the fact that GAIN did not enter into any exclusivity arrangements with INTL and did not negotiate with INTL on a contractually exclusive basis,
•
the fact that on February 1, 2020 a potential transaction between GAIN and INTL became known to the public before it was signed and, following such date, GAIN’s board did not receive alternative proposals from any third party, as described further under “The Merger (Proposal 1)—Background of the Merger”,

•
the current and historical market prices of GAIN common stock, including the market performance of GAIN common stock relative to other participants in GAIN’s industry and general market indices, and the fact that the merger consideration represented an attractive premium of approximately 70% to GAIN’s closing stock price on February 26, 2020, the last trading day before the announcement of the merger,

•
the opinion of GCA Advisors delivered orally to the GAIN board on February 26, 2020 and subsequently confirmed by a written opinion, dated as of the same date, addressed to the GAIN board to the effect that, as of the date of such opinion, and subject to the assumptions, qualifications and limitations set forth therein, the merger consideration to be received by the holders of GAIN common stock (other than as set forth in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as described further under “The Merger (Proposal 1) —Opinion of GAIN’s Financial Advisor” and Annex F to this proxy statement,

•
the fact that GAIN’s financial and legal advisors were involved throughout the process and negotiations and updated the GAIN board directly and regularly, which provided the GAIN board with additional perspectives on the negotiations in addition to those of GAIN’s management,

•
the fact that the merger consideration is all cash, so that the transaction will allow GAIN’s stockholders to realize a fair value, in cash, for their investment and provides such stockholders certainty of value for their shares, and

•	the material terms and conditions of the merger agreement, including:
○	the conditions to the consummation of the merger, including the requirement that the merger agreement be adopted by GAIN’s stockholders,
○
the GAIN board’s “fiduciary out” with respect to third-party acquisition proposals likely to result in superior proposals, the GAIN board’s ability to negotiate with another party regarding a superior proposal and, subject to paying a termination fee to INTL in the amount of $9 million, accept a superior proposal,

○
the GAIN board’s belief that, if triggered, the termination fee payable by GAIN to INTL is consistent with fees payable in comparable transactions and would not be likely to preclude another party from making a competing proposal,

○	the scope of the representations, warranties and covenants being made by GAIN, INTL or Merger Sub,
○
the fact that the merger agreement is not subject to a financing condition and, in particular, that INTL had represented that it had at signing of the merger agreement, or would have at the effective time, sufficient funds to pay the merger consideration,

○	GAIN’s ability to specifically enforce INTL’s obligation to cause the completion of the merger to occur,
○
the fact GAIN and INTL agreed to use their respective reasonable best efforts (except where the merger agreement specifies a different approach) to consummate the merger, including preparing and filing as promptly as practicable all necessary filings and obtaining certain specified regulatory approvals; INTL has further agreed to take any such actions that do not constitute a materially burdensome regulatory condition (as described in this proxy statement) in connection with the merger or the consummation of the merger.

The GAIN board also considered various potentially countervailing factors in its deliberations related to the merger, including the following principal factors (not in any relative order of importance):
•	the fact that the holders of common stock will not have an opportunity to participate in any future earnings or growth of the combined company following the merger,

•
the possibility that the merger might not be completed and the effect the termination of the transaction may have on the trading price of GAIN common stock, its business, operating results and prospects, which effect is likely to be exacerbated the longer the time period between the signing and any termination of the merger agreement,

•
the fact that there was an improvement in GAIN’s operating results in 2020 (as compared to the same period in 2019), although the GAIN board also considered the uncertainty as to whether such trend was sustainable over any significant period,

•	that the voting agreements required by INTL cover approximately 44% of GAIN common stock and cannot be terminated unless the merger agreement is terminated as well,
•
that the merger agreement requires GAIN and its board to present the merger agreement for approval to its stockholders even if the GAIN board changes it recommendation and that the combination of the voting agreements described above with this obligation increases the probability of approval of the transaction even if the GAIN board determines in the future to change its recommendation and recommend against the merger and the transactions contemplated thereby,

•
that GAIN cannot solicit other acquisition proposals, and must pay INTL a termination fee in the amount of $9 million if the merger agreement is terminated under certain circumstances, including if the GAIN board changes its recommendation to GAIN’s stockholders to adopt the merger agreement or exercises its right to enter into a transaction that constitutes a superior proposal, which may deter others from proposing an alternative transaction that may be more advantageous to GAIN’s stockholders,

•
that if the merger agreement is terminated because GAIN’s stockholders did not approve the merger at the stockholder meeting, GAIN will reimburse INTL and its affiliates for 100% of their reasonable out-of-pocket fees and expenses (not to exceed $3,500,000 in aggregate),

•
that the restrictions imposed by the merger agreement on the conduct of GAIN’s business prior to completion of the merger, requiring GAIN to conduct its business only in the ordinary course and imposing additional specific restrictions, may delay, limit or prevent GAIN from undertaking business opportunities that may arise during that period,

•	the possible effects of the pendency (or termination) of the merger agreement on GAIN’s business, operating results, prospects, employees, customers and suppliers,
•	the fact that if the merger is not consummated, GAIN will be required to pay its own expenses associated with the merger agreement,
•	the fact that the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes,
•	the fact that GAIN is subject to various remedies available to INTL should it fail to complete the merger or breach the merger agreement, and
•
that if INTL fails to complete the merger as a result of a breach of the merger agreement, depending upon the reason for not closing, GAIN’s rights and remedies may be expensive and difficult to enforce through litigation, and the success of any such action may be uncertain.

The foregoing discussion of the information and factors considered by the GAIN board is not intended to be exhaustive, but includes the material factors considered by the GAIN board. The GAIN board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The GAIN board based its recommendation on the totality of the information it considered.
In considering the recommendation of the GAIN board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The GAIN board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of GAIN. See the section entitled “The Merger (Proposal 1)—Interests of GAIN’s Directors and Executive Officers in the Merger.”

View of Dissenting Director
The GAIN board of directors also considered the views of director Alex Goor, who voted against the approval of the merger agreement. Mr. Goor consistently opposed the merger and any other sale transaction involving GAIN and consistently expressed that view to the GAIN board of directors. It was his belief that, given GAIN’s prevailing stock price, neither the merger nor any other sale transaction would be able to realize a price reflecting GAIN’s true long-term value. In addition, Mr. Goor was opposed to the merger because, in his view, not only did it not reflect the long-term value of GAIN, it also represented only a small premium to the net tangible book value of GAIN.
The other seven members of the GAIN board of directors have considered Mr. Goor’s views over the course of a period of time, including during several meetings of the board of directors prior to the signing of the merger agreement, but have determined that, on the whole, the positive factors outlined above outweighed the negative factors associated with the merger and the transactions contemplated thereby, including factors weighed by Mr. Goor.
Recommendation of the GAIN Board of Directors
After careful consideration, the GAIN board, by a vote of seven to one, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
The GAIN board recommends that the GAIN stockholders vote “FOR” the proposal to approve and adopt the merger agreement.
Subsequent Developments
The preliminary unaudited financial information below reflects our preliminary estimates of our financial and operating results for the period commencing on January 1, 2020 and ending on April 24, 2020 (the most recent practicable date prior to the date of this proxy statement), based on currently available information. We have not yet finalized our results for this period and our actual results remain subject to the completion of our fiscal quarter-end closing processes, which includes review by GAIN management and the GAIN board of directors. While carrying out such procedures, we may identify items that require us to make adjustments to the preliminary estimates of our results set forth below. As a result, our actual results could be materially different from those set forth below.
The preliminary estimates of our results included below have been prepared by, and are the responsibility of, GAIN management. Our independent auditors have not audited, reviewed or compiled such preliminary estimates of our results. The information presented herein should not be considered a substitute for the information to be filed with the SEC in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, respectively, once they become available. We have no intention or obligation to update the preliminary estimates of our results set forth below that relate to the fiscal quarter ended March 31, 2020 or June 30, 2020 prior to filing our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, respectively.
Description of Subsequent Developments
An outbreak of a novel strain of coronavirus, COVID-19, was recognized as a pandemic by the World Health Organization on March 11, 2020. This coronavirus outbreak has severely restricted the level of economic activity around the world. In response to this coronavirus outbreak, the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes. Temporary closures of businesses have been ordered and numerous other businesses have temporarily closed voluntarily. As a result of the foregoing developments, the financial markets experienced extraordinarily high levels of volatility following the signing of the merger agreement.
The volatility during the period commencing on February 27, 2020 (the first trading day following the signing of the merger agreement) and ending on March 31, 2020, the last day of the first quarter of 2020 (which period we refer to in this proxy statement as the “post-signing Q1 period”), increased very significantly as compared to both the period commencing on January 1, 2020 and ending on the date the merger agreement was signed, February 26, 2020 (which period we refer to in this proxy statement as the “pre-signing Q1 period”)

and the first quarter of 2019. This is evidenced by a significant increase in the closing prices of VIX volatility index, which increased to an average of 56.2 in the post-signing Q1 period, with a peak of 82.7, compared to averages of 15.4 (with a peak of 27.9) and 16.5 (with a peak of 25.5) in the pre-signing Q1 period and first quarter of 2019, respectively. These extraordinary levels of volatility in the post-signing Q1 period led to a significant increase in retail customer trading volume during the post-signing Q1 period. Specifically, average daily trading volume (“ADV”) during the post-signing Q1 period was $17.8 billion, a 123% increase from $8.0 billion, the ADV during the pre-signing Q1 period, and a 131% increase from $7.7 billion, the ADV during the first quarter of 2019. Similarly, the heightened volatility resulted in a significant increase in retail revenue per million (“RPM”) during the post-signing Q1 period, which increased to an RPM of approximately $281 during the post-signing Q1 period, an increase of 71% and 462% from an RPM of $164 and $50 in the pre-signing Q1 period and the first quarter of 2019, respectively. As a result of the foregoing, as set forth in the table below, GAIN’s results of operations increased sharply during the post-signing Q1 period, with approximately 67%, 85% and 83% of the aggregate revenue, net income and adjusted net income, respectively, for the first quarter of 2020 generated during the post-signing Q1 period.
The volatility experienced during the post-signing Q1 period continued during the period commencing on April 1, 2020 and ending on April 24, 2020 (which period we refer to in this proxy statement as the “post-signing Q2 period”). This is evidenced by continuing high closing prices of VIX volatility index, which averaged 43.4 in the post-signing Q2 period (with a peak of 57.1). These continuingly high levels of volatility in the post-signing Q2 period resulted in ADV of $8.4 billion and RPM of $234. In light of the foregoing, GAIN’s results of operations for the post-signing Q2 period were as set forth in the table below.
$m	Q1’19	Q4’19	Q1’20 Pre Signing Period(1)	Q1’20 Post Signing Period(2)	Q1’20 Full Quarter	Q2’20 Post Signing Period(5)
Retail	$24.3	$40.2	$52.8	$120.3	$173.1
Futures	$8.0	$7.2	$5.4	$3.9	$9.4	$35.5
Other	$6.2	$5.9	$2.6	$0.7	$3.2	$2.1
Net Revenue	$38.4	$53.3	$60.8	$124.9	$185.7	$1.2
						$38.8
Operating expenses	$(61.9)	$(53.5)	$(36.9)	$(34.4)	$(71.3)	$(16.7)
Adjusted EBITDA(3)	$(23.5)	$(0.2)	$23.9	$90.5	$114.4	$22.1
Adjusted Net (loss)/income(4)	$(28.4)	$(7.8)	$13.2	$65.4	$78.6	$15.1
Net (loss)/income	$(28.4)	$(31.2)	$11.8	$65.5	$77.3	$14.2
(1)	Period commencing on January 1, 2020 and ending February 26, 2020.
(2)	Period commencing on February 27, 2020 and ending March 31, 2020.
(3)	See Annex H for a definition of Adjusted EBITDA and a reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA.
(4)	See Annex H for a definition of Adjusted Net Income and a reconciliation of GAAP Net (Loss) Income to Adjusted Net Income.
(5)
Period commencing on April 1, 2020 and ending April 24, 2020. Operating expenses for this period have been estimated based on GAIN’s budget for April and management expectation of certain variable costs including bad debt provision, employee bonus provision, Retail referral fees and transaction costs. A tax rate of 24.5% has been assumed for this period.

Reasons for Recommendation Following Subsequent Developments
As of the date of this proxy statement, the GAIN board continues to recommend that the merger agreement be adopted by the stockholders of GAIN, by a vote of seven to one. However, the subsequent developments described above that have occurred following the signing of the merger agreement, resulted in the GAIN board continuing to review its recommendation, including both the positive and negative factors which the GAIN board considered in arriving at its initial positive recommendation. Furthermore, the GAIN board has, with the assistance of its financial and legal advisors, reviewed, and continues to review, its rights under the merger agreement, including without limitation the GAIN board’s right, subject to compliance with certain restrictions in the merger agreement, to make an adverse recommendation change in connection with a “company intervening event” (as described in the section entitled “The Merger Agreement— Changes in Board Recommendation). The GAIN board will continue to review its rights under the merger agreement, including its rights relating to the determination of the existence of a “company intervening event” and changing its recommendation to the GAIN stockholders up to the time of the special meeting.

The GAIN board considered a number of factors in determining to continue to recommend that the stockholders adopt the merger agreement including all the factors set forth in the section entitled “GAIN’s Reasons for the Merger” beginning on page 38 of this proxy statement, together with the following factors principally related to subsequent developments following the signing of the merger agreement (not in any relative order of importance) that the GAIN board believes support its decision:
•	the fact that the merger consideration of $6.00 per share is all-cash, and therefore unaffected by the considerable uncertainty in financial markets related to the spread of COVID-19,
•
the fact that if the GAIN board were to make an adverse recommendation change involving or relating to a company intervening event, INTL would be entitled to terminate the merger agreement and, in connection with such termination, GAIN would be required pay INTL a termination fee in the amount of $9 million,

•
the fact that the significant improvement in GAIN’s financial performance in the first fiscal quarter of 2020 (as compared to the same fiscal quarter in 2019) was primarily due to the extraordinary developments resulting from the COVID-19 global pandemic, including significant increases in ADV and RPM, and there can be no assurance that such improvements in financial performance would continue or be maintained,

•
the challenges presented by the prevailing industry, economic and market conditions and trends in the markets in which GAIN competes were likely to remain present following the anticipated resolution of the COVID-19 global pandemic,

•
the fact that GAIN’s exploration of strategic alternatives involved a lengthy and thorough auction process involving 108 potential bidders, in addition to INTL, which included both strategic and financial potential acquirers, eight of which, in addition to INTL, entered into mutual confidentiality agreements with GAIN and received information related to GAIN, but none of which resulted in a credible, financed alternative transaction other than the merger, and as a result, if the merger agreement were to be terminated, there was a considerable risk that no credible, financeable alternative transaction would be available, and

•
the fact that stockholders of GAIN who comply with the requirements of the Delaware General Corporation Law will have appraisal rights in respect of their shares and will be able to seek such appraisal if they believe that $6.00 per share in cash does not represent a fair value for their shares.

The GAIN board also considered, in addition to the potentially countervailing factors set forth in the section entitled “GAIN’s Reasons for the Merger” beginning on page 38 of this proxy statement, the following countervailing factors principally related to subsequent developments following the signing of the merger agreement (not in any relative order of importance), including the following:
•
the fact that the ADV for the post-signing Q1 period was $17.8 billion, compared to $8.0 billion and $7.7 billion for the pre-signing Q1 period and the first quarter of 2019, respectively, increases of 123% and 131%, respectively,

•
the fact that average daily retail segment revenue for the post-signing Q1 period was $5.0 million, an increase of 280% and 1,200% over average daily retail segment revenue for the pre-signing Q1 period and the first quarter of 2019, respectively, principally due to sharp increases in ADV and RPM, which resulted from unusually high volatility, especially in late February and March 2020,

•
the fact that retail segment revenue for the 24 trading days constituting the post-signing Q1 period was $120.3 million, compared to $52.8 million for the 40 trading days constituting the pre-signing Q1 period and $24.3 million for all of the first quarter of 2019,

•
the fact that net income and adjusted net income for the 24 trading days constituting the post-signing Q1 period was $65.5 million and $65.4 million, respectively, compared to $11.8 million and $13.2 million for the 40 trading days constituting the pre-signing Q1 period, respectively, and net loss and adjusted net loss of $28.4 million and $28.4 million, respectively for all of the first quarter of 2019,

•	the fact that GAIN’s financial performance in the post-signing Q2 period continued to be strong,
•
the fact that the tangible book value and adjusted tangible book value(1) of GAIN as of April 24, 2020 was $289.5 million and $305.2 million, which is an increase of 33% and 36%, respectively, relative to the tangible book value and to the adjusted tangible book value of GAIN on February 26, 2020 (the last day prior to the public announcement of the merger) of $217.5 million and $224.9 million, respectively, which increases on a per share basis would equal $1.83 and $2.04, and, an increase of 38% and 45%, respectively, relative to the tangible book value and adjusted tangible book value as of December 31, 2019 of $210.5 million and $210.5 million, respectively, which increases on a per share basis would be equal to $2.01 and $2.41, and
•
any increase in the tangible book value or cash position of GAIN resulting from the developments described above cannot be distributed to GAIN’s stockholders as a result of the restrictions on dividends in the merger agreement.

(1)	See Annex H for a definition of adjusted tangible book value and a reconciliation of GAAP tangible book value to adjusted tangible book value.
View of Dissenting Director
Mr. Goor continues to be opposed to the merger, as, in his view, the basis for his previous dissent – that the merger consideration did not reflect the long term value of the company – has become significantly more pronounced, and, on April 24, 2020 the valuation of GAIN implied by the merger consideration of $6.00 per share was approximately 23% below GAIN’s adjusted tangible book value.
Opinion of GAIN’s Financial Advisor
GAIN retained GCA Advisors to act as its financial advisor in connection with the merger based on GCA Advisors’ qualifications, expertise, reputation and knowledge of GAIN’s business and affairs and the industry in which it operates. GCA Advisors is a global investment bank serving a broad client base through a range of advisory services, including mergers and acquisitions. On February 26, 2020, GCA Advisors delivered its oral opinion (subsequently confirmed by a written also dated as of that date) to the board of directors that, as of that date, and subject to the assumptions, qualifications and limitations set forth therein, the merger consideration of $6.00 per share to be received by the holders of GAIN common stock (other than as set forth in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders.
The full text of the written opinion that GCA Advisors delivered to the board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by GCA Advisors, is attached as Annex F to this proxy statement. You should read the opinion carefully in its entirety.
GCA Advisors delivered its opinion to the board of directors for the benefit and use of the board of directors dated February 26, 2020 in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. In rendering such opinion to the board of directors, GCA Advisors assumed that the merger consideration GAIN’s stockholders would receive in the transaction was determined through arm’s-length negotiations between GAIN, on the one hand, and INTL, on the other hand, and was approved by the board of directors. GCA Advisors’ opinion does not constitute a recommendation to the board of directors or any committee thereof, GAIN’s stockholders, or any other person as to any specific action that should be taken in connection with the merger, including whether GAIN’s stockholders should vote for the merger proposal. The GCA Advisors opinion was approved by a fairness committee of GCA Advisors.
The opinion addresses only whether the merger consideration to be received by the holders of common stock (other than as set forth in such opinion) pursuant to the merger agreement is fair, from a financial point of view, to such holders. The opinion does not address GAIN’s underlying business decision to enter into the merger agreement, or the relative merits of the merger as compared to any alternatives that may be available to GAIN. GCA Advisors was not asked to, nor has it, offered any opinion as to the material terms of the merger agreement (other than as expressly set forth in the last paragraph of the opinion with respect to the fairness of the merger consideration) or the structure of the merger. Further, the opinion does not address the fairness of the amount or nature of, or any other aspect relating to, any compensation to any of GAIN’s officers, directors or employees, or class of such persons, including, without limitation, in relation to the merger consideration.

For purposes of its opinion, GCA Advisors:
•	reviewed a draft, dated February 25, 2020, of the merger agreement and certain related documents;
•
reviewed certain publicly available financial statements and other business and financial information of GAIN; including Annual Reports on Form 10-K of GAIN for the years ended December 31, 2018, December 31, 2017 and December 31, 2016, Quarterly Reports on Form 10-Q of GAIN and certain publicly available research analyst reports for GAIN;

•	reviewed certain internal financial statements and other financial and operating data concerning GAIN prepared by GAIN’s management and furnished to us for our analysis;
•	reviewed certain financial projections relating to GAIN prepared by GAIN’s management and furnished to us for our analysis;
•	discussed the past and current operations and financial condition and the prospects of GAIN with GAIN’s management;
•	reviewed and discussed with GAIN’s management and the board of directors certain alternatives to the merger;
•	contacted certain parties on behalf of GAIN regarding their interest with respect to a possible acquisition of all or a portion of GAIN and considered the results of those efforts
•	reviewed and discussed with GAIN’s management and the board of directors their view of the merger;
•	reviewed the recent reported closing prices and trading activity for GAIN’s common stock;
•
compared the financial performance of GAIN and the prices and trading activity of the common stock of GAIN with that of certain other publicly traded companies and their securities that GCA Advisors believed to be generally relevant in evaluating the business of GAIN;

•	reviewed the financial terms, to the extent publicly available, of certain transactions that GCA Advisors believed to be generally relevant in evaluating GAIN’s business and the merger;
•	evaluated a discounted cash flow analysis based on the projected future cash flows of GAIN as provided by GAIN’s management;
•	reviewed the premium to the stock price of certain transactions that GCA Advisors believed to be generally relevant in evaluating the business of GAIN and the merger;
•	participated in discussions and negotiations among representatives of GAIN and INTL; and
•	performed such other analyses and considered such other factors as GCA Advisors deemed appropriate.
In preparing its opinion, GCA Advisors assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to and reviewed by it for the purposes of the opinion. GCA Advisors did not accept any responsibility for the accuracy, completeness or independent verification of such information. With respect to the financial and cash flow projections of GAIN, GCA Advisors assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of GAIN of the future financial performance of GAIN and that such projections provided a reasonable basis for the opinion. GCA Advisors assumes no responsibility for and expressed no view as to such projections or the assumptions on which they were based. In addition, GCA Advisors assumed that the merger would be consummated in accordance with the terms set forth in the February 25, 2020 draft merger agreement furnished to GCA Advisors, without waiver by any party of any material rights thereunder, or any amendment or modification thereto and that the representations and warranties contained in the merger agreement made by the parties thereto were true and correct in all respects material to GCA Advisors’ analysis. GCA Advisors also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be timely obtained without any material restriction. The opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to GCA Advisors as of, February 26, 2020. GCA Advisors assumes no responsibility to update or revise its opinion based upon events or circumstances occurring or becoming known to it after February 26, 2020.

GCA Advisors did not make any independent investigation of any legal, accounting or tax matters affecting GAIN or the merger, and it assumed the correctness of all legal, accounting and tax advice given to GAIN and the board of directors. GCA Advisors was not asked to prepare, nor has it prepared, an appraisal of any of the assets or liabilities of GAIN or concerning the solvency or fair value of GAIN, or the ability of GAIN to pay its obligations when they become due, nor has GCA Advisors been furnished with any such appraisals, and its opinion should not be construed as such. GCA Advisors was requested to and did initiate discussions with and solicit indications of interest from certain third parties with respect to a possible transaction with GAIN. GCA Advisors also took into account its experience in transactions that it believes to be generally comparable or relevant, as well as its experience in securities valuation in general.
The following represents a summary of the material financial analyses performed by GCA Advisors in connection with delivering its opinion to the board of directors. Some of the summaries of financial analyses performed by GCA Advisors include information presented in tabular format. In order to fully understand the financial analyses performed by GCA Advisors, GAIN’s stockholders should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by GCA Advisors.
Selected Public Company Analysis
Based on public and other available information as of February 21, 2020, GCA Advisors calculated (to the extent relevant financial data was available) the company’s then-current stock price as a multiple of Wall Street research analyst earning consensus estimated earnings per share (such ratio, the “P/E ratio”) for calendar year 2018 and for estimated calendar years 2019, 2020 and 2021, for each of the selected public companies set forth below (the “selected companies”). GCA Advisors utilized Wall Street analyst research, CapitalIQ and certain publicly available financial statements and press releases to analyze the relevant metrics. GCA Advisors believes, based on it judgement, that the selected companies have similar operating or financial performance characteristics to those of GAIN, but noted that none of these companies have the same management, composition, industry, size or operations as GAIN. While the selected company analysis compared GAIN to the selected companies, GCA Advisors did not include every company that could be deemed to be a participant in this same industry or in the specific sectors of this industry, in which GAIN or any of the selected companies operates.
•	CMC Markets PLC(1)
•	IG Group Holdings PLC(2)
•	Interactive Brokers Group, Inc.
•	Plus500 Ltd.
•	Swissquote Group Holding Ltd.
(1)
CMC Markets PLC’s fiscal year end is March 31, and as a result, calendar year-end figures are those from the subsequent fiscal year-end (e.g., 2018 calendar year-end figures are 2019 fiscal year-end figures).

(2)	IG Group Holdings PLC’s fiscal year-end is May 31; Calendar year-end figures are calendarized.
Based on these selected companies, GCA Advisors determined a range of P/E ratio for calendar year 2018 and for estimated calendar years 2019, 2020 and 2021, with multiples less than 0.0x or more than 60.0x excluded as outliers. The following table sets forth the ranges of P/E ratios indicated by this analysis:
	High	Low	Median	Mean
CY2018 (Actual) P/E Ratio	36.1x	3.2x	16.4x	18.0x
CY2019 (Estimate) P/E Ratio	34.2x	8.0x	17.2x	18.6x
CY2020 (Estimate) P/E Ratio	29.1x	8.0x	18.5x	18.5x
CY2021 (Estimate) P/E Ratio	26.3x	7.4x	14.5x	15.9x
GCA Advisors compared such ranges to (other than with respect to the calendar year 2019, because the P/E ratio of GAIN for such year was not meaningful as those were either less than 0.0x or more than 60.0x) (a) the P/E ratio of GAIN for calendar year 2018 and for estimated calendar years 2020 and 2021 based on

GAIN’s projections, which was 4.9x, 50.5x and 6.3x, respectively, and (b) the P/E ratio of GAIN for calendar year 2018 and for estimated calendar years 2020 and 2021 based on the average Wall Street analyst research estimates, which were 4.9x, 15.8x and 6.4x, respectively.
The P/E Ratio of GAIN implied by the merger consideration for calendar year 2019 was not meaningful because it was less than 0.0x and the P/E Ratio of GAIN implied by the merger consideration for estimated calendar year 2020 was 87.1x.
Selected Transactions Analysis
Based on public and other available information as of February 21, 2020, GCA Advisors calculated (to the extent relevant financial data was available) enterprise value (implied for the applicable target company based on the consideration payable in the applicable selected transaction) as a multiple of the target company’s revenue for the applicable last-12-months period (“LTM”) (“revenue multiples”) for the following selected transactions (the “selected transactions”). GCA Advisors utilized Wall Street analyst research, CapitalIQ and certain publicly available financial statements and press releases to analyze the relevant revenue multiples. GCA Advisors calculated enterprise value as equity value plus debt minus cash and cash equivalents. To calculate the equity value of GAIN, GCA Advisors took the fully diluted share count of GAIN (determined using treasury stock method), which fully diluted shares were based on 37,484,277 shares of common stock, and options and restricted stock units (performance based or otherwise), in each case, outstanding as of February 21, 2020, assuming accelerated vesting of earned performance based restricted stock units in 2018 and accelerated vesting of all performance based restricted stock units in 2019, in each case, as provided by GAIN senior management (“FD shares”). The selected transactions used in this comparison were selected because the respective target company possessed, in GCA Advisors’ judgment, similar operating or financial performance characteristics to those of GAIN. No company or transaction used in the selected transactions analyses is identical to GAIN or the merger. GCA Advisors noted that none of these companies have the same management, composition, industry, size or operations as GAIN. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies and transactions to which GAIN and the merger, respectively, are being compared.
The transactions analyzed, together with their respective announcement dates, are listed below ($ in millions):
Date Announced	Acquirer	Target	Enterprise Value
4/25/2013	GAIN Capital Holdings, Inc.	Global Futures & Forex, Ltd.	$108
10/31/2014	GAIN Capital Holdings, Inc.	City Index (Holdings) Limited	$148
3/25/2015(1)	Rakuten Securities, Inc.	FXCM Japan Securities Co., Ltd.	$62
4/1/2015(2)	Playtech PLC	TradeFX Limited	$493
8/23/2017(3)	Playtech PLC	ACM Group Limited (a/k/a Alpha)	$150
(1)
Based on Pro Forma Adjustments disclosed by FXCM Inc. that are directly attributable to the transaction, factually supportable and expected to have a continuing impact on FXCM Inc.’s operating results.

(2)	Based on sum of upfront cash consideration of €208MM and contingent consideration cap of €250MM. Total consideration converted to USD based on conversion rate of 1.0771 USD to EUR at announcement.
(3)
Based on total consideration cap of $150MM. Transaction structured as upfront payment of $5MM, two staged payments based on 1.0x EBITDA of 2017 and 2018; and contingent consideration based on 5.2x the 2019 EBITDA, minus the initial payment and 2017 and 2018 payments.

Summary Revenue Multiples for the selected transactions are listed below (with multiples less than 0.0x or more than 60.0x excluded as not meaningful):
	High	Low
Revenue Multiple	5.6x	1.1x
GCA Advisors compared such range of the revenue multiples to the implied revenue multiple of GAIN as of December 31, 2019, which was 1.1x.

Discounted Cash Flow Analysis
GCA Advisors used the financial projections of GAIN for fiscal years 2020 and 2021 contained in the January 2020 Projections (as described below under “The Merger (Proposal 1)—Certain Financial Projections”), in each case as prepared by GAIN’s management to perform a discounted cash flow analysis, based on unlevered free cash flow as described in the section entitled “Projected Financial Information” below (the “projections”). In conducting this analysis, GAIN management has not provided, and GCA Advisors has not relied on, any financial forecast beyond the calendar year 2021 due to the volatile nature of GAIN’s business per GAIN management, and GCA Advisors otherwise assumed that GAIN would perform in accordance with the projections provided by management. GCA Advisors estimated GAIN’s perpetual unlevered free cash flows by applying terminal growth rates of (1.0%) to 1.0%, based on GCA Advisors comparative analysis and its judgment, and then discounted the unlevered free cash flows projected through fiscal year 2021 and the perpetual unlevered free cash flows to present values using discount rates ranging from 12.9% to 14.9%. GCA Advisors considered publicly available data, including FactSet, CapitalIQ financial databases and Duff &Phelps data published on Duff & Phelps’s website and in Duff & Phelps’s 2017 Valuation Handbook—Guide to Cost of Capital, when analyzing the range of discount rates for the unlevered free cash flows of GAIN, including: (i) a U.S. risk-free rate of 2.9%, based on trailing 10-year average 20-year treasury yield, (ii) a beta estimate of 0.6 to 1.7, measured over a 52-week period, (iii) an equity market risk premium of 6.9% and (iv) a size premium of 5.6%. This method of analysis, varying the discount rate from 12.9% to 14.9% and the terminal growth rate from (1.0%) to 1.0%, indicated a range of implied per share values of $5.06 to $6.83. In addition, this method of analysis, when holding the discount rate constant at the midpoint of 13.9% and varying the terminal growth rate from (1.0%) to 1.0%, indicated a range of implied per share values of $5.46 to $6.23, based on the FD shares. GCA Advisors then compared this range of per share values for the common stock implied by the discounted cash flow analysis to the $6.00 per share merger consideration.
Other Information
GCA Advisors also reviewed the volume-weighted average price of the common stock for the 30-trading day period ending February 21, 2020, which was $3.80 per share, the 60-trading day period ending February 21, 2020, which was $3.96 per share, the 90-trading day period ending February 21, 2020, which was $4.05, the 12-month period ending February 21, 2020, which was $4.78 per share, the two-year period ending February 21, 2020, which was $7.53, and the three-year period ending February 21, 2020, which was $7.42, and, in each case, compared them to the merger consideration. GCA Advisors noted that these trading ranges were presented for reference purposes only, and were not relied upon for valuation purposes.
GCA Advisors also reviewed the consideration paid in completed or announced acquisitions of 28 U.S. publicly traded technology and financial services target companies, with implied transaction values between $100 million and $750 million, announced or completed since January 1, 2017 through February 21, 2020, and calculated the premiums paid in these transactions over (a) the last unaffected stock price prior to announcement, which range (based on the 25th through 75th percentile for the set of transactions) was 11% to 36%, and (b) the volume-weighted average stock price of the target company for a period of 30 calendar days prior to the announcement of the proposed acquisition, which range (based on the 25th through 75th percentile for the set for transactions) was 12% to 37%, and, in each case, compared them to the applicable premium implied by the $6.00 per share merger consideration, as applied to GAIN’s closing stock price on February 21, 2020, which was 72%, and the 30-calendar day volume-weighted average price of the common stock for the period ending on February 21, 2020, which was 65%. GCA Advisors noted that this premiums analysis was presented for reference purposes only, and was not relied upon for valuation purposes.
Miscellaneous
The foregoing description is only a summary of the analyses and examinations that GCA Advisors deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by GCA Advisors. The preparation of a fairness opinion necessarily is a complex process involving subjective judgment and is not necessarily susceptible to partial analysis or summary description. GCA Advisors believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the board of directors. In addition, GCA Advisors may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of GCA Advisors with respect to the actual value of GAIN.
In performing its analyses, GCA Advisors made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of GAIN. The analyses performed by GCA Advisors are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by GCA Advisors with respect to its opinion and were provided to the board of directors in connection with the delivery of the GCA Advisors opinion that, as of February 26, 2020, and subject to the assumptions, qualifications and limitations set forth therein, the merger consideration to be received by the holders of common stock (other than as set forth in such opinion) pursuant to the merger agreement is fair, from a financial point of view, to such holders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.
As described above, GCA Advisors’ opinion and presentation were among the many factors the board of directors took into consideration in making its determination to approve the merger agreement, and should not be viewed as determinative of the views of the board of directors or management with respect to the merger or the merger consideration. GCA Advisors did not recommend any specific consideration to the board of directors or state that any specific consideration constituted the only appropriate consideration.
GCA Advisors has acted as financial advisor to the board of directors in connection with the merger and its opinion and will receive a fee for its services of approximately $4.75 million, $100,000 of which has been earned upon the execution of the engagement agreement, $1 million of which was payable upon rendering of its opinion, and the balance of which will be paid contingent upon the consummation of the merger, and GAIN has agreed to reimburse GCA Advisors’ expenses and indemnify GCA advisors against certain liabilities arising out of its engagement with GCA Advisors.
In the two years prior to the date of its written opinion, except for GCA Advisors’ current engagement, GCA Advisors has not been engaged to provide financial advisory or other services to GAIN, and GCA Advisors has not received any compensation from GAIN during such period. GCA Advisors has not, in the two years prior to the date of its written opinion at any time, provided financial advisory or other services to INTL or Merger Sub, and GCA Advisors has not received any compensation from INTL or Merger Sub during such period. However, GCA Advisors may seek to provide such services to INTL or its affiliates in the future and receive fees for such services.
The full text of the written opinion that GCA Advisors delivered to GAIN’s board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and qualification and limitations on the review undertaken by GCA Advisors, is attached as Annex F to this proxy statement. You should read the opinion carefully in its entirety. The summary of the opinion of GCA Advisors set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. GCA Advisors delivered its opinion to GAIN’s board of directors for the benefit and use of GAIN’s board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. GCA Advisors’ opinion does not constitute a recommendation to GAIN’s board of directors or any committee thereof, GAIN’s stockholders, or any other person as to any specific action that should be taken in connection with the merger, including whether GAIN’s stockholders should vote for the proposal to adopt the merger agreement. The opinion does not address GAIN’s underlying business decision to enter into the merger agreement, or the relative merits of the merger as compared to any alternatives that may be available to GAIN. GCA Advisors was not asked to, nor has it, offered any opinion as to the material terms of the merger agreement (other than as expressly set forth in the last paragraph of the opinion with respect to the fairness of the merger consideration) or the structure of the merger.
Projected Financial Information
GAIN does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods due to, among other reasons, the unpredictability and uncertainty of the underlying assumptions and estimates. However, we provided GCA Advisors with the June 2019 Projections, the September 2019 Projections and the January 2020 Projections (each, as described and summarized below) at the request of the GAIN board of directors, and the January 2020 Projections were approved by the GAIN board of directors for GCA Advisors to rely (and were relied) on in performing their financial analyses as described further under “The Merger (Proposal 1)—Opinion of GAIN’s Financial Advisor.”
GAIN initially prepared financial projections in June 2019, which we refer to as the “June 2019 Projections,” for the fiscal years 2019, 2020, 2021, 2022 and 2023, in connection with the GAIN board’s review of strategic alternatives.
In September 2019, in connection with the GAIN board’s review of strategic alternatives, the GAIN management updated the June 2019 Projections, which updated projections we refer to as the “September 2019 Projections,” to reflect GAIN’s then-recent performance, GAIN management’s then-current expectations for fiscal years 2019 to 2023 and GAIN management’s view that market conditions were unlikely to improve during the remainder of fiscal year 2019.
In January 2020, in connection with the GAIN board’s review of strategic alternatives and for the purpose of the financial analyses of GCA Advisors, GAIN management updated the September 2019 Projections, which updated projections we refer to as the “January 2020 Projections,” to reflect GAIN management’s updated projections for fiscal year 2020 and to account for then-estimated full-year 2019 performance. In addition, the January 2020 Projections reflected GAIN management’s then-current expectations, reflecting, among other items, changes in share count to 2021 and GAIN management’s view that unfavorable market conditions from fiscal year 2019 were likely to persist through 2020. In view of the unpredictability and uncertainty inherent in making 5-year projections, GAIN management determined that it could only reasonably prepare projections for fiscal years 2020 and 2021 for the purpose of the financial analyses of GCA Advisors in connection with rendering its opinion to the GAIN board of directors. As a result, the January 2020 Projections were limited to fiscal years 2020 and 2021.
The June 2019 Projections were provided to Party A, Party B and two other potential bidders. The September 2019 Projections were provided to INTL, Party B and two other potential bidders. The January 2020 Projections were provided to INTL in the course of its due diligence. In addition, the January 2020 Projections were provided to the GAIN board of directors and GCA Advisors and were approved by GAIN’s board of directors for use by GCA Advisors for purposes of its financial analyses as described further under “The Merger (Proposal 1)—Opinion of GAIN’s Financial Advisor.” None of the 2019 Projections or the September 2019 Projections were approved by the GAIN board of directors for use, or were used, for the purposes of GCA Advisors’ financial analyses as described further under “The Merger (Proposal 1)—Opinion of GAIN’s Financial Advisor.”
We have included a summary of the June 2019 Projections, the September 2019 Projections and the January 2020 Projections, which we refer to as the “Projections” below, to give stockholders access to certain nonpublic information provided to the GAIN board of directors for purposes of considering and evaluating GAIN’s strategic and financial alternatives, including the merger, and to GCA Advisors in connection with its financial analyses that were based solely on the January 2020 Projections. The inclusion of the Projections should not be regarded as an indication that INTL, Merger Sub or the GAIN board of directors, GCA Advisors, any of their respective affiliates, officers, directors, advisors or other representatives, or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results.
The Projections and the underlying assumptions upon which the Projections were based are subjective in many respects. The Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions, changes to the business, financial condition or results of operations of GAIN and other matters, including those described under “Caution Regarding Forward-Looking Statements,” many of which are difficult to predict, subject to significant economic and competitive uncertainties, are beyond GAIN’s control and may cause the Projections or the underlying assumptions to be inaccurate. Since the Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The Projections do not take into account any circumstances or events occurring after the date they were prepared. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. The Projections were prepared for internal use and provided to our board of directors and GCA Advisors, and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. For example, certain metrics included in the Projections are non-GAAP measures, and the Projections do not include footnote disclosures as may be required by GAAP. Neither GAIN’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the Projections below. No one has made or makes any representation to any stockholder regarding the information included in the Projections.
For the foregoing reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as an indication that such Projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, GAIN does not intend to update, or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.
The following is a summary of the June 2019 Projections (dollars in millions, except for Earnings Per Share):
	Fiscal Year End
	2019E	2020E	2021E	2022E	2023E
Total Revenue	$277.5	$366.5	$421.0	$460.5	$489.5
EBITDA	$18.0	$89.4	$137.3	$169.1	$190.2
EPS	$(0.52)	$1.19	$2.33	$3.31	$4.15
The following is a summary of the September 2019 Projections (dollars in millions, except for Earnings Per Share):
	Fiscal Year End
	2019E	2020E	2021E	2022E	2023E
Total Revenue	$262.6	$362.0	$417.6	$456.0	$485.4
EBITDA	$8.0	$88.1	$139.7	$170.3	$191.9
EPS	$(0.76)	$1.13	$2.31	$3.22	$4.03
The following is a summary of the January 2020 Projections (dollars in millions, except for Earnings Per Share):
	Calendar Year End
	2020E	2021E
Total Revenue	$264	$286
Adjusted EBITDA	$37	$62
Unlevered Free Cash Flow(1)	$32	$49
EPS	$0.07	$0.63
(1)
Unlevered Free Cash Flow is earnings before interest and taxes, less cash tax expense, less capital expenditures, plus depreciation and amortization, less changes in net working capital. Unlevered Free Cash Flow was calculated by GCA Advisors and approved by GAIN management to be part of the January 2020 Projections for use in GCA Advisors’ financial analyses in connection with rendering its opinion to the GAIN board of directors. Non-cash compensation based expense is treated as a cash expense.

Interests of GAIN’s Directors and Executive Officers in the Merger
In considering the recommendation of the GAIN board to approve and adopt the merger agreement, you should be aware that some of GAIN’s directors and executive officers have interests in the merger that are different from, or in addition to, those of GAIN stockholders generally. The GAIN board was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending to our stockholders that the merger agreement be approved. These interests are described and quantified below.
On April 2, 2019, Jason Granite, a member of the GAIN board, notified GAIN that he was resigning, effective immediately. Effective September 30, 2019, Samantha Roady, GAIN’s former President of the retail business stepped down from her position. Mr. Granite and Ms. Roady are not entitled to any payments or benefits in connection with the transaction, other than the merger consideration that he or she will receive to the extent that he or she is a stockholder of GAIN.
Equity-Based Awards
GAIN’s executive officers currently hold vested and unvested stock options and restricted stock units (“RSUs”).
At or immediately prior to the effective time of the merger, to the extent required or permitted by the applicable employee plan, the equity-based awards then held by GAIN executive officers and non-employee directors would be treated as follows:
•
Stock Options. Each outstanding stock option, whether exercisable or not yet exercisable, will be canceled in exchange for an amount in cash equal to the excess of the merger consideration over the exercise price. If the exercise price is greater than or equal to the merger consideration, the stock options will be canceled without any consideration being paid.

•
RSUs. Each outstanding RSU, whether vested or unvested, will be canceled, and entitle the holder of each RSU to an amount in cash equal to the merger consideration. The number of shares of stock underlying any restricted stock unit that is subject to performance-based vesting will be determined as follows: (x) if the performance period applicable to such award has concluded, based on actual performance during the performance period and (y) if the performance period applicable to such award has not concluded, assuming target performance.

•
Restricted Stock. Each outstanding share of restricted stock, whether vested or unvested, will be canceled and entitle the holder of such restricted stock award to an amount in cash equal to the merger consideration.

Employee Stock Purchase Plan
GAIN will, prior to the effective time of the merger, take all actions reasonably necessary to terminate GAIN’s 2011 Employee Stock Purchase Plan (the “ESPP”) and all outstanding rights thereunder as of immediately prior to and contingent upon the effective time of the merger. From and after the date of the merger agreement, GAIN will take all actions reasonably necessary to ensure that (i) the existing participants in the ESPP may not increase their elections with respect to the current offering period, (ii) no employee who was not a participant in the ESPP as of the end of the day on February 25, 2020 may become a participant in the ESPP, (iii) the aggregate number of shares of GAIN common stock purchasable during the current offering period will not exceed 134,000 shares of GAIN common stock and (iv) no offering period will commence after the current offering period and before the effective time of the merger.
Employment Agreements
Mr. Stevens, GAIN’s Chief Executive Officer and President, entered into a new employment agreement with GAIN on October 22, 2018. Mr. Stevens’s employment agreement provides for certain payments and benefits depending upon the circumstances of his termination of employment. The employment agreement additionally provides for enhanced severance payments and benefits described below in the event of a termination of Mr. Stevens’s employment, specifically in the case of a termination by GAIN without “cause” (as defined in the employment agreement) or a resignation for “good reason” (as defined in the employment agreement) on or within 18 months after a change in control.
In the event of a termination by GAIN without “cause” or a resignation for “good reason” on or within 18 months following a change in control, Mr. Stevens would be entitled to a lump sum payment equal to (i) 24 months of his base salary, (ii) accrued and unpaid incentive compensation for the fiscal year prior to such termination; (iii) incentive compensation for the termination year (prorated based on the formula set forth in the employment agreement); (iv) an amount equal to two times his aggregate target incentive compensation for the termination year; and (v) continued health benefits for 24 months following his termination of employment. Under the employment agreement, the payment is dependent upon Mr. Stevens (i) executing a waiver and release of claims against GAIN and its affiliates and (ii) complying with specified restrictive covenants including perpetual confidentiality and 18-month post-employment non-solicitation and non-competition.
If Mr. Stevens dies or his employment is terminated due to disability, whether or not following a change in control, Mr. Stevens (or his estate) would be entitled to receive (i) incentive compensation for the termination year (prorated based on the formula set forth in the employment agreement) and (ii) base salary continuation payments in an amount equal to 24 months’ of his then current base salary, which would either be paid via a lump sum (in the case of Mr. Stevens’s death) or through salary continuation payments (in the event of a termination of Mr. Stevens’s employment due to disability). The pro rata incentive compensation would be paid when such incentive compensation was paid to other executives.
Mr. Rose became our Chief Financial Officer in October 2015, and his existing employment agreement with City Index (Holdings) Limited, which was acquired by the Company in April 2015, remained in effect subsequent to the acquisition and throughout 2015. The employment agreement requires 12 months’ prior notice of a termination of his employment absent certain circumstances specified in his employment agreement, including gross misconduct, negligent or incompetent performance of his duties or conviction of a criminal offense. During the applicable notice period (including any period of garden leave), Mr. Rose is entitled to receive, his base salary and benefits in the ordinary course. The employment agreement does not contain any enhanced change in control severance terms. Mr. Rose’s employment agreement contains specified restrictive covenants including perpetual confidentiality and 12-month post-employment non-solicitation and non-competition.
The Company entered into an employment agreement with Mr. Hine, GAIN’s Chief Operating Officer, in November 2017. The employment agreement provides for severance payments in the event of a termination of Mr. Hine’s employment, specifically in the case of a termination by GAIN without “cause” (as defined in the employment agreement) or a resignation for “good reason” (as defined in the employment agreement). The employment agreement does not contain any enhanced change in control severance terms. In the event of a termination by GAIN “cause” or a resignation for “good reason”, Mr. Hine would be entitled to a lump sum payment equal to 12 months of base salary. Under the employment agreement, the payment is dependent upon Mr. Hine (i) executing a waiver and release of claims against GAIN and its affiliates and (ii) complying with specified restrictive covenants including perpetual confidentiality and for the period of any garden leave imposed by GAIN, non-solicitation and non-competition.
Mr. Rotsztain, GAIN’s General Counsel, Head of Corporate Development and Secretary, entered into a new employment agreement with GAIN on February 4, 2019. The employment agreement provides for severance payments in the event of a termination of Mr. Rotsztain’s employment, specifically in the case of a termination by GAIN without “cause” (as defined in the employment agreement) or a resignation for “good reason” (as defined in the employment agreement) on or within 12 months after a change in control.
In the event of a termination by GAIN without “cause” or a resignation for “good reason” on or within 12 months following a change in control, Mr. Rotsztain would be entitled to a lump sum payment equal to (i) 24 months of his base salary, (ii) a lump sum payment equal to accrued and unpaid incentive compensation for the fiscal year prior to such termination (which amount shall be equal to the actual incentive compensation achieved for such fiscal year); (iii) incentive compensation for the termination year (prorated based on the formula set forth in the employment agreement); (iv) an amount equal to two times his aggregate target incentive compensation for the termination year; and (v) continued health benefits for 24 months following his termination of employment. Under the employment agreement, the payment is dependent upon Mr. Rotsztain (i) executing a waiver and release of claims against GAIN and its affiliates and (ii) complying with specified restrictive covenants regarding perpetual confidentiality and 12-month post-employment non-solicitation and non-competition.
None of the executives’ employment agreements provide for the payment of any tax gross-up in the event that the applicable severance benefits cause the executive to be liable for the payment of golden parachute excise taxes. We can, however, reduce the severance benefits to a level below that which would cause the executive to be liable for the payment of golden parachute excise taxes if he or she would receive a greater net after-tax benefit by receiving the reduced severance benefits rather than receiving the full severance benefits and having to pay the excise taxes.
Golden Parachute Compensation
The table below sets forth, for each of GAIN’s named executive officers (as well as GAIN’s other executive officers and directors), estimates of the amounts of compensation that are payable in connection with or otherwise relate to the merger and that will or may become payable to the named executive officer, executive officer or director either immediately on the consummation of the merger or on a qualifying termination of employment within two years after the merger. GAIN’s stockholders are being asked to approve, on a non-binding, advisory basis, such compensation for these named executive officers (see the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 88 of this proxy statement). Because the vote to approve such compensation is advisory only, it will not be binding on either GAIN or INTL. Accordingly, if the merger is approved by GAIN’s stockholders and the merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation, subject only to the conditions applicable to the vote to approve the merger, which are described in the footnotes to the table and above under the section entitled “The Merger (Proposal 1) —Interests of GAIN’s Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement.
The estimates in the table assume that the merger became effective on December 31, 2020 and that, immediately after the consummation of the merger, each executive’s employment had been terminated by GAIN without “cause” or by the executive for “good reason.” See the footnotes to the table for additional assumptions.
The table also sets forth estimates of the amounts of such compensation for GAIN’s executive officers other than the named executive officers. GAIN’s stockholders are not being asked to approve such compensation for these individuals.
As described in the section entitled “The Merger (Proposal 1)—Interests of GAIN’s Directors and Executive Officers in the Merger—Employment Agreements” beginning on page 52 of this proxy statement, the amounts payable to Mr. Stevens and Mr. Rotsztain are subject to reduction under the applicable employment agreement to the extent necessary for the executive officer to avoid the excise tax imposed under Section 4999 of the Code, if such reduction would result in the executive officer retaining a higher amount of the payments (net of the excise and other taxes) than if such reduction were not made. The table does not take into account any such reduction.
Name(1)	Cash ($)(2)	Equity ($)(3)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)	Total ($)
Named Executive Officers
Glenn H. Stevens, President and Chief Executive Officer	6,400,000(5)	1,721,856	0	36,000	0	8,157,856
Nigel Rose, Chief Financial Officer	656,813(6)	346,653	0	3,566	0	1,007,032
Alastair Hine, Chief Operating Officer	624,375(7)	281,757	0	0	0	906,132
Diego Rotsztain, Head of Corporate Development, General Counsel and Secretary	2,240,000(8)	459,794	0	36,000	0	2,735,794
Directors
Joseph A. Schenk, Chairman of the Board	0	102,091	0	0	0	102,091
Tom Bevilacqua	0	7,645	0	0	0	7,645
Christopher W. Calhoun	0	11,468	0	0	0	11,468
Alex Goor	0	11,468	0	0	0	11,468
Doug Rhoten	0	0	0	0	0	0
Christopher S. Sugden	0	11,468	0	0	0	11,468
Peter Quick	0	124,360	0	0	0	124,360

(1)
On April 2, 2019, Jason Granite, a member of the GAIN board, notified GAIN that he was resigning, effective immediately. Effective September 30, 2019, Samantha Roady, GAIN’s former President of the retail business stepped down from her position. Mr. Granite and Ms. Roady are not entitled to any payments or benefits in connection with the transaction, other than the merger consideration that he or she will receive to the extent that he or she is a stockholder of GAIN.

(2)
The amounts included in this column are (i) the severance payments that each executive officer would receive under the executive’s employment agreement described in the section entitled “The Merger (Proposal 1)—Interests of GAIN’s Directors and Executive Officers in the Merger—Employment Agreements” and (ii) the accelerated payment of deferred cash awards that each executive officer received in lieu of a 2020 long-term equity award. The following table shows additional information about the types of cash payments that would be received by the executive officers based on the assumptions set forth below. None of the directors are eligible for payments in this column. The severance payments pursuant to the employment agreements are double-trigger payments.

	Severance Amount ($)	Incentive Compensation for the Termination Year ($)	Incentive Compensation Multiple ($)	Deferred Cash Award ($)(a)	Total ($)(b)
Named Executive Officers	—	—	—	—	—
Glenn H. Stevens, President and Chief Executive Officer	1,300,000	750,000	3,000,000	1,350,000	6,400,000
Nigel Rose, Chief Financial Officer	356,813	0	0	300,000	656,813
Alastair Hine, Chief Operating Officer	324,375	0	0	300,000	624,275
Diego Rotsztain, Head of Corporate Development, General Counsel and Secretary	850,000	200,000	800,000	390,000	2,240,000
(a)
The amounts set forth in this column are the payment of deferred cash grants that each executive officer received in lieu of a 2020 long-term equity award. Such amounts are payable in a lump sum on certain terminations of employment following a change in control.

(b)
For purposes of quantifying the potential payments and benefits described in this table, the following assumptions were used. The actual amounts payable following a termination of employment would depend on the date of termination, the manner of termination and the terms of the agreements in effect at such time.

•	The merger is assumed to have been consummated on June 30, 2020.
•
Each executive officer is assumed to experience a termination without cause or for good reason (if applicable under the terms of the applicable employment agreement) immediately following the consummation of the merger.

•	Compensation levels on the date of termination are assumed to be the same as those as of January 1, 2020.
(3)
The following table provides additional information regarding the equity holdings of each executive officer and director that will be canceled and exchanged for the merger consideration in connection with the consummation of the merger.

Name	Value of Unvested Stock Options ($)	Value of Vested Stock Options ($)	Value of Restricted Stock ($)	Value of RSUs ($)	Value of PSUs ($)	Total ($)
Named Executive Officers
Glenn H. Stevens, President and Chief Executive Officer	0	0	0	701,418	1,020,438	1,721,856
Nigel Rose, Chief Financial Officer	0	0	0	183,843	162,810	346,653
Alastair Hine, Chief Operating Officer	0	0	0	123,147	158,610	281,757
Diego Rotsztain, Head of Corporate Development, General Counsel and Secretary	0	0	0	241,028	218,766	459,794
Directors
Joseph A. Schenk, Chairman of the Board	0	86,800	0	15,291	0	102,091
Tom Bevilacqua	0	0	0	7,645	0	7,645
Christopher W. Calhoun	0	0	0	11,468	0	11,468
Alex Goor	0	0	0	11,468	0	11,468
Doug Rhoten	0	0	0	0	0	0
Christopher S. Sugden	0	0	0	11,468	0	11,468
Peter Quick	0	112,892	0	11,468	0	124,360
(4)
The amounts included in this column reflect benefits provided to executive officers pursuant to the applicable employment agreement which respectively provides the applicable executive officer to continued health benefits for 24 months following termination of employment.

(5)
Pursuant to the terms of his employment agreement, Mr. Stevens is entitled to payment of (i) 24 months’ base salary, plus (ii) a lump sum amount equal to two times his target cash incentive compensation for the termination year, plus (iii) pro rata incentive compensation with respect to the termination year based upon his target incentive compensation for the termination year. Since the table assumes termination as of June 30, 2020, Mr. Stevens’s pro rata incentive compensation payment is reflected as half of the target cash incentive compensation payable to him for the assumed year of termination. The amount set forth in the table is equal to (i) two times Mr. Stevens’s 2020 base salary, $1,300,000, plus (ii) two times Mr. Stevens’s 2020 target cash incentive compensation amount, $3,000,000, plus (iii) half of Mr. Stevens’s 2020 target cash incentive compensation, $750,000.
(6)
Pursuant to the terms of his employment agreement, Mr. Rose is entitled to twelve months’ prior notice of the termination of his employment absent certain circumstances specified in the employment agreement. During the applicable notice period (including any period of garden leave), Mr. Rose is entitled to receive his pay and contractual benefits in the usual way. The amount set forth in the table is equal to 12 months of Mr. Rose’s 2020 base salary, $356,813.

(7)	Pursuant to the terms of his employment agreement, Mr. Hine is entitled to payment of 12 months’ base salary. The amount set forth in the table reflects Mr. Hine’s base salary, $324,375.
(8)
Pursuant to the terms of his employment agreement, Mr. Rotsztain is entitled to payment of (i) 24 months’ base salary, plus (ii) a lump sum amount equal to two times his target cash incentive compensation for the termination year, plus (iii) pro-rata incentive compensation with respect to the termination year based upon his target incentive compensation for the termination year. Since the table assumes termination as of June 30, 2020, Mr. Rotsztain’s pro rata incentive compensation payment is reflected as half of the target cash incentive compensation payable to him for the assumed year of termination. The amount set forth in the table is equal to (i) two times Mr. Rotsztain’s 2020 base salary, $850,000 million, plus (ii) two times Mr. Rotsztain’s 2020 target cash incentive compensation amount, $800,000, plus (iii) half of Mr. Rotsztain’s 2020 target cash incentive compensation, $200,000.

Directors’ and Officers’ Indemnification and Insurance
For information regarding indemnification of GAIN’s directors and executive officers, see the section entitled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 56 of this proxy statement.
Financing of the Merger
Completion of the merger is not subject to a financing condition. INTL has represented in the merger agreement that it has available or will have available to it, as of the date of the closing of the merger, immediately available funds to enable it to consummate the merger. Prior to the closing date, GAIN has agreed to, and to cause its subsidiaries and its and their respective representatives to, use their commercially reasonable best efforts to, on a timely basis, upon the reasonable request of INTL or any of its subsidiaries, provide customary cooperation that is necessary and customary in connection with the financing.
GAIN and its subsidiaries are not required to pay any commitment or other similar fees or incur any other liability or expenses or permit any lien to be placed on any of its respective assets, in each case, prior to the closing of the merger in connection with any financing to be obtained by INTL or its subsidiaries in connection with the transactions. GAIN, its subsidiaries and any of their respective directors or officers are not required to execute any agreement, certificate, document, letter, registration statement or instrument with respect to such financing that would be effective prior to the closing (other than customary authorization letters, but solely to the extent customarily required for financings of the type contemplated).
For more information on INTL’s financing arrangements for the merger, see the sections entitled “The Merger Agreement—Financing of the Merger” beginning on page 56.
Repayment of Convertible Notes
Pursuant to the merger agreement, GAIN and its subsidiaries were required to deliver all notices and take all other actions required to facilitate the repayment in full of all obligations in respect of the 2020 convertible notes on April 1, 2020 in accordance with the terms of the 2020 convertible notes indenture. The 2020 convertible notes are no longer outstanding following GAIN’s satisfaction of all obligations due in respect of such convertible notes on or prior to their scheduled maturity date on April 1, 2020.
In addition, GAIN and its subsidiaries will use their reasonable best efforts to comply with all of their respective obligations under the 2022 convertible notes issued pursuant to the 2022 convertible notes indenture. Following consummation of the merger, each holder of GAIN's outstanding 2022 convertible notes will, pursuant to the terms of the 2022 convertible notes indenture, be entitled to either (a) convert or exchange that holder's 2022 convertible notes into an amount in cash (without interest) for each $1,000 principal amount of the convertible notes held by that holder equal to $6.00 multiplied by the conversion rate for the 2022 convertible notes in effect on the applicable conversion date for the 2022 convertible notes or (b) require the surviving corporation to repurchase that holder's 2022 convertible notes (or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof), for cash on a date specified by GAIN in accordance with the 2022 convertible notes indenture at the applicable Fundamental Change Repurchase Price (as defined in the 2022 convertible notes indenture). Alternatively, holders of the 2022 convertible notes can continue to hold their 2022 convertible notes, which following the effective time will only be convertible or exchangeable into cash as described above.

See the section entitled “The Merger Agreement—Repayment of Convertible Notes” beginning on page 56 of this proxy statement.
Regulatory Clearances and Approvals Required for the Merger
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting period, having expired or been terminated, including the expiration or termination of any applicable waiting period under the HSR Act). Under the terms of the merger agreement, each of GAIN and INTL agrees to use their respective reasonable best efforts (except where the merger agreement specifies a different standard) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and obtaining certain specified regulatory approvals.
Notwithstanding the foregoing, INTL is not be required to (i) take or commit to take any action that would reasonably be expected to result in changes to the business of GAIN or any of its subsidiaries or of INTL or any of its subsidiaries that, if in effect at the start of fiscal year 2019, would have resulted in the reduction of the revenues of GAIN, its subsidiaries, INTL and/or its subsidiaries, by an amount in excess of $25,000,000 in the aggregate, in the 2019 fiscal year or (ii) take or commit to take any actions that would result in incremental payments, costs or expenditures (including reasonable counsel and advisor fees) by GAIN, its subsidiaries, INTL and/or its subsidiaries, on or after the date of the merger agreement (but excluding any payments, costs or expenditures otherwise incurred in connection with the merger agreement or the consummation of the merger), in excess of $12,500,000 in the aggregate in any fiscal year (a “materially burdensome regulatory condition”) (it being understood and agreed that INTL shall be obligated to take any such actions (A) that result in changes to the business of GAIN or any of its subsidiaries or of INTL or its subsidiaries that, if in effect at the start of fiscal year 2019, would have resulted in the reduction of the revenues of GAIN, its subsidiaries, INTL and/or its subsidiaries, by an amount not in excess of $25,000,000 in the aggregate, in the 2019 fiscal year and (B) that would not result in incremental payments, costs or expenditures (including reasonable counsel and advisor fees) to GAIN, its subsidiaries, INTL and/or its subsidiaries, on or after the date of the merger agreement (but excluding any payments, costs or expenditures otherwise incurred in connection with the merger agreement or the consummation of the merger) in excess of $12,500,000 in the aggregate in any fiscal year).
On April 16, 2020, both GAIN and INTL filed notification of the proposed merger with the FTC and the Antitrust Division under the HSR Act. Early termination of the HSR waiting period was received on April 27, 2020.
Accounting Treatment
The merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of GAIN common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as described in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 57 of this proxy statement) whose shares of GAIN common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 57 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Delisting and Deregistration of GAIN Common Stock
Upon completion of the merger, the GAIN common stock currently listed on the NYSE will cease to be listed on the NYSE and will subsequently be deregistered under the Exchange Act.

Appraisal Rights
Under the DGCL, any record holder of GAIN common stock at the close of business on the record date who does not vote in favor of the merger, and who exercises its appraisal rights and fully complies with all of the provisions of Section 262 of the DGCL (but not otherwise), will be entitled to demand and receive payment of the “fair value” for all (but not less than all) of his or her shares of GAIN common stock if the merger is completed. See the section entitled “Appraisal Rights of Stockholders” beginning on page 84 of this proxy statement. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex G.
Litigation Related to the Merger
As of April 27, 2020, purported stockholders of GAIN filed six actions in the United States District Court for the District of New Jersey, the United States District Court for the District of Delaware and the United States District Court of the Southern District of New York, captioned Stein v. GAIN Capital Holdings, Inc., et al., Case No. 3:20-cv-04073 (D.N.J.), Franchi v. GAIN Capital Holdings, Inc., et al., Case No. 1:20-cv-00519 (D. Del.), Sperli v. GAIN Capital Holdings, Inc., et al., Case No. 1:20-cv-03187 (S.D.N.Y.), Sanderson v. GAIN Capital Holdings, Inc., et al., Case No. 1:20-cv-03228 (S.D.N.Y.), Raul v. GAIN Capital Holdings, Inc., et al., Case No. 1:20-cv-03211 (S.D.N.Y.) and Ye He v. GAIN Capital Holdings, Inc., et al., Case No. 2:20-cv-05026 (D.N.J.), respectively. The complaints, the second of which is a putative class action complaint, allege that a preliminary version of the proxy statement filed with the SEC on April 10, 2020 was materially incomplete, false or misleading in certain respects, thereby allegedly violating Sections 14(a) and 20(a) of the Exchange Act (15 U.S.C. § § 78n(a), 78t(a)), and SEC Rule 14a-9 (17 C.F.R. § 240.14a-9) or 17 C.F.R. § 244.100 promulgated thereunder. The complaints name as defendants each member of the GAIN board of directors and purport to seek injunctive relief and money damages, including reasonable attorneys’ fees. GAIN and the defendants believe the allegations in these actions are without merit.

THE MERGER AGREEMENT
The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, dated as of February 26, 2020, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.
Explanatory Note Regarding the Merger Agreement
The following summary of the Agreement and Plan of Merger, dated as of February 26, 2020, a copy of which is attached hereto as Annex A to this proxy statement, is intended to provide information regarding the terms of the merger agreement and is not intended to modify or supplement any factual disclosures about GAIN in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to GAIN or any of its subsidiaries or affiliates. The merger agreement contains representations and warranties by GAIN, INTL and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by the disclosure schedules to the merger agreement; were made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in GAIN’s public disclosures.
Additional information about GAIN may be found elsewhere in this proxy statement and GAIN’s other public filings. See the section entitled “Where You Can Find More Information,” beginning on page 97 of this proxy statement.
Structure of the Merger
At the effective time of the merger, Merger Sub will be merged with and into GAIN in accordance with the DGCL. As a result of the merger, the separate existence of Merger Sub will cease, and GAIN will be the surviving corporation. At the effective time of the merger and by virtue of the merger, the certificate of incorporation of GAIN will be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the effective time of the merger, except (a) to change the name of the surviving corporation to GAIN and (b) as otherwise required by the merger agreement to maintain in effect provisions regarding elimination of liability of directors and indemnification of officers, directors, employees, fiduciaries and agents described in the section entitled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 73 of this proxy statement, and as so amended will be the amended and restated certificate of incorporation of the surviving corporation. The bylaws of Merger Sub in effect at the effective time of the merger will be the bylaws of the surviving corporation. From and after the effective time of the merger, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the effective time of the merger will be the directors of the surviving corporation and the officers specified by INTL will be the officers of the surviving corporation.
Closing and Effective Time of the Merger
Unless another time, date or place is mutually agreed in writing by GAIN and INTL, the closing of the merger will take place as soon as possible, but in any event no later than three business days after the date the closing conditions set forth in the merger agreement and described in the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 75 of this proxy statement (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions. The merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as may be specified in the certificate of merger. As of the date of this proxy statement, we expect to complete the merger in mid-2020. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below, and it is possible that factors outside the control of GAIN or INTL could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.
Effect of the Merger on GAIN Common Stock
At the effective time of the merger, each share of GAIN common stock outstanding immediately prior to the effective time of the merger (other than shares owned by GAIN (as treasury stock), INTL or any of their respective subsidiaries, Merger Sub or any stockholder who has properly demanded appraisal rights in accordance with Delaware law, together, the “excluded shares”) will be converted into the right to receive $6.00 in cash, without interest. As of the effective time of the merger, all such shares of GAIN common stock will no longer be outstanding and will automatically be cancelled and retired and cease to exist, and will thereafter represent only the right to receive the merger consideration to be paid in accordance with the terms of the merger agreement.
At the effective time of the merger, each share of GAIN common stock held by GAIN (as treasury stock) or owned by INTL, Merger Sub or any other subsidiary of INTL will be canceled without payment of any consideration. At the effective time of the merger, each share of GAIN common stock held by any subsidiary of GAIN will be converted into such number of shares of stock of the surviving corporation such that each such subsidiary owns the same percentage of the outstanding capital stock in the surviving corporation immediately following the effective time of the merger as such subsidiary owned in GAIN immediately prior to the effective time of the merger. In addition, shares of GAIN common stock outstanding immediately prior to effective time of the merger and held by a stockholder who has not voted in favor of the merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with Delaware law will not be converted into the right to receive the merger consideration, unless and until such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If any holder of GAIN common stock that demands appraisal rights properly perfects such rights, such holder will be entitled to the fair value of such shares as determined by the Delaware Court of Chancery plus interest, if any, on the amount determined to be the fair value, as further described in the section entitled “Appraisal Rights of Stockholders” beginning on page 84 of this proxy statement.
Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation.
Procedures for Surrendering Shares for Payment
Prior to the effective time of the merger, INTL will appoint an exchange agent reasonably acceptable to GAIN for the purpose of exchanging for the merger consideration certificates representing shares of GAIN common stock or uncertificated shares of GAIN common stock. At or prior to the effective time of the merger, INTL will make available to the exchange agent the merger consideration to be paid in respect of the certificates representing shares of GAIN common stock or uncertificated shares of GAIN common stock.
As promptly as reasonably practicable after the effective time of the merger (but no later than five business days thereafter), INTL will send, or cause the exchange agent to send, to each holder of shares of GAIN common stock at the effective time of the merger a letter of transmittal and instructions (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of certificates representing shares of GAIN common stock or transfer of uncertificated shares of GAIN common stock to the exchange agent) for use in such exchange.
Each holder of shares of GAIN common stock that have been converted into the right to receive the merger consideration will be entitled to receive, upon (i) surrender to the exchange agent of a certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, in each case (i) or (ii), the merger consideration in respect of GAIN common stock represented by a certificate or uncertificated share. Until so surrendered or transferred, as the case may be, each such certificate or uncertificated share will represent after the effective time of the merger for all purposes only the right to receive such merger consideration.

If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it will be a condition to such payment that (i) either such certificate be properly endorsed or otherwise be in proper form for transfer or such uncertificated share be properly transferred and (ii) the person requesting such payment must pay to the exchange agent any transfer or other taxes required as a result of such payment or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.
After the effective time of the merger, there will be no further registration of transfers of shares of GAIN common stock. If, after the effective time of the merger, certificates representing shares of GAIN common stock or uncertificated shares of GAIN common stock are presented to the surviving corporation or the exchange agent, they will be canceled and exchanged for the merger consideration.
Any portion of the merger consideration made available to the exchange agent for payment to the stockholders that remains unclaimed by the holders of GAIN common stock twelve months after the effective time of the merger will be returned to INTL, upon demand, and any such holder who has not exchanged shares of GAIN common stock will thereafter look only to INTL for payment of the merger consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, INTL and its subsidiaries (including the surviving corporation and its subsidiaries) will not be liable to any holder of GAIN common stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar applicable laws. Any merger consideration remaining unclaimed by holders of shares of GAIN common stock immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental authority will, to the extent permitted by applicable law, become the property of INTL free and clear of any claims or interest of any person previously entitled thereto.
Withholding
INTL, the surviving corporation and the exchange agent are entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the merger agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the exchange agent, the surviving corporation or INTL, as the case may be, so withholds amounts, such amounts will be treated for all purposes of the merger agreement as having been paid to the holder of the shares of GAIN common stock, GAIN stock options, GAIN restricted stock units or GAIN restricted stock awards, as applicable, in respect of which the exchange agent, the surviving corporation or INTL, as the case may be, made such deduction and withholding.
Treatment of GAIN Equity Awards
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At the effective time of the merger, each outstanding option to purchase shares of GAIN common stock under GAIN’s 2015 Omnibus Incentive Compensation Plan, 2010 Omnibus Incentive Compensation Plan or any predecessor equity compensation plan (the “ICP”) , whether or not exercisable or vested, that is outstanding and unexercised immediately prior to the effective time of the merger will, automatically, become vested as of immediately prior to the effective time of the merger, be canceled, and entitle the holder of each such option to receive (without interest) as soon as reasonably practicable after the effective time of the merger an amount in cash determined by multiplying (i) the excess, if any, of the per share merger consideration over the applicable exercise price of such stock option, by (ii) the number of shares of GAIN common stock such holder could have purchased (assuming full vesting of all stock options) had such holder exercised such stock option in full immediately prior to the effective time of the merger, less applicable taxes required to be withheld with respect to such payment. For the avoidance of doubt, any stock option which has an exercise price per share of GAIN common stock that is greater than or equal to the merger consideration will be cancelled at the effective time of the merger for no consideration or payment.

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At the effective time of the merger, each (i) restricted stock unit and (ii) restricted stock award, in each case, with respect to shares of GAIN common stock granted under the ICP, whether subject to time-based or performance-based vesting, that is outstanding as of immediately prior the effective time of the merger will, automatically and without any action on behalf of the holder thereof, become vested as of immediately prior to the effective time of the merger and be canceled in exchange for the right to receive (without interest) a cash payment as soon as reasonably practicable after the effective time of the merger from INTL determined by multiplying (I) the per share merger consideration by (II) the number of shares of GAIN common stock underlying such restricted stock unit or restricted stock award, as applicable, as of the effective time of the merger, less applicable taxes required to be withheld with respect to such payment; however, with respect to restricted stock units or restricted stock awards that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the effective time of the merger without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the employee plan and award agreement that will not trigger a tax or penalty.
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For any outstanding restricted stock unit award subject to performance-based vesting, (A) if the performance period applicable to such award has concluded, the number of shares of GAIN common stock underlying such restricted stock unit will be reasonably determined by the compensation committee of the GAIN board of directors based on actual performance during the performance period and (B) if the performance period applicable to such award has not concluded, the number of shares of GAIN common stock underlying such restricted stock unit will, pursuant to the terms of such unit or award, be calculated using the target performance.

Treatment of ESPP
GAIN will, prior to the effective time of the merger, take all actions reasonably necessary to terminate GAIN’s 2011 Employee Stock Purchase Plan (the “ESPP”) and all outstanding rights thereunder as of immediately prior to and contingent upon the effective time of the merger. From and after the date of the merger agreement, GAIN will take all actions reasonably necessary to ensure that (i) the existing participants in the ESPP may not increase their elections with respect to the current offering period, (ii) no employee who was not a participant in the ESPP as of the end of the day on February 25, 2020 may become a participant in the ESPP, (iii) the aggregate number of shares of GAIN common stock purchasable during the current offering period will not exceed 134,000 shares of GAIN common stock and (iv) no offering period will commence after the current offering period and before the effective time of the merger.
Representations and Warranties
GAIN’s representations and warranties to INTL in the merger agreement relate to, among other things:
•	The organization, good standing and qualification of GAIN and its subsidiaries;
•	The corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;
•	Required regulatory filings and authorizations, consents or approvals of governmental entities;
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The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement;

•	The capital structure of GAIN and its subsidiaries;
•	The reports, schedules, forms, statements and other documents required to be filed with the SEC and other regulatory agencies and the accuracy of the information contained in those documents;
•	The financial statements of GAIN and GAIN’s internal system of disclosure controls and procedures concerning financial reporting;
•	The disclosure documents required to be filed with the SEC in connection with the merger (including this proxy statement);
•	The absence of certain changes or events;
•	The absence of certain undisclosed liabilities;
•	Compliance with laws by GAIN and its subsidiaries;
•	The absence of certain litigation, actions, suits, investigations or proceedings;
•	Real property owned or leased by GAIN and its subsidiaries;
•	Ownership of or rights with respect to the intellectual property of GAIN and its subsidiaries;

•	The payment of taxes, the filing of tax returns and other tax matters related to GAIN and its subsidiaries;
•	Compensation and benefits plans, agreements and arrangements with or concerning employees of GAIN and its subsidiaries;
•	Compliance with environmental laws, permits and licenses by GAIN and its subsidiaries and other environmental matters;
•	Certain material contracts of GAIN and its subsidiaries;
•	Brokers’ and finders’ fees and other expenses payable by GAIN;
•	Receipt of the opinion of GCA Advisors with respect to the fairness of the merger consideration from a financial point of view;
•	The applicability of, and GAIN’s compliance with, certain state takeover statutes, including the exemption of the merger from the rights agreement;
•	Permits (and compliance therewith) necessary for the operation of the business by GAIN and its subsidiaries;
•	Compliance with laws and other applicable rules by GAIN’s regulated subsidiaries;
•	Compliance with laws related to labor and employment by GAIN and its subsidiaries;
•	Certain matters related to the insurance policies and arrangements of GAIN and its subsidiaries; and
•	The absence of related party transactions since January 1, 2017.
INTL’s representations and warranties to GAIN in the merger agreement relate to, among other things:
•	The corporate organization, good standing and qualification of each of INTL and Merger Sub;
•	The corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;
•	Required regulatory filings and authorizations, consents or approvals of governmental entities;
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The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement;

•	The accuracy of information supplied by INTL to be included in this proxy statement;
•	Brokers’ and finders’ fees and other expenses payable by INTL;
•	The availability of funds to consummate the merger and pay related fees and absence of financing contingency;
•	The solvency of the surviving corporation after the consummation of the merger;
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The absence of certain actions, suits, arbitrations or proceedings that would prevent, impair or materially delay the ability of INTL or Merger Sub to perform their respective obligations under the merger agreement or to consummate the merger;

•	Beneficial ownership of shares of GAIN common stock by INTL, Merger Sub or any of their respective subsidiaries;
•	The absence of agreements pursuant to which a stockholder of GAIN would be entitled to receive consideration related to the merger of a different amount or nature than the merger consideration;
•	The absence of agreements between INTL or Merger Sub or any of their affiliates, on one hand, and any member of GAIN’s management or GAIN’s board of directors, on the other hand; and
•	The acknowledgement that there are no further representations and warranties made by or on behalf of GAIN, other than in the merger agreement.
None of the representations and warranties in the merger agreement survive the effective time of the merger, except in the case of fraud.

Definitions of “Material Adverse Effect”
Many of GAIN’s representations and warranties in the merger agreement are qualified by a “company material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect). For purposes of the merger agreement, a “company material adverse effect” means any event, change, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of GAIN and its subsidiaries, taken as a whole, excluding any event, change, development, circumstance or effect to the extent arising out of any of the following:
•	Changes in GAAP or in the regulatory accounting requirements applicable to any industry in which GAIN and its subsidiaries operate;
•	Changes in the financial or securities markets or general economic or political conditions in the United States or any other country or region;
•	Changes (including changes in applicable law or interpretations thereof) or conditions generally affecting any of the industries in which GAIN and its subsidiaries operate;
•	Acts of war, sabotage, terrorism or natural disasters;
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The execution, delivery and performance of the merger agreement or the public announcement, pendency or consummation (excluding, in the case of consummation, certain specified representations) of the transactions contemplated by the merger agreement including the impact thereof on the relationships, contractual or otherwise, of GAIN and any of its subsidiaries with employees, customers, suppliers or other third parties;

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Any actions, suits, claims, investigations, stockholder demands or proceedings commenced or, to GAIN’s knowledge, threatened in writing against GAIN or any of its directors or officers or any of GAIN’s subsidiaries or INTL and any of its subsidiaries, as the case may be, that relate to the consummation of the transactions (“transaction litigation”);

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Any failure in and of itself by GAIN and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance or integration synergies for any period (provided that the exception in this clause shall not preclude INTL from asserting that any underlying facts giving rise or contributing to such failure should be taken into account in determining whether there has been, or would reasonably be expected to be, a company material adverse effect);

•	Any action taken (or omitted to be taken) at the written request of INTL or Merger Sub;
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Any change, in and of itself, in the price and/or trading volume of GAIN common stock on the NYSE or any other market in which such securities are quoted for purchase and sale (provided that the exception in this bullet shall not preclude INTL from asserting that any underlying facts giving rise or contributing to such change should be taken into account in determining whether there has been, or would reasonably be expected to be, a company material adverse effect); or

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Any action taken by GAIN or any of its subsidiaries that is required pursuant to the merger agreement, including any actions required under the merger agreement to obtain any approval or authorization under applicable antitrust, competition or other applicable laws for the consummation of the merger.

Notwithstanding these exclusions, any event, change, development, circumstance or effect referred to in the first four bullets will be taken account in determining whether a “company material adverse” effect has occurred or would reasonably be expected to occur to the extent that any such event, change, development, circumstance or effect has a materially disproportional adverse effect on GAIN and its subsidiaries, taken as a whole, relative to the adverse effect such event, change, development, circumstance or effect has on other companies in the same industry or industries in GAIN and its subsidiaries operate (in which case the incremental, but only the incremental, materially disproportionate adverse effect may be taken into account in determining whether a company material adverse effect has occurred).

Certain of INTL’s representations and warranties in the merger agreement are qualified by a “parent material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a parent material adverse effect). For purposes of the merger agreement, a “parent material adverse effect” means any event, change, effect, development or occurrence that would reasonably be expected to prevent, impair or materially delay the ability of INTL or Merger Sub to perform its obligations under the merger agreement or prevent, impair or materially delay the consummation of the merger or the other transactions contemplated by the merger agreement.
Conduct of the Business Pending the Merger
GAIN has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, except as contemplated by the merger agreement, as set forth on the disclosure schedules to the merger agreement, as required by applicable law, or with the prior written consent of INTL (not to be unreasonably withheld, conditioned or delayed), GAIN will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice (including, without limitation, the implementation of its cost-cutting program in effect on the date of the merger agreement) and use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties (including government authorities with jurisdiction over GAIN’s operations, customers, suppliers, licensors, licensees and other third parties) and to keep available the services of its present officers and key employees.
In addition, without limiting the generality of the foregoing, except as expressly contemplated by the merger agreement, as set forth on the disclosure schedules to the merger agreement, or with the prior written consent of INTL (not to be unreasonably withheld, conditioned or delayed), GAIN will not, nor will GAIN permit any of its subsidiaries to:
•	Amend or publicly propose any amendment to its certificate of incorporation, bylaws or other similar organizational documents in any respect;
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(i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for (A) dividends by any of its wholly owned subsidiaries and (B) two regular quarterly cash dividends by GAIN (including one declared on February 27, 2020) in an amount consistent with GAIN’s past practice with customary record and payment dates on the shares of GAIN common stock, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire securities of GAIN or its subsidiaries except pursuant to the GAIN ESPP or GAIN ICP;

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(i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of GAIN securities or its subsidiaries’ securities, other than the issuance of (A) any shares of GAIN common stock upon the exercise of GAIN stock options, GAIN restricted stock awards or GAIN restricted stock units that are outstanding on the date of the merger agreement, (B) any securities of GAIN’s subsidiaries to GAIN or any other subsidiary of GAIN and (C) any shares of GAIN common stock upon the conversion of GAIN’s outstanding convertible notes or (ii) amend any term of any security of GAIN or its subsidiaries, except, in each case, as required by the terms of any compensatory stock option or other compensation plan or arrangement;

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(i) merge or consolidate with any other person, (ii) acquire any interest in any corporation, partnership, other business organization or any division thereof or any assets, securities or property, other than (A) pursuant to specified existing contracts or commitments, (B) acquisitions of assets, securities or property in the ordinary course of business consistent with past practice in an amount not to exceed $1,500,000 per acquisition or $11,500,000 in the aggregate for all such acquisitions unless a transaction otherwise permitted would, or would reasonably be expected to, prevent, enjoin, alter or materially delay the merger, and (C) transactions solely among GAIN and one or more of its wholly owned subsidiaries or solely among GAIN’s wholly owned subsidiaries, or (iii) adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

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Sell, lease, license or otherwise transfer any subsidiary of GAIN or any material assets, securities, properties, interests or businesses, other than (i) pursuant to certain specified existing contracts or commitments, (ii) transactions solely among GAIN and one or more of its wholly owned subsidiaries, (iii) transactions solely among GAIN’s wholly owned subsidiaries or (iv) in the ordinary course of business consistent with past practice for fair market value not to exceed $1,000,000 in the aggregate;
•
Except as permitted by the fourth bullet above, make any material loans, advances or capital contributions to, or investments in, any other person (other than (i) loans or advances between and among GAIN and/or any of its wholly owned subsidiaries, (ii) capital contributions to or investments in its wholly owned subsidiaries and (iii) loans, advances, capital contributions or investments of $1,000,000 or less each, or $2,500,000 in aggregate);

•
Incur any indebtedness for borrowed money or guarantees thereof, other than (i) in an aggregate amount not to exceed $2,500,000 or (ii) incurred between or among GAIN and/or any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries or guarantees by GAIN of indebtedness of any of its wholly owned subsidiaries;

•	Authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than any capital expenditures not to exceed $11,500,000 in the aggregate;
•
Except as required under any company plan or by applicable law, grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any executive officer or director of GAIN; establish, adopt or amend any collective bargaining agreement or any material company plan or increase compensation, bonus or other benefits payable to any employee of GAIN, other than increases in annual base compensation or cash bonus opportunities in the ordinary course of business consistent with past practice with respect to any employee of GAIN whose annual base salary does not exceed $250,000, subject to maximum payout increases;

•
Other than recruiting to fill open positions in the ordinary course of business consistent with past practice, hire any employee whose annual base salary would exceed $250,000 and whose employment is not terminable at-will;

•
Sell, assign, license, sublicense, abandon, allow to lapse, transfer or otherwise dispose of, or create or incur any lien on any material intellectual property owned by GAIN or its subsidiaries, other than in the ordinary course of business consistent with past practice (i) pursuant to non-exclusive licenses or (ii) for the purpose of disposing of obsolete or immaterial assets;

•
(i) voluntarily terminate, modify or amend in any respect materially adverse to GAIN or any of its subsidiaries any material contract other than the expiration or renewal of material contracts, in accordance with their terms, (ii) waive any material term of, or waive any material default under, any material contract other than in the ordinary course of business consistent with past practice, (iii) enter into any contract which contains a change of control or similar provision that would require a material payment to the other party or parties thereto solely as a result of the consummation of the merger or the other transactions contemplated by the merger agreement, or (iv) enter into any contract that contains a non-compete that would be binding on INTL and its subsidiaries (excluding GAIN and its subsidiaries) following the consummation of the merger;

•	Subject to certain exceptions, create or incur any lien on any material tangible asset;
•	Change GAIN’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;
•
Make or change any material tax election, change any annual tax accounting period (except as would not be material), adopt or change any method of tax accounting (except as would not be material) or enter into any material closing agreement with respect to taxes or settle or surrender any material tax claim, audit or assessment;

•
Settle or compromise, or propose to settle or compromise any claim, action, suit, investigation, regulatory examination or other proceeding involving or against GAIN or any of its subsidiaries, other than (i) those involving only a monetary payment by GAIN or any of its subsidiaries in an amount not to exceed $500,000 individually or $5,000,000 in the aggregate, (ii) any settlements for amounts not exceeding the amount reserved on the consolidated balance sheet of GAIN and its subsidiaries as of September 30, 2019 and the footnotes thereto set forth in GAIN’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2019 for such claim, or (iii) transaction litigation if the settlement costs thereof will be paid by insurance;

•
Enter into any material transaction between GAIN or any of its subsidiaries, on the one hand, and any affiliate of GAIN, on the other hand, except in connection with employment or on arms’ length terms;

•
(i) voluntarily terminate, suspend, amend or modify in any material respect any material company permit other than in the ordinary course of business or as required pursuant to the merger agreement or (ii) obtain any additional material company permit (other than in the ordinary course of business) or voluntarily enter a new material regulated line of business that is not currently conducted by GAIN or any of its subsidiaries, except, in each case, (i) and (ii), as required in order to comply with applicable law; or

•	Agree, resolve or commit to do any of the foregoing.
Board Obligation to Call a Stockholders’ Meeting
GAIN has agreed under the merger agreement to cause a meeting of GAIN stockholders to be duly called and held as soon as reasonably practicable after this proxy statement is cleared by the SEC for the purpose of voting to approve and adopt the merger agreement and the merger. Under the merger agreement, the GAIN board of directors is required to (i) recommend approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement by GAIN stockholders, unless there has been an “adverse recommendation change” (as described below), (ii) use its reasonable best efforts to obtain such approval by GAIN stockholders and (iii) otherwise comply with all applicable laws relating to such meeting. As promptly as reasonably practicable after the proxy statement is cleared by the SEC GAIN is required to, in accordance with applicable law and GAIN’s certificate of incorporation, (i) duly call and give notice of the stockholder meeting, (ii) cause the proxy statement (and all other proxy materials for the stockholder meeting) to be mailed to GAIN stockholders and (iii) duly convene and hold the stockholder meeting. GAIN is not permitted to, without the prior written consent of INTL, adjourn, postpone or otherwise delay the stockholder meeting; provided, that GAIN, acting reasonably and in good faith, may postpone or adjourn the stockholder meeting (A) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which GAIN’s board of directors has determined in good faith after consultation with outside counsel is necessary under applicable law, (B) to allow reasonable additional time to solicit additional proxies to the extent GAIN reasonably believes necessary in order to obtain the stockholder approval or (C) if otherwise required by applicable law. In addition, if instructed by INTL (acting reasonably and in good faith), GAIN is required to postpone or adjourn the stockholder meeting if there are not sufficient votes at the stockholder meeting to adopt the merger agreement to allow reasonable additional time to solicit additional proxies for purposes of obtaining the stockholder approval. Notwithstanding anything in the merger agreement to the contrary, but subject to the immediately preceding two sentences, unless the merger agreement has been terminated in accordance with its terms, the stockholder meeting will be convened and the merger agreement will be submitted to GAIN stockholders at the stockholder meeting for the purpose of voting on the adoption of the merger agreement. GAIN will use commercially reasonable efforts to cooperate with and keep INTL informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of this proxy statement.
Restrictions on Solicitation of Acquisition Proposals
GAIN has agreed that from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, except as otherwise set forth below, GAIN will not, and will cause its subsidiaries not to, and will instruct its and its subsidiaries respective directors, officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “representatives”) not to, directly or indirectly:
•	solicit, initiate or take any action to knowingly facilitate or encourage the submission of any “acquisition proposal” (as described below);
•
enter into or participate in any discussions or negotiations with, furnish any information relating to GAIN or any of its subsidiaries or afford access to the business, properties, assets, books or records of GAIN or any of its subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist or participate in any effort by any third party relating to an acquisition proposal or any inquiry, expression of interest, proposal or request for information that would reasonably be expected to lead to an acquisition proposal (other than requesting the clarification of the terms and conditions thereof so as to determine whether the acquisition proposal is, or would reasonably be expected to result in, a superior proposal (as described below));

•	make an adverse recommendation change with regard to the merger;
•
take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware inapplicable to any third party or any acquisition proposal; or

•	fail to enforce, grant a waiver or release under a standstill or similar agreement with respect to any class of equity securities of GAIN or any of its subsidiaries.
If any representative of GAIN takes any action that GAIN is prohibited from taking by these restrictions, then GAIN will be deemed to have breached such restrictions.
GAIN also agreed in the merger agreement to (and agreed to cause its subsidiaries and to instruct its and their respective representatives to) cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party and its representatives with respect to any acquisition proposal and to use its reasonable best efforts to cause any such third party and its representatives in possession of confidential information about GAIN or any of its subsidiaries that was furnished by or on behalf of GAIN in connection with a proposed acquisition proposal or any inquiry, expression of interest, proposal or request for information that would reasonably be expected to lead to an acquisition proposal to return or destroy all such information in accordance with the applicable confidentiality agreements.
Notwithstanding the restrictions described above, if at any time prior to obtaining the approval of GAIN stockholders (and in no event after obtaining the approval of GAIN stockholders), (i) the GAIN board of directors receives a bona fide written acquisition proposal made after the date of the merger agreement which has not resulted from a breach of the restrictions set forth above that the GAIN board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, is or is reasonably likely to lead to a superior proposal and (ii) the GAIN board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then the GAIN board of directors may, subject to the compliance with the terms described below:
•	Engage in negotiations or discussions with such third party and its representatives;
•
Furnish to such third party or its representatives non-public information relating to GAIN or any of its subsidiaries pursuant to a confidentiality agreement that meets certain standards, a copy of which must be provided, promptly after its execution, to INTL for informational purposes; provided that GAIN is required to promptly provide to INTL any such information that is provided to any such person which was not previously provided to or made available to INTL; and

•	Following receipt of a superior proposal after the date of the merger agreement, make an adverse recommendation change.
In addition, the GAIN board of directors is not permitted to take any of the actions referred to in the above bullets unless GAIN has first delivered to INTL written notice advising INTL that it intends to take such action.
GAIN is required to keep INTL promptly informed, on a reasonably current basis, after taking action referred to in the above bullets of the status and material terms of any discussions and negotiations with the applicable third party with respect to the acquisition proposal. In addition, prior to obtaining the approval of GAIN’s stockholders, GAIN is required to notify INTL promptly (but in no event later than one business day) after receipt by GAIN (or any of its representatives) of any acquisition proposal or any request for information relating to GAIN or any of its subsidiaries or for access to the business, properties, assets, books or records of GAIN or any of its subsidiaries by any third party that, to the knowledge of GAIN, is considering making, or has made, an acquisition proposal, which notice must be provided in writing and identify the relevant third party, to the extent known, the material terms and conditions of, any such acquisition proposal. GAIN is required to keep INTL informed, on a reasonably prompt basis (but in no event more than one business day after actual receipt), of the status and material terms of any such acquisition proposal (including any material changes thereto), and is required to provide to INTL copies of all material correspondence and written materials sent or provided to GAIN or any of its subsidiaries that describes any terms or conditions of any acquisition proposal (as well as written summaries of any material oral communications addressing such matters).

For purposes of the merger agreement, “acquisition proposal” means any proposal or offer from any third party relating to any:
•
Direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of GAIN or its subsidiaries (including securities of subsidiaries) equal to 15% or more of the consolidated assets of GAIN, or to which 15% or more of the revenues or earnings of GAIN on a consolidated basis are attributable;

•
Direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 15% or more of any class of equity or voting securities of GAIN or any of its subsidiaries to which 15% or more of the revenues or earnings of GAIN on a consolidated basis are attributable;

•
Tender offer or exchange offer that, if consummated, would result in such third party beneficially owning 15% or more of any class of equity or voting securities of GAIN or any of its subsidiaries to which 15% or more of the revenues or earnings of GAIN on a consolidated basis are attributable; or

•
Merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction involving GAIN or any of its subsidiaries, under which such third party would acquire, directly or indirectly:

•
Assets (including securities of subsidiaries) equal to 15% or more of the consolidated assets of GAIN, or to which 15% or more of the revenues or earnings of GAIN on a consolidated basis are attributable; or

•
Beneficial ownership of 15% or more of any class of equity or voting securities of GAIN or any of its subsidiaries to which 15% or more of the revenues or earnings of GAIN on a consolidated basis are attributable.

For purposes of the merger agreement, “adverse recommendation change” means the GAIN board of directors (A) failure to make, withdraw or modify in a manner adverse to INTL the GAIN board’s recommendation of the merger (it being understood that any failure to publicly reaffirm such recommendation within ten (10) business days of INTL’s written request will be treated as a withdrawal for purposes of the merger agreement (provided that INTL makes such request only after a material development has occurred that INTL believes, in good faith, has created public uncertainty as to the position of the GAIN board of directors or whether the GAIN stockholder approval will be obtained and that INTL may only make such request once with respect to any acquisition proposal that has not been amended with respect to financial or other material terms)), (B) failure to include the GAIN board’s recommendation of the merger in this proxy statement or (C) recommendation, adoption or approval or public proposal to recommend, adopt or approve any acquisition proposal.
For purposes of the merger agreement, “superior proposal” means any bona fide, acquisition proposal (other than an acquisition proposal which has resulted from a breach of the restrictions on solicitation outlined in this section of the proxy statement (with all references to “15%” in the definition of acquisition proposal being deemed to be references to “50%” and certain clauses being disregarded) on terms that the GAIN board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account all the terms and conditions of the acquisition proposal that the GAIN board of directors considers to be appropriate (including the identity of the person making the acquisition proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements, break-up fees, expense reimbursement provisions and conditions to consummation and availability of necessary financing), would result in a transaction (i) that, if consummated, is more favorable to GAIN’s stockholders from a financial point of view than the merger (taking into account any proposal by INTL to amend the terms of the merger agreement agreed to be made in writing by INTL in response to such acquisition proposal), (ii) that is reasonably capable of being completed on the terms proposed, taking into account the identity of the person making the acquisition proposal, any approval requirements and all other financial, regulatory, legal and other aspects of such acquisition proposal and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the GAIN board of directors.

Changes in Board Recommendation
At any time prior to obtaining the approval of GAIN’s stockholders (and in no event after the obtaining the approval of GAIN’s stockholders), the GAIN board of directors is permitted to effect an adverse recommendation change involving or relating to a “company intervening event” (as described below) if the GAIN board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
•
GAIN (A) promptly notifies INTL in writing of its intention to take such action and (B) negotiates in good faith with INTL (if requested by INTL in writing) for five business days following such notice regarding any revisions to the terms of the merger agreement proposed by INTL; and

•
The GAIN board of directors is not permitted to effect an adverse recommendation change involving or relating to a company intervening event unless, after the five business day period described above, the GAIN board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

The GAIN board of directors will not make an adverse recommendation change involving or relating to a superior proposal unless:
•
GAIN promptly notifies INTL, in writing at least five business days before taking such action, that GAIN intends to take such action, which notice attaches the most current version of any proposed transaction agreement or a summary of all material terms of such superior proposal and the identity of the third party;

•
If requested by INTL in writing, during such five business day period, GAIN has negotiated in good faith with INTL regarding any proposal by INTL to amend the terms of the merger agreement in response to such superior proposal (and GAIN has instructed its affiliates and representatives, including its outside legal counsel and financial advisor, to the extent appropriate, to engage in good faith negotiations with INTL and its representatives); and

•
After such five business day period, the GAIN board of directors determines in good faith, taking into account any written proposal by INTL received during such period to amend the terms of the merger agreement, that such acquisition proposal continues to constitute a superior proposal (it being understood and agreed that in the event of any amendment to the principal financial terms or other material terms of any such superior proposal, a new written notification from GAIN (as described above) will be required and a new notice period of two business days will commence, during which notice period GAIN will be required to comply with the foregoing requirements anew, except that such new notice period will be for two business days (as opposed to five business days)).

Nothing in the merger agreement prevents GAIN or its board of directors from:
•	taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act; or
•
making any legally required disclosure to stockholders with regard to the transactions contemplated by the merger agreement or an acquisition proposal provided that any adverse recommendation change involving or relating to an acquisition proposal may only be made in accordance with the terms of the merger agreement and even if permitted by the terms of the merger agreement, is subject to the rights of INTL set forth in the merger agreement.

For the avoidance of doubt, a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act will not be an adverse recommendation change.
For purposes of the merger agreement, “company intervening event” means any material event, change, effect, development or occurrence occurring or arising after the date of the merger agreement that (i) was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, in each case to the GAIN board of directors or executive officers as of or prior to the date of the merger agreement, and (ii) does not relate to or involve any acquisition proposal; provided that in no event will any (A) action taken by either party pursuant to the affirmative covenants set forth in the regulatory undertakings section of the merger agreement or the consequences of any such action constitute, and (B) event, change, effect development or occurrence that would fall within any of the exceptions to the definition of company material adverse effect be deemed to contribute to or otherwise be taken into account in determining whether there has been, a company intervening event.
Regulatory Clearances and Approvals Required for the Merger
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated). Under the terms of the merger agreement, each of GAIN and INTL agrees to use their respective reasonable best efforts (except where the merger agreement specifies a different standard) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and obtaining and maintaining all approvals, consents, registrations, permits, authorizations, orders, waivers, non-objections and other confirmations required to be obtained from (A) any governmental authority that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement including under the HSR Act and certain other specified regulatory approvals, and (B) any other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.
INTL acknowledges and agrees that its obligation to obtain such regulatory clearances includes divestitures, hold separate arrangements, the termination, assignment, novation or modification of contracts or other business relationships or business areas, the acceptance of restrictions on business operations, the entry into certain other commitments and limitations, and litigation, including with governmental authorities, to obtain the approvals, consents, registrations, permits, authorizations, orders, waivers, non-objections and other confirmations required to be obtained from any governmental authority to consummate the transactions contemplated by the merger agreement; provided, that, if requested by INTL, GAIN and any of its subsidiaries will become subject to, consent to, or offer or agree to, or otherwise take any of the foregoing actions so long as such action is only binding on GAIN or such subsidiary after the closing of the merger (in the event that the closing occurs); provided further that, unless requested by INTL pursuant to the immediately foregoing proviso, neither GAIN nor any of its subsidiaries will, without the prior written consent of INTL, become subject to, consent to, or offer or agree to, or otherwise take any of the foregoing actions if the taking of any or all such actions would, individually or in the aggregate, result in a “materially burdensome regulatory condition” (as described below).
However, INTL is not required to (i) take or commit to take any action that would reasonably be expected to result in changes to the business of GAIN or any of its subsidiaries or of INTL or any of its subsidiaries that, if in effect at the start of fiscal year 2019, would have resulted in the reduction of the revenues of GAIN, its subsidiaries, INTL and/or its subsidiaries, by an amount in excess of $25,000,000 in the aggregate, in the 2019 fiscal year or (ii) take or commit to take any actions that would result in incremental payments, costs or expenditures (including reasonable counsel and advisor fees) by GAIN, its subsidiaries, INTL and/or its subsidiaries, on or after the date of the merger agreement (but excluding any payments, costs or expenditures otherwise incurred in connection with the merger agreement or the consummation of the transactions contemplated by the merger agreement), in excess of $12,500,000 in the aggregate in any fiscal year (a “materially burdensome regulatory condition”) (it being understood and agreed that INTL will be obligated to take any such actions (A) that result in changes to the business of GAIN or any of its subsidiaries or of INTL or its subsidiaries that, if in effect at the start of fiscal year 2019, would have resulted in the reduction of the revenues of GAIN, its subsidiaries, INTL and/or its subsidiaries, by an amount not in excess of $25,000,000 in the aggregate, in the 2019 fiscal year and (B) that would not result in incremental payments, costs or expenditures (including reasonable counsel and advisor fees) to GAIN, its subsidiaries, INTL and/or its subsidiaries, on or after the date of the merger agreement (but excluding any payments, costs or expenditures otherwise incurred in connection with the merger agreement or the consummation of the transactions contemplated by the merger agreement) in excess of $12,500,000 in the aggregate in any fiscal year).
INTL and GAIN each will have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information and confidentiality restrictions, all the information relating to INTL and GAIN, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any governmental authority. In exercising such right, each of INTL and GAIN will act reasonably and as promptly as practicable. INTL and GAIN agree that they will consult with each other with respect to the obtaining of all permits, consents, orders, approvals, waivers, non-objections and authorizations (including the requisite regulatory approvals) of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by the merger agreement and each party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated by the merger agreement, and each party will consult with the other in advance of any meeting or conference with any governmental authority in connection with the transactions contemplated by the merger agreement and, to the extent permitted by such governmental authority, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law.
In addition, each of INTL and GAIN will make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement with the FTC and the Antitrust Division as promptly as practicable after the date of the merger agreement. Each of INTL and GAIN will (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by the merger agreement, except with the prior written consent of the other parties to the merger agreement. Unless it would cause a materially burdensome regulatory condition, INTL will (A) offer to take (and if such offer is accepted, commit to take) with respect to itself and GAIN all actions necessary to avoid or eliminate impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney General or any other governmental authority with respect to the merger and the other transactions contemplated by the merger agreement so as to enable the consummation thereof as promptly as reasonably practicable. Notwithstanding the foregoing, at the request of INTL, GAIN will agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of GAIN or any of its subsidiaries (but, absent such request, GAIN will not take any such action), provided that any such action will be conditioned upon the consummation of the merger and the other transactions contemplated by the merger agreement.
Each of INTL and GAIN will (1) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental authority and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing; (2) not agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with the merger agreement or the merger and the other transactions contemplated by the merger agreement unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat; and (3) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any governmental authority or members or their respective staffs on the other hand, with respect to any competition or antitrust matters in connection with the merger agreement.
Litigation Related to the Merger
Under the terms of the merger agreement, GAIN will control the defense or settlement of any transaction litigation; provided that GAIN will (i) keep INTL reasonably informed regarding any transaction litigation, (ii) cooperate with INTL with respect to such transaction litigation, (iii) give INTL the opportunity to consult with GAIN with respect to the defense or settlement of any such transaction litigation (and give INTL’s advice due and reasonable consideration) and (iv) give INTL reasonable opportunity to participate, at INTL’s expense, in such transaction litigation. In addition, GAIN has agreed that it will not (and will cause its subsidiaries not to) settle any such transaction litigation without the prior written consent of INTL, which shall not be unreasonably withheld, delayed or conditioned (unless the settlement costs thereof will be paid by insurance).

Employee Matters
For 12 months following the closing of the merger, INTL will provide each GAIN employee who continues to be employed by GAIN or any of its subsidiaries with (i) an annual base salary or wage rate that is no less favorable than the annual base salary or wage rate that such employee received immediately prior to the closing of the merger. Additionally, for 12 months following the closing of the merger, employees who remain employed by GAIN or any of its subsidiaries will remain entitled to receive severance benefits that are no less favorable than those provided to such employee as of the closing of the merger, subject to such employee signing and not revoking a release of claims in favor of INTL and its affiliates. INTL will also provide each employee with employee benefits that are substantially comparable in the aggregate to those provided to such employee by GAIN immediately prior to the closing of the merger, until December 31, 2020. In addition, each employee who continues to be employed by GAIN or any of its subsidiaries will be immediately eligible to participate, without any waiting time, in any and all INTL employee benefit plans on the same basis as a similarly situated employee of INTL to the extent coverage under any such plan replaces coverage under a comparable benefit plan in which such employed participates immediately prior to the merger. To the extent that eligibility would be prohibited under any employee benefit plans or insurance contract of INTL, GAIN or any of their respective subsidiaries, INTL will use commercially reasonable efforts to amend or otherwise allow eligibility under such plan.
With respect to employee benefit plans of INTL or any of its subsidiaries (except benefit accrual under any defined benefit plan or vesting under any equity compensation plan), service with GAIN (or a predecessor employer of GAIN) by each employee who continues to be employed by GAIN or any of its subsidiaries will generally be treated as service with INTL or any of its respective subsidiaries.
Directors’ and Officers’ Indemnification and Insurance
For six years after the effective time of the merger, INTL has agreed to, and to cause the surviving corporation to, indemnify and hold harmless the present and former directors, officers, employees, of GAIN and its subsidiaries (in each case, when acting in such capacity) (each, an “indemnified person”), from and against any losses, damages, liabilities, costs, expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in respect of the indemnified persons’ having served in such capacity prior to the effective time of the merger, in each case to the fullest extent provided under GAIN’s certificate of incorporation and bylaws in effect on the date of the merger agreement or any indemnification agreements in effect on the date of the merger agreement.
For six years after the effective time of the merger, INTL has agreed to cause the surviving corporation to maintain in effect the provisions in its certificate of incorporation and bylaws (or in such documents of any successor to the business of the surviving corporation) regarding elimination of liability of directors, indemnification of officers, directors, employees, fiduciaries and agents and advancement of fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement.
Prior to the effective time of the merger, GAIN will or, if GAIN is unable to, INTL will cause the surviving corporation as of the effective time of the merger to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of GAIN’s existing directors’ and officers’ insurance policies and GAIN’s existing fiduciary liability insurance policies (collectively, “D&O insurance”), in each case for a claims reporting or discovery period of at least six years from and after the effective time of the merger with respect to any claim related to any period of time at or prior to the effective time of the merger, subject to certain minimum requirements and other conditions.
If GAIN or the surviving corporation for any reason fails to obtain such “tail” insurance policies as of the effective time of the merger, the surviving corporation shall continue to maintain in effect, for a period of at least six years from and after the effective time of the merger, the D&O insurance in place as of the date of the merger agreement with GAIN’s current insurance carrier or with an insurance carrier with a substantially comparable credit rating as GAIN’s current insurance carrier with respect to D&O insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under GAIN’s existing policies as of the date of the merger agreement, or the surviving corporation will purchase from GAIN’s current insurance carrier or from an insurance carrier with a substantially comparable credit rating as GAIN’s current insurance carrier with respect to D&O insurance comparable D&O insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in GAIN’s existing policies as of the date of the merger agreement. In no event will INTL or the surviving corporation be required to expend for the D&O insurance an annual premium amount in excess of 300% of the premium amount per annum for GAIN’s existing policies; and provided that if the aggregate premiums of such insurance coverage exceed such amount, the surviving corporation will be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the effective time of the merger, for a cost not exceeding such amount.
If INTL, the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of INTL or the surviving corporation, as the case may be, will assume the obligations described above.
The Rights Agreement Amendment
On February 26, 2020, in connection with the transactions contemplated by the merger agreement, GAIN entered into the rights agreement amendment. The rights agreement amendment provides, among other things, that neither the approval, execution, delivery or adoption of the merger agreement or the voting agreements, nor the announcement or the consummation of the transactions contemplated by the merger agreement or the voting agreements, will (a) cause a Section 9(a)(ii) Event (as defined in the rights agreement) to occur, (b) cause INTL, Merger Sub or any of their Affiliates (as defined in the rights agreement) or Associates (as defined in the rights agreement) to become an Acquiring Person (as defined in the rights agreement) or (c) give rise to a Stock Acquisition Date (as defined in the rights agreement) or Distribution Date (as defined in the rights agreement). Additionally, upon the consummation of the merger, the rights issued under the rights agreement to acquire shares of GAIN common stock will not be exercisable and will expire in their entirety. The rights agreement will terminate immediately prior to the effective time (but only if the effective time of the merger occurs) without any consideration payable therefor or in respect thereof.
This summary of the rights agreement amendment is qualified in its entirety by reference to (i) the complete text of Amendment No. 3 to the Rights Agreement, a copy of which is attached to this proxy statement as Annex E and incorporated herein by reference and (ii) the actual Rights Agreement, a copy of which is filed as Exhibit 4.1 to GAIN’s Current Report on Form 8-K filed April 9, 2013 and incorporated herein by reference, (iii) Amendment No. 1 to the Rights Agreement, a copy of which is filed as Exhibit 4.1 to GAIN’s Current Report on Form 8-K filed April 11, 2016 and incorporated herein by reference and (iv) Amendment No. 2 to the Rights Agreement, a copy of which is filed as Exhibit 4.1 to GAIN’s Current Report on Form 8-K filed April 9, 2019 and incorporated herein by reference.
Financing of the Merger
Completion of the merger is not subject to a financing condition. INTL has represented in the merger agreement that it has available or will have available to it, as of the date of the closing of the merger, immediately available funds to enable it to consummate the merger.
In the merger agreement, GAIN has agreed to, and to cause its subsidiaries and its and their respective representatives to, use their commercially reasonable best efforts to, on a timely basis, upon the reasonable request of INTL or any of its subsidiaries, provide customary cooperation that is necessary and customary in connection with any debt, equity, equity-linked or other financing of INTL or any of its subsidiaries in connection with the merger and the other transactions contemplated by the merger agreement, including a range of specific activities described in the merger agreement.
In connection with such cooperation, GAIN and its subsidiaries are not required to pay any commitment fee or other fee or payment or to incur any liability or expenses or permit any lien to be placed on any of their respective assets, in each case, prior to the closing of the merger in connection with any financing to be obtained by INTL or its subsidiaries in connection with the transactions contemplated by the merger agreement. GAIN, its subsidiaries and any of their respective directors or officers are not required to execute any agreement, certificate, document, letter, registration statement or instrument with respect to such financing that would be effective prior to the closing of the merger (other than customary authorization letters, but solely to the extent customarily required for financings of the type contemplated).

GAIN, its subsidiaries and their respective representatives will be indemnified and held harmless by INTL and its subsidiaries from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the financing and any other financing (including the use or provision of any information prepared or provided by GAIN or any of its subsidiaries or any of their respective representatives), in each case to the fullest extent permitted by law and with appropriate contribution to the extent such indemnification is not available, other than to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are the result of bad faith or intentional willful misconduct that is material by GAIN, its subsidiaries or their respective representatives. INTL will promptly, upon written request by GAIN, reimburse GAIN or any of its subsidiaries for all reasonable and documented out-of-pocket costs or expenses (including reasonable attorney’s fees) actually incurred by each person in connection with the cooperation provided, whether or not the merger is consummated or the merger agreement is terminated (and the foregoing obligations will survive termination of the merger agreement).
GAIN and its subsidiaries will be deemed to have complied with these obligations unless the financing actually sought by INTL is not obtained primarily as a result of GAIN’s or any of its subsidiaries’ intentional and material breach of these obligations.
Repayment of Convertible Notes
GAIN and its subsidiaries will deliver all notices and take all other actions required to facilitate:
•	The repayment in full of all obligations in respect of the 2020 Convertible Notes on April 1, 2020 in accordance with the terms of the 2020 convertible notes indenture; and
•
To the extent requested in writing by INTL and reasonably necessary to consummate any financing, and provided that GAIN and its subsidiaries have sufficient cash available for such purposes, the termination, repayment, or redemption of any other indebtedness for borrowed money incurred by any of GAIN and its subsidiaries after the date of the merger agreement and the repayment in full of all obligations in respect of such indebtedness (it being understood that GAIN shall promptly and in any event no later than ten (10) days prior to the closing date of the merger notify INTL of the amount of any such indebtedness incurred or to be incurred and expected to be outstanding on such date), and the release of any liens securing any such indebtedness described in these two bullets and guarantees in connection therewith on the closing date.

GAIN and its subsidiaries will use their reasonable best efforts to:
•
comply with all of their respective obligations under the 2022 convertible notes issued pursuant to the 2022 convertible notes indenture, including delivering any notices and entering into any agreements, instruments, supplemental indentures and undertakings as required pursuant to the 2022 convertible notes indenture, and will not amend, supplement or modify any of the terms of the convertible note indentures without the prior written consent of INTL. In furtherance and not in limitation of the foregoing, GAIN will use its reasonable best efforts to timely provide or cause to be provided, in accordance with the provisions of the 2022 convertible notes Indenture, any certificates or legal opinions to be provided in connection with the merger prior to the effective time of the merger.

Other Covenants
The merger agreement contains other covenants, including those relating to access to information, notices, transition, employee and insurance matters.
Conditions to Completion of the Merger
The obligations of GAIN, INTL and Merger Sub to consummate the merger are subject to the satisfaction of the following conditions:
•
Approval and adoption of the merger agreement by an affirmative vote of the holders of a majority of the shares of GAIN common stock outstanding at the close of business on the record date in accordance with Delaware law;

•
The absence of any restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the merger having taken effect after the date of the merger agreement and still being in effect; and

•
Certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of any certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated).

The obligations of INTL and Merger Sub to consummate the merger are also subject to the satisfaction at or prior to the effective time of the merger, of each of the following conditions:
•
Certain of GAIN’s representations and warranties relating to capitalization of GAIN, ownership of its subsidiaries and absence of a company material adverse effect will be true and correct at and as of the effective time of the merger as if made at and as of such time (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true only as of such time), with only such exceptions in the case of the capitalization of GAIN as would not reasonably be expected to result in losses or damages equal to .75% or more of the aggregate merger consideration payable to all GAIN stockholders.

•
GAIN’s representations and warranties relating to corporate existence and power, corporate authorization, non-contravention, capitalization of subsidiaries, finders’ fees, receipt of opinion of the financial advisor and exception from antitakeover statutes and rights agreement will be true and correct in all material respects at and as of the effective time of the merger as if made at and as of such time (or, if such representations and warranties are given as of another specific date, at and as of such date);

•
All other representations and warranties of GAIN set forth in the merger agreement, disregarding all qualifications and exceptions contained therein relating to materiality or company material adverse effect, will be true and correct at and as of the effective time of the merger as if made at and as of such time (other than any such representations and warranty that by its terms addresses matters only as another specified time, which shall be true and correct only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•
GAIN will have performed in all material respects its obligations under the merger agreement contemplated to be performed prior to the effective time of the merger (provided that the failure by GAIN to perform its obligations related to cooperation with INTL’s financing will not be deemed to constitute a failure of this closing condition);

•
Since the date of the merger agreement, there will not have occurred any event, change, effect, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect; and

•	GAIN will have delivered to INTL a certificate signed by an executive officer of GAIN dated as of the date of the effective time of the merger certifying that the above conditions have been satisfied.
The obligation of GAIN to consummate the merger is also subject to the satisfaction at or prior to the effective time of the merger of each of the following conditions:
•
The representations and warranties of INTL contained in the merger agreement that are qualified by “parent material adverse effect” will be true at and as of the effective time of the merger as if made at and as of such time (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true only as of such time);

•
The other representations and warranties of INTL contained in the merger agreement will be true at and as of the effective time of the merger as if made at and as of such time (other than any such representations and warranty that by its terms addresses matters only as another specified time, which shall be true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect;

•	INTL will have performed in all material respects its obligations under the merger agreement contemplated to be performed prior to the effective time of the merger; and
•	INTL will have delivered to GAIN a certificate signed by an executive officer of INTL dated as of the date of the effective time of the merger certifying that the above conditions have been satisfied.

Termination of the Merger Agreement
•
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by GAIN stockholders):

•	by mutual written agreement of GAIN and INTL;
•	by either GAIN or INTL if:
•
The merger has not been consummated on or before November 27, 2020; provided that this termination right will not be available to any party whose breach of any provision of the merger agreement results in the failure of the merger to be consummated by such time;

•
There is in effect any applicable law enjoining, prohibiting or preventing the consummation of the merger and, if such applicable law is an order, such order has become final and non-appealable; provided that this termination right will not be available to any party whose breach of any provision of the merger agreement results in the existence of such order;

•
At the meeting of GAIN stockholders to approve and adopt the merger agreement (including any adjournment or postponement thereof), the approval and adoption of the merger agreement by the GAIN stockholders is not obtained; or

•
Any governmental authority required to provide a consent or approval specified by the parties as a condition to closing has denied such consent or approval and such denial has become final and non-appealable (or on a final non-appealable basis such governmental authority has determined not to grant such consent without the imposition of a materially burdensome regulatory condition (as described in the section entitled “The Merger Agreement—Regulatory Clearances and Approvals Required for the Merger”)).

•	by INTL if:
•	An adverse recommendation change has occurred; or
•
GAIN has breached any representation or warranty or failed to perform any covenant or agreement on the part of GAIN set forth in the merger agreement that would cause the applicable closing conditions not to be satisfied and to be incapable of being satisfied by November 27, 2020.

•	by GAIN if:
•
The GAIN board of directors has determined to enter into a written agreement to accept a superior proposal (subject to compliance with the restrictions on solicitation of acquisition proposals); provided that this termination right will only be available to GAIN if GAIN:

•	Has not breached the restrictions on solicitation of acquisition proposals with respect to such superior proposal;
•	Concurrently enters into a definitive agreement pursuant to which such superior proposal is to be effected; and
•
Has paid, or concurrently pays (or causes to be paid) to INTL the termination fee required to be paid to INTL as described in the section entitled “The Merger Agreement—Termination Fee Payable by GAIN” beginning on page 78 of this proxy statement; or

•
INTL has breached any representation or warranty or failed to perform any covenant or agreement on the part of INTL or Merger Sub set forth in the merger agreement that would cause the applicable closing conditions not to be satisfied, and to be incapable of being satisfied by the end date.

Termination Fee Payable by GAIN
•	GAIN has agreed to pay INTL a termination fee of $9 million in immediately available funds upon termination of the merger agreement if:
•	INTL terminates the merger agreement because an adverse recommendation change occurred;
•
GAIN terminates the merger agreement because the GAIN board of directors determined to enter into a written agreement to accept a superior proposal (subject to compliance with the restrictions on solicitation of acquisition proposals and the requirements as described above);

•
Either INTL or GAIN terminates the merger agreement because GAIN’s stockholders did not approve the merger at the stockholder meeting at a time when the merger agreement was terminable by INTL because an adverse recommendation change occurred;

•	Either INTL or GAIN terminates the merger agreement because the merger was not consummated by the end date or GAIN’s stockholders did not approve the merger at the stockholder meeting and:
•
At or prior to such termination, an acquisition proposal was publicly disclosed or publicly announced or made known to the management or board of directors of GAIN, or any person publicly announced an intention (whether or not conditional) to make an acquisition proposal, which was not withdrawn at least five (5) days in advance of the GAIN stockholders meeting; and

•
On or prior to the first anniversary of such termination an acquisition proposal (whether or not the same one) is consummated; or a definitive agreement relating to an acquisition proposal (whether or not the same one) is entered into by GAIN (provided that all references to “15%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).

•	GAIN is not entitled to receive a termination fee payable by INTL.
Expense Reimbursement
If the merger agreement is terminated by GAIN or INTL because GAIN’s stockholders did not approve the merger at the stockholder meeting, GAIN will reimburse INTL and its affiliates, no later than two business days after submission of documentation therefor, for 100% of their reasonable out-of-pocket fees and expenses (including all reasonable fees and expenses of counsel, accountants, investment banking firms and other financial advisors, experts and consultants) actually incurred in connection with or related to the transactions contemplated by the merger agreement; provided that the amount of such reimbursement will not exceed $3,500,000 in aggregate. Such expense reimbursement will be credited against any termination fee that is payable in connection with such termination or that subsequently becomes payable.
Remedies; Maximum Liability
The merger agreement also provides that, upon any termination of the merger agreement under circumstances where the termination fee is payable by GAIN and the termination fee is paid in full (except in the case of fraud), INTL and Merger Sub will be precluded from any other remedy against GAIN, at law or in equity or otherwise and neither INTL nor Merger Sub will seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against GAIN or any of GAIN’s subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with the merger agreement or the transactions contemplated thereby.
If the merger agreement is terminated under circumstances where the termination fee is not payable by GAIN, the merger agreement will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party), except in the case of fraud or willful breach of any provision of the merger agreement.

Specific Performance
The merger agreement provides that, except where the merger agreement is validly terminated in accordance with its terms, the parties will be entitled to an injunction to prevent breaches of the merger agreement or to specifically enforce the performance of the terms and provisions of the merger agreement in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity, and the parties further waive any requirement for the securing or posting of any bond or proof of actual damages in connection with any such remedy. If, prior to the end date, any party brings an action to enforce specifically the performance of the terms and provisions of the merger agreement by another party, such end date will automatically be extended by (a) the amount of time during which such action is pending, plus twenty business days, or (b) such other time period established by the court presiding over such action.
Fees and Expenses
Except as set forth in the section “The Merger Agreement—Termination Fee Payable by GAIN” beginning on page 78 of this proxy statement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such cost or expense.
Amendments and Waivers
At any time prior to the effective time of the merger, the parties may amend or waive any provision of the merger agreement. Any such amendment must be in writing and signed by each party to the merger agreement and any such waiver must be in writing and signed by each party against whom the waiver is to be effective. After the GAIN stockholders have approved and adopted the merger agreement, there will be no amendment or waiver that would require the further approval of the GAIN stockholders under Delaware law without such approval having first been obtained.
Governing Law and Venue, Waiver of Jury Trial
The parties agreed that the merger agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
The parties agreed that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the merger agreement or the transactions contemplated by the merger agreement (whether brought by any party or any of its affiliates or against any party or any of its affiliates) will be brought in the Delaware Chancery Court or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties to the merger agreement irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the merger agreement or the transactions contemplated by the merger agreement.

VOTING AGREEMENTS
The following is a summary of the material terms and conditions of the voting agreements. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you. This summary is qualified in its entirety by reference to the complete text of the voting agreements, copies of which are attached to this proxy statement as Annexes B, C and D, and which are incorporated by reference into this proxy statement. We encourage you to read the voting agreements carefully and in their entirety.
The representations, warranties, covenants and agreements described below and included in the voting agreements were made only for purposes of the voting agreements and as of specific dates, were solely for the benefit of the parties to the voting agreement except as expressly stated therein and have been qualified by certain materiality qualifications contained in the voting agreements, which may differ from what may be viewed as material by investors. In addition, the representations and warranties were included in the voting agreements for the purpose of allocating contractual risk between the parties thereto rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. You should not rely on the representations, warranties, covenants or agreements or any descriptions thereof as characterizations of the actual state of facts or condition of INTL or the supporting stockholders or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the voting agreements. The voting agreements are described below and incorporated into this proxy statement by reference only to provide you with information regarding their terms and conditions and not to provide any other factual information regarding GAIN or GAIN’s business. Accordingly, the representations, warranties, covenants and other agreements in the voting agreements should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding GAIN and GAIN’s business.
Additional information about GAIN may be found elsewhere in this proxy statement and GAIN’s other public filings. See the section entitled “Where You Can Find More Information,” beginning on page 97 of this proxy statement.
On February 26, 2020, concurrently with and as a condition to INTL’s execution of the merger agreement, INTL entered into separate voting and support agreements with each of the supporting stockholders, who collectively own approximately 44% of GAIN common stock, pursuant to which such supporting stockholders have, subject to certain limitations, committed to vote their shares of GAIN common stock in favor of, and take certain other actions in furtherance of, the transactions contemplated by the merger agreement, including the merger.
Voting
Each supporting stockholder, in its capacity as a stockholder of GAIN, entered into a voting and support agreement with INTL, pursuant to which such supporting stockholder agreed to vote (or cause to be voted), in person or by proxy, a specified number of GAIN common stock owned by such supporting stockholder (the “covered shares”) as of the date of the voting agreement:
•
In favor of the adoption and approval of the merger agreement and approval of the merger and other transactions contemplated thereby and any proposal to adjourn or postpone any meeting of the stockholders of GAIN at which any of the foregoing matters are submitted for consideration and vote of the stockholders to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters;

•
Against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of GAIN in the merger agreement, or of such supporting stockholder contained in the voting agreement, if requested by INTL in writing a specified number of days prior to the applicable vote; and

•
Against any acquisition proposal and against any other action, agreement or transaction involving GAIN or any of its subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the merger or the other transactions contemplated by the merger agreement or voting agreement or the performance by GAIN of its obligations under the merger agreement or by the performance by such stockholder of its obligations under the voting agreement, in each case if requested by INTL in writing a specified number of days prior to the applicable vote, including certain specified corporate transactions.

By entering into a voting agreement, each supporting stockholder has irrevocably appointed INTL as attorney-in-fact and proxy to vote their covered shares in favor of the foregoing in the event of failure by the applicable supporting stockholder to act in accordance with such obligations.
Waiver of Appraisal Rights
As part of the voting agreement, each supporting stockholder (i) waives, and agrees not to exercise or assert, any appraisal rights, including pursuant to Section 262 of Delaware Law, in connection with the merger and (ii) agrees not to commence or participate in any claim, derivative or otherwise, against INTL, Merger Sub, GAIN or any of their respective affiliates relating to the negotiation, execution or delivery of the voting agreement or merger agreement or the consummation of the transactions contemplated by the voting agreement or merger agreement, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of the voting agreement or (2) alleging a breach of any fiduciary duty of the GAIN board of directors in connection with the voting agreement, merger agreement or the transactions contemplated by the voting agreement or merger agreement.
Fiduciary Duties
Each supporting stockholder has entered into his, her or its respective voting agreement solely in such supporting stockholder’s capacity as the owner of common stock of GAIN and not in such supporting stockholder’s capacity as a director or officer of GAIN. Nothing in the voting agreement limits or restricts the supporting stockholder in his or her capacity as a director or officer of GAIN from (a) acting in such capacity or voting in such capacity in such supporting stockholder’s sole discretion on any matter, including in exercising rights under the merger agreement, and no such actions shall be deemed a breach of such voting agreement, or (b) exercising such supporting stockholder’s fiduciary duties as an officer or director of GAIN.
Restrictive Covenants
Until the earlier of the approval of the merger by GAIN stockholders and the termination of the voting agreement, each supporting stockholder agrees not to, subject to certain customary exceptions, (i) directly or indirectly, sell, transfer, assign, pledge, encumber or similarly dispose of any of its covered shares, beneficial ownership thereof or any other interest therein; (ii) enter into any agreement, arrangement or understanding with any person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with such supporting stockholder’s representations, warranties, covenants and obligations under the voting agreement; or (iii) take any action that could reasonably be expected to restrict or otherwise affect such supporting stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under the voting agreement.
Each supporting stockholder has generally agreed, with some exceptions in the case of certain supporting stockholders, that prior to the termination of the voting agreement, such supporting stockholder will not and will cause each of its subsidiaries, affiliates and representatives not to, directly or indirectly (i) initiate, solicit, knowingly encourage or facilitate inquiries or proposals with respect to any acquisition proposal, (ii) engage or participate in any negotiations with any person concerning any acquisition proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person, with respect to the voting of any shares of GAIN common stock in connection with any vote or other action on any matter, other than to recommend that the GAIN stockholders vote in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby, (v) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, or allow any of its affiliates to enter into, a merger agreement, letter of intent, term sheet, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, voting, profit capture, tender or other similar contract providing for, with respect to, or in connection with, or that is intended to or could reasonably be expected to result in any acquisition proposal, or (vi) agree or propose to do any of the foregoing.

Indemnification
The voting agreements by and between INTL and each of VantagePoint and IPGL, respectively, provide that from and after the effective time of the merger, INTL will indemnify and hold harmless the respective supporting stockholder and the supporting stockholder’s representatives (collectively, the “supporting stockholder indemnified parties”), against, and reimburse them for, all reasonable attorneys’ fees and disbursements, incurred or payable from and after the date of the voting agreement in connection with any action, suit, proceeding, arbitration or investigation which such supporting stockholder indemnified party is made party to in any way relating to such supporting stockholder entering into this voting agreement or performing its obligations hereunder; provided, that in no event shall INTL be required to indemnify and/or reimburse any supporting stockholder indemnified party for: (a) more than an aggregate of $250,000 of attorneys’ fees and disbursements for all of the supporting stockholder indemnified parties; or (b) any other damage, loss, liability, judgement, settlement, payment, cost or expense arising from any proceeding.
The voting agreement by and between INTL and Mr. Stevens contains no indemnification provisions.
Termination
Subject to the terms therein, each voting agreement will terminate upon the earliest to occur of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, and (iii) the entry, without the prior written consent of such supporting stockholder, into any amendment, modification or waiver of the merger agreement which results in a change to the form of, or decrease in the amount of, the merger consideration or an extension to the end date.

MARKET PRICES OF GAIN COMMON STOCK
GAIN common stock is listed on the NYSE under the symbol “GCAP.” The following table sets forth on a per share basis the low and high intra-day prices of GAIN common stock as reported in published financial sources. At the close of business on April 23, 2020, there were 58 holders of record of GAIN common stock. A number of GAIN stockholders have their shares in street name; therefore, GAIN believes that there are substantially more beneficial owners of GAIN common stock.
	High	Low	Dividends
Fiscal Year 2020
Second Quarter (through April 27, 2020)	$6.51	$5.50	N/A
First Quarter	$6.07	$3.30	$0.06
Fiscal Year 2019
Fourth Quarter	$5.27	$3.85	$0.06
Third Quarter	$5.95	$3.89	$0.06
Second Quarter	$6.60	$3.75	$0.06
First Quarter	$7.40	$5.68	$0.06
Fiscal Year 2018
Fourth Quarter	$7.89	$6.03	$0.06
Third Quarter	$8.02	$6.44	$0.06
Second Quarter	$8.50	$6.65	$0.06
First Quarter	$10.50	$6.08	$0.06
Fiscal Year 2017
Fourth Quarter	$13.26	$6.04	$0.06
Third Quarter	$7.36	$5.77	$0.06
Second Quarter	$8.75	$5.56	$0.06
First Quarter	$8.59	$6.57	$0.06
The closing price of GAIN common stock on the NYSE on April 27, 2020, the most recent practicable date prior to the date of this proxy statement, was $6.51 per share. As of April 23, 2020, GAIN had 37,803,516 shares of GAIN common stock issued and outstanding, and GAIN had approximately 58 holders of record. You are encouraged to obtain current market prices of GAIN common stock in connection with voting your shares of GAIN common stock.
Dividend Policy
In October 2011, GAIN’s board of directors approved a policy of paying quarterly dividends, subject to available cash flow from operations, other considerations and the determination by GAIN’s board of directors of the amount. Until November 2016, GAIN paid a quarterly $0.05 per share dividend to holders of GAIN common stock. In November 2016, GAIN’s board of directors approved a change in the dividend policy which increased the dividend to $0.06 per share to holders of GAIN common stock. The latest dividend of $0.06 per share was announced on February 27, 2020 and was payable on March 27, 2020 to stockholders of record at the close of business on March 24, 2020. Until the effective time of the merger, the merger agreement does not permit GAIN to declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof), except for one regular quarterly cash dividend (in addition to the dividend announced on February 27, 2020) in an amount consistent with GAIN’s past practice with customary record and payment dates on the shares of GAIN common stock, without the prior written consent of INTL.

APPRAISAL RIGHTS OF STOCKHOLDERS
The following discussion summarizes appraisal rights under the DGCL. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the full text of Section 262 of the DGCL, referred to as “Section 262,” which is attached to this proxy statement as Annex G. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.
Under Section 262, holders of shares of common stock who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.
Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex G.
ANY HOLDER OF COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX G BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF COMMON STOCK, GAIN BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.
Filing Written Demand
Any holder of common stock wishing to exercise appraisal rights must, before the stockholder vote on the adoption of the merger agreement at the special meeting is taken, deliver to GAIN a written demand for the appraisal of the stockholder’s shares, and not vote in favor of the adoption of the merger agreement. A holder of common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger. The holder must not vote in favor of the adoption of the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will effectively constitute a waiver of the stockholder’s right of appraisal and will effectively nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. The demand must reasonably inform GAIN of the identity of the holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of common stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record. The demand should set forth the registered holder’s name as it appears on the holder’s stock certificates. A demand for appraisal will be sufficient if it reasonably informs GAIN of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the record owner. If a stockholder holds shares of common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
All written demands for appraisal pursuant to Section 262 should be sent or delivered to GAIN at:
GAIN Capital Holdings, Inc.
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
Attention: General Counsel and Secretary
At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to GAIN, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of GAIN, as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If GAIN, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
Within ten days after the effective date of the merger, GAIN, as the surviving corporation, must notify each holder of common stock who has complied with Section 262, and who has not voted in favor of the adoption of the merger agreement, of the date on which the merger became effective.
Filing a Petition for Appraisal
Within 120 days after the effective date of the merger, but not thereafter, GAIN, as the surviving corporation, or any holder of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served upon the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all such holders. GAIN, as the surviving corporation, is under no obligation to and has no present intention to file a petition and holders should not assume that GAIN as the surviving corporation will file a petition. Accordingly, any holders of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262. Within 120 days after the effective date of the merger, any holder of common stock who has complied with the requirements of Section 262 will be entitled, upon written request, to receive from GAIN as the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by GAIN as the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. The foregoing notwithstanding, a person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from GAIN as the surviving corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.
If a petition for an appraisal is timely filed by a holder of shares of common stock and a copy thereof is served upon GAIN as the surviving corporation, GAIN as the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders, the Delaware Court of Chancery will conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.
Determination of Fair Value
After the Delaware Court of Chancery’s determination of the stockholders entitled to appraisal of their shares of common stock, an appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through this proceeding, the Delaware Court of Chancery will determine the fair value of the shares of common stock as of the effective time of the merger exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such fair value, with interest, if any, by the surviving corporation to the stockholders entitled thereto. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation pursuant to Section 262 of the DGCL and who has submitted such stockholder’s stock certificates to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL.
In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration that you would otherwise be entitled to receive under the terms of the merger agreement. GAIN does not anticipate offering greater than the merger consideration to any stockholder who exercises appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the fair value of the Common Stock shares is less than the merger consideration.
Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the effective date of the merger, be entitled to vote such shares for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than dividends or other distributions payable to stockholders of record at a date prior to the effective date of the merger; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the corporation, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the merger consideration, without interest, for shares of his, her or its common stock pursuant to the merger agreement.
In view of the complexity of Section 262 of the DGCL, our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisor. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL shall govern.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION
ARRANGEMENTS (PROPOSAL 2)
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, GAIN is required to submit a proposal to GAIN stockholders for a non-binding, advisory vote to approve the payment by GAIN of certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the named executive officer merger-related compensation proposal, gives GAIN stockholders the opportunity to vote, on a non-binding, advisory basis, on the named executive officer merger-related compensation. This compensation is summarized in the table under “The Merger (Proposal 1)—Interests of GAIN’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 54 of this proxy statement, including the footnotes to the table.
The board of GAIN encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.
The board of GAIN unanimously recommends that the stockholders of GAIN approve the following resolution:
“RESOLVED, that the stockholders of GAIN hereby approve, on a non-binding, advisory basis, the agreements or understandings with and compensation to be paid or become payable by GAIN to its named executive officers that are based on or otherwise relate to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table, the footnotes to that table and the accompanying narrative disclosure.”
The vote on the proposal to approve, on a non-binding, advisory basis, the named executive officer merger-related compensation is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote to approve and adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either GAIN or INTL. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of GAIN stockholders.
The above resolution approving the named executive officer merger-related compensation on an advisory basis will require that the number of votes cast in favor of the proposal exceed the number of votes opposing the proposal measured by the stock power in attendance via the virtual meeting website or represented by proxy at the special meeting (provided a quorum is present or represented by proxy).
The board of GAIN unanimously recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger.

VOTE ON ADJOURNMENT (PROPOSAL 3)
GAIN stockholders are being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If this proposal to adjourn the special meeting is approved, the special meeting could be adjourned by GAIN as permitted under the terms of the merger agreement to any date. In addition, GAIN, as permitted under the terms of the merger agreement, could postpone the special meeting before it commences, if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal. GAIN does not intend to call a vote on this proposal if the merger proposal has been approved at a special meeting.
The special meeting may be adjourned to another place, date or time, if the number of votes cast in favor of the proposal exceed the number of votes opposing the proposal measured by the stock power in attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting (whether or not a quorum is present).
The GAIN board recommends a vote “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 30, 2020, with respect to the beneficial ownership of GAIN common stock by:
•	Each person or group of affiliated persons GAIN believes beneficially holds more than 5% of the outstanding shares of GAIN common stock based solely on GAIN’s review of SEC filings;
•	Each named executive officer of GAIN;
•	Each director of GAIN; and
•	All directors and executive officers as a group.
The following table sets forth certain information as of March 30, 2020, based on 37,785,743 shares of common stock outstanding as of such date (excluding 17,815,958 shares held by GAIN as treasury stock) (except as otherwise noted) regarding the amount of GAIN common stock beneficially owned by all persons known to GAIN to beneficially own more than 5% of the outstanding GAIN common stock, each director of GAIN, each named executive officer, and all directors and executive officers of GAIN as a group. Unless otherwise indicated, the address for each person listed is c/o GAIN Capital Holdings, Inc., Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
VantagePoint Capital Partners Entities(1) 1111 Bayhill Drive, Suite 220 San Bruno, CA 94066	9,174,666	24.48%
IPGL Limited and IPGL No. 1 Limited(2) 3rd Floor, 39 Sloane Street London, SW1X 9LP	5,582,981	14.89%
Alan Weber and JB Capital Partners, L.P.(3) 6 Evan Place Armonk, NY 10504	2,893,807	7.72%
Richard Mashaal and Senvest Management, LLC(4) 540 Madison Avenue, 32nd Floor New York, NY 10022	2,748,482	7.33%
Dimensional Fund Advisors, LP(5) Building One, 6300 Bee Cave Road Austin, TX 78746	2,070,261	5.52%
Gary L. Tilkin(6) 618 Kenmoor SE Grand Rapids, MI 49546	3,625,721	9.67%

Directors and Named Executive Officers
Christopher S. Sugden(7)	168,512	*
Christopher W. Calhoun(8)	36,140	*
Joseph Schenk(9)	232,122	*
Peter Quick(10)	259,887	*
Thomas Bevilacqua(11)	106,929	*
Alex Goor(12)	215,205	*
John Douglas Rhoten	0	*
Glenn H. Stevens(13)	2,072,068	5.48%
Nigel Rose(14)	108,969	*
Diego A. Rotsztain(15)	170,716	*
Alastair Hine(16)	15,247	*
Samantha Roady(17)	230,275	*
All directors and executive officers as a group (11 persons)	3,385,795	8.96%

*	Represents ownership of less than 1.0%.
(1)
The amount shown was reported in a Schedule 13G/A filed on February 12, 2020 with respect to shares held on December 31, 2019. This amount includes (i) 6,576,911 shares of Common Stock held by VantagePoint Venture Partners IV (Q), L.P., (ii) 658,417 shares of Common Stock held by VantagePoint Venture Partners IV, L.P., (iii) 23,956 shares of Common Stock held by VantagePoint Venture Partners IV Principals Fund, L.P., (iv) 1,814,824 shares of Common Stock held by VP New York Venture Partners, L.P. and (v) 100,558 shares held by VantagePoint Management, Inc. According to the Schedule 13G/A, VantagePoint Venture Associates IV, L.L.C. is the general partner of these VantagePoint limited partnerships and disclaims beneficial ownership of these shares. According to the Schedule 13G/A, Alan E. Salzman is Managing Member of VantagePoint Venture Associates IV, L.L.C. and Chief Executive Officer of VantagePoint Management, Inc., and disclaims beneficial ownership of these shares. Mr. Bevilacqua disclaims beneficial ownership of all shares beneficially owned by entities affiliated with VantagePoint Capital Partners, except to the extent of his pecuniary interests therein. The address of VantagePoint Capital Partners, Mr. Bevilacqua, and Mr. Salzman is 1111 Bayhill Drive, Suite 220, San Bruno, California 94066.

(2)
The amount shown was reported in a Schedule 13D/A filed by IPGL Limited and IPGL No. 1 Limited on March 2, 2020. This amount includes (a) 953,031 shares held by IPGL Limited and (b) 4,629,950 shares held by IPGL No. 1 Limited. According to the Schedule 13D/A, David Jeremy Courtenay-Stamp, David Gelber, Thomas George Spencer, Michel Alan Spencer and Samantha Ann Wren are the directors of IPGL Limited, and have the power, acting by majority vote, to vote or dispose of shares directly held by IPGL Limited. According to the Schedule 13D/A, (i) IPGL Limited, as the 100% owner of IPGL No. 1 Limited, may be deemed to beneficially own the reported shares, (ii) Frederick Morton, Samantha Ann Wren, David Jeremy Courtenay-Stamp and David Gelber are the directors of IPGL No. 1 Limited, and act at the direction of the directors of IPGL Limited to vote or dispose of shares directly held by IPGL No. 1 Limited, except in certain limited circumstances where they have the power, acting by majority vote, to vote or dispose of shares directly held by IPGL No. 1 Limited. The address of IPGL Limited and IPGL No. 1 Limited is 3rd Floor, 39 Sloane Street, London, SW1X 9LP.

(3)
The amount shown was reported in a Schedule 13D filed by JB Capital Partners, L.P. and Alan Weber on April 22, 2020 with respect to amounts held on April 22, 2020. According to the Schedule 13D (a) JB Capital Partners, L.P. and Mr. Weber had shared voting and dispositive power with respect to 2,878,807 shares of common stock and (b) Mr. Weber had sole voting and dispositive power with respect to 15,000 shares of common stock. According to the Schedule 13D, Mr. Weber may be deemed to beneficially own the securities held by JB Capital Partners, L.P. by virtue of Mr. Weber’s status as investment advisor of JB Capital Partners, L.P. The address of JB Capital Partners, L.P. and Mr. Weber is 5 Evan Place, Armonk, NY 10504.

(4)
The amount shown was reported in a Schedule 13G/A filed by Senvest Management, LLC and Richard Mashaal on February 7, 2020 with respect to amounts held on December 31, 2019. According to the Schedule 13G/A, Senvest Management, LLC and Mr. Mashaal had shared voting and dispositive power with respect to 2,748,482 shares of Common Stock. According to the Schedule 13G/A, the reported securities are held in the accounts of Senvest Master Fund, L.P. and Senvest Global (KY), LP (collectively, the “investment vehicles”). According to the Schedule 13G/A, Senvest Management, LLC may be deemed to beneficially own the securities held by the investment vehicles by virtue of Senvest Management, LLC's position as investment manager of each of the investment vehicles, and Mr. Mashaal may be deemed to beneficially own the securities held by the investment vehicles by virtue of Mr. Mashaal's status as the managing member of Senvest Management, LLC. The address of Senvest Management, LLC and Mr. Mashaal is 540 Madison Avenue, 32nd Floor, New York, NY 10022.

(5)
Amounts shown were reported in a Schedule 13G filed by Dimensional Funds Advisors LP on February 12, 2020 with respect to amounts held on December 31, 2019. According to that Schedule 13G, Dimensional Fund Advisors LP had shared voting power with respect to 1,931,972 shares of common stock and shared dispositive power with respect to 2,070,261 shares of common stock. According to the Schedule 13G, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of GAIN that are owned by the funds, and may be deemed to be the beneficial owner of the shares of GAIN held by the funds. However, all securities reported in this schedule are owned by the funds. Dimensional disclaims beneficial ownership of such securities.

(6)	Amounts shown were reported in a Schedule 13G filed by Mr. Tilkin on October 4, 2013. The address of Mr. Tilkin is 618 Kenmoor SE, Grand Rapids, MI 49546.
(7)	Includes 3,823 unvested restricted stock units that will vest in the next sixty days.
(8)	Includes 3,823 unvested restricted stock units that will vest in the next sixty days.
(9)	Includes (i) 40,000 options vested and (ii) 5,097 unvested restricted stock units that will vest in the next sixty days.
(10)
Includes (i) 52,024 options vested, (ii) 3,823 unvested restricted stock units that will vest in the next sixty days, (iii) 10,000 shares owned by an IRA, of which Mr. Quick disclaims beneficial ownership of except to the extent of his pecuniary interest therein and (iv) 20,000 shares owned by a family limited liability company, of which Mr. Quick disclaims beneficial ownership of except to the extent of his pecuniary interest therein.

(11)
Includes 2,083 unvested restricted stock units that will vest in the next sixty days. VantagePoint Management, Inc. has voting and investment control over the shares reported. Mr. Bevilacqua disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(12)	Includes 3,823 unvested restricted stock units that will vest in the next sixty days.
(13)
Includes (i) 362,626 options vested, (ii) 34,404 options that will become exercisable in the next sixty days, (iii) 69,194 unvested restricted stock units that will vest in the next sixty days and (iv) 39,000 unvested performance stock units that will vest in the next sixty days.

(14)
Includes (i) 30,320 options vested, (ii) 5,734 options that will become exercisable in the next sixty days, (iii) 14,386 unvested restricted stock units that will vest within the next sixty days and (iv) 7,800 unvested performance stock units that will vest in the next sixty days.

(15)
Includes (i) 65,052 options vested, (ii) 8,601 options that will become exercisable in the next sixty days, (iii) 19,011 restricted stock units that will vest in the next sixty days and (iv) 10,920 unvested performance stock units that will vest in the next sixty days.

(16)	Includes (i) 5,208 restricted stock units that will vest in the next sixty days and (ii) 6,500 unvested performance stock units that will vest in the next sixty days.
(17)
Samantha Roady stepped down from her role as President of the Retail business, effective, September 30, 2019. As information on Ms. Roady’s beneficial ownership as of March 30, 2020 was unavailable to GAIN, the amount reported is based on information known to GAIN as of the effective date of her departure.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following are the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of GAIN common stock. This discussion applies only to holders that hold their GAIN common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	Dealers or traders subject to a mark-to-market method of tax accounting with respect to GAIN common stock;
•	Persons holding GAIN common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. holders whose functional currency is not the U.S. dollar;
•	Partnerships or other entities classified as partnerships or pass through entities for U.S. federal income tax purposes;
•	Persons who acquired GAIN common stock through the exercise of employee stock options or otherwise as compensation;
•	Certain financial institutions and insurance companies;
•	Regulated investment companies;
•	Real estate investment trusts;
•	Certain former citizens or residents of the United States;
•	Holders of GAIN common stock who exercise dissenters’ rights;
•	Tax-exempt entities, including an “individual retirement account” or “Roth IRA;” or
•	Persons subject to the United States alternative minimum tax.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds GAIN common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding GAIN common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws are not addressed.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of GAIN common stock that is:
•	A citizen or resident of the United States;
•
A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	An estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
The exchange of GAIN common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of GAIN common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of GAIN common stock (i.e., shares of GAIN common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of GAIN common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.
Non-U.S. Holders
A “non-U.S. holder” is a beneficial owner of GAIN common stock that is not a U.S. holder or a partnership. Payments made to a non-U.S. holder in exchange for shares of GAIN common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
The gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment or fixed base in the United States);

•
The non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of GAIN common stock for cash pursuant to the merger and certain other conditions are met; or

•
The non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the GAIN common stock at any time during the five-year period preceding the merger, and GAIN is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held GAIN common stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by certain U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.
GAIN believes that it is not, and has not been, a United States real property holding corporation.
Information Reporting and Backup Withholding
Payments made in exchange for shares of GAIN common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 24%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.
You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or foreign tax laws.

FUTURE GAIN STOCKHOLDER PROPOSALS
If the merger is completed, we may not hold an annual meeting of stockholders in 2020. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2020 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2020 annual meeting will be held. If the 2020 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2020 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
Any stockholder proposal submitted to GAIN pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy relating to our 2020 annual meeting must have been received by GAIN by the close of business on January 25, 2020. If GAIN does not receive notice of any non-Rule 14a-8 matter that a stockholder wishes to raise at the annual meeting in 2020 by April 12, 2020, the date set by the advance notice provisions of GAIN’s bylaws, the proxy holders will retain discretionary authority to vote proxies on any such matter if it is raised at the 2020 annual meeting.
In order for a stockholder to nominate a person for election to the board of directors or bring other business before the 2020 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our bylaws, which require that the stockholder deliver written notice to the Secretary no earlier than March 13, 2020 and no later than April 12, 2020, and comply with the other requirements set forth in the bylaws.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
GAIN and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or GAIN if you are a stockholder of record. You can notify us by sending a written request to GAIN Capital Holdings, Inc., Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921, Attn: Corporate Secretary, or calling (908) 731-0700. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying GAIN at the telephone and address set forth in the prior sentence. In addition, GAIN will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION
GAIN is subject to the reporting requirements of the Exchange Act. Accordingly, GAIN files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, GAIN’s SEC filings also are available to the public at the internet website maintained by the SEC at www.sec.gov. GAIN also makes available free of charge on the Investor Relations section of its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. GAIN’s internet website address is www.gaincapital.com. The information located on, or hyperlinked or otherwise connected to GAIN’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.
The SEC allows GAIN to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	GAIN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020; and
•	GAIN’s Current Reports on Form 8-K filed with the SEC on January 8, 2020, February 27, 2020 and April 23, 2020 (but not the information furnished pursuant to Items 2.02, 7.01 or 9.01 thereof).
We also incorporate by reference into this proxy statement additional documents that GAIN may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.
You may request a copy of documents incorporated by reference at no cost, by writing or telephoning the office of the Corporate Secretary at GAIN Capital Holdings, Inc., Bedminster One, 135 Route 202/206, Bedminster, New Jersey 07921, Tel. (908) 731-0700.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 1, 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

YOUR VOTE IS EXTREMELY IMPORTANT. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card by mail or submit your proxy over the internet as promptly as possible. If you attend the special meeting and wish to vote your shares personally, you may do so.
By Order of the Board of Directors of GAIN Capital Holdings, Inc.

Joseph Schenk Chairman of the Board of Directors
Bedminster, New Jersey
May 1, 2020

Annex A

EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

dated as of

February 26, 2020

among

GAIN CAPITAL HOLDINGS, INC.,

INTL FCSTONE INC.

and

GOLF MERGER SUB I INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of February 26, 2020 among GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), INTL FCStone Inc., a Delaware corporation (“Parent”), and Golf Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).
W I T N E S S E T H:
WHEREAS, the respective Boards of Directors of the Company and Merger Sub have (i) approved the execution of this Agreement and the transactions contemplated hereby and declared it advisable that the respective stockholders of the Company and Merger Sub approve and adopt this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of Delaware Law and (ii) determined that the transactions contemplated by the Agreement, including the Merger, are in the best interests of, respectively, the Company and Merger Sub and their respective stockholders.
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, Parent has entered into Voting and Support Agreements (each, a “Voting and Support Agreement”) and, collectively, the “Voting and Support Agreements”) with certain stockholders of the Company, in each case in the form agreed to by the parties.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions. As used herein, the following terms have the following meanings:
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Acquisition Proposal” means any proposal or offer from any Third Party relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company or its Subsidiaries (including securities of Subsidiaries) equal to 15% or more of the consolidated assets of the Company, or to which 15% or more of the revenues or earnings of the Company on a consolidated basis are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 15% or more of any class of equity or voting securities of (1) the Company or (2) any of its Subsidiaries to which 15% or more of the revenues or earnings of the Company on a consolidated basis are attributable, (iii) tender offer or exchange offer that, if consummated, would result in such Third Party beneficially owning 15% or more of any class of equity or voting securities of (1) the Company or (2) any of its Subsidiaries to which 15% or more of the revenues or earnings of the Company on a consolidated basis are attributable, or (iv) merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, under which such Third Party would acquire, directly or indirectly, (A) assets (including securities of Subsidiaries) equal to 15% or more of the consolidated assets of the Company, or to which 15% or more of the revenues or earnings of the Company on a consolidated basis are attributable, or (B) beneficial ownership of 15% or more of any class of equity or voting securities of (1) the Company or (2) any of its Subsidiaries to which 15% or more of the revenues or earnings of the Company on a consolidated basis are attributable.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.
“Applicable Law” means, with respect to any Person, any domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order, injunction, judgment, decree, ruling, instrument, or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.
“CFTC” means the U.S. Commodity Futures Trading Commission.
“Code” means the U.S. Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries and any labor organization or other authorized employee representative representing any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.
“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018.
“Company 401(k) Plan” means the GAIN Capital Holdings, Inc. 401k Plan, as amended from time to time.
“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2019 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2019.
“Company Balance Sheet Date” means September 30, 2019.
“Company Disclosure Schedule” means the disclosure schedule dated as of the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Sub prior to the execution of this Agreement.
“Company Equity Awards” means the Company Stock Options, the Company Restricted Stock Units and the Company Restricted Stock Awards.
“Company ESPP” means the Company’s 2011 Employee Stock Purchase Plan.
“Company ICP” means the Company’s 2015 Omnibus Incentive Compensation Plan, the Company’s 2010 Omnibus Incentive Compensation Plan (as amended from time to time) and any predecessor stock option, stock incentive, stock award, or other equity compensation plans thereto.
“Company Material Adverse Effect” means any event, change, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any event, change, development, circumstance or effect to the extent arising out of any of the following: (A) changes in GAAP or in the regulatory accounting requirements applicable to any industry in which the Company and its Subsidiaries operate, (B) changes in the financial or securities markets or general economic or political conditions in the United States or any other country or region, (C) changes (including changes in Applicable Law or interpretations thereof) or conditions generally affecting any of the industries in which the Company and its Subsidiaries operate, (D) acts of war, sabotage, terrorism or natural disasters, (E) the execution, delivery and performance of this Agreement or the public announcement, pendency or consummation (excluding, in the case of consummation, the Specified Representations) of the transactions contemplated by this Agreement including the impact thereof on the relationships, contractual or otherwise, of the Company and any of its Subsidiaries with employees, customers, suppliers or other Third Parties, (F) any Transaction Litigation, (G) any failure in and of itself by the Company and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance or integration synergies for any period (provided that the exception in this clause (G) shall not preclude Parent from asserting that any underlying facts giving rise or contributing to such failure should be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (H) any action taken (or omitted to be taken) at the written request of Parent or Merger Sub, (I) any change, in and of itself, in the price and/or trading volume of the Company Stock on NYSE or any other market in which such securities are quoted for purchase and sale (provided that the exception in this clause (I) shall not preclude Parent from asserting that any underlying facts giving rise or contributing to such change should be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect) or (J) any action taken by the Company or any of its Subsidiaries that is required pursuant to this Agreement, including any actions required under this Agreement to obtain any approval or authorization under applicable antitrust, competition or other Applicable Laws for the consummation of the Merger, except in the case of clauses (A), (B), (C) and (D), to the extent that any such event, change, development, circumstance or effect has a materially disproportional adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such event, change, development, circumstance or effect has on other companies in the same industry or industries in the Company and its Subsidiaries operate (in which case the incremental, but only the incremental, materially disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).
“Company Rights” means the Preferred Stock purchase rights issued pursuant to the Company Rights Agreement.
“Company Rights Agreement” means the Rights Agreement dated as of April 9, 2013, between the Company and Broadridge Corporate Issuer Solutions, Inc., as rights agent, as amended by that certain Amendment No. 1 to the Rights Agreement, dated as of April 8, 2016 and as further amended by that certain Amendment No. 2 to the Rights Agreement, dated as of April 8, 2019.
“Company Stock” means the common stock, $0.00001 par value, of the Company, together with the associated Company Rights.
“Consent” means any consent, approval, waiver, license, permit, exemption, franchise, clearance, Order or authorization.
“Contract” means any legally binding written or oral contract, agreement, obligation, understanding, instrument, lease or license.
“De Minimis Effect” means losses or damages equal to .75% or more of the aggregate Merger Consideration payable to all stockholders of the Company.
“Delaware Law” means the General Corporation Law of the State of Delaware.
“Environmental Laws” means any Applicable Law relating to (i) the protection, preservation, or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.
“Environmental Permits” means all Consents (including Consents required by contract), variances, exemptions, orders, certificates, approvals and other similar authorizations, in each case, of Governmental Authorities required by Environmental Law for the business of the Company or any of its Subsidiaries, as applicable.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” of any entity means any other entity that, together with such entity, would (at any relevant time) be treated as a single employer under Section 414 of the Code.
“Excluded Information” shall mean (1) pro forma financial statements; (2) description of all or any portion of the Financing, including any “description of notes”, and other information customarily provided by financing sources or their counsel; (3) risk factors relating to all or any component of the Financing; (4) “segment” financial information; and (5) other information required by Rules 3-05, 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act and, if the Financing does not involve an offering of securities on a registered basis with the SEC, any other information customarily excluded from an offering memorandum for private placements of debt securities under Rule 144A promulgated under the Securities Act.
“Financing Parties” means any entity that has committed to provide or otherwise entered into agreements in connection with any Financing and their respective Affiliates and their respective Affiliates, Representatives, stockholders, limited partners and their respective successors and assignees; provided that neither Parent nor any Affiliate of Parent shall be a Financing Party.

“Fraud” means willfully and with actual knowledge (and not imputed or constructive knowledge) committing common law fraud with the specific intent to deceive and mislead. For the avoidance of doubt, “Fraud” does not include equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including fraud) to the extent based on negligence or recklessness.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, commission, authority or official, including any political subdivision thereof and any Self-Regulatory Organization.
“Hazardous Substance” means any substance, material or waste that is listed, defined, designated, or classified as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning under any Applicable Law relating to the environment or natural resources or that are otherwise subject to any Environmental Law, including petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Intellectual Property” means any and all of the following, whether or not registered, and all rights therein, arising in the United States or any other jurisdiction throughout the world: (i) trademarks, service marks, trade names, certification marks, logos, trade dress, brand names, corporate names, Internet domain names, Internet account names (including social networking and media names) and other indicia of origin, together with all goodwill associated therewith or symbolized thereby, and all registrations and applications relating to the foregoing; (ii) patents and pending patent applications and all divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof; (iii) registered and unregistered copyrights (including those in software), all registrations and applications to register the same, and all renewals, extensions, reversions and restorations thereof; (iv) trade secrets and rights in confidential technology and information, know-how, inventions, improvements, processes, formulae, algorithms, models, methodologies, customer and supplier lists, pricing and cost information and business and marketing plans and proposals; (v) rights in software; (vi) other similar types of proprietary or intellectual property; and (vii) claims or causes of action arising out of or related to any past, present and future infringement, misappropriation or other violation of any of the foregoing.
“IT Assets” means any and all computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and other information technology equipment, and all associated documentation, owned by, or licensed or leased to, the Company or any of its Subsidiaries.
“Key Employee” means the employees of the Company and its Subsidiaries set forth on Section 1.01(d) of the Company Disclosure Schedule.
“knowledge” means (i) with respect to the Company, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 1.01(a) of the Company Disclosure Schedule and (ii) with respect to Parent, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 1.01 of the Parent Disclosure Schedule.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, easement, right of way, encroachment or other similar adverse claim of any kind in respect of such property or asset.
“NYSE” means the New York Stock Exchange.
“Order” means any order, writ, decree, judgment, award, injunction, ruling or settlement issued, promulgated, made, rendered or entered into by any Governmental Authority or arbitrator (in each case, whether temporary, preliminary or permanent).
“Owned Intellectual Property” means any and all Intellectual Property owned or purported in writing to be owned by the Company or any of its Subsidiaries.
“Parent Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Parent to the Company.

“Parent Material Adverse Effect” means any event, change, effect, development or occurrence that would reasonably be expected to prevent, impair or materially delay the ability of Parent or Merger Sub to perform its obligations hereunder or prevent, impair or materially delay the consummation of the Merger or the other Transactions.
“Permitted Lien” means (a) Liens for Taxes other than for current Taxes not yet due or payable or for Taxes that are being contested in good faith pursuant to appropriate Proceedings and for which the Company has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve; (b) materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s, repairmen’s liens and any statutory or other similar Liens arising or incurred in the ordinary course of business by operation of Applicable Law with respect to a liability that is not yet due or delinquent or being contested in good faith; (c) pledges or deposits in the ordinary course of business consistent with past practice to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business consistent with past practice; (e) Liens, defects or irregularities in title, easements, rights-of-way, declarations, covenants, restrictions and other similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued business operations of the Company and its Subsidiaries, taken as a whole; (f) all applicable zoning, entitlement, conservation restrictions, building and similar codes and regulations and other land use regulations that would not, individually or in the aggregate, reasonably be expected to materially impair the continued business operations of the Company and its Subsidiaries, taken as a whole; (g) Liens to be released at or prior to Closing; (h) Liens in the ordinary course of business consistent with past practice securing obligations in respect of short-term revolving lines of credit of the Company or its Subsidiaries in effect as of the date hereof; (i) Liens relating to intercompany borrowings among the Company and its wholly-owned subsidiaries; (j) Liens set forth on Section 1.01(c) of the Company Disclosure Schedule; (k) with respect to any leased real property, any statutory or contractual Liens of landlords or Liens affecting the landlord’s interests or underlying fee interest for amounts not due and payable or that are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (l) Liens in the ordinary course of business consistent with past practice in connection with prime broker relationships and (m) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.
“Proceeding” means any legal, administrative, mediation or arbitral proceedings, claims, suits, actions or governmental or regulatory brought, conducted or heard by or before or otherwise involving any Governmental Authority or any mediator, arbitrator or arbitration panel.
“Regulated Subsidiary” means each of the following Subsidiaries of the Company: GAIN Capital Group, LLC, GAIN Global Markets, Inc., GAIN Capital UK, Ltd., GAIN Capital Australia Pty Ltd., GAIN Capital-Forex.com Canada, Ltd, GAIN Capital Singapore Pte. Ltd., GAIN Capital Japan Co., Ltd., Global Asset Advisors, LLC, Gain GTX, LLC, Trade Facts Ltd., GAIN Capital Securities, Inc., GAIN Capital Forex.com Hong Kong, Ltd., GAIN Capital Payments, Ltd., and GTX SEF, LLC.
“Regulatory Documents” means, with respect to a Person, all filings, together with any amendments required to be made with respect thereto, filed, or required to be filed, by such Person with any applicable Governmental Authority pursuant to Applicable Law or to such other entity designated by the Governmental Authority or under Applicable Law, including the applicable rules and regulations of any Governmental Authority.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Self-Regulatory Organization” means a self-regulatory organization, including any “self-regulatory organization” as such term is defined in Section 3(a)(26) of the 1934 Act, any “self-regulatory organization” as such term is defined in CFTC Rule 1.3 and any other U.S. or non-U.S. securities exchange, futures exchange, futures association, commodities exchange, clearinghouse or clearing organization, in each case, of which a Regulated Subsidiary is required under Applicable Law to be a member.
“Specified Representations” means the representations and warranties set forth in Section 4.02(a), Section 4.03, Section 4.04, Section 4.17(f), Section 4.22 and Section 4.26.
“Subsidiary” means, with respect to any Person, (i) any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person; or (ii) any other Person more than 50% of the outstanding voting securities of which are owned, directly or indirectly, by such first Person.
“Tax” means any income, gross receipts, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits tax, and any other taxes, fees, levies, imposts, customs, duties, licenses or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount with respect thereto (including penalties for failure to file or late filing of any tax return, report or other filing, and any interest in respect of such penalties, additions to tax or additional amounts imposed by any federal, state, local, non-U.S. or other Taxing Authority).
“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.
“Tax Sharing Agreement” means any existing agreement binding any Person or any of its Subsidiaries that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability, other than agreements entered into in the ordinary course of business that do not have as a principal purpose addressing Tax matters.
“Taxing Authority” means any Governmental Authority responsible for the imposition or collection of any tax.
“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.
“Transactions” means the transactions contemplated by this Agreement (including the Merger).
(a) Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
2020 Convertible Notes	2.06
2022 Convertible Notes	2.06
2020 Convertible Notes Indenture	2.06
2022 Convertible Notes Indenture	2.06
Acceptable Confidentiality Agreement	6.04(f)(i)
Adverse Recommendation Change	6.04(a)(iii)
Agreement	Preamble
Antitrust Division	8.01(c)
Certificates	2.03(a)
Closing	2.01(b)
Company	Preamble
Company Board Recommendation	4.02(b)
Company Employee	7.05(a)
Company Expense Reimbursement	11.04(c)
Company Insurance Policies	4.26
Company Intervening Event	6.04(f)(iii)

Term	Section
Company Permits	4.23
Company Plans	4.17(a)
Company Registered IP	4.15(a)
Company Restricted Stock Award	2.05(b)
Company Restricted Stock Unit	2.05(b)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Company Stock Option	2.05(a)
Company Stockholder Approval	4.02(a)
Company Stockholder Meeting	6.02
Company Subsidiary Securities	4.06(b)
Confidentiality Agreement	6.03
Continuing Employee	7.05(a)
Convertible Notes	2.06
Convertible Notes Indentures	2.06
Dissenting Shares	2.04
D&O Insurance	7.04(c)
Effective Time	2.01(c)
e-mail	11.01
End Date	10.01(b)(i)
Exchange Agent	2.03(a)
Financing	6.05(a)
FTC	8.01(c)
Indemnified Person	7.04(a)
Internal Controls	4.07(e)
Lease	4.14(b)
Material Contract	4.19(a)
Materially Burdensome Regulatory Condition	8.01(a)
Merger	2.01(a)
Merger Consideration	2.02(a)
Merger Sub	Preamble
Parent	Preamble
Preferred Stock	4.05(a)
Proxy Statement	4.09
Regulation S-K	4.11
Regulatory Agency	4.07(h)
Representatives	6.04(a)
Requisite Regulatory Approvals	8.01(a)
Solvent	5.08
Superior Proposal	6.04(f)(ii)
Surviving Corporation	2.01(a)
Surviving Corporation Plans	7.05(c)
Termination Fee	11.04(b)(i)
Transaction Litigation	8.05(d)
Transition Team	6.07
Uncertificated Shares	2.03(a)
Voting and Support Agreements	Recital
Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits,

Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any contract listed on Section 4.11 of the Company Disclosure Schedule, references to such contract shall not include any amendments, modifications or supplements unless also listed. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.
ARTICLE 2
THE MERGER
Section 2.01. The Merger.
(a) At the Effective Time, Merger Sub shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).
(b) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place in New York City at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 as soon as possible, but in any event no later than three Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree in writing.
(c) At the Closing, the Company and Merger Sub shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).
(d)  From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under Delaware Law.
Section 2.02. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of Company Stock or any shares of capital stock of Parent or Merger Sub:
(a) Except as otherwise provided in Section 2.02(b), Section 2.02(c) or Section 2.04, each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $6.00 in cash, without interest (such per share amount, the “Merger Consideration”). As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.03, without interest.
(b) Each share of Company Stock held by the Company as treasury stock or owned by Parent, Merger Sub or any other Subsidiary of Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

(c) Each share of Company Stock held by any Subsidiary of the Company immediately prior to the Effective Time shall be converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary owns the same percentage of the outstanding capital stock in the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.
(d) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and, except as provided in Section 2.02(c), shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.03. Surrender and Payment.
(a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Stock (the “Certificates”) or uncertificated shares of Company Stock (the “Uncertificated Shares”). At or prior to the Effective Time, Parent shall make available to the Exchange Agent the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares. Such funds may be invested by the Exchange Agent as directed by Parent; provided that (i) no such investment or losses thereon shall affect the Merger Consideration payable hereunder and following any losses if such funds are inadequate to pay the amounts to which holders of Company Stock are entitled pursuant to this Article 2, then Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the stockholders of the Company in the amount of any such deficiency and (ii) such investments shall only be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation or Moody’s Investors Service, Inc., respectively. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. As promptly as reasonably practicable after the Effective Time (but no later than five Business Days thereafter), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.
(b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, in each case (i) or (ii), the Merger Consideration in respect of the Company Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.
(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d) After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.
(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Stock twelve months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) shall not be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Applicable Laws. Any Merger Consideration remaining unclaimed by holders of shares of Company Stock immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by Applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
Section 2.04. Dissenting Shares. Notwithstanding Section 2.02, shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with Delaware Law (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, unless and until such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses the right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent or as required by Applicable Law, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.
Section 2.05. Treatment of Company Equity Awards.
(a) At the Effective Time, each outstanding option to purchase shares of Company Stock under the Company ICP (a “Company Stock Option”), whether or not exercisable or vested, that is outstanding and unexercised immediately prior to the Effective Time shall, automatically and without any action on behalf of the holder thereof, become vested as of immediately prior to the Effective Time, shall be canceled and shall entitle the holder of each such Company Stock Option to receive (without interest) as soon as reasonably practicable after the Effective Time an amount in cash determined by multiplying (i) the excess, if any, of the per share Merger Consideration over the applicable exercise price of such Company Stock Option by (ii) the number of shares of Company Stock such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Company Stock Option which has an exercise price per share of Company Stock that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.
(b) At the Effective Time, each (i) restricted stock unit and (ii) restricted stock award, in each case, with respect to shares of Company Stock granted under the Company ICP, whether subject to time-based or performance-based vesting, that is outstanding as of immediately prior to the Effective Time (each such restricted stock unit, a “Company Restricted Stock Unit” and each such restricted stock award, a “Company Restricted Stock Award”) shall, automatically and without any action on the holder thereof, become vested as of immediately prior to the Effective Time and shall be canceled in exchange for the right to receive (without interest) a cash payment as soon as reasonably practicable after the Effective Time from Parent to the holder thereof determined by multiplying (I) the per share Merger Consideration by (II) the number of shares of Company Stock underlying such Company Restricted Stock Unit or Company Restricted Stock Award, as applicable, as of the Effective Time, less applicable Taxes required to be withheld with respect to such payment; provided that, with respect to Company Restricted Stock Units or Company Restricted Stock Awards that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Company ICP and award agreement that will not trigger a Tax or penalty under Section 409A of the Code. For the purposes of the preceding sentence, for any outstanding Company Restricted Stock Unit award subject to performance-based vesting, (A) if the performance period applicable to such award has concluded, the number of shares of Company Stock underlying such Company Restricted Stock Unit shall be reasonably determined by the compensation committee of the Board of Directors of the Company based on actual performance during the performance period and (B) if the performance period applicable to such award has not concluded, the number of shares of Company Stock underlying such Company Restricted Stock Unit shall, pursuant to the terms of such unit or award, be calculated using the target performance.
(c) The Company shall, prior to the Effective Time, take all actions reasonably necessary to terminate the Company ESPP and all outstanding rights thereunder as of immediately prior to and contingent upon the Effective Time; provided that, from and after the date hereof, the Company shall take all actions reasonably necessary to ensure that (i) the existing participants thereunder may not increase their elections with respect to the current offering period, (ii) no employee who is not a participant in the Company ESPP as of the end of the Business Day immediately prior to the date hereof may become a participant in the Company ESPP, (iii) the aggregate number of shares of Company Stock purchasable during the current offering period shall not exceed 134,000 shares of Company Stock and (iv) no offering period shall commence after the current offering period and before the Effective Time.
(d) Prior to the Effective Time, the Company shall adopt any resolutions and make any amendments to the terms of any equity compensation plans that are necessary to give effect to the transactions contemplated by this Section 2.05. All payments under Section 2.05(a), Section 2.05(b) and Section 2.05(c) shall be made at or as soon as practicable after the Effective Time, pursuant to the Company’s ordinary payroll practices, and shall be subject to any applicable withholding as provided by Section 2.08. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation shall be required to deliver shares of Company Stock or other capital stock of the Company to any Person under any compensation plan of the Company.
Section 2.06. Convertible Securities. At the Effective Time each of (i) the Company’s 4.125% Convertible Senior Notes maturing on April 1, 2020 (the “2020 Convertible Notes”) issued pursuant to the Indenture, dated as of April 1, 2015, by and between the Company and The Bank of New York Mellon, as trustee, (the “2020 Convertible Notes Indenture”) and (ii) the Company’s 5.00% Convertible Senior Notes maturing on August 15, 2022 (the “2022 Convertible Notes”, and together with the 2020 Convertible Notes, the “Convertible Notes”) issued pursuant to the Indenture, dated as of August 22, 2017, by and between the Company and The Bank of New York Mellon, as trustee (the “2022 Convertible Notes Indenture” and, together with the 2020 Convertible Notes Indenture, the “Convertible Notes Indentures”) shall remain outstanding, unchanged by reason of the Merger except as set forth in, and required by, Section 10.08 of each Convertible Note; provided that the 2020 Convertible Notes shall no longer be outstanding following the Company’s satisfaction of all obligations due in respect of such Convertible Notes on or prior to their scheduled maturity date on April 1, 2020. Parent acknowledges that the occurrence of the Effective Time shall constitute a Fundamental Change (as such term is defined in the Convertible Notes Indentures) and a Make-Whole Fundamental Change (as such term is defined in the Convertible Notes Indentures) in respect of any Convertible Notes outstanding as of such Effective Time.
Section 2.07. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of options outstanding as of the date hereof to purchase shares of Company Stock granted under the Company’s stock option or compensation plans or arrangements, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.
Section 2.08. Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. If the Exchange Agent, the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock, Company Stock Options, Company Restricted Stock Units or Company Restricted Stock Awards, as applicable, in respect of which the Exchange Agent, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

Section 2.09 .Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01. Certificate of Incorporation. At the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except (a) for Article FIRST, which shall read “The name of the corporation is GAIN Capital Holdings, Inc.” and (b) as otherwise required by Section 7.04(b), and as so amended shall be the amended and restated certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law. Nothing in this Section 3.01 shall affect in any way the indemnification obligations provided for in Section 7.04(b).
Section 3.02.  Bylaws. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law. Nothing in this Section 3.02 shall affect in any way the indemnification obligations provided for in Section 7.04(b).
Section 3.03.  Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers set forth on Section 3.03 of the Company Disclosure Schedule hereto shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Subject to Section 11.05, other than with respect to the representations and warranties in Section 4.01, Section 4.02, Section 4.04(i), Section 4.05(a), the first sentence of Section 4.06(b), Section 4.20, Section 4.21, and Section 4.22, except as disclosed in any Company SEC Document filed after January 1, 2017 and before the date of this Agreement, or as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent that:
Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental Consents required to carry on its business as now conducted, except for those Consents the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.02 .Corporate Authorization.
(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and, except for the required approval of the Company’s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger (the “Company Stockholder Approval”). This Agreement constitutes a valid and binding agreement of the Company.
(b) At a meeting duly called and held, the Company’s Board of Directors has adopted resolutions (i) determining that this Agreement and the Transactions are fair to and in the best interests of the Company’s stockholders, (ii) approving, adopting and declaring advisable this Agreement and the

Transactions, (iii) recommending approval and adoption of this Agreement by its stockholders (such recommendation, the “Company Board Recommendation”), (iv) directing that the approval and adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders, and (v) approving and adopting an amendment to the Company Rights Agreement to render the Company Rights inapplicable to the Merger, this Agreement and the Transactions (a copy of which amendment was provided to Parent by the Company prior to the date of this Agreement).
Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing by the Company with, any Governmental Authority other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act, any other applicable state or federal securities laws and the rules and regulations of NYSE, (d) the Consents listed on Section 4.03 of the Company Disclosure Schedule and (e) any other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.04.  Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03, require any Consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any provision of any Material Contract binding upon the Company or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.05.  Capitalization.
(a) The authorized capital stock of the Company consists of 120,000,000 shares of Company Stock and 15,000,000 shares of preferred stock, $0.00001 par value (“Preferred Stock”). As of December 31, 2019, there were outstanding (i) 37,484,276 shares of Company Stock, (ii) no shares of Preferred Stock, (iii) Company Stock Options to purchase an aggregate of 688,805 shares of Company Stock (of which Company Stock Options to purchase an aggregate of 635,479 shares of Company Stock were exercisable), (iv) Company Restricted Stock Units underlying an aggregate of 1,915,887 shares of Company Stock and (v) no Company Restricted Stock Awards. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any compensation plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.
(b) As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares of Company Stock may vote, other than the Convertible Notes.
(c) Except as set forth in this Section 4.05 and for changes since December 31, 2019 resulting from the exercise of Company Stock Options outstanding on such date, the settlement of Company Restricted Stock Units, the vesting of Company Restricted Stock Awards or the conversion of Convertible Notes, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities or ownership interests in the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. There are no shareholders agreements, voting trusts, registration rights agreements, or other similar agreements to which the Company or any of its Subsidiaries is a party with respect to the Company Securities.
(d) Section 4.05(d) of the Company Disclosure Schedule sets forth a true and complete list of all outstanding Company Equity Awards as of not more than five (5) Business Days prior to the date hereof, including with respect to each such equity award, the holder, the number of shares of Company Stock subject to such award (assuming target performance levels were achieved and assuming vesting of any accrued but unpaid dividend equivalent rights relating to such award, in each case, if applicable) and, for Company Stock Options, the applicable exercise price, expiration date and whether such Company Stock Option is an incentive stock option. Not more than five (5) Business Days prior to the Closing Date, the Company shall provide Parent with a revised version of Section 4.05(d) of the Company Disclosure Schedule, updated as of such date.
(e) The 2020 Convertible Notes mature on April 1, 2020 at which time the Company is obligated to pay each holder of the 2020 Convertible Notes outstanding as of such time $1,000 in cash for each $1,000 of principal amount of the 2020 Convertible Notes held, together with accrued but unpaid interest to, but not including, April 1, 2020. The Conversion Rate as defined in the 2020 Convertible Notes Indenture is 105.0027.
(f) The occurrence of the Effective Time shall constitute a Fundamental Change and a Make-Whole Fundamental Change (as each such term is defined in the 2022 Convertible Notes Indenture) in respect of any 2022 Convertible Notes outstanding as of such Effective Time; provided that, in accordance with Section 10.07(e)(iii) of the 2022 Convertible Notes Indenture, no Additional Shares will be added to the Conversion Rate of 122.0107 (as each such term is defined in the 2022 Convertible Notes Indenture).
(g) Except as set forth in this Section 4.05, none of (i) the shares of capital stock of the Company or (ii) Company Securities are owned by any Subsidiary of the Company.
Section 4.06. Subsidiaries.
(a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental Consents required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing and those licenses, authorizations, permits, Consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All material Subsidiaries of the Company and their respective jurisdictions of organization are identified in the Company 10-K.
(b) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly and free and clear of any Lien, except for Permitted Liens. As of December 31, 2019, there were no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.
Section 4.07. SEC Filings and the Sarbanes-Oxley Act; Regulatory Reports.
(a) The Company has filed with or furnished to the SEC, and made available to Parent, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2017 (collectively, together with any exhibits (including exhibits incorporated by reference) and schedules thereto and other information incorporated therein, the “Company SEC Documents”).
(b) As of its filing date (and as of the date of any amendment), each Company SEC Document filed prior to the date of this Agreement complied, and filed subsequent to the date of this Agreement will comply, as to form in all material respects with the applicable requirements of the NYSE, the 1933 Act, the 1934 Act, and Sarbanes-Oxley Act as the case may be.
(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act filed prior to the date of this Agreement did not, and filed subsequent to the date of this Agreement but prior to the Effective Time will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(e) The Company and each of its officers are, and since January 1, 2017 have been, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has, in material compliance with Rule 13a-15 under the 1934 Act, (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls. The Company has made available to Parent prior to the date of this Agreement a true and complete summary of any material disclosure of the type described in the preceding sentence made by management to the Company’s auditors and audit committee since January 1, 2017.
(f) Since January 1, 2017, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NYSE.
(g) Since January 1, 2017, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all material certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NYSE, and the statements contained in any such certifications are true and complete in all material respects.
(h) The Company and each of its Subsidiaries have timely filed with or furnished all filings, together with any amendments, required to be made with respect thereto, that they were required to file or furnish (as applicable) since January 1, 2017 with (i) any state regulatory authority, (ii) the SEC, (iii) the CFTC, (iv) any foreign regulatory authority, and (v) any Self-Regulatory Organization (clauses (i) – (v), each a “Regulatory Agency”), including any filing required to be filed or furnished (as applicable) pursuant to Applicable Law, or any Regulatory Agency described in clauses (i) – (v) of this paragraph, and have paid all material fees and assessments due and payable in connection therewith, with only such exceptions, in the case of each of clauses (i) through (v), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Agency with which they were filed, with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.08. Financial Statements.
(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes in the case of any unaudited interim financial statements).
(b) From January 1, 2017 to the date of this Agreement, the Company has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority, in each case, that is or would be material to the Company and its Subsidiaries, taken as a whole.
Section 4.09. Disclosure Documents. The proxy statement of the Company to be filed with the SEC in connection with the Merger (the “Proxy Statement”) will, when definitively filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company and at the time of the Company Stockholder Approval, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement solely to the extent based upon information supplied by Parent, Merger Sub or any of their respective representatives or advisors specifically for use or incorporation by reference therein.
Section 4.10. Absence of Certain Changes.
Since the Company Balance Sheet Date, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course in all material respects and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.11.  No Undisclosed Material Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind, whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities disclosed and provided for in the Company Balance Sheet or in the notes thereto; (ii) not required under GAAP to be disclosed and provided for in a consolidated balance sheet of the Company; (iii) liabilities incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date; (iv) liabilities incurred in connection with the Transactions; and (v) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the 1933 Act (“Regulation S-K”) that have not been so described in the Company SEC Documents.
Section 4.12. Compliance with Laws.
(a) The Company and each of its Subsidiaries is, and since January 1, 2017 has been, in compliance with all Applicable Laws, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. This section does not relate to Intellectual Property matters, Tax matters, employee benefit plans or environmental matters, which are the subjects of Section 4.15, Section 4.16, Section 4.17 and Section 4.18, respectively.
(b) Neither the Company nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Applicable Law, except for agreements and settlements that do not contain any ongoing material obligations on the Company and its Subsidiaries or are not otherwise material to the Company and its Subsidiaries, taken as a whole.
(c) Except for examinations conducted by a Regulatory Agency in the ordinary course of business of the Company and its Subsidiaries, no Regulatory Agency has initiated or has pending any Proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries, and to the Company’s knowledge, no such Proceeding or investigation has been threatened since January 1, 2017, which would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. A list as of the date hereof of (i) any material examination of a Regulated Subsidiary since January 1, 2017 for which a written report has not been issued but significant oral adverse findings were received and (ii) any material open investigation of the Company or a Subsidiary, in each case, is set forth in Section 4.12(c) of the Company Disclosure Schedule. The Company has no knowledge of any notice from a Governmental Authority alleging a violation of Applicable Law by the Company since January 1, 2017 with respect to any Regulated Subsidiary that remains actively under consideration by such Governmental Authority or is considered unresolved by such Governmental Authority, which would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(d) Neither the Company nor any of its Regulated Subsidiaries is subject to any Order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, any Regulatory Agency or other Governmental Authority that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business, as currently conducted (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”).
Section 4.13. Litigation. Except for any Transaction Litigation that might arise after the date hereof, there is no Proceeding pending against, or, to the knowledge of the Company, threatened against, the Company, any of its Subsidiaries or any present officers, directors or employees of the Company or any of its Subsidiaries in their respective capacities as such, or any of the respective properties of the Company or any of its Subsidiaries, before (or, in the case of threatened actions, suits or Proceedings, would be before) or by any arbitrator or Governmental Authority, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Order outstanding or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any present officers, directors or employees of the Company or any of its Subsidiaries in their respective capacities as such, or any of the respective properties of the Company or any of its Subsidiaries, that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.14. Properties.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Balance Sheet Date, free and clear or all Liens, except Permitted Liens, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each lease, sublease or license (each, a “Lease”) under which the Company or any of its Subsidiaries leases, subleases or licenses any real property is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge any other party to a Lease, is in violation of any provision of any Lease, (iii) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of the other parties thereto has violated or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of any Lease, and (iv) neither the Company nor any of its Subsidiaries has received written notice that it has violated or defaulted under any Lease.

Section 4.15. Intellectual Property.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the registrations (including patents and domain name registrations) and applications for registration for Owned Intellectual Property (the “Company Registered IP”) has been adjudged invalid or unenforceable, and, to the knowledge of the Company, all Company Registered IP is valid, enforceable and subsisting.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Subsidiaries are the sole and exclusive owners of all Owned Intellectual Property and hold all of their right, title and interest in and to all Owned Intellectual Property free and clear of all Liens (other than non-exclusive licenses granted by the Company or one of its Subsidiaries in the ordinary course of business), (ii) to the knowledge of the Company, immediately following the Closing, the Company and its Subsidiaries will own or have a valid and enforceable license to use any and all of the Intellectual Property necessary to, or used or held for use in, the conduct of the respective businesses of the Company and its Subsidiaries as currently conducted, and (iii) to the knowledge of the Company, there exist no material restrictions on the use of any of the Owned Intellectual Property.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no current or former employee, contractor or consultant of the Company or any of its Subsidiaries owns any rights in or to any of the Owned Intellectual Property and, to the extent that any such Intellectual Property has been developed or created by any Third Party (including any current or former employee, contractor or consultant) for or on behalf of the Company or any of its Subsidiaries, the Company or one of its Subsidiaries, as applicable, has a written agreement with such Third Party with respect thereto, and thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a right to exploit, sufficient for the conduct of the business of the Company and its Subsidiaries as currently conducted, such Intellectual Property.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the knowledge of the Company, neither the Company nor any of its Subsidiaries nor the conduct of their respective businesses has infringed, misappropriated, diluted or otherwise violated any valid and enforceable Intellectual Property rights of any Third Party, (ii) there is no Proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (A) alleging that the Company or any of its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any valid and enforceable Intellectual Property rights of any Third Party or (B) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any Subsidiary in any of the Owned Intellectual Property, and (iii) to the knowledge of the Company, no Third Party has infringed, misappropriated, diluted or otherwise violated any Owned Intellectual Property.
(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have provided reasonable notice of its privacy and personal data collection and use policies on its websites and the Company and its Subsidiaries have complied with such policies and all Applicable Law relating to (A) the privacy of the users of the Company’s and its Subsidiaries’ respective products, services and websites and (B) the collection, use, processing, storage and disclosure of any personally-identifiable information (including personal health information and any and all “personal data” as that term is defined in the European Union’s General Data Protection Regulation and any and all other personal information, the collection, use, processing, storage and disclosure of which is regulated by an Applicable Law in relation to data protection or data privacy), (ii) there is no Proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any violation of such policies or Applicable Law, (iii) this Agreement will not violate any such policy or Applicable Law, and (iv) the Company and its Subsidiaries have taken commercially reasonable steps consistent with normal industry practice to protect the types of information referred to in this Section 4.15(e) against loss and unauthorized access, use, modification, disclosure or other misuse, and, to the knowledge of the Company, there has been no unauthorized access, use, modification, disclosure or other misuse of such data or information.
(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the IT Assets operate in accordance with their specifications and related documentation and perform in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted, (ii) the Company and its Subsidiaries take commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures and business continuity procedures, and (iii) there has been no unauthorized use, access, interruption, modification or corruption of the IT Assets (or any information or transactions stored or contained therein or transmitted thereby).
Section 4.16. Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) All Tax Returns required by Applicable Law to be filed with any Governmental Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law, and all such Tax Returns are true and complete in all respects.
(b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Governmental Authority all Taxes due and payable, or (i) where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual or (ii) where payment is being contested in good faith pursuant to appropriate procedures, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve, in each case for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books and records.
(c) The income and franchise Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 2015 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired, and (ii) neither the Company nor any of its Subsidiaries (or any member of any affiliated, consolidated, combined or unitary group of which the Company or any of its Subsidiaries is or has been a member) has granted any extension or waiver of the limitation period applicable to the assessment or collection of any federal income Tax.
(d) There is no Proceeding (including audit) pending or, to the Company’s knowledge, threatened against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax asset.
(e) There are no requests for rulings or determinations in respect of any Tax or Tax asset pending between the Company or any of its Subsidiaries and any Taxing Authority.
(f) During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
(g) There are no Liens for Taxes upon any of the assets of the Company or any of its Subsidiaries, other than for current Taxes not yet due or payable or for Taxes that are being contested in good faith pursuant to appropriate procedures and for which the Company has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve.
(h) No jurisdiction in which neither the Company nor any of its Subsidiaries files Tax Returns has made a claim in writing which has not been resolved that the Company or any of its Subsidiaries is or may be liable for Tax in that jurisdiction.
(i) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company or any of its Subsidiaries was the common parent, (ii) is party to any Tax Sharing Agreement (other than any such agreement solely between the Company and its Subsidiaries), or (iii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law) or any Tax Sharing Agreement or as a transferee or successor.

Section 4.17. Employees and Employee Benefit Plans.
(a) Section 4.17(a)of the Company Disclosure Schedule contains a correct and complete list identifying each material “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, severance or similar contract or plan and each other written plan providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any ERISA Affiliate and covers any employee or former employee, whether located in the U.S. or outside the U.S., of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability. Copies of such plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been furnished to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan or trust. Such plans are referred to collectively herein as the “Company Plans.”
(b) The Company has made available to Parent a list, to the extent permitted by Applicable Law, of each Key Employee as of the date that is fifteen (15) Business Days prior to the date hereof and, as applicable, each Key Employee’s (i) name or employee identification number, (ii) date of hire, (iii) position, (iv) employment location, (v) base salary or wage rate, and (vi) most recent annual bonus received. As of the date hereof, to the Company’s knowledge, no Key Employee has indicated to the Company or any of its Subsidiaries that he or she intends to resign or retire as a result of the Transactions.
(c) Neither the Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Company Plan subject to Title IV of ERISA.
(d) Neither the Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA.
(e) Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked or not be reissued. The Company has made available to Parent copies of the most recent Internal Revenue Service determination letters with respect to each such Company Plan. Each Company Plan has been maintained in compliance with its terms and with the requirements prescribed by Applicable Law, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. No events have occurred with respect to any Company Plan that could result in payment or assessment by or against the Company of any excise Taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(f) Except as required by the terms of this Agreement, the consummation of the Transactions will not (either alone or together with any other event) (i) entitle any employee or independent contractor of the Company or any of its Subsidiaries to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Plan, or (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent, to merge, amend or terminate any Company Plan.
(g) Neither the Company nor any of its Subsidiaries has any current or projected liability in respect of post-retirement health, medical or life insurance benefits for former or current employees of the Company or its Subsidiaries except as required to avoid excise Tax under Section 4980B of the Code.

(h) There is no Proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Company Plan before any Governmental Authority, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(i) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Affiliates relating to, or making a change in employee participation or coverage under, any Company Plan that would increase the expense of maintaining such plan above the level of expense incurred in respect thereof for the fiscal year ended on the Company Balance Sheet Date, except as required in order to comply with Applicable Law, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(j) Without limiting the generality of Section 4.17(f), no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the Merger (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee for any tax incurred by such individual, including under Section 409A or 4999 of the Code.
(k) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in compliance with all applicable requirements of Section 409A of the Code.
(l) With respect to any Company Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt prohibited transaction has occurred that has caused or would reasonably be expected to cause the Company or any of its Subsidiaries to incur any liability under ERISA or the Code except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(m) Each Company Plan related to employees located primarily outside of the U.S. (i) has been maintained in compliance with its terms and Applicable Law, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.18. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Proceeding (including a review) is pending or, to the knowledge of the Company, threatened by any Governmental Authority or other Person relating to the Company or any of its Subsidiaries that relates to, or arises under, any Environmental Law, Environmental Permit or Hazardous Substance;
(ii) the Company and each of its Subsidiaries have, and since January 1, 2017 have had, all Environmental Permits necessary for their operations to comply with all applicable Environmental Laws and are in compliance with the terms of such Environmental Permits;
(iii) the operations of the Company and each of its Subsidiaries are, and since January 1, 2017 have been, in compliance with the terms of applicable Environmental Laws.; and
(iv) there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, Environmental Permit or Hazardous Substance.

(b) Except as set forth in this Section 4.18, no representations or warranties are being made with respect to matters arising under or relating to environmental matters, including any matters arising under Environmental Law.
Section 4.19. Material Contracts.
(a) Section 4.19(a) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound (each such Contract listed or required to be so listed, and each of the following Contracts to which the Company or any of its Subsidiaries becomes a party or by which it becomes bound after the date of this Agreement, a “Material Contract”):
(i) any Contract pursuant to which the Company or any of its Subsidiaries incurred payment obligations or received payments in excess of $2,000,000 during the twelve (12) month period ended December 31, 2019, excluding (x) customer Contracts which are on the standard terms and conditions of the Company and its Subsidiaries or (y) hedging Contracts entered into in the ordinary course of business;
(ii) any Contract that (A) limits or purports to limit, in any material respect, the freedom of the Company or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the freedom of Parent, the Company or any of their respective Affiliates after the Effective Time or (B) contains any material exclusivity or “most favored nation” obligations or restrictions or similar provisions that are binding on the Company or any of its Subsidiaries (or, after the Effective Time, that would be binding on Parent or any of its Affiliates);
(iii) promissory notes, loan agreements, indentures, evidences of indebtedness or other instruments providing for or relating to the lending of money, (A) if as borrower or guarantor, in aggregate principal amount in excess of $3,000,000, and (B) if as lender, in aggregate principal amount in excess of $1,000,000, excluding in each case (A) and (B), agreements between the Company and any of its Subsidiaries, or between and among the Company’s Subsidiaries;
(iv) any Contract restricting the payment of dividends or the making of distributions to stockholders of the Company or the repurchase of stock or other equity of the Company;
(v) any Collective Bargaining Agreements;
(vi) any material joint venture, profit-sharing or partnership agreements;
(vii) any Contracts or series of related Contracts entered into within the last three (3) years or containing any material surviving obligations (excluding confidentiality and other similar obligations) relating to the acquisition by the Company or disposition by the Company of any assets, securities or businesses for a price in excess of $5,000,000 (in each case, whether by merger, sale of stock, sale of assets or otherwise);
(viii) any lease or sublease for real or personal property for which annual rental payments made by the Company and its Subsidiaries during the twelve (12) month period ended December 31, 2019 are greater than $2,000,000;
(ix) all material Contracts pursuant to which the Company or any of its Subsidiaries (A) receives or is granted any license or sublicense to, or covenant not to be sued under, any Intellectual Property owned by a Third Party (other than licenses to software that is commercially available off-the-shelf or on non-discriminatory pricing terms) or (B) grants to a Third Party any license or sublicense to, or covenant not to be sued under, any Owned Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business);
(x) any Contracts or other transactions with any (A) executive officer or director of the Company, (B) record or, to the knowledge of the Company, beneficial owner of five percent (5%) or more of the voting securities of the Company, or (C) affiliate (as such term is defined in Rule 12b-2 promulgated under the 1934 Act) or “associates” (or, to the knowledge of the Company, members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such executive officer, director or 5% or more beneficial owner; and
(xi) any other Contract required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K.
(b) Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Material Contracts is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge any other party to a Material Contract, is in violation of any provision of any Material Contract.
Section 4.20. Finders’ Fees. Except for GCA Advisors, LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions.
Section 4.21. Opinion of Financial Advisor. The Company has received the opinion of GCA Advisors, LLC, as financial advisor to the Company, to the effect that, as of the date of such opinion, and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of outstanding shares of Company Stock (other than Excluded Shares (as defined in such opinion)) is fair, from a financial point of view, to such holders.
Section 4.22. Antitakeover Statutes and Rights Agreement. The Company has taken all action necessary to exempt the Merger, this Agreement and the Transactions from Section 203 of Delaware Law.
(a) The Company has taken all action necessary to (i) render the Company Rights inapplicable to the Merger and the other Transactions and (ii) ensure that (A) neither Parent, Merger Sub nor any of their Affiliates is an Acquiring Person (as defined in the Company Rights Agreement) and (B) none of a Distribution Date, Stock Acquisition Date or Section 9(a)(ii) Event (each as defined in the Company Rights Agreement) shall occur by reason of the approval or execution of this Agreement, the announcement or consummation of the Merger or the consummation of any of the other Transactions.
Section 4.23. Permits. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries hold all governmental Consents necessary for the operation of their respective businesses (the “Company Permits”), (b) the Company and each of its Subsidiaries (to the extent applicable) are and since January 1, 2017, have been in compliance with the terms of the Company Permits and (c) there is no Proceeding pending, or, to the knowledge of the Company, threatened that seeks the revocation, cancellation, termination, non-renewal or adverse modification of any Company Permit. To the knowledge of the Company, Section 4.23 of the Company Disclosure Schedule sets forth a complete list of the material Company Permits for the Regulated Subsidiaries, including each exchange and clearing organization membership.
Section 4.24. Regulated Subsidiary Compliance Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) Since January 1, 2017, each Regulated Subsidiary has been (i) duly registered, authorized, licensed, approved, or exempted as required under Applicable Law, and (ii) a member in good standing of each Self-Regulatory Organization of which it is required to be a member by Applicable Law. To the knowledge of the Company, each natural Person who is currently employed by the Company or any Subsidiary, whose functions require him or her to be registered, authorized, licensed, approved, or exempted by a Governmental Authority in order to perform functions for the Regulated Subsidiary is registered, authorized, licensed, approved, or exempted as required by Applicable Law, and since January 1, 2017, such registration, authorization, license, approval or exemption has not been suspended, revoked or rescinded and remains in full force and effect. No such natural Person holds multiple registrations, authorizations, licenses, approvals, or exemptions that would violate any Applicable Law.

(b) Since January 1, 2017, the Regulatory Documents of each Regulated Subsidiary have complied, and have been timely filed (including in accordance with any extensions granted thereof), in all material respects with and under Applicable Law as in effect at the time the Regulatory Documents were filed.
(c) (i) None of the Company, any Subsidiary, or any of their employees or associated persons is (A) subject to a “statutory disqualification,” censure, or other ineligibility under Applicable Law or (B) subject to any disciplinary Proceeding or Order that would be required to be disclosed in a Regulatory Document, and (ii) there is no Proceeding or disqualification pending or, to the knowledge of the Company, threatened by any Governmental Authority that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (A) and (B).
(d) Each Regulated Subsidiary currently maintains, and since January 1, 2017 has maintained, (i) the required capital under Applicable Law in an amount sufficient to ensure that it is not required to file any early warning or deficiency notice under Applicable Law and (ii) the amount of cash and cash equivalents, margin, collateral or credit support required to be maintained by Applicable Law, contract or otherwise.
Section 4.25. Labor Matters.
(a) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and since January 1, 2017 have been, in compliance with all Applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, sexual misconduct, civil rights, affirmative action, work authorization, immigration, safety and health, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of taxes.
(b) Neither the Company nor any of its Subsidiaries is, or since January 1, 2017 has been, a party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement, and there have not been any, and to the Company’s knowledge there are no threatened, organizational campaigns or other unionization activity seeking recognition of a collective bargaining unit relating to any current or former employee. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no unfair labor practice complaints pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving any current or former employee with respect to the Company or its Subsidiaries. There is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries, except for such actions and events that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) The Company and each of its Subsidiaries is, and has been since January 1, 2017, in material compliance with the Worker Adjustment and Retraining Notification Act and has no current material liabilities or other material obligations thereunder.
Section 4.26. Insurance. The Company has made available to Parent, prior to the date of this Agreement, a list of all insurance policies and fidelity bonds for which the Company or any of its Subsidiaries is a policyholder or which covers the business, operations, employees, officers, directors or assets of the Company or any of its Subsidiaries, which are material to the Company and its Subsidiaries, taken as a whole (the “Company Insurance Policies”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as the Company reasonably believes, based on past experience, is adequate for the businesses and operations of the Company and its Subsidiaries (taking into account the cost and availability of such insurance). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Insurance Policies are sufficient for compliance by the Company and its Subsidiaries with all Material Contracts of the Company and its Subsidiaries.

Section 4.27. Transactions with Affiliates. To the knowledge of the Company, between January 1, 2017 and the date hereof, there have been no transactions, or series of related transactions, agreements or arrangements, that would be required to be disclosed under Item 404 of Regulation S-K that have not been otherwise disclosed in the Company SEC Documents filed prior to the date hereof.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT
Subject to Section 11.05, except as set forth in the Parent Disclosure Schedule, Parent represents and warrants to the Company that:
Section 5.01. Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental Consents required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing as and those Consents the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Sub was incorporated solely for the purpose of consummating the Merger and the Transactions. All of the outstanding shares of capital stock of Merger Sub have been validly issued, are fully paid and nonassessable and are owned by, and at the Effective Time will be owned by, Parent, free and clear of all Liens, other than Permitted Liens.
Section 5.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions are within the corporate powers of Parent and Merger Sub and have been duly authorized by all necessary corporate action of Parent and Merger Sub. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub.
Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions require no action by or in respect of, or filing by Parent or Merger Sub with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other state or federal securities laws, (iv) the actions set forth on Schedule 5.03 hereto, and (v) any other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03, require any Consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.05. Disclosure Documents. The information supplied by Parent for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendments or supplements thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties contained in this Section 5.05 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its representatives or advisors specifically for use or incorporation by reference therein.
Section 5.06. Finders’ Fees. Except for Jefferies LLC, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the Transactions.
Section 5.07. Financing. Assuming the satisfaction of the conditions to Closing in Section 9.02, Parent has available or will have available to it, as of the date the Closing is required to occur pursuant to Section 2.01, immediately available funds to enable it to consummate the Merger pursuant to the terms of this Agreement, including to pay the Merger Consideration for all of the shares of Company Stock outstanding immediately prior to the Effective Time, to make all payments in respect of the Company Stock Options, Company Restricted Stock Awards and Company Restricted Stock Units required to be paid pursuant to Article 2 and to pay all related fees and expenses of Parent, Merger Sub and their respective Representatives.
(a) Parent acknowledges and agrees that notwithstanding anything to the contrary in this Agreement, neither the consummation of any debt or equity financing in connection with the Transactions nor the performance of any party to any commitment letter, engagement letter or other arrangement in respect of the Financing shall be a condition to the obligation of Parent and Merger Sub to consummate the Merger and the other Transactions.
Section 5.08. Solvency. Assuming the satisfaction of the conditions to Parent’s obligations to consummate the Merger and after giving effect to the Transactions, including the payment of the aggregate Merger Consideration, the Surviving Corporation on a consolidated basis will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For purposes of this Agreement, “Solvent” when used with respect to any Person, means that, as of any date of determination, (A) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (1) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (2) the amount that will be required to pay the probably liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (B) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (C) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.
Section 5.09. Litigation. As of the date hereof, there is no Proceeding pending against, or, to the knowledge of the Parent, threatened in writing against, Parent or any of its Subsidiaries before (or, in the case of threatened actions, suits or proceedings, that would be before) or by any Governmental Authority, that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.10. Ownership of Company Stock. Except as previously disclosed to the Company, neither Parent nor Merger Sub nor any of their Subsidiaries beneficially owns any shares of Company Stock as of the date hereof.
Section 5.11. Absence of Certain Agreements. Other than the Voting and Support Agreements, neither Parent nor any of its Affiliates has entered into any Contract, or authorized, committed or agreed to enter into any contract, arrangement or understanding (in each case, whether oral or written), pursuant to which any stockholder of the Company would be entitled to receive consideration related to the Transactions of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company (i) agrees to vote to adopt this Agreement or the Merger or (ii) agrees to vote against any Superior Proposal.
Section 5.12. Management Agreements. Other than this Agreement, as of the date hereof, there are no contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Board of Directors, on the other hand, relating in any way to the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.

Section 5.13. Acknowledgement of No Other Representations and Warranties. Except for the representations and warranties set forth in Article 4, each of Parent and Merger Sub acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Merger Sub, and each of Parent and Merger Sub hereby disclaims reliance on any such other representation or warranty, whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their Representatives or Affiliates, of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. Each of Parent and Merger Sub also acknowledges and agrees that the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, future expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates. Notwithstanding the foregoing, nothing in this Section 5.13 shall limit Parent or Merger Sub’s remedies in the case of Fraud.
ARTICLE 6
COVENANTS OF THE COMPANY
The Company agrees that:
Section 6.01. Conduct of the Company. Except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), or as contemplated by this Agreement, or as set forth in Section 6.01 of the Company Disclosure Schedule or as required by Applicable Law, from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice (including, without limitation, the implementation of its cost-cutting program as in effect on the date hereof) and use its commercially reasonable efforts to preserve intact its business organizations and relationships with Third Parties, including Governmental Authorities with jurisdiction over the Company’s operations, customers, suppliers, licensors, licensees and other Third Parties and to keep available the services of its present officers and key employees. Without limiting the generality of the foregoing, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or as expressly contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule or as required by Applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to:
(a) amend or publicly propose any amendment to its certificate of incorporation, bylaws or other similar organizational documents in any respect;
(b) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for (A) dividends by any of its wholly owned Subsidiaries and (B) two regular quarterly cash dividends by the Company (including one declared as of the date hereof) in an amount consistent with the Company’s past practice with customary record and payment dates on the shares of Company Stock, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities except pursuant to the Company ESPP or Company ICP in accordance with the terms of any awards thereunder, and consistent with the Company’s obligations in Section 2.05(c) hereof;
(c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any shares of the Company Stock upon the exercise of Company Stock Options, Company Restricted Stock Awards or Company Restricted Stock Units that are outstanding on the date of this Agreement in accordance with the terms of those Company Stock Options, Company Restricted Stock Awards or Company Restricted Stock Units on the date of this Agreement, (B) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company and (C) any shares of Company Stock upon the conversion of the Convertible Notes in accordance with the terms of those notes on the date of this Agreement or (ii) amend any term of any Company Security or any Company Subsidiary Security, except, in each case, as required by the terms of any compensatory stock option or other compensation plan or arrangement;

(d) (i) merge or consolidate with any other Person, (ii) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, securities or property, other than (A) pursuant to existing contracts or commitments each of which are set forth on Section 6.01(d) of the Company Disclosure Schedule, (B) acquisitions of assets, securities or property in the ordinary course of business consistent with past practice in an amount not to exceed $1,500,000 per acquisition or $11,500,000 in the aggregate for all such acquisitions; provided, that no transaction otherwise permitted under this clause (B) shall be permitted if it, individually or in the aggregate, would, or would reasonably be expected to, prevent, enjoin, alter or materially delay the Transactions, and (C) transactions (1) solely among the Company and one or more of its wholly owned Subsidiaries or (2) solely among the Company’s wholly owned Subsidiaries, or (iii) adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;
(e) sell, lease, license or otherwise transfer any Subsidiary or any material assets, securities, properties, interests or businesses, other than (i) pursuant to existing contracts or commitments each of which are set forth on Section 6.01(e) of the Company Disclosure Schedule, (ii) transactions solely among the Company and one or more of its wholly owned Subsidiaries, (iii) transactions solely among the Company’s wholly owned Subsidiaries or (iv) in the ordinary course of business consistent with past practice for fair market value not to exceed $1,000,000 in the aggregate;
(f) other than as expressly permitted by Section 6.01(d), make any material loans, advances or capital contributions to, or investments in, any other Person (other than (i) loans or advances between and among the Company and/or any of its wholly owned Subsidiaries, (ii) capital contributions to or investments in its wholly owned Subsidiaries and (iii) loans, advances, capital contributions or investments of $1,000,000 or less each, or $2,500,000 in aggregate);
(g) incur any indebtedness for borrowed money or guarantees thereof, other than (i) in an aggregate amount not to exceed $2,500,000 or (ii) incurred between or among the Company and/or any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or guarantees by the Company of indebtedness of any wholly owned Subsidiary;
(h) authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than any capital expenditures not to exceed $11,500,000 in the aggregate;
(i) except as required under any Company Plan or by Applicable Law, grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any executive officer or director of the Company; establish, adopt or amend any Collective Bargaining Agreement or any material Company Plan or increase compensation, bonus or other benefits payable to any employee of the Company, other than increases in annual base compensation or cash bonus opportunities, subject to the aggregate maximum payout amount as set forth on Section 6.01(i) of the Company Disclosure Schedule, (excluding, for the avoidance of doubt, other employee benefits) in the ordinary course of business consistent with past practice with respect to any employee of the Company whose annual base salary does not exceed $250,000;
(j) other than recruiting to fill open positions in the ordinary course of business consistent with past practice, hire any employee whose annual base salary would exceed $250,000 and whose employment is not terminable at-will;
(k) sell, assign, license, sublicense, abandon, allow to lapse, transfer or otherwise dispose of, or create or incur any Lien on any material Owned Intellectual Property, other than in the ordinary course of business consistent with past practice (i) pursuant to non-exclusive licenses or (ii) for the purpose of disposing of obsolete or immaterial assets;
(l) (i) voluntarily terminate, modify or amend in any respect materially adverse to the Company or any of its Subsidiaries any Material Contract other than the expiration or renewal of any Material Contract in accordance with its terms, (ii) waive any material term of, or waive any material default under, any Material Contract other than in the ordinary course of business consistent with past practice, (iii) enter into any contract which contains a change of control or similar provision that would require a material payment to the other party or parties thereto solely as a result of the consummation of the Merger or the other transactions contemplated herein, or (iv) enter into any Contract that contains a non-compete that would be binding on Parent and its Subsidiaries (excluding the Company and its Subsidiaries) following the consummation of the Merger;
(m) create or incur any Lien (other than a Permitted Lien) on any material tangible asset;
(n) change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;
(o) make or change any material Tax election, change any annual Tax accounting period (except as would not be material), adopt or change any method of Tax accounting (except as would not be material) or enter into any material closing agreement with respect to Taxes or settle or surrender any material Tax claim, audit or assessment;
(p) settle or compromise, or propose to settle or compromise any claim, action, suit, investigation, regulatory examination or other Proceeding involving or against the Company or any of its Subsidiaries, other than (i) those involving only a monetary payment by the Company or any of its Subsidiaries in an amount not to exceed $500,000 individually or $5,000,000 in the aggregate, (ii) any settlements for amounts not exceeding the amount reserved on the Company Balance Sheet for such claim, or (iii) Transaction Litigation if the settlement costs thereof will be paid by insurance;
(q) enter into any material transaction between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand, except in connection with employment or on arms’ length terms;
(r) (i) voluntarily terminate, suspend, amend or modify in any material respect any material Company Permit other than in the ordinary course of business or as required pursuant to Section 8.01 or (ii) obtain any additional material Company Permit (other than in the ordinary course of business) or voluntarily enter a new material regulated line of business that is not currently conducted by the Company or any of its Subsidiaries, except, in each case, (i) and (ii), as required in order to comply with Applicable Law; or
(s) agree, resolve or commit to do any of the foregoing.
Section 6.02. Company Stockholder Meeting. The Company shall cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called and held as soon as reasonably practicable after the Proxy Statement is cleared by the SEC for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company shall (a) unless there has been an Adverse Recommendation Change in accordance with Section 6.04, recommend approval and adoption of this Agreement, the Merger and the other Transactions by the Company’s stockholders (and include such recommendation in the Proxy Statement); (b) and use its reasonable best efforts to obtain the Company Stockholder Approval and (c) otherwise comply in all material respects with Applicable Law with respect to such meeting. The Company shall, at its election or if requested by Parent, engage a proxy solicitor of its choosing to assist in the collection of proxies from stockholders relating to the Company Stockholder Approval. As promptly as reasonably practicable after the Proxy Statement is cleared by the SEC, the Company shall, in accordance with Applicable Law and the Company’s certificate of incorporation, (i) duly call and give notice of the Company Stockholder Meeting, (ii) cause the Proxy Statement (and all other proxy materials for the Company Stockholder Meeting) to be mailed to its stockholders and (iii) duly convene and hold the Company Stockholder Meeting. The Company shall not, without the prior written consent of Parent, adjourn, postpone or otherwise delay the Company Stockholder Meeting; provided, however, that Company, acting reasonably and in good faith, may postpone or adjourn the Company Stockholder Meeting (A) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board of Directors of the Company has determined in good faith after consultation with outside counsel is necessary under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholder Meeting, (B) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Stockholder Approval or (C) if otherwise required by Applicable Law. The Company shall, at the instruction of Parent, acting reasonably and in good faith, postpone or adjourn the Company Stockholder Meeting if there are not sufficient votes at the Company Stockholder Meeting to adopt this Agreement to allow reasonable additional time to solicit additional proxies for purposes of obtaining the Company Stockholder Approval. Notwithstanding anything in this Agreement to the contrary, but subject to the immediately preceding two sentences, unless this Agreement has been terminated in accordance with its terms, the Company Stockholder Meeting shall be convened and this Agreement shall be submitted to the stockholders of the Company at the Company Stockholder Meeting for the purpose of voting on the adoption of this Agreement and nothing herein shall be deemed to relieve the Company of such obligation. The Company shall use commercially reasonable efforts to cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the Proxy Statement.
Section 6.03. Access to Information. From the date hereof until the Effective Time and subject to Applicable Law and the confidentiality agreement dated November 8, 2019 between the Company and Parent (the “Confidentiality Agreement”), the Company shall (i) give to Parent, its counsel, financial advisors, auditors and other authorized representatives, upon reasonable notice, reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate reasonably with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Nothing in this Section 6.03 shall require the Company to provide any access, or to disclose any information (i) if providing such access or disclosing such information would violate Applicable Law (including antitrust and privacy laws) or any binding agreement entered into prior to the date of this Agreement or (ii) protected by attorney-client privilege to the extent such privilege cannot be protected by the Company through exercise of its reasonable efforts; provided, that the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which such restrictions apply (including, to the extent doing so would permit disclosure in compliance with the applicable restrictions, redacting such information (i) as necessary to comply with contractual arrangements in effect on or after the date hereof, and (ii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns).
Section 6.04. No Solicitation; Other Offers.
(a) From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 10, except as otherwise expressly set forth in this 6.04, the Company shall not, and shall cause its Subsidiaries not to, and shall instruct its and its Subsidiaries’ respective directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist or participate in any effort by any Third Party relating to an Acquisition Proposal or any inquiry, expression of interest, proposal or request for information that would reasonably be expected to lead to an Acquisition Proposal (other than requesting the clarification of the terms and conditions thereof so as to determine whether the Acquisition Proposal is, or would reasonably be expected to result in, a Superior Proposal), (iii) (A) fail to make, withdraw or modify in a manner adverse to Parent the Company Board Recommendation (it being understood that any failure to publicly reaffirm the Company Board Recommendation within ten (10) Business Days of Parent’s written request will be treated as a withdrawal of the Company Board Recommendation for purposes hereof (provided that Parent makes such request only after a material development has occurred that Parent believes, in good faith, has created public uncertainty as to the position of the Board of Directors of the Company or whether the Company Stockholder Approval will be obtained and that Parent may only make such request once with respect to any Acquisition Proposal that has not been amended with respect to financial or other material terms)), (B) fail to include the Company Board Recommendation in the Proxy Statement or (C) recommend, adopt or approve or publicly propose to recommend, adopt or approve any Acquisition Proposal (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”), (iv) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including

Section 203 of the Delaware Law, inapplicable to any Third Party or any Acquisition Proposal, or (v) fail to enforce, or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries. If any Representative takes any action that the Company is obligated pursuant to this Section 6.04 not to take, then the Company shall be deemed for purposes of this Agreement to have breached this Section 6.04. The Company shall, and shall cause any of its Subsidiaries to, and shall instruct and its and its Subsidiaries’ Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Third Party and its Representatives in possession of confidential information about the Company or any of its Subsidiaries that was furnished by or on behalf of the Company in connection with a proposed Acquisition Proposal or any inquiry, expression of interest, proposal or request for information that would reasonably be expected to lead to an Acquisition Proposal to return or destroy all such information in accordance with the applicable confidentiality agreements.
(b) Notwithstanding anything contained in Section 6.04(a) to the contrary, if at any time prior to obtaining the Company Stockholder Approval (and in no event after obtaining Company Stockholder Approval), (i) the Board of Directors of the Company receives a bona fide written Acquisition Proposal made after the date hereof which has not resulted from a breach of this Section 6.04 that the Board of Directors of the Company determines in good faith, after consultation with its financial advisor and outside legal counsel, is or is reasonably likely to lead to a Superior Proposal and (ii) the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law, then the Board of Directors of the Company, may, subject to compliance with this Section 6.04(b), Section 6.04(c) and Section 6.04(e), (A) engage in negotiations or discussions with such Third Party and its Representatives, (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement, a copy of which shall be provided, promptly after its execution, to Parent for informational purposes; provided that the Company shall promptly provide to Parent any such information that is provided to any such Person which was not previously provided to or made available to Parent and (C) following receipt of a Superior Proposal after the date of this Agreement, make an Adverse Recommendation Change. Nothing contained herein shall prevent the Company or the Board of Directors of the Company from (x) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), or (y) making any legally required disclosure to stockholders with regard to the Transactions or an Acquisition Proposal provided that any Adverse Recommendation Change involving or relating to an Acquisition Proposal may only be made in accordance with the provisions of this Section 6.04(b), Section 6.04(c) and Section 6.04(e) and even if permitted by the foregoing, is subject to the rights of Parent set forth in this Agreement. For the avoidance of doubt, a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act shall not be an Adverse Recommendation Change.
(c) In addition to the requirements set forth in Section 6.04(b), the Board of Directors of the Company shall not take any of the actions referred to in clauses (A) through (C) of Section 6.04(b) unless the Company shall have first delivered to Parent written notice advising Parent that the Company intends to take such action. The Company shall keep Parent promptly informed, on a reasonably current basis, after taking any such action of the status and material terms of any discussions and negotiations with the applicable Third Party with respect to the Acquisition Proposal. In addition, prior to obtaining the Company Stockholder Approval, the Company shall notify Parent promptly (but in no event later one Business Day) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that, to the knowledge of the Company, is considering making, or has made, an Acquisition Proposal, which notice shall be provided in writing and shall identify the relevant Third Party, to the extent known, the material terms and conditions of, any such Acquisition Proposal. The Company shall keep Parent informed, on a reasonably prompt basis (but in no event more than one Business Day after actual receipt), of the status and material terms of any such Acquisition Proposal, (including any material changes thereto) and shall provide to Parent copies of all material correspondence and written materials sent or provided to the Company or any of its Subsidiaries that describes any terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters).
(d) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval (and in no event after the obtaining the Company Stockholder Approval), the Board of Directors of the Company may effect an Adverse Recommendation Change involving or relating to a Company Intervening Event if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law; provided that (i) the Company shall (A) promptly notify Parent in writing of its intention to take such action (it being understood that such a notification shall not, itself, constitute an Adverse Recommendation Change) and (B) negotiate in good faith with Parent (if requested by Parent in writing) for five (5) Business Days following such notice regarding any revisions to the terms of this Agreement proposed by Parent, and (ii) the Board of Directors of the Company shall not effect any Adverse Recommendation Change involving or relating to a Company Intervening Event unless, after the five (5) Business Day period described in the foregoing clause (B), the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law.
(e) Without limiting or affecting Section 6.04(a), Section 6.04(b) or Section 6.04(c), the Board of Directors of the Company shall not make an Adverse Recommendation Change involving or relating to a Superior Proposal unless (i) the Company promptly notifies Parent, in writing at least five (5) Business Days before taking such action, that the Company intends to take such action, which notice attaches the most current version of any proposed transaction agreement or a summary of all material terms of such Superior Proposal and the identity of the Third Party, (ii) if requested by Parent in writing, during such five (5) Business Day period, the Company have negotiated in good faith with Parent regarding any proposal by Parent to amend the terms of this Agreement in response to such Superior Proposal (and the Company shall have instructed its Affiliates and Representatives, including its outside legal counsel and financial advisor, to the extent appropriate, to have engaged in good faith negotiations with Parent and its Representatives) and (iii) after such five (5) Business Day period, the Board of Directors of the Company determines in good faith, taking into account any written proposal by Parent received during such period to amend the terms of this Agreement, that such Acquisition Proposal continues to constitute a Superior Proposal (it being understood and agreed that in the event of any amendment to the principal financial terms or other material terms of any such Superior Proposal, a new written notification from the Company consistent with that described in clause (i) of this Section 6.04(e) shall be required and a new notice period under clause (ii) of this Section 6.04(e) shall commence, during which notice period the Company shall be required to comply with the requirements of this Section 6.04(e) anew, except that such new notice period shall be for two (2) Business Days (as opposed to five (5) Business Days)).
(f) As used in this Agreement:
(i) “Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement.
(ii) “Superior Proposal” means any bona fide, Acquisition Proposal (other than an Acquisition Proposal which has resulted from a breach of Section 6.04 (with all references to “15%” in the definition of Acquisition Proposal being deemed to be references to “50%” and clauses (ii)(2), (iii)(2) and (iv)(B)(2) being disregarded) on terms that the Board of Directors of the Company determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account all the terms and conditions of the Acquisition Proposal that the Board of Directors of the Company considers to be appropriate (including the identity of the Person making the Acquisition Proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements, break-up fees, expense reimbursement provisions and conditions to consummation and availability of necessary financing), would result in a transaction (i) that, if consummated, is more favorable to the Company’s stockholders from a financial point of view than the Merger (taking into account any proposal by Parent to amend the terms of this Agreement agreed to be made in writing by Parent in response to such Acquisition Proposal), (ii) that is reasonably capable of being completed on the terms proposed, taking into account the identity of the Person making the Acquisition Proposal, any approval requirements and all other financial, regulatory, legal and other aspects of such Acquisition Proposal and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board of Directors of the Company.
(iii) “Company Intervening Event” means any material event, change, effect, development or occurrence occurring or arising after the date of this Agreement that (i) was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, in each case to the Board of Directors or executive officers of the Company as of or prior to the date of this Agreement, and (ii) does not relate to or involve any Acquisition Proposal; provided that in no event shall any (A) action taken by either party pursuant to the affirmative covenants set forth in Section 8.01 or the consequences of any such action constitute, and (B) event, change, effect development or occurrence that would fall within any of the exceptions to the definition of “Company Material Adverse Effect” be deemed to contribute to or otherwise be taken into account in determining whether there has been a Company Intervening Event.
(g) Notwithstanding (i) any Adverse Recommendation Change, (ii) the making of any Acquisition Proposal or (iii) anything in this Agreement to the contrary, until termination of this Agreement in no event may the Company or any of its Subsidiaries (A) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar instrument constituting or relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 6.04(b)), (B) except as required by Applicable Law, make, facilitate or provide information in connection with any SEC or other filings in connection with the transactions contemplated by any Acquisition Proposal or (C) seek any Consents from Governmental Authorities in connection with the transactions contemplated by any Acquisition Proposal.
Section 6.05. Cooperation with Financing.
(a) The Company shall use its commercially reasonable best efforts to, and shall cause its Subsidiaries and its and their respective Representatives to use their commercially reasonable best efforts to, on a timely basis, upon the reasonable request of Parent or any of its Subsidiaries, provide customary cooperation that is necessary and customary in connection with or any debt, equity, equity-linked or other financing of Parent or any of its Subsidiaries in connection with the Merger and the other Transactions (collectively, the “Financing”), including the following:
(i) furnishing, or causing to be furnished, to Parent and the Financing Parties and their respective agents the financial information regarding the Company and its Subsidiaries (and any other Subsidiaries of the Company formed or acquired after the date of this Agreement) as may be reasonably requested by Parent that is of the type customarily included in (x) a bank information memorandum or (y) a prospectus supplement, offering memorandum or other offering document to be used in connection with the Financing, it being understood that in the case that the Financing includes an offering of securities on a registered basis such information shall include the information required by Regulation S-X and Regulation S-K under the Securities Act (but which, for the avoidance of doubt, shall not include financial statements or information required by Rules 3-09, 3-10 or 3-16 of Regulation S-X or Compensation Discussion and Analysis required by Regulation S-X Item 402(b), but would include customary disclosure of certain guarantor and non-guarantor information); provided that (I) the Company and its Subsidiaries shall only be obligated to deliver such information to the extent such information may be reasonably obtained from the books and records of the Company and its Subsidiaries and (II) the Company and its Subsidiaries shall not be obligated to furnish any of the Excluded Information; provided further that this clause (i) shall in no respect require the preparation of any financial statements not otherwise prepared by the Company in the ordinary course of business on the timeline prepared in the ordinary course;
(ii) to the extent necessary for the consummation of the Financing, and customary for financings of such type, using reasonable best efforts to obtain and deliver the consent of the independent accountants of the Company and its Subsidiaries to use their audit reports with respect to the financial statements furnished pursuant to Section 6.05(a)(i) in any registration statement of Parent or any of its Subsidiaries filed with the SEC relating to such Financing, where such financial statements are included;
(iii) using reasonable best efforts to cause the Company’s and its Subsidiaries’ independent accountants to (A) participate in a manner consistent with their customary practice in a reasonable number of drafting sessions and accounting due diligence sessions in connection with such Financing and (B) provide customary comfort letters under AU Section 634 (or other applicable standard) for a public offering or a Rule 144A private placement of securities (including “negative assurance” comfort) with respect to financial information related to the Company and its Subsidiaries in connection with the Financing, to the extent such comfort letters are required to be delivered to the applicable underwriters, initial purchasers or placement agents in connection with any issuance of securities in a capital markets transaction comprising part of such Financing;
(iv) using reasonable best efforts to assist Parent or any of its Subsidiaries in (including by providing information limited to the Company and its Subsidiaries required in connection with) its preparation of rating agency presentations, road show materials, bank information memoranda, projections, prospectuses, bank syndication materials, credit agreements, offering memoranda, private placement memoranda, definitive financing documents (including customary certificates, affidavits and title insurance related assistance) and similar or related documents to be prepared by Parent or its Subsidiaries in connection with such Financing, and which may incorporated by reference periodic and current reports filed by the Company with the SEC, in each case upon the reasonable request of Parent or any of its Subsidiaries but (A) solely to the extent reasonably necessary to consummate the Financing and customary of financings of such type and (B) limited to information available and reasonably ascertainable from the books and records of the Company and without any requirement of any further analysis or preparation by the Company;
(v) using reasonable best efforts to cooperate with customary marketing efforts of Parent or any of its Subsidiaries, including using reasonable best efforts to cause its management team, with appropriate seniority and expertise, to assist in preparation for and to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions, and sessions with rating agencies, in each case, upon reasonable advance notice and at mutually agreeable dates and times and using reasonable efforts to ensure that any syndication efforts benefit from any existing lending and investment banking relationships of the Company and its Subsidiaries;
(vi) causing the taking of corporate actions (subject to the occurrence of the Closing Date) reasonably necessary to permit the completion of the Financing by persons that shall remain or will become officers or directors of the Surviving Corporation or any of the Subsidiaries of the Surviving Corporation as of the Effective Time;
(vii) delivering to Parent, no later than three (3) Business Days prior to the Closing Date, (A) any materials and documentation about the Company and its Subsidiaries required under applicable “know your customer” and anti-money laundering laws (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001), and (B) and certifications regarding beneficial ownership solely to the extent required by 31 C.F.R. § 1010.230, in each case, to the extent requested in writing by any Financing Parties no less than ten (10) Business Days prior to the Closing Date;
(viii) cooperating with respect to the provision of guarantees as may be requested by Parent, including by executing and delivering definitive documents related thereto, to take effect following the Closing in connection with such Financing (but solely to the extent required thereby); and
(ix) solely to the extent customarily required for financings of the type contemplated by the Financing, providing customary authorization letters to Parent’s or any of its Subsidiaries’ Financing Parties, authorizing the distribution of information to prospective lenders or investors and containing a representation that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries (only to the extent such authorization letters contain customary disclaimers for the Company, its Affiliates and their respective Representatives with respect to responsibility for the use or misuse of the contents thereof); and
(x) providing reasonable assistance in the preparation of pro forma information, risk factor disclosure and other disclosures required to consummate the financing, in each case upon the reasonable request of Parent or any of its Subsidiaries and as necessary or customary to consummate the Financing.
(b) All non-public information regarding the Company or its Subsidiaries obtained by Parent or its Representatives, in each case pursuant to Section 6.05(a), shall be kept confidential in accordance with the Confidentiality Agreement; provided that such information may be disclosed (i) to prospective lenders, underwriters, initial purchasers, placement agents, dealer managers, solicitation agents, information agents and depositary or other agents (but not prospective investors in any debt securities offering) during syndication and marketing of the Financing that enter into confidentiality arrangements customary for Financing transactions of the same type as such financing (including customary “click-through” confidentiality undertakings) and (ii) on a confidential basis to rating agencies. The Company hereby consents to the reasonable use of the Company’s and its Subsidiaries’ logos solely in connection with the Financing for the Merger and the other Transactions; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Affiliates or the reputation or goodwill of the Company or its Subsidiaries.
(c) In connection with this Section 6.05,
(i) neither the Company nor any of its Subsidiaries shall be required to pay any commitment fee or other fee or payment, incur any liability or expenses or permit any Lien to be placed on any of their respective assets, in each case, prior to the Closing Date and the consummation of the Closing in connection with any Financing to be obtained by Parent or its Subsidiaries in connection with the Transactions,
(ii) neither the Company nor any of its Subsidiaries or any of their respective directors or officers shall be obligated to execute any agreement, certificate, document, letter, registration statement or instrument with respect to such Financing that would be effective prior to the Closing (other than customary authorization letters, but solely to the extent referred to in clause (a)(ix) above),
(iii) neither the Company nor any of its Subsidiaries or any of their respective Representatives shall be required to take or cause to be taken any action in respect of the Financing that:
(1) would cause a breach of this Agreement by the Company or any of its Subsidiaries or cause any condition in Article 9 to not be satisfied on a timely basis;
(2) would (I) conflict with (A) the Company’s or any of its Subsidiary’s organizational documents or any Applicable Law or (B) obligations of confidentiality from a third party (not created in contemplation hereof) binding on the Company or its Subsidiaries or (II) result in the contravention of, or violation of breach of, or default under, any contract to which the Company or any of its Subsidiaries is a party;
(3) would require providing access to or disclosing information that would (in the good faith determination of the Company) jeopardize any attorney-client privilege of the Company or any of its Subsidiaries (provided that the Company shall use reasonable efforts to allow for such access or disclosure to the maximum extent that does not result in a waiver of attorney-client privilege);
(4) would require its legal counsel to provide any legal opinions;
(5) would require the Company or its Subsidiaries to prepare any projections;

(6) would require the Company to issue any bank information memoranda, lender presentations, offering memoranda, or similar documents including disclosure and financial statements (1) that reflects the Company or its Subsidiaries (other than, after the Closing, the Surviving Corporation) as the obligor(s) or (2) in the name of Company, its Subsidiaries or the Surviving Corporation;
(7) would require the Company to take any action to the extent, in the good faith determination of the Company, such action would (A) materially or unreasonably interfere with the business or operations of the Company or its Subsidiaries or (B) cause competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated;
(8) would subject any of the Company’s or its Subsidiaries’ respective directors, managers, officers or employees to any actual or potential personal liability;
(9) would cause the directors and managers of the Company or its Subsidiaries to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained unless Parent shall have determined that such directors and managers are to remain as directors and managers of the Surviving Corporation on and after the Closing and such resolutions are contingent upon the occurrence of, or only effective as of, the Closing; provided that the foregoing shall not limit obligations with respect to the delivery of authorization letters as contemplated by Section 6.05(a)(ix);
(10) waive or amend any terms of this Agreement or any other Contract to which the Company or its Subsidiaries is a party; or
(11) take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with any commitment letters or definitive documents related to the Financing, the Financing or any information utilized in connection therewith (in each case except following the Closing).
(d) The Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent and its Subsidiaries from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Financing and any other financing (including the use or provision of any information prepared or provided by the Company or any of its Subsidiaries or any of their respective Representatives), in each case to the fullest extent permitted by Law and with appropriate contribution to the extent such indemnification is not available, other than to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are the result of bad faith or intentional willful misconduct that is material by the Company, its Subsidiaries or their respective Representatives. Parent shall promptly, upon written request by the Company, reimburse the Company or any of its Subsidiaries for all reasonable and documented out-of-pocket costs or expenses (including reasonable attorney’s fees) actually incurred by each such Person in connection with the cooperation provided under this Section 6.05, or such Financing, whether or not the Merger is consummated or this Agreement is terminated (and the foregoing obligations shall survive termination of this Agreement).
(e) Notwithstanding anything to the contrary set forth herein, the Company and its Subsidiaries shall be deemed to have complied with their obligations under this Section 6.05 for all purposes of this Agreement unless the Financing actually sought by the Parent has not been obtained primarily as a result of the Company’s or any of its Subsidiaries’ intentional and material breach of its obligations under this Section 6.05.
Section 6.06. Certain Indebtedness; Convertible Notes.
(a) The Company shall, and shall cause its Subsidiaries to, deliver all notices and take all other actions required to facilitate (i) the repayment in full of all obligations in respect of the 2020 Convertible Notes on April 1, 2020 in accordance with the terms of the 2020 Convertible Notes Indenture and (ii) to the extent requested in writing by Parent and reasonably necessary to consummate any Financing, and provided that the Company and its Subsidiaries have sufficient cash available for such purposes, the termination, repayment, or redemption of any other indebtedness for borrowed money incurred by any of the Company and its Subsidiaries after the date of this Agreement and the repayment in full of all obligations in respect of such indebtedness (it being understood that the Company shall promptly and in any event no later than ten (10) days prior to the Closing Date notify Parent of the amount of any such indebtedness incurred or to be incurred and expected to be outstanding on the Closing Date), and the release of any Liens securing any such indebtedness described in the foregoing clauses (i) and (ii) and guarantees in connection therewith on the Closing Date.
(b) The Company and its Subsidiaries shall use their reasonable best efforts to comply with all of their respective obligations under the 2022 Convertible Notes Indenture, including delivering any notices and entering into any agreements, instruments, supplemental indentures and undertakings as required pursuant to the 2022 Convertible Notes Indenture, and shall not amend, supplement or modify any of the terms of the Convertible Note Indentures without the prior written consent of Parent. In furtherance and not in limitation of the foregoing, the Company shall use its reasonable best efforts to timely provide or cause to be provided, in accordance with the provisions of the 2022 Convertible Note Indenture, any certificates or legal opinions to be provided in connection with the Merger prior to the Effective Time.
Section 6.07. Transition. In order to facilitate the integration of the operations of the Company and Parent and their respective Subsidiaries following the Effective Time and to permit the coordination of their related operations on a timely basis after the Effective Time, and in an effort to accelerate to the earliest time possible after the Effective Time the realization of synergies, operating efficiencies and other benefits expected to be realized as a result of the Merger, upon Parent’s written request, the parties shall use commercially reasonable efforts to jointly establish a transition planning team of at least six members (the “Transition Team”) comprised of an equal number of representatives of Parent and the Company, which shall be responsible for facilitating a transition and integration planning process to ensure the successful combination of the operations of Parent and the Company in accordance with, and solely to the extent permitted by, Applicable Law. Upon Parent’s request, the Transition Team shall be responsible for developing and implementing a detailed action plan for the combination of the businesses from and after the Effective Time and shall, to the extent permitted by Applicable Law, use commercially reasonable efforts to (i) confer on a regular and continued basis regarding the status of the transition and integration planning process, (ii) communicate and consult with its members with respect to the manner in which the respective businesses will be conducted from and after the Effective Time and (iii) coordinate human resources integration.
Section 6.08. Insurance Matters.
(a) Reasonably promptly following the date hereof and in any event prior to the expiration of such policies if requested in writing by Parent, the Company shall use commercially reasonable efforts to extend the policy expiry dates for any claims-made and non-claims-made insurance policies of the Company in effect as of the date hereof that would otherwise expire prior to the end of the second fiscal quarter of the Company by a minimum of ninety days.
(b) Following the date hereof and prior to the Closing, the Company shall use commercially reasonable efforts to obtain six (6) year tail policies for any of its claims-made insurance policies at the reasonable request of Parent, to the extent available; provided that any such tail policies shall be contingent upon the Closing.
ARTICLE 7
COVENANTS OF PARENT
Parent agrees that:
Section 7.01. Conduct of Parent. Subject in all respects to Section 8.01 of this Agreement, Parent shall not, and shall cause its Subsidiaries not to, from the date of this Agreement to the Effective Time, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Merger or the other Transactions, including any financing thereof.
Section 7.02. Obligations of Merger Sub. Subject in all respects to Section 8.01 of this Agreement, Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 7.03.  Voting of Shares. Parent shall vote all shares of Company Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.
Section 7.04. Director and Officer Liability. Parent shall, and shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:
(a) For six years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless the present and former directors, officers, employees, of the Company and its Subsidiaries (in each case, when acting in such capacity) (each, an “Indemnified Person”) from and against any losses, damages, liabilities, costs, expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in respect of the Indemnified Persons’ having served in such capacity prior to the Effective Time, in each case to the fullest extent provided under the Company’s certificate of incorporation and bylaws in effect on the date hereof or any indemnification agreements in effect on the date hereof. If any Indemnified Person is made party to any claim, action, suit, proceeding or investigation arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, Parent shall, and shall cause the Surviving Corporation to, advance fees, costs and expenses (including attorneys’ fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such claim, action, suit, proceeding or investigation; provided, that, such Indemnified Person to whom expenses are advanced undertakes to Parent to repay such advances if it is ultimately determined by final non-appealable order that such Indemnified Person is not entitled to indemnification.
(b) For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors, employees, fiduciaries and agents and advancement of fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.
(c) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), which D&O Insurance shall (i) be for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time, (ii) be from an insurance carrier with a substantially comparable credit rating as the Company’s current insurance carrier with respect to D&O Insurance and (iii) have terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an Indemnified Person by reason of his or her having served in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with a substantially comparable credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall purchase from the Company’s current insurance carrier or from an insurance carrier with a substantially comparable credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof. Notwithstanding the foregoing, in no event shall Parent or the Surviving Corporation be required to expend for the D&O Insurance or for any other policies pursuant to this Section 7.04 an annual premium amount in excess of 300% of the premium amount per annum for the

Company’s existing policies; and provided, further, that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.04.
(e) The rights of each Indemnified Person under this Section 7.04 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.
Section 7.05. Employee Matters.
(a) For a period of 12 months following the Effective Time, Parent shall provide or cause the Surviving Corporation to provide to each individual who is employed by the Company or any Subsidiary immediately prior to the Effective Time (each, a “Company Employee”), to the extent that such individual remains employed by the Company or any of its Subsidiaries after the Effective Time (each, a “Continuing Employee”), (i) an annual base salary or wage rate that is no less favorable than that annual base salary or wage rate provided to such Continuing Employee by the Company or the applicable Subsidiary in effect as of the Effective Time and (ii) severance benefits that are no less favorable than those provided to such Continuing Employee by the Company or the applicable Subsidiary as of the date hereof, subject to such Continuing Employee signing and not revoking a release of claims in favor of Parent and its Affiliates.
(b) Notwithstanding the foregoing, for the period ending December 31, 2020, Parent shall provide or cause the Surviving Corporation to provide to each Continuing Employee employee benefits, to the extent not otherwise described in this Section 7.05, that are substantially comparable in the aggregate to those provided to such Continuing Employee by the Company or the applicable Subsidiary immediately prior to the Effective Time; provided, however, that it is understood that Parent’s 401(k) match policy will apply to Continuing Employees following the Effective Time and any differences between such policy and the 401(k) match policy of the Company with respect to any defined contribution plan shall not result in a breach of this Section 7.05(b). For the avoidance of doubt, as of January 1, 2021 Parent shall cause each Continuing Employee to become eligible to participate in Parent’s employee benefit plans on the same basis as a similarly situated employee of Parent unless otherwise prohibited by any employee benefit plan or insurance contract of Parent, the Company or any their respective Subsidiaries; provided, however that to the extent that such eligibility would be prohibited under any employee benefit plans or insurance contract of Parent, the Company or any of their respective Subsidiaries, Parent shall use commercially reasonable efforts to amend or otherwise allow such eligibility under such plan.
(c) In addition, and without limiting the generality of the foregoing, each Continuing Employee shall be immediately eligible to participate, without any waiting time (subject to meeting any service-based waiting time after giving effect to the provisions of Section 7.05(e)), in any and all plans of Parent, the Surviving Corporation or their respective Affiliates (“Surviving Corporation Plans”) to the extent coverage under any such plan replaces coverage under a comparable benefit plan in which such Continuing Employee participates immediately prior to the Effective Time.
(d) With respect to all Surviving Corporation Plans, including any “employee benefit plan”, as defined in Section 3(3) of ERISA, maintained by Parent or any of its respective Subsidiaries (including any vacation, paid time-off and severance plans), for all purposes (but not for benefit accrual under any defined benefit plan or vesting under any equity compensation plan), including determining eligibility to participate, level of benefits, vesting, benefit accruals and early retirement subsidies, Parent shall cause each Continuing Employee’s service with the Company or any Company Subsidiaries (as well as service with any predecessor employer of the Company or any such Company Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Company Subsidiary) to be treated as service with Parent or any of their respective Subsidiaries, unless prohibited by any employee benefit plan or insurance contract of Parent, the Company or any their respective Subsidiaries; provided, however that to the extent that such recognition would be prohibited under any employee benefit plans of Parent, the Company or any of their respective Subsidiaries, Parent shall use commercially reasonable efforts to amend or otherwise allow such recognition under such plan and provided, further, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.
(e) With respect to any welfare plan maintained by Parent or any of its Subsidiaries in which any Continuing Employee is eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to (to the extent permitted under such welfare plan and Applicable Law) use commercially reasonable efforts to, (i) waive all limitations as to preexisting conditions and exclusions and waiting periods and actively-at-work requirements with respect to participation and coverage requirements applicable to such employees and their eligible dependents and beneficiaries, to the extent such limitations were waived, satisfied or did not apply to such employees or eligible dependents or beneficiaries under the corresponding welfare Company Plan in which such employees participated immediately prior to the Effective Time and (ii) provide Continuing Employees and their eligible dependents and beneficiaries with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket maximum requirements to the extent applicable under any such plan.
(f) No later than twenty (20) days prior to the Closing Date, Parent may request that the Company terminate the Company 401(k) Plan, in which case, the Company shall take all actions necessary or appropriate to terminate the Company 401(k) Plan effective as of immediately prior to the Effective Time. In the event of such termination, Parent shall permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including all participant loans) in cash or notes (in the case of participant loans) in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such Continuing Employee from such plan to an “eligible retirement plan” (within the meaning of Section 401(a)(31) of the Code) of Parent or any of its Subsidiaries and shall make Continuing Employees eligible for participation in such a plan of Parent or any of its Subsidiaries as of immediately after the Effective Time.
(g) With respect to any Company Employees whose principal place of employment is outside of the United States, Parent’s obligations under this Section 7.05 shall be modified to the extent necessary to comply with Applicable Laws of the foreign countries and political subdivisions thereof in which such Company Employees primarily perform their duties.
(h) The provisions of this Section 7.05 are solely for the benefit of the parties to this Agreement, and no Company Employee or any other Person (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement (except to the extent provided in Section 11.06 with respect to Section 7.04), and no provision of this Section 7.05 shall create such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Company Plan or any compensation or benefit plan, program, agreement or policy of Parent or any of its Subsidiaries. Nothing herein shall be construed as an amendment to any Company Plan or compensation or benefit plan, program, agreement or policy of Parent or any of its Subsidiaries.
ARTICLE 8
COVENANTS OF PARENT AND THE COMPANY
The parties hereto agree that:
Section 8.01. Regulatory Undertakings.
(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use reasonable best efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case such different standard shall apply) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transactions, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, Consents, registrations, permits, authorizations, Orders, waivers, non-objections and other confirmations required to be obtained from (A) any Governmental Authority that are necessary, proper or advisable to consummate the Transactions including (x) under the HSR Act and (y) those listed on Schedule 8.01 to this Agreement (the “Requisite Regulatory Approvals”) and (B) any other Third Party that are necessary, proper or advisable to consummate the Transactions. Parent acknowledges and agrees that its obligation pursuant to this Section 8.01 includes divestitures, hold separate arrangements, the termination, assignment, novation or modification of contracts or other business relationships or business areas, the acceptance of restrictions on business operations, the entry into other commitments (including those set forth on Section 8.01(x) of the Company Disclosure Schedule) and limitations, and litigation, including with Governmental Authorities, to obtain the approvals, Consents, registrations, permits, authorizations, Orders, waivers, non-objections and other confirmations required to be obtained from any Governmental Authority to consummate the transactions contemplated hereby; provided, that, if requested by Parent, the Company and any of its Subsidiaries will become subject to, consent to, or offer or agree to, or otherwise take any of the foregoing actions so long as such action is only binding on the Company or such Subsidiary after the Closing (in the event that the Closing occurs); provided further that, unless requested by Parent pursuant to the immediately foregoing proviso, neither the Company nor any of its Subsidiaries will, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any of the foregoing actions if the taking of any or all such actions would, individually or in the aggregate, result in a Materially Burdensome Regulatory Condition (as defined below). Notwithstanding the foregoing or any other provision of this Agreement, Parent shall not be required to (x) take or commit to take any action that would reasonably be expected to result in changes to the business of the Company or any of its Subsidiaries or of Parent or any of its Subsidiaries that, if in effect at the start of fiscal year 2019, would have resulted in the reduction of the revenues of the Company, its Subsidiaries, Parent and/or its Subsidiaries, by an amount in excess of $25,000,000 in the aggregate, in the 2019 fiscal year or (y) take or commit to take any actions that would result in incremental payments, costs or expenditures (including reasonable counsel and advisor fees) by the Company, its Subsidiaries, Parent and/or its Subsidiaries, on or after the date hereof (but excluding any payments, costs or expenditures otherwise incurred in connection with this Agreement or the consummation of the Transaction), in excess of $12,500,000 in the aggregate in any fiscal year (a “Materially Burdensome Regulatory Condition”) (it being understood and agreed that Parent shall be obligated to take any such actions (A) that result in changes to the business of the Company or any of its Subsidiaries or of Parent or its Subsidiaries that, if in effect at the start of fiscal year 2019, would have resulted in the reduction of the revenues of the Company, its Subsidiaries, Parent and/or its Subsidiaries, by an amount not in excess of $25,000,000 in the aggregate, in the 2019 fiscal year and (B) that would not result in incremental payments, costs or expenditures (including reasonable counsel and advisor fees) to the Company, its Subsidiaries, Parent and/or its Subsidiaries, on or after the date hereof (but excluding any payments, costs or expenditures otherwise incurred in connection with this Agreement or the consummation of the Transaction), in excess of $12,500,000 in the aggregate in any fiscal year.
(b) Parent and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to Applicable Laws relating to the exchange of information and confidentiality restrictions, all the information relating to Parent and the Company, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any Third Party or any Governmental Authority in connection with Section 8.01(a). In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, Consents, Orders, approvals, waivers, non-objections and authorizations (including the Requisite Regulatory Approvals) of all Third Parties and Governmental Authorities necessary or advisable to consummate the Transactions and each party will keep the other apprised of the status of matters relating to consummation of the Transactions, and each party shall consult with the other in advance of any meeting or conference with any Governmental Authority in connection with the Transactions and, to the extent permitted by such Governmental Authority, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to Applicable Law; and provided that each party shall promptly advise the other party with respect to substantive matters that are addressed in any meeting or conference with any Governmental Authority which the other party does not attend or participate in, to the extent permitted by such Governmental Authority and Applicable Law.

(c) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) as promptly as practicable after the date hereof. Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the Transactions, except with the prior written consent of the other parties hereto. Subject to the final sentence of Section 8.01(a), Parent shall (A) offer to take (and if such offer is accepted, commit to take) with respect to itself and the Company all actions necessary to avoid or eliminate impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority with respect to the Merger and the other Transactions so as to enable the consummation thereof as promptly as reasonably practicable. Notwithstanding the foregoing, at the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of the Company or any of its Subsidiaries (but, absent such request, the Company shall not take any such action), provided that any such action shall be conditioned upon the consummation of the Merger and the other Transactions.
(d) Each party shall (1) promptly notify the other parties of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority and, subject to Applicable Law, permit the other parties to review in advance any proposed written communication to any of the foregoing; (2) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with this Agreement or the Merger and the other Transactions unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat; and (3) furnish the other parties with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and any Governmental Authority or members or their respective staffs on the other hand, with respect to any competition or antitrust matters in connection with this Agreement.
(e) Notwithstanding anything to the contrary in this Agreement, nothing herein shall obligate or be construed to obligate the Company or any of its Subsidiaries or Parent or any of its Subsidiaries to, and without Parent’s prior written consent neither the Company nor any of its Subsidiaries shall, make, or to cause to be made, any material payment or other material accommodation to any Third Party in order to obtain the Consent of such Third Party under any Material Contract (excluding, for the avoidance of doubt, Requisite Regulatory Approvals).
Section 8.02. Certain Filings.
(a) As soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing and shall thereafter as promptly as practicable (but in any event no later than ten (10) Business Days thereafter) mail or deliver the Proxy Statement to its stockholders.
(b) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, Consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, Consents, approvals or waivers.

(c) Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement (including any amendment or supplement thereto) and each time before it is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel. The Company shall provide Parent and its counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given). If at any time prior to receipt of Company Stockholder Approval, any information should be discovered by any party hereto which is required to be set forth in an amendment or supplement to the Proxy Statement in order for the Proxy Statement not to include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto, and, to the extent required by Applicable Law, an appropriate amendment or supplement to the Proxy Statement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by Applicable Law, disseminated by the Company to its stockholders.
Section 8.03. Public Announcements. The initial press release concerning this Agreement and the Transactions shall be a joint press release to be agreed upon by the Company and Parent. Following such initial release, except in connection with actions taken under Section 6.04 or in connection with any dispute between the parties regarding this Agreement, any ancillary agreement or the Transactions, Parent and the Company shall consult with each other and shall consider in good faith the comments of the other party before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation.
Section 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 8.05. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:
(a) Any written notice or other written communication from any Person alleging that the consent of such Person is required in connection with the Transactions;
(b) any written notice or other written communication from any Governmental Authority in connection with the Transactions;
(c) any change, circumstance, event, fact or effect that has had, or would reasonably be expected to have, a Company Material Adverse Effect, in the case of the Company, or a Parent Material Adverse Effect, in the case of Parent; or
(d) any actions, suits, claims, investigations, stockholder demands or Proceedings commenced or, to its knowledge, threatened in writing against the Company or any of its directors or officers or any of the Company’s Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that relate to the consummation of the Transactions (“Transaction Litigation”); provided that a party’s failure to comply with this Section 8.05 shall not provide any other party the right not to effect the Transactions, except to the extent that any other provision of this Agreement independently provides such right.

Section 8.06. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.
Section 8.07. Litigation and Proceedings. The Company shall control the defense or settlement of any Transaction Litigation; provided that the Company shall (i) keep Parent reasonably informed regarding any Transaction Litigation, (ii) cooperate with Parent with respect to such Transaction Litigation, (iii) give Parent the opportunity to consult with the Company with respect to the defense or settlement of any such Transaction Litigation (and give Parent’s advice due and reasonable consideration) and (iv) give Parent reasonable opportunity to participate, at Parent’s expense, in such Transaction Litigation; and provided, further, that the Company agrees that it shall not (and shall cause its Subsidiaries not to) settle any such Transaction Litigation without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned (unless the settlement costs thereof will be paid by insurance).
ARTICLE 9
CONDITIONS TO THE MERGER
Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:
(a) the Company Stockholder Approval shall have been obtained in accordance with Delaware Law;
(b) no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger shall have taken effect after the date hereof and shall still be in effect; and
(c) all Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect (or, in the case of any Requisite Regulatory Approvals that are statutory waiting periods, shall have expired or been terminated).
Section 9.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:
(a) (i) the representations and warranties of the Company contained in Section 4.05(a), the first sentence of Section 4.06(b) and Section 4.10(b) shall be true and correct at and as of the Effective Time as if made at and as of such time (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true only as of such time), with only such exceptions in the case of Section 4.05(a) as would not reasonably be expected to have a De Minimis Effect, (ii) the representations and warranties of the Company contained in the first sentence of Section 4.01, Section 4.02, Section 4.04, Section 4.06(b), Section 4.20, Section 4.21 and Section 4.22 shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time (or, if such representations and warranties are given as of another specific date, at and as of such date); and (iii) the other representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct at and as of the Effective Time as if made at and as of such time (other than any such representations and warranty that by its terms addresses matters only as another specified time, which shall be true and correct only as of such time), with only such exceptions in the case of clause (iii) as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b) the Company shall have performed in all material respects its obligations under this Agreement contemplated to be performed prior to the Effective Time; provided that the failure by the Company to perform its obligations set forth in Section 6.05 shall not be deemed to constitute a failure of the closing condition set forth in this Section 9.02(b);
(c) since the date of this Agreement, there shall have not occurred any event, change, effect, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

(d) the Company shall have delivered to Parent a certificate signed by an executive officer of the Company dated as of the date of the Effective Time certifying that the conditions specified in Section 9.02(a), Section 9.02(b), and Section 9.02(c) have been satisfied.
Section 9.03.  Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is further subject to the satisfaction at or prior to the Effective Time of each of the following conditions:
(a) (i) the representations and warranties of Parent contained in this Agreement that are qualified by “Parent Material Adverse Effect” shall be true at and as of the Effective Time as if made at and as of such time (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true only as of such time) and (ii) the other representations and warranties of Parent contained in this Agreement shall be true at and as of the Effective Time as if made at and as of such time (other than any such representations and warranty that by its terms addresses matters only as another specified time, which shall be true only as of such time), with only such exceptions in the case of clause (ii) as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;
(b) Parent shall have performed in all material respects its obligations under this Agreement contemplated to be performed prior to the Effective Time; and
(c) Parent shall have delivered to the Company a certificate signed by an executive officer of Parent dated as of the date of the Effective Time certifying that the conditions specified in Section 9.03(a) and Section 9.03(b) have been satisfied.
ARTICLE 10
TERMINATION
Section 10.01.  Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):
(a) by mutual written agreement of the Company and Parent; or
(b) by either the Company or Parent, if:
(i) the Merger has not been consummated on or before November 27, 2020 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party (including, in the case of Parent, Merger Sub) whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;
(ii) there shall be in effect any Applicable Law enjoining, prohibiting or preventing the consummation of the Merger and, if such Applicable Law is an Order, such Order shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the existence of such Order;
(iii) at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained; or
(iv) any Governmental Authority required to provide a Consent to satisfy the condition set forth in Section 9.01(c) has denied such Consent and such denial has become final and non-appealable (or on a final non-appealable basis such Governmental Authority has determined not to grant such Consent without the imposition of a Materially Burdensome Regulatory Condition);
(c) by Parent, if:
(i) an Adverse Recommendation Change shall have occurred; or
(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied and to be incapable of being satisfied by the End Date;

(d) by the Company, if:
(i) the Board of Directors of the Company has determined to enter into a written agreement to accept a Superior Proposal (subject to compliance with Section 6.04); provided that the Company may terminate this Agreement pursuant to this Section 10.01(d)(i) only if the Company (A) has not breached Section 6.04 with respect to such Superior Proposal, (B) concurrently enters into a definitive agreement pursuant to which such Superior Proposal is to be effected and (C) has paid, or concurrently pays (or causes to be paid) to Parent the Termination Fee in accordance with the terms specified herein; or
(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent or Merger Sub set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied, and to be incapable of being satisfied by the End Date.
The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.
Section 10.02.  Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto except as provided in Section 11.04; provided that, subject to Section 11.04, neither Parent nor the Company shall be released from any liabilities or damages arising out of (i) Fraud or (ii) the willful breach of any provision set forth in this Agreement. The provisions of this Section 10.02 and Sections 11.04, 11.07, 11.08 and 11.09 shall survive any termination hereof pursuant to Section 10.01.
ARTICLE 11
MISCELLANEOUS
Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Sub, to:

INTL FCStone Inc.
1075 Jordan Creek Parkway - Suite 300
West Des Moines, IA 50266
Attention:	David A. Bolte, Counsel and Corporate Secretary
E-mail:	David.Bolte@intlfcstone.com

with a copy to:

DLA Piper LLP (US)
444 West Lake Street, Suite 900
Chicago, Illinois 60606
Attention:	Andrew Weil
E-mail:	andrew.weil@us.dlapiper.com

if to the Company, to:

GAIN Capital Holdings, Inc.
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
Attention:	Diego Rotsztain
E-mail:	DRotsztain@GAINCapital.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Leonard Kreynin
E-mail:	leonard.kreynin@davispolk.com
or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
Section 11.02. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.
Section 11.03. Amendments and Waivers.
(a) Subject to Section 11.06(c), any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 11.04. Expenses; Termination Fee.
(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
(b) Termination Fee.
(i) If this Agreement is terminated (A) by Parent pursuant to Section 10.01(c)(i), (B) by the Company or Parent pursuant to Section 10.01(b)(iii) at a time when this Agreement was terminable by Parent pursuant to Section 10.01(c)(i) or (C) by the Company pursuant to Section 10.01(d)(i), then the Company shall pay (or cause to be paid on its behalf) to Parent in immediately available funds $9,000,000 (the “Termination Fee”). The Termination Fee shall be payable in the case of a termination (I) by Parent, within one Business Day after such termination and (II) by the Company, immediately before and as a condition to such termination.
(ii) If this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) or Section 10.01(b)(iii) and: (A) at or prior to termination of this Agreement an Acquisition Proposal shall have been publicly disclosed or publicly announced or made known to the management or Board of Directors of the Company, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and not withdrawn such proposal at least five (5) days in advance of the Company Stockholder Meeting; and (B) on or prior to the first (1st) anniversary of such termination: (1) an Acquisition Proposal (whether or not the same one) shall have been consummated; or (2) a definitive agreement relating to an Acquisition Proposal (whether or not the same one) is entered into by the Company (provided that for purposes of this clause (ii)(B), each reference to “15%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay to Parent in immediately available funds, concurrently with the occurrence of the applicable event described in clause (B), the Termination Fee.

(c) If this Agreement is terminated by the Company or Parent pursuant to Section 10.01(b)(iii), the Company shall reimburse Parent and its Affiliates, no later than two Business Days after submission of documentation therefor, for 100% of their reasonable out-of-pocket fees and expenses (including all reasonable fees and expenses of counsel, accountants, investment banking firms and other financial advisors, experts and consultants) actually incurred in connection with or related to the Transactions (the “Company Expense Reimbursement”); provided that the amount of the Company Expense Reimbursement shall in no event exceed $3,500,000 in aggregate. The Company Expense Reimbursement shall be credited against any Termination Fee that is payable in connection with such termination or that subsequently becomes payable.
(d) Parent and Merger Sub agree that, upon any termination of this Agreement under circumstances where the Termination Fee is payable by the Company pursuant to this Section 11.04 and the Termination Fee is paid in full, subject to the last two sentences of this Section 11.04(d) and except in the case of Fraud, (i) Parent and Merger Sub shall be precluded from any other remedy against the Company, at law or in equity or otherwise and (ii) neither Parent nor Merger Sub shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of the Company’s Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the Transactions. The parties acknowledge that the agreements contained in this Section 11.04 are an integral part of the Transactions, that, without these agreements, the parties would not enter into this Agreement and that any amounts payable pursuant to this Section 11.04 do not constitute a penalty.
Section 11.05. Disclosure Schedule and SEC Document References. The parties hereto agree that any reference in a particular Section of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and any other representations and warranties of such party that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties is reasonably apparent on its face. The mere inclusion of an item in either the Company Disclosure Schedule or the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable. The parties hereto agree that in no event shall any disclosure solely contained in any part of any Company SEC Document entitled “Risk Factors”, “Forward-Looking Statements”, “Cautionary Statement Regarding Forward-Looking Statements”, “Special Note on Forward Looking Statements” or “Forward Looking Information” or containing a description or explanation of “Forward-Looking Statements” (and not in any other part) be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of any party contained in this Agreement.
Section 11.06. Binding Effect; Benefit; Assignment.
(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and subject to Section 11.06(c), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns, other than: (i) with respect to the provisions of Section 7.04 which shall inure to the benefit of the persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (ii) at and after the Effective Time, the rights of the holders of shares of Company Stock to receive the Merger Consideration in accordance with the terms and conditions of this Agreement, and (iii) at and after the Effective Time, the rights of the holders of Company Stock Options, Company Restricted Stock Awards or Company Restricted Stock Units to receive the payments contemplated by the applicable provisions of Section 2.05, in each case, at the Effective Time in accordance with the terms and conditions of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.
(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

(c) Notwithstanding anything in this Agreement to the contrary, each of (x) the Company and (y) solely with respect to clauses (i), (ii), (v), (vii), (viii) and (x), Parent and Merger Sub, in each case, on behalf of itself, its Subsidiaries and each of its controlled Affiliates hereby: (i) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement, the Financing or any of the agreements entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (ii) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in an applicable definitive document relating to the Financing, (iii) waives any claims or rights against any Financing Parties relating to or arising out of this Agreement, whether at law or in equity, whether in contract or in tort or otherwise (provided that, for the avoidance of doubt, this clause (iii) shall not apply with respect to any claims or rights of the parties to any debt commitment letters or engagement letters, none or which rights are or shall be impaired hereby), (iv) agrees not to bring or support, or permit any of its Affiliates or Representatives to bring or support, any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Party in any way arising out of or relating to, this Agreement, the Financing, or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise (provided that, for the avoidance of doubt, this clause (iv) shall not apply with respect to any claims or rights of the parties to any debt commitment letters or engagement letters, none or which rights are or shall be impaired hereby), (v) agrees that service of process in any such Proceeding shall be effective if notice is given in accordance with Section 11.01, (vi) agrees that no Financing Party shall be responsible for any indirect, incidental, special, punitive, exemplary or consequential damages in connection with this Agreement, (vii) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (viii) knowingly, intentionally and voluntarily waives to the fullest extent permitted by Applicable Law trial by jury in any Proceeding brought against the Financing Parties in any way arising out of or relating to, this Agreement, the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (ix) agrees that none of the Financing Parties will have any liability to the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives (in each case, other than Parent or its Subsidiaries) relating to or arising out of this Agreement, the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise and (x) agrees that the Financing Parties are express third party beneficiaries of, and may enforce, the provisions in this Section 11.06(c), Section 11.07, Section 11.08 and Section 11.09, and that such provisions and any related definition used in such sections or any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of such sections and/or such provisions, shall not be amended, modified, waived or terminated in any way adverse to the Financing Parties without the prior written consent of the Financing Entities of the Financing Parties.
Section 11.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
Section 11.08. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.
Section 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by all of the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 11.11. Entire Agreement. This Agreement, any certificates delivered pursuant hereto, and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or for any breach of the provisions of this Agreement and that, except where this Agreement is validly terminated in accordance with Section 10.01, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity, and the parties further waive any requirement for the securing or posting of any bond or proof of actual damages in connection with any such remedy. If, prior to the End Date, any party brings an action to enforce specifically the performance of the terms and provisions of this Agreement by another party, the End Date shall automatically be extended by (a) the amount of time during which such action is pending, plus 20 Business Days, or (b) such other time period established by the court presiding over such action.
[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.
GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
	Name:	Diego Rotsztain
	Title:	EVP, General Counsel and Secretary

INTL FCSTONE INC.

By:	/s/ Sean M. O'Connor
	Name:	Sean M. O'Connor
	Title:	Chief Executive Officer

GOLF MERGER SUB I INC.

By:	/s/ Sean M. O'Connor
	Name:	Sean M. O'Connor
	Title:	President
[Signature Page to Agreement and Plan of Merger]

Annex B
VOTING AND SUPPORT AGREEMENT
VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 26, 2020, by and between INTL FCStone Inc., a Delaware corporation (“Parent”), and the entity whose name appears in the signature block to this Agreement (the “Stockholder”).
W I T N E S E T H:
WHEREAS, concurrently with the execution of this Agreement, GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), Parent, Golf Merger Sub I Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of common stock, par value $0.00001 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration as specified in the Merger Agreement;
WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined herein) of such Stockholder’s Existing Shares (as defined herein);
WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares (as defined herein); and
WHEREAS, the Board of Directors of the Company has adopted the Merger Agreement and approved the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by the Stockholder, together with the voting and support agreements concurrently entered into by certain other stockholders of the Company (collectively, the “Covered Stockholders”), is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE 1
GENERAL
Section 1.01 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms, as used in this Agreement, shall have the following meanings:
“Affiliate” of a specified Person is any Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person; provided that, for purposes of this Agreement, in no event shall the Company or any of its controlled Affiliates be deemed to be an Affiliate of Stockholder. For purposes of this Agreement, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the 1934 Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.
“Covered Shares” means the Stockholder’s Existing Shares, (i) together with any shares of Company Common Stock or other capital stock of the Company and any shares of Company Common Stock or other capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof and over which the Stockholder has sole voting power (ii) less any shares disposed of pursuant to a Permitted Transfer.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.
“Existing Shares” means the shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule 1.A hereto.
“Expiration Date” means the date on which the Merger Agreement is terminated in accordance with its terms.
“Permitted Transfer” means (a) a Transfer of Covered Shares by the Stockholder to an Affiliate of such Stockholder or a Transfer of Covered Shares by the Stockholder to any other Person that is reasonably acceptable to Parent and, in each case, who complies with clause (y) below or (b) if the Stockholder is an individual, a Transfer of Covered Shares (i) to any member of such Stockholder’s immediate family or to a trust for the benefit of such Stockholder and/or any member of such Stockholder’s immediate family, (ii) upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the Laws of intestate succession, or (iii) to any Person as a bona fide gift or gifts, provided that (x) in the case of clause (a), such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer and prior to the termination of this Agreement, and (y) in the case of both clauses (a) and (b), prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to such Covered Shares, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of itself and such Covered Shares as such Stockholder shall have made hereunder.
“Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.
“Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective officers, directors, employees, agents and advisors.
“Subsidiary” means, with respect to any Person, any other Person, whether incorporated or unincorporated, (i) of which such first Person or any other Subsidiary of such first Person is a general partner or manager or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is directly or indirectly owned or controlled by such first Person or by any one or more of its Subsidiaries; provided that the Company shall in no event be deemed a Subsidiary of the Stockholder.
“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, Encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2
VOTING
Section 2.01 Agreement To Vote.
(a) The Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to vote thereon or consent thereto:
(i) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii) vote (or cause to be voted), in person or by proxy, all of such Covered Shares (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement and (2) any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement, if requested by Parent in writing at least four (4) business days prior to the applicable vote; and (C) against any Acquisition Proposal and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including (I) any extraordinary corporate transaction, such as a merger, consolidation, share exchange or other business combination involving the Company or a Subsidiary of the Company; (II) a sale, lease or transfer of a material amount of assets of the Company or a Subsidiary of the Company or any reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or a Subsidiary of the Company; or (III) any change in the present capitalization of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws.
(b) The Stockholder hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of Delaware Law) in connection with the Merger and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.
Section 2.02 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while the Merger Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares of such Stockholder, (b) has not granted, and shall not grant at any time while the Merger Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares of such Stockholder (except as set forth in Schedule 1.B. or pursuant to Section 2.03 or pursuant to any irrevocable proxy card in form and substance reasonably satisfactory to Parent delivered to the Company directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.01) and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement; provided, however, that this Section 2.02 shall not preclude such Stockholder from Transferring Covered Shares pursuant to a Permitted Transfer or taking any action permitted under the last sentence of Section 4.01. The Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares.
Section 2.03 Proxy. The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote the Covered Shares Beneficially Owned by such Stockholder solely to the extent and in accordance with Section 2.01 during the term of this Agreement at the Company Stockholder Meeting and at any annual or special meetings of stockholders of the Company (or adjournments or postponements thereof) prior to the termination of this Agreement in accordance with Section 5.01 at which any of the matters described in Section 2.01 is to be considered; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, such Stockholder fails to be counted as present, to consent or to vote such Stockholder’s Covered Shares, as applicable, in accordance with this Agreement or has not delivered to the Secretary of the Company at least two (2) business days prior to the meeting at which any of the matters described in Section 2.01 is to be considered a duly executed irrevocable proxy card in form and substance reasonably satisfactory to Parent directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.01. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Section 5.01, at which time any such proxy shall terminate. The Stockholder (solely in its capacity as such) shall take such further actions or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy during the term of this Agreement. Parent may terminate this proxy with respect to any such Stockholder at any time at its sole election by written notice provided to such Stockholder.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
The Stockholder hereby represents and warrants to Parent as follows:
Section 3.01 Authorization; Validity of Agreement. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. If such Stockholder is an individual and is married and such Stockholder’s Covered Shares constitute community property under Applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse.
Section 3.02 Ownership. Unless Transferred pursuant to a Permitted Transfer, (i) such Stockholder’s Existing Shares are, and all of the Covered Shares Beneficially Owned by such Stockholder during the term of this Agreement will be, Beneficially Owned by such Stockholder and (ii) such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Encumbrances other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws, pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws, pursuant to agreements publicly filed by the Company with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2018, or as set forth on Schedule 1.B. With respect to any outstanding Covered Shares of which the Stockholder is not the record owner, such lack of record ownership will not prevent or impair such Stockholder from complying with any obligation, agreement or covenant set forth herein. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder over which such Stockholder has sole voting power. Any shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by the Stockholder and over which such Stockholder does not have sole voting power are covered by another voting and support agreement entered into on the date hereof by a Covered Stockholder. Unless Transferred pursuant to a Permitted Transfer and subject to the last sentence of Section 4.01, such Stockholder has and will have at all times during the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned by such Stockholder and over which such Stockholder has sole voting power at all times during the term of this Agreement.
Section 3.03 No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) result in such Stockholder violating any Law applicable to such Stockholder or by which any of its assets or properties is bound or, if applicable, any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Stockholder, or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound that would adversely affect its ability to perform its obligations under this Agreement.
Section 3.04 Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any required reports with the SEC.
Section 3.05 Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
Section 3.06 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.
Section 3.07 Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
ARTICLE 4
OTHER COVENANTS
Section 4.01 Prohibition On Transfers; Other Actions. Until the earlier of (a) the stockholder approval of the Merger and (b) termination of this Agreement in accordance with Section 5.01, the Stockholder agrees that it shall not (i) Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein (including any voting power with respect thereto) unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could reasonably be expected to restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. The Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any Certificate representing any of such Stockholder’s Covered Shares save for any Permitted Transfer. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any action, or restrict the Stockholder, with respect to any Covered Shares subject to any pledge or security interest in effect as of the date hereof as set forth on Schedule 1.B hereto to the extent such action or restriction is inconsistent with the terms of such pledge or security interest; provided that, unless and until there is a bona fide foreclosure with respect to such pledge or security interest, such Stockholder agrees that there are no terms of any such pledge or security interest that will prevent or impair such Stockholder from complying with any obligation, agreement or covenant set forth herein.
Section 4.02 Stock Dividends, Etc. In the event of any change in the Company Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
Section 4.03 No Solicitation; Support Of Acquisition Proposals. Subject to the provisions of Section 5.02 of this Agreement, prior to the Expiration Date the Stockholder agrees that it shall not, and shall cause each of its Subsidiaries, Affiliates and Representatives not to, directly or indirectly (i) initiate, solicit, knowingly encourage or facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Company Common Stock in connection with any vote or other action on any matter, other than to recommend that the stockholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby as otherwise expressly provided in this Agreement, (v) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, or allow any of its Affiliates to enter into, a merger agreement, letter of intent, term sheet, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, voting, profit capture, tender or other similar contract providing for, with respect to, or in connection with, or that is intended to or could reasonably be expected to result in any Acquisition Proposal, or (vi) agree or propose to do any of the foregoing. The Stockholder and its Subsidiaries, Affiliates and Representatives shall immediately cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore (other than with Parent) with respect to any Acquisition Proposal, and shall take the necessary steps to inform its Affiliates and Representatives of the obligations undertaken pursuant to this Agreement, including this Section 4.03. Any violation of this Section 4.03 by the Stockholder’s Affiliates or Representatives shall be deemed to be a violation by the Stockholder of this Section 4.03. The Stockholder agrees to promptly (and in any event within 24 hours) notify Parent after receipt by it of an Acquisition Proposal or any indication to it that any Person is considering making an Acquisition Proposal or any request of such Stockholder for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that such Stockholder has knowledge or reasonably expects to be considering making, or has made, an Acquisition Proposal and to keep Parent fully informed of the status and details of any such Acquisition Proposal, indication or request.
Section 4.04 Notice Of Acquisitions. The Stockholder agrees to notify Parent as promptly as practicable (and in any event within 24 hours after receipt) orally and in writing of the number of any additional shares of Company Common Stock or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof.
Section 4.05 Further Assurances; Disclosure. From time to time, at Parent’s reasonable request and without further consideration, the Stockholder agrees to cooperate with Parent with respect to Parent’s or the Company’s or their respective Subsidiaries’ filings with Governmental Entities, to the extent relating to such Stockholder, and to execute and deliver such additional documents and reasonably cooperate in connection with such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement and the Merger Agreement; provided that, for the avoidance of doubt, this Section 4.06 shall not be interpreted to transfer to the Stockholder the responsibility to prepare and/or file any application or other filing that would traditionally be filed by Parent, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby. The Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement.
Section 4.06 Indemnification and Advancement.
(a) From and after the Effective Time, Parent shall indemnify and hold harmless the Stockholder and the Stockholder’s Representatives (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party”), against, and reimburse them for, all reasonable attorneys’ fees and disbursements, incurred or payable by an Indemnified Party from and after the date of this Agreement in connection with any action, suit, proceeding, arbitration or investigation which such Indemnified Party is made party to by reason of or in any way relating to such Stockholder entering into this Agreement or performing its obligations hereunder (each and collectively, a “Proceeding”); provided, however, that in no event shall Parent be required to indemnify and/or reimburse any Indemnified Party for: (a) more than an aggregate of $250,000 of attorneys’ fees and disbursements for all of the Indemnified Parties (which, for the avoidance of doubt, includes all Representatives of the Stockholder, including Affiliates of the Stockholder which are entering into separate voting and support agreements with Parent on the date hereof); or (b) any other damage, loss, liability, judgement, settlement, payment, cost or expense arising from any Proceeding.
(b) Promptly after receipt by an Indemnified Party of notice of its involvement in any such Proceeding relating in any way to the matters set forth in Section 4.06(a), the Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against Parent pursuant to Section 4.06(a), notify Parent of such involvement. Failure by an Indemnified Party to so notify Parent shall not relieve Parent from the obligation to indemnify the Indemnified Party pursuant to this Section 4.06 unless Parent is actually prejudiced as a result of such failure. Parent shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Indemnified Party. Without limiting Parent’s obligation to indemnify, reimburse and hold harmless the Indemnified Parties pursuant to Section 4.06(a), upon assumption by Parent of the defense of any such Proceeding, the applicable Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel at Parent’s expense; provided, however, that Parent shall not, in connection with any one such Proceeding or separate but substantially similar Proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such Proceeding. Parent shall not consent to the terms of any compromise or settlement of any Proceeding defended by Parent in accordance with the foregoing without the prior written consent of the applicable Indemnified Party and the Stockholder.
(c) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to insurance claims under any policy that is or has been purchased by an Affiliate of Stockholder, it being understood and agreed that the indemnification provided for in this Section 4.06 is not prior to or in substitution for any claims under such policies.
(d) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any one Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 4.06
(e) The rights of each Indemnified Party under this Section 4.06 shall be in addition to any rights such Person may have under the charter or bylaws of the Company or any of its subsidiaries under Delaware law or any other applicable laws or under any agreement of any Indemnified Party with the Company or any of its subsidiaries. These rights shall survive consummation of any acquisition of the Company by Parent and are intended to benefit, and shall be enforceable by, each Indemnified Party.

ARTICLE 5
MISCELLANEOUS
Section 5.01 Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time and (b) the Expiration Date. Neither the provisions of this Section 5.01 nor the termination of this Agreement shall (i) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (ii) relieve any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement or (iii) terminate the obligations under Section 2.01(b) or Article 5. The Stockholder shall also have the right to terminate this Agreement by written notice to Parent as specified below if the terms of the Merger Agreement are amended, modified or waived without the written consent of such Stockholder to change the form or amount of the consideration payable with respect to the Covered Shares pursuant the Merger Agreement in a manner adverse to such Stockholder; provided that such Stockholder sends notice to Parent of such Stockholder’s election to terminate within five business days after the public announcement of such amendment.
Section 5.02 No Agreement As Director or Officer; Stockholder Capacity. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder (if an individual, or such Stockholder’s designees) in his or her capacity as a director or officer of the Company from (a) acting in such capacity or voting in such capacity in such person’s sole discretion on any matter, including in exercising rights under the Merger Agreement, and no such actions shall be deemed a breach of this Agreement or (b) exercising such Stockholder (or its designee’s) fiduciary duties as an officer or director of the Company. Any trustee executing this Agreement is executing this Agreement solely in his or her fiduciary capacity and shall have no personal liability or obligation under this Agreement in such capacity. It is understood that this Agreement shall apply to the Stockholder solely in such Stockholder’s capacity as a stockholder of the Company.
Section 5.03 No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the 1934 Act or any other similar provision of Applicable Law.
Section 5.04 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon confirmation of receipt, or if by e-mail so long as such e-mail states it is a notice delivered pursuant to this Section 5.04 and a duplicate copy of such e-mail is promptly given by one of the other methods described in this Section 5.04, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a)	if to Parent:
INTL FCStone Inc.
1075 Jordan Creek Parkway - Suite 300
West Des Moines, IA 50266
Attention: David A. Bolte, Counsel and Corporate Secretary
Facsimile: 515-864-0294
E-mail:David.Bolte@intlfcstone.com

with a copy (which shall not constitute notice) to:
DLA Piper LLP (US)
444 West Lake Street, Suite 900
Chicago, Illinois 60606
Attention: Andrew Weil
Email:  andrew.weil@us.dlapiper.com
Attention:  Neal Aizenstein
E-mail:  neal.aizenstein@us.dlapiper.com
Facsimile:  (312) 251-2870
and
(b)	if to the Stockholder, to the applicable address set forth on Schedule 1.D.
Section 5.05 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used herein, “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by law or executive order to be closed. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any Applicable Law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.
Section 5.06 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 5.07 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.
Section 5.08 Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.
(a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.
(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.04.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES,

TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08(c).
Section 5.09 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Section 5.10 Remedies. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 5.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
Section 5.12 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
Section 5.13 Successors And Assigns; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except as provided in Section 4.06, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, other than the Company which shall be, and hereby is, an express third party beneficiary of this Agreement.
Section 5.14 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
INTL FCSTONE INC.

By:	/s/ Sean M O’Connor
Name:	Sean M O’Connor
Title:	Chief Executive Officer
[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
IPGL Limited

By:	/s/ D.J. Courtenay Stamp
Name:	D.J. Courtenay Stamp
Title:	Director
[Signature Page to Voting and Support Agreement]

SCHEDULE 1
A. OWNERSHIP OF EXISTING SHARES
Stockholder	Number of Existing Shares of Company Common Stock	Number of Existing Shares of Company Preferred Stock
IPGL Limited	953, 031	0
B. PLEDGE
The stockholder has pledged 953, 031 shares of the Existing Shares of Company Common Stock as security with Barclays Bank plc.
C. NOTICES
IPGL Limited
3rd Floor,
39 Sloane Street
London
SW1X 9LP
Attention: Samantha Wren - CEO
Facsimile:
Email: samantha.wren@ipgl.london

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
IPGL No 1 Limited

By:	/s/ D.J. Courtenay Stamp
Name:	D.J. Courtenay Stamp
Title:	Director
[Signature Page to Voting and Support Agreement]

SCHEDULE 1
A. OWNERSHIP OF EXISTING SHARES
Stockholder	Number of Existing Shares of Company Common Stock	Number of Existing Shares of Company Preferred Stock
IPGL No 1 Limited	4,629,950	0
B. PLEDGE
The stockholder has pledged 4,629,950 shares of the Existing Shares of Company Common Stock as security with Barclays Bank plc.
C. NOTICES
IPGL No 1 Limited
3rd Floor,
39 Sloane Street
London
SW1X 9LP
Attention: Samantha Wren - CEO
Facsimile:
Email: samantha.wren@ipgl.london

Annex C
VOTING AND SUPPORT AGREEMENT
VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 26, 2020, by and between INTL FCStone, Inc., a Delaware corporation (“Parent”), and the individual or entity whose name appears in the signature block to this Agreement (the “Stockholder”).
W I T N E S E T H:
WHEREAS, concurrently with the execution of this Agreement, GAIN Capital Holdings, Inc. a Delaware corporation (the “Company”), Parent, Golf Merger Sub I, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of common stock, par value $0.00001 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration as specified in the Merger Agreement;
WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined herein) of such Stockholder’s Existing Shares (as defined herein);
WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares (as defined herein); and
WHEREAS, the Board of Directors of the Company has adopted the Merger Agreement and approved the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by the Stockholder, together with the voting and support agreements concurrently entered into by certain other stockholders of the Company (collectively, the “Covered Stockholders”), is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE 1
GENERAL
Section 1.01 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms, as used in this Agreement, shall have the following meanings:
“Affiliate” of a specified Person is any Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person; provided that, for purposes of this Agreement, in no event shall the Company or any of its controlled Affiliates or any Excluded Persons be deemed to be an Affiliate of Stockholder. For purposes of this Agreement, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the 1934 Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.
“Covered Shares” means the Stockholder’s Existing Shares, (i) together with any shares of Company Common Stock or other capital stock of the Company and any shares of Company Common Stock or other capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof and over which the Stockholder has sole voting power (ii) less any shares disposed of pursuant to a Permitted Transfer; provided that “Covered Shares” shall exclude the shares of Company Common

Stock Beneficially Owned by Thomas Bevilacqua on the date hereof as set forth on Schedule 1.D hereto or any shares of Company Common Stock issuable on exercise of any option or other security Beneficially Owned by Thomas Bevilacqua on the date hereof as set forth on Schedule 1.D.
“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.
“Excluded Person” means (i) any portfolio companies advised or managed by such Person and (ii) Thomas Bevilacqua.
“Existing Shares” means the shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule 1.A hereto.
“Expiration Date” means the date on which the Merger Agreement is terminated in accordance with its terms.
“Permitted Transfer” means (a) a Transfer of Covered Shares by the Stockholder to an Affiliate of such Stockholder or a Transfer of Covered Shares by the Stockholder to any other Person that is reasonably acceptable to Parent and, in each case, who complies with clause (y) below or (b) if the Stockholder is an individual, a Transfer of Covered Shares (i) to any member of such Stockholder’s immediate family or to a trust for the benefit of such Stockholder and/or any member of such Stockholder’s immediate family, (ii) upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the Laws of intestate succession, or (iii) to any Person as a bona fide gift or gifts, provided that (x) in the case of clause (a), such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer and prior to the termination of this Agreement, and (y) in the case of both clauses (a) and (b), prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to such Covered Shares, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of itself and such Covered Shares as such Stockholder shall have made hereunder.
“Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.
“Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective officers, directors, employees, agents and advisors. “Representatives” excludes Thomas Bevilacqua.
“Subsidiary” means, with respect to any Person, any other Person, whether incorporated or unincorporated, (i) of which such first Person or any other Subsidiary of such first Person is a general partner or manager or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is directly or indirectly owned or controlled by such first Person or by any one or more of its Subsidiaries; provided that the Company shall in no event be deemed a Subsidiary of the Stockholder.
“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, Encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2
VOTING
Section 2.01 Agreement To Vote.
(a) The Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to vote thereon or consent thereto:
(i) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii) vote (or cause to be voted), in person or by proxy, all of such Covered Shares (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement and (2) any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder contained in this Agreement or, to the knowledge of such Stockholder, of the Company contained in the Merger Agreement, if requested by Parent in writing at least two (2) business days prior to the applicable vote; and (C) against any Acquisition Proposal and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or prevent (1) to the knowledge of such Stockholder, the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by (2) the performance by such Stockholder of its obligations under this Agreement, in each case if requested by Parent in writing at least two (2) business days prior to the applicable vote, including (I) any extraordinary corporate transaction, such as a merger, consolidation, share exchange or other business combination involving the Company or a Subsidiary of the Company; (II) a sale, lease or transfer of a material amount of assets of the Company or a Subsidiary of the Company or any reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or a Subsidiary of the Company; or (III) any change in the present capitalization of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws.
(b) The Stockholder hereby (i) waives, and agrees not to exercise or assert, any appraisal rights, including pursuant to Section 262 of Delaware Law, in connection with the Merger and (ii) agrees not to commence or participate in any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.
Section 2.02 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to termination of this Agreement pursuant to Section 6.01, any voting agreement or voting trust with respect to the Covered Shares of such Stockholder and (b) has not granted, and shall not grant at any time prior to termination of this Agreement pursuant to Section 5.01, a proxy, consent or power of attorney with respect to the Covered Shares of such Stockholder (except pursuant to Section 2.03 or pursuant to any irrevocable proxy card in form and substance reasonably satisfactory to Parent delivered to the Company directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.01); provided, however, that this Section 2.02 shall not preclude such Stockholder from Transferring Covered Shares pursuant to a Permitted Transfer or taking any action permitted under the last sentence of Section 4.01. The Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this

Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares.
Section 2.03 Proxy. The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote the Covered Shares Beneficially Owned by such Stockholder solely to the extent and in accordance with Section 2.01 during the term of this Agreement at the Company Stockholder Meeting and at any annual or special meetings of stockholders of the Company (or adjournments or postponements thereof) prior to the termination of this Agreement in accordance with Section 6.01 at which any of the matters described in Section 2.01 is to be considered; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, such Stockholder fails to be counted as present, to consent or to vote such Stockholder’s Covered Shares, as applicable, in accordance with this Agreement or has not delivered to the Secretary of the Company at least two (2) business days prior to the meeting at which any of the matters described in Section 2.01 is to be considered a duly executed irrevocable proxy card in form and substance reasonably satisfactory to Parent directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.01. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Section 5.01, at which time any such proxy shall terminate. The Stockholder (solely in its capacity as such) shall take such further actions or execute such other instruments reasonably requested by Parent in writing as may be necessary to effectuate the intent of this proxy. Parent may terminate this proxy with respect to any such Stockholder at any time at its sole election by written notice provided to such Stockholder.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Stockholder hereby represents and warrants to Parent as follows:
Section 3.01 Authorization; Validity of Agreement. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. If such Stockholder is an individual and is married and such Stockholder’s Covered Shares constitute community property under Applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse.
Section 3.02 Ownership. Unless Transferred pursuant to a Permitted Transfer, (i) such Stockholder’s Existing Shares are, and all of the Covered Shares Beneficially Owned by such Stockholder during the term of this Agreement will be, Beneficially Owned by such Stockholder and (ii) such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Encumbrances other than pursuant to this Agreement, under applicable federal or state securities laws, pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws, pursuant to agreements publicly filed by the Company with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2018, or as set forth on Schedule 1.B. With respect to any outstanding Covered Shares of which the Stockholder is not the record owner, such lack of record ownership will not prevent or impair such Stockholder from complying with any obligation, agreement or covenant of such Stockholder set forth herein. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder over which such Stockholder has sole voting power. Unless Transferred pursuant to a Permitted Transfer, such Stockholder has and will have at all times during the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Covered Shares Beneficially Owned by such Stockholder and over which such Stockholder has sole voting power at all times during the term of this Agreement.
Section 3.03 No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) result in such Stockholder violating any Law applicable to such Stockholder or by which any of its assets or properties is bound or, if applicable, any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Stockholder, or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound that would adversely affect its ability to perform its obligations under this Agreement.
Section 3.04 Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any required reports with the SEC.
Section 3.05 Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
Section 3.06 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.
Section 3.07 Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT
Parent hereby represents and warrants to the Stockholder as follows:
Section 4.01 Authorization; Validity of Agreement. Parent is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Parent has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.
Section 4.02 Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

ARTICLE 5
OTHER COVENANTS
Section 5.01 Prohibition On Transfers; Other Actions. Until the earlier of (a) the stockholder approval of the Merger and (b) termination of this Agreement in accordance with Section 6.01, the Stockholder agrees that it shall not (i) Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein (including any voting power with respect thereto) unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could reasonably be expected to restrict or otherwise prevent such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. The Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any Certificate representing any of such Stockholder’s Covered Shares, except in connection with a Permitted Transfer. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any action, or restrict the Stockholder, with respect to any Covered Shares subject to any pledge or security interest in effect as of the date hereof as set forth on Schedule 1.B hereto to the extent such action or restriction is inconsistent with the terms of such pledge or security interest; provided that, unless and until there is a bona fide foreclosure with respect to such pledge or security interest, such Stockholder agrees that there are no terms of any such pledge or security interest that will prevent or impair such Stockholder from complying with any obligation, agreement or covenant set forth herein.
Section 5.02 Stock Dividends, Etc. In the event of any change in the Company Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
Section 5.03 No Solicitation; Support Of Acquisition Proposals. Subject to the provisions of Section 6.02 of this Agreement, prior to the termination of this Agreement in accordance with Section 5.01, the Stockholder agrees that it shall not, and shall cause each of its Subsidiaries, Affiliates and Representatives not to, directly or indirectly (i) initiate, solicit, knowingly encourage or facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any discussions or negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to any person relating to any Acquisition Proposal, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote any shares of Company Common Stock in connection with any vote or other action on any matter submitted to the stockholders of the Company for a vote at an annual or special meeting of the Company’s stockholders, other than to vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby as otherwise expressly provided in this Agreement, (v) enter into, or allow any of its controlled Affiliates to enter into, a letter of intent, term sheet, agreement in principle, share purchase agreement, option agreement, voting, profit capture, tender or other similar contract providing for, with respect to, or in connection with any Acquisition Proposal; provided, however, that in the event a Person submits an Acquisition Proposal to the Company, such Stockholder may hold discussions with such Person solely with respect to the terms of a proposed voting and support agreement with respect to the transaction contemplated by such Acquisition Proposal during the period of time that the Board of Directors of the Company may take the actions set forth in Section 6.04(b) of the Merger Agreement (provided that notwithstanding anything in this Agreement to the contrary, until termination of this Agreement, in no event may such Stockholder or its controlled Affiliates enter into any such agreement (other than a non-disclosure or confidentiality agreement), (iv) agree or publicly announce its intention to agree to do any of the foregoing or (vii) direct, instruct or knowingly induce or encourage any Excluded Person to take any activity described in clauses (i) through (vi). The Stockholder and its Subsidiaries, Affiliates and Representatives shall immediately cease and cause to be terminated all discussions or negotiations by them with any Person conducted heretofore (other than with Parent or any of its Affiliates) with respect to any Acquisition Proposal, and shall inform its controlled Affiliates and Representatives of the obligations undertaken pursuant to this Agreement, including this Section 5.03. Any violation of this Section 5.03 by the Stockholder’s controlled

Affiliates or Representatives shall be deemed to be a violation by the Stockholder of this Section 5.03. The Stockholder agrees to promptly (and in any event within 48 hours) notify Parent after receipt by it of an Acquisition Proposal or any request of such Stockholder for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that such Stockholder has knowledge or reasonably expects to be considering making, or has made, an Acquisition Proposal and to keep Parent fully informed of the status and details of any such Acquisition Proposal, indication or request.
Section 5.04 Notice Of Acquisitions. The Stockholder agrees to notify Parent as promptly as practicable (and in any event within 24 hours after receipt) orally and in writing of the number of any additional shares of Company Common Stock or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof.
Section 5.05 Further Assurances; Disclosure. From time to time, at Parent’s reasonable request and without further consideration, the Stockholder agrees to cooperate with Parent with respect to Parent’s or the Company’s or their respective Subsidiaries’ filings with Governmental Entities, to the extent relating to such Stockholder, and to execute and deliver such additional documents and reasonably cooperate in connection with such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement and the Merger Agreement; provided that, for the avoidance of doubt, this Section 5.06 shall not be interpreted to transfer to the Stockholder the responsibility to prepare and/or file any application or other filing that would traditionally be filed by Parent, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby. The Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement.
Section 5.06 Indemnification and Advancement.
(a) From and after the Effective Time, Parent shall indemnify and hold harmless the Stockholder and the Stockholder’s Representatives (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party”), against, and reimburse them for, all reasonable attorneys’ fees and disbursements, incurred or payable by an Indemnified Party from and after the date of this Agreement in connection with any action, suit, proceeding, arbitration or investigation which such Indemnified Party is made party to by reason of or in any way relating to such Stockholder entering into this Agreement or performing its obligations hereunder (each and collectively, a “Proceeding”); provided, however, that in no event shall Parent be required to indemnify and/or reimburse any Indemnified Party for: (a) more than an aggregate of $250,000 of attorneys’ fees and disbursements for all of the Indemnified Parties (which, for the avoidance of doubt, includes all Representatives of the Stockholder, including Affiliates of the Stockholder which are entering into separate voting and support agreements with Parent on the date hereof); or (b) any other damage, loss, liability, judgement, settlement, payment, cost or expense arising from any Proceeding.
 (b) Promptly after receipt by an Indemnified Party of notice of its involvement in any such Proceeding relating in any way to the matters set forth in Section 5.06(a), the Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against Parent pursuant to Section 5.06(a), notify Parent of such involvement. Failure by an Indemnified Party to so notify Parent shall not relieve Parent from the obligation to indemnify the Indemnified Party pursuant to this Section 5.06 unless Parent is actually prejudiced as a result of such failure. Parent shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Indemnified Party. Without limiting Parent’s obligation to indemnify, reimburse and hold harmless the Indemnified Parties pursuant to Section 5.06(a), upon assumption by Parent of the defense of any such Proceeding, the applicable Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel at Parent’s expense; provided, however, that Parent shall not, in connection with any one such Proceeding or separate but substantially similar Proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such Proceeding. Parent shall not consent to the terms of any compromise or settlement of any Proceeding defended by Parent in accordance with the foregoing without the prior written consent of the applicable Indemnified Party and the Stockholder.

(c) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to insurance claims under any policy that is or has been purchased by an Affiliate of Stockholder, it being understood and agreed that the indemnification provided for in this Section 5.06 is not prior to or in substitution for any claims under such policies. Nothing in this Agreement is intended to, shall be construed to or shall release, waive, limit or impair any rights to indemnification, contribution, advancement of expenses or insurance to which Thomas Bevilacqua is entitled under the the Company’s or the Surviving Corporation’s certificate of incorporation and bylaws (or such documents of any successor to the business of either Person), any agreement Thomas Bevilacqua has with the Company or the Surviving Corporation or any predecessor or successor to either such Person or its business or the Merger Agreement.
(d) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any one Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 5.06
(e) The rights of each Indemnified Party under this Section 5.06 shall be in addition to any rights such Person may have under the charter or bylaws of the Company or any of its subsidiaries under Delaware law or any other applicable laws or under any agreement of any Indemnified Party with the Company or any of its subsidiaries. These rights shall survive consummation of any acquisition of the Company by Parent and are intended to benefit, and shall be enforceable by, each Indemnified Party.
ARTICLE 6
MISCELLANEOUS
Section 6.01 Termination. This Agreement shall become effective only when the Merger Agreement becomes effective and shall remain in effect until the earlier to occur of (a) the Effective Time and (b) the Expiration Date. Neither the provisions of this Section 5.01 nor the termination of this Agreement shall (i) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (ii) relieve any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement or (iii) terminate the obligations under Section 2.01(b) or Article 5. This Agreement shall also automatically terminate if the terms of the Merger Agreement are amended, modified or waived without the written consent of such Stockholder to change the form of or decrease the amount of the consideration payable with respect to the Covered Shares pursuant the Merger Agreement or extend the End Date.
Section 6.02 No Agreement As Director or Officer; Stockholder Capacity. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder (if an individual, or such Stockholder’s designees) in his or her capacity as a director or officer of the Company from (a) acting in such capacity or voting in such capacity in such person’s sole discretion on any matter, including in exercising rights under the Merger Agreement, and no such actions shall be deemed a breach of this Agreement or (b) exercising such Stockholder (or its designee’s) fiduciary duties as an officer or director of the Company. Any trustee executing this Agreement is executing this Agreement solely in his or her fiduciary capacity and shall have no personal liability or obligation under this Agreement in such capacity. It is understood that this Agreement shall apply to the Stockholder solely in such Stockholder’s capacity as a stockholder of the Company.
Section 6.03 No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the 1934 Act or any other similar provision of Applicable Law.
Section 6.04 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon confirmation of receipt, or if by e-mail so long as such e-mail states it is a notice delivered pursuant to this Section 6.04 and a duplicate copy of such e-mail is promptly given by one of the other methods described in this Section 6.04,

(b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a)	if to Parent:
INTL FCStone Inc.
1075 Jordan Creek Parkway - Suite 300
West Des Moines, IA 50266
Attention: David A. Bolte, Counsel and Corporate Secretary
Facsimile: 515-864-0294
E-mail: David.Bolte@intlfcstone.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
444 West Lake Street, Suite 900
Chicago, Illinois 60606
Attention: Andrew Weil
Email: andrew.weil@us.dlapiper.com
Attention: Neal Aizenstein
E-mail: neal.aizenstein@us.dlapiper.com
Facsimile: (312) 251-2870
and
(b)	if to the Stockholder, to the applicable address set forth on Schedule 1.D.
Section 6.05 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used herein, “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by law or executive order to be closed. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any Applicable Law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.
Section 6.06 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 6.07 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.
Section 6.08 Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.
(a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.
(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 6.04.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.08(c).
Section 6.09 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Section 6.10 Remedies. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 6.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
Section 6.12 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
Section 6.13 Successors and Assigns; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except as provided in Section 5.06, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, other than the Company which shall be, and hereby is, an express third party beneficiary of this Agreement.
Section 6.14 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
INTL FCSTONE INC.

By:	/s/ Sean M. O’Connor
Name:	Sean M. O’Connor
Title:	Chief Executive Officer
[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
VP NEW YORK VENTURE PARTNERS, L.P.
By: VantagePoint Venture Associates IV, L.L.C.

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member
[Signature Page to Voting and Support Agreement]

SCHEDULE 1
A.	OWNERSHIP OF EXISTING SHARES
Stockholder	Number of Existing Shares of Company Common Stock
VP NEW YORK VENTURE PARTNERS, L.P.	1,814,824
B.	ENCUMBRANCES None
C.	NOTICES
VantagePoint Capital Partners
1111 Bayhill Drive, Suite 220
San Bruno, CA 94066
Attention: Chief Executive Officer
Attention: Chief Financial Officer
Attention: General Counsel
Facsimile: (650) 869-6078
Email:	Asalzman@vpcp.com
Nwolff@vpcp.com
JHelfand@vpcp.com
Keliadis@vpcp.com
D.	SHARES EXCLUDED FROM COVERED SHARES
Stockholder	Number of Shares of Company Common Stock	Number of Options to Purchase Company Common Stock	Number of Restricted Stock Units
Thomas Bevilacqua	100,558	0	0

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.
By: VantagePoint Venture Associates IV, L.L.C.

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member
[Signature Page to Voting and Support Agreement]

SCHEDULE 1
A.	OWNERSHIP OF EXISTING SHARES
Stockholder	Number of Existing Shares of Company Common Stock
VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.	23,956
B.	ENCUMBRANCES
None
C.	NOTICES
VantagePoint Capital Partners
1111 Bayhill Drive, Suite 220
San Bruno, CA 94066
Attention: Chief Executive Officer
Attention: Chief Financial Officer
Attention: General Counsel
Facsimile: (650) 869-6078
Email:	Asalzman@vpcp.com
Nwolff@vpcp.com
JHelfand@vpcp.com
Keliadis@vpcp.com
D.	SHARES EXCLUDED FROM COVERED SHARES
Stockholder	Number of Shares of Company Common Stock	Number of Options to Purchase Company Common Stock	Number of Restricted Stock Units
Thomas Bevilacqua	100,558	0	0

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
VANTAGEPOINT VENTURE PARTNERS IV, L.P.
By: VantagePoint Venture Associates IV, L.L.C.

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member
[Signature Page to Voting and Support Agreement]

SCHEDULE 1
A.	OWNERSHIP OF EXISTING SHARES
Stockholder	Number of Existing Shares of Company Common Stock
VANTAGEPOINT VENTURE PARTNERS IV L.P.	658,417
B.	ENCUMBRANCES
None
C.	NOTICES
VantagePoint Capital Partners
1111 Bayhill Drive, Suite 220
San Bruno, CA 94066
Attention: Chief Executive Officer
Attention: Chief Financial Officer
Attention: General Counsel
Facsimile: (650) 869-6078
Email:	Asalzman@vpcp.com
Nwolff@vpcp.com
JHelfand@vpcp.com
Keliadis@vpcp.com
D.	SHARES EXCLUDED FROM COVERED SHARES
Stockholder	Number of Shares of Company Common Stock	Number of Options to Purchase Company Common Stock	Number of Restricted Stock Units
Thomas Bevilacqua	100,558	0	0

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.
By: VantagePoint Venture Associates IV, L.L.C.

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member
[Signature Page to Voting and Support Agreement]

SCHEDULE 1
A.	OWNERSHIP OF EXISTING SHARES
Stockholder	Number of Existing Shares of Company Common Stock
VANTAGEPOINT VENTURE PARTNERS IV (Q) L.P.	6,576,911
B.	ENCUMBRANCES
None
C.	NOTICES
VantagePoint Capital Partners
1111 Bayhill Drive, Suite 220
San Bruno, CA 94066
Attention: Chief Executive Officer
Attention: Chief Financial Officer
Attention: General Counsel
Facsimile: (650) 869-6078
Email:	Asalzman@vpcp.com
Nwolff@vpcp.com
JHelfand@vpcp.com
Keliadis@vpcp.com
D.	SHARES EXCLUDED FROM COVERED SHARES
Stockholder	Number of Shares of Company Common Stock	Number of Options to Purchase Company Common Stock	Number of Restricted Stock Units
Thomas Bevilacqua	100,558	0	0

Annex D
VOTING AND SUPPORT AGREEMENT
VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 26, 2020, by and between INTL FCStone Inc., a Delaware corporation (“Parent”), and the individual or entity whose name appears in the signature block to this Agreement (the “Stockholder”).
W I T N E S E T H:
WHEREAS, concurrently with the execution of this Agreement, GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), Parent, Golf Merger Sub I Inc, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of common stock, par value $0.00001 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration as specified in the Merger Agreement;
WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined herein) of such Stockholder’s Existing Shares (as defined herein);
WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares (as defined herein); and
WHEREAS, the Board of Directors of the Company has adopted the Merger Agreement and approved the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by the Stockholder, together with the voting and support agreements concurrently entered into by certain other stockholders of the Company (collectively, the “Covered Stockholders”), is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE 1
GENERAL
Section 1.01 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms, as used in this Agreement, shall have the following meanings:
“Affiliate” of a specified Person is any Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person; provided that, for purposes of this Agreement, in no event shall the Company or any of its controlled Affiliates be deemed to be an Affiliate of Stockholder. For purposes of this Agreement, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the 1934 Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.
“Covered Shares” means the Stockholder’s Existing Shares, (i) together with any shares of Company Common Stock or other capital stock of the Company and any shares of Company Common Stock or other capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof and over which the Stockholder has sole voting power (ii) less any shares disposed of pursuant to a Permitted Transfer.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.
“Existing Shares” means the shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule 1.A hereto.
“Expiration Date” means the date on which the Merger Agreement is terminated in accordance with its terms.
“Permitted Transfer” means (a) a Transfer of Covered Shares by the Stockholder to an Affiliate of such Stockholder or a Transfer of Covered Shares by the Stockholder to any other Person that is reasonably acceptable to Parent and, in each case, who complies with clause (y) below or (b) if the Stockholder is an individual, a Transfer of Covered Shares (i) to any member of such Stockholder’s immediate family or to a trust for the benefit of such Stockholder and/or any member of such Stockholder’s immediate family, (ii) upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the Laws of intestate succession, or (iii) to any Person as a bona fide gift or gifts or (iv) after the approval of the Merger at the Company Stockholder Meeting, to any Person for bona fide estate planning purposes, provided that (x) in the case of clause (a), such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer and prior to the termination of this Agreement, and (y) in the case of both clauses (a) and (b), prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to such Covered Shares, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of itself and such Covered Shares as such Stockholder shall have made hereunder.
“Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.
“Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective officers, directors, employees, agents and advisors.
“Stockholder Related Parties” means, collectively, the Stockholder’s Affiliates and, in the case of any such Stockholder that is not a natural person, such Stockholder’s and its Affiliates’ respective current, former or future directors, officers, employees, agents, partners, managers, members, stockholders, assignees and representatives.
“Subsidiary” means, with respect to any Person, any other Person, whether incorporated or unincorporated, (i) of which such first Person or any other Subsidiary of such first Person is a general partner or manager or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is directly or indirectly owned or controlled by such first Person or by any one or more of its Subsidiaries; provided that the Company shall in no event be deemed a Subsidiary of the Stockholder.
“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, Encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2
VOTING
Section 2.01 Agreement To Vote.
(a) The Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to vote thereon or consent thereto:
(i) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii) vote (or cause to be voted), in person or by proxy, all of such Covered Shares (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement and (2) any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement, if requested by Parent in writing at least two (2) business days prior to the applicable vote; and (C) against any Acquisition Proposal and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including (I) any extraordinary corporate transaction, such as a merger, consolidation, share exchange or other business combination involving the Company or a Subsidiary of the Company; (II) a sale, lease or transfer of a material amount of assets of the Company or a Subsidiary of the Company or any reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or a Subsidiary of the Company; or (III) any change in the present capitalization of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws.
(b) The Stockholder hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of Delaware Law) in connection with the Merger and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.
(c) The obligations of the Stockholder specified in this Section 2.01 shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).
Section 2.02 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while the Merger Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares of such Stockholder, (b) has not granted, and shall not grant at any time while the Merger Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares of such Stockholder (except pursuant to Section 2.03 or pursuant to any irrevocable proxy card in form and substance reasonably satisfactory to Parent delivered to the Company directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.01) and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement; provided, however, that this Section 2.02 shall not preclude such Stockholder from Transferring Covered Shares pursuant to a Permitted Transfer or taking any action permitted under the last sentence of Section 4.01. The Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares.
Section 2.03 Proxy. The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote the Covered Shares Beneficially Owned by such Stockholder solely to the extent and in accordance with Section 2.01 during the term of this Agreement at the Company Stockholder Meeting and at any annual or special meetings of stockholders of the Company (or adjournments or postponements thereof) prior to the termination of this Agreement in accordance with Section 5.01 at which any of the matters described in Section 2.01 is to be considered; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, such Stockholder fails to be counted as present, to consent or to vote such Stockholder’s Covered Shares, as applicable, in accordance with this Agreement or has not delivered to the Secretary of the Company at least two (2) business days prior to the meeting at which any of the matters described in Section 2.01 is to be considered a duly executed irrevocable proxy card in form and substance reasonably satisfactory to Parent directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.01. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Section 5.01, at which time any such proxy shall terminate. The Stockholder (solely in its capacity as such) shall take such further actions or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy during the term of this Agreement. Parent may terminate this proxy with respect to any such Stockholder at any time at its sole election by written notice provided to such Stockholder.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
The Stockholder hereby represents and warrants to Parent as follows:
Section 3.01 Authorization; Validity of Agreement. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. If such Stockholder is an individual and is married and such Stockholder’s Covered Shares constitute community property under Applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse.
Section 3.02 Ownership. Unless Transferred pursuant to a Permitted Transfer, (i) such Stockholder’s Existing Shares are, and all of the Covered Shares Beneficially Owned by such Stockholder during the term of this Agreement will be, Beneficially Owned by such Stockholder and (ii) such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Encumbrances other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws, pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws, pursuant to agreements publicly filed by the Company with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2018, or as set forth on Schedule 1.B. With respect to any outstanding Covered Shares of which the Stockholder is not the record owner, such lack of record ownership will not prevent or impair such Stockholder from complying with any obligation, agreement or covenant set forth herein. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder over which such Stockholder has sole voting power. Any shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by the Stockholder and over which such Stockholder does not have sole voting power are covered by another voting and support agreement entered into on the date hereof by a Covered Stockholder. Unless Transferred pursuant to a Permitted Transfer, such Stockholder has and will have at all times during the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned by such Stockholder and over which such Stockholder has sole voting power at all times during the term of this Agreement.
Section 3.03 No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) result in such Stockholder violating any Law applicable to such Stockholder or by which any of its assets or properties is bound or, if applicable, any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Stockholder, or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound that would adversely affect its ability to perform its obligations under this Agreement.
Section 3.04 Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any required reports with the SEC.
Section 3.05 Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
Section 3.06 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.
Section 3.07 Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
ARTICLE 4
OTHER COVENANTS
Section 4.01 Prohibition On Transfers; Other Actions. Until the earlier of (a) the stockholder approval of the Merger and (b) termination of this Agreement in accordance with Section 5.01, the Stockholder agrees that it shall not (i) Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein (including any voting power with respect thereto) unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could reasonably be expected to restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. The Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any Certificate representing any of such Stockholder’s Covered Shares save for any Permitted Transfer. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any action, or restrict the Stockholder, with respect to any Covered Shares subject to any pledge or security interest in effect as of the date hereof as set forth on Schedule 1.B hereto to the extent such action or restriction is inconsistent with the terms of such pledge or security interest; provided that, unless and until there is a bona fide foreclosure with respect to such pledge or security interest, such Stockholder agrees that there are no terms of any such pledge or security interest that will prevent or impair such Stockholder from complying with any obligation, agreement or covenant set forth herein.
Section 4.02 Stock Dividends, Etc. In the event of any change in the Company Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
Section 4.03 No Solicitation; Support Of Acquisition Proposals. Subject to the provisions of Section 5.02 of this Agreement, prior to the Expiration Date the Stockholder agrees that it shall not, and shall cause each of its Subsidiaries, Affiliates and Representatives not to, directly or indirectly (i) initiate, solicit, knowingly encourage or facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Company Common Stock in connection with any vote or other action on any matter, other than to recommend that the stockholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby as otherwise expressly provided in this Agreement, (v) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, or allow any of its Affiliates to enter into, a merger agreement, letter of intent, term sheet, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, voting, profit capture, tender or other similar contract providing for, with respect to, or in connection with, or that is intended to or could reasonably be expected to result in any Acquisition Proposal, or (vi) agree or propose to do any of the foregoing. The Stockholder and its Subsidiaries, Affiliates and Representatives shall immediately cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore (other than with Parent) with respect to any Acquisition Proposal, and shall take the necessary steps to inform its Affiliates and Representatives of the obligations undertaken pursuant to this Agreement, including this Section 4.03. Any violation of this Section 4.03 by the Stockholder’s Affiliates or Representatives shall be deemed to be a violation by the Stockholder of this Section 4.03. The Stockholder agrees to promptly (and in any event within 24 hours) notify Parent after receipt by it of an Acquisition Proposal or any indication to it that any Person is considering making an Acquisition Proposal or any request of such Stockholder for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that such Stockholder has knowledge or reasonably expects to be considering making, or has made, an Acquisition Proposal and to keep Parent fully informed of the status and details of any such Acquisition Proposal, indication or request.
Section 4.04 Notice Of Acquisitions. The Stockholder agrees to notify Parent as promptly as practicable (and in any event within 24 hours after receipt) orally and in writing of the number of any additional shares of Company Common Stock or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof.
Section 4.05 Further Assurances; Disclosure. From time to time, at Parent’s reasonable request and without further consideration, the Stockholder agrees to cooperate with Parent with respect to Parent’s or the Company’s or their respective Subsidiaries’ filings with Governmental Entities, to the extent relating to such Stockholder, and to execute and deliver such additional documents and reasonably cooperate in connection with such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement and the Merger Agreement; provided that, for the avoidance of doubt, this Section 4.06 shall not be interpreted to transfer to the Stockholder the responsibility to prepare and/or file any application or other filing that would traditionally be filed by Parent, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby. The Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement.
ARTICLE 5
MISCELLANEOUS
Section 5.01 Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time and (b) the Expiration Date. Neither the provisions of this Section 5.01 nor the termination of this Agreement shall (i) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (ii) relieve any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement or (iii) terminate the obligations under Section 2.01(b) or Article 5. The Stockholder shall also have the right to terminate this Agreement by written notice to Parent as specified below if the terms of the Merger Agreement are amended, modified or waived without the written consent of such Stockholder to change the form or amount of the consideration payable with respect to the Covered Shares pursuant the Merger Agreement in a manner adverse to such Stockholder; provided that such Stockholder sends notice to Parent of such Stockholder’s election to terminate within five business days after the public announcement of such amendment.
Section 5.02 No Agreement As Director or Officer; Stockholder Capacity. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder (if an individual) in his or her capacity as a director or officer of the Company from (a) acting in such capacity or voting in such capacity in such person’s sole discretion on any matter, including in exercising rights under the Merger Agreement, and no such actions shall be deemed a breach of this Agreement or (b) exercising such Stockholder fiduciary duties as an officer or director of the Company. Any trustee executing this Agreement is executing this Agreement solely in his or her fiduciary capacity and shall have no personal liability or obligation under this Agreement in such capacity. It is understood that this Agreement shall apply to the Stockholder solely in such Stockholder’s capacity as a stockholder of the Company.
Section 5.03 No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the 1934 Act or any other similar provision of Applicable Law.
Section 5.04 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon confirmation of receipt, or if by e-mail so long as such e-mail states it is a notice delivered pursuant to this Section 5.04 and a duplicate copy of such e-mail is promptly given by one of the other methods described in this Section 5.04, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a) if to Parent:
INTL FCStone Inc.
1075 Jordan Creek Parkway – Suite 300
West Des Moines, IA 50266
Attention: David A. Bolte, Counsel and Corporate Secretary
Facsimile: 515-864-0294
E-mail:David.Bolte@intlfcstone.com

with a copy (which shall not constitute notice) to:
DLA Piper LLP (US)
444 West Lake Street, Suite 900
Chicago, Illinois 60606
Attention: Andrew Weil
Email: andrew.weil@us.dlapiper.com
Attention: Neal Aizenstein
E-mail: neal.aizenstein@us.dlapiper.com
Facsimile: (312) 251-2870

and
(b) if to the Stockholder, to the applicable address set forth on Schedule 1.D.
Section 5.05 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used herein, “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by law or executive order to be closed. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any Applicable Law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.
Section 5.06 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 5.07 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.
Section 5.08 Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.
(a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.
(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.04.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES,

TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08(c).
Section 5.09 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Section 5.10 Remedies. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 5.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
Section 5.12 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
Section 5.13 Successors And Assigns; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, other than the Company which shall be, and hereby is, an express third party beneficiary of this Agreement.
Section 5.14 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
INTL FCSTONE INC.

By:	/s/ Sean M. O’Connor
Name:	Sean M. O’Connor
Title:	Chief Executive Officer
[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
GLENN STEVENS

By:	/s/ Glenn Stevens
Name:	Glenn Stevens
Title:	CEO
[Signature Page to Voting and Support Agreement]

SCHEDULE 1
A. OWNERSHIP OF EXISTING SHARES
Stockholder	Number of Existing Shares of Company Common Stock	Number of Existing Shares of Company Preferred Stock
Glenn Stevens	1,777,816	0
B. PLEDGE
None.
C. NOTICES
Glenn Stevens
135 Route 202/206
Bedminster, New Jersey 07921
Attention: Glenn Stevens
Email:       GStevens@GAINCapital.com

Annex E
AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT
AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT, dated as of February 26, 2020 (the “Amendment”) to the Rights Agreement dated as of April 9, 2013 (as amended by Amendment No. 1 dated as of April 8, 2016, and further amended by Amendment No. 2 dated as of April 8, 2019, as so amended, the “Rights Agreement”), between Gain Capital Holdings, Inc., a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Delaware corporation, as Rights Agent (the “Rights Agent”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Rights Agreement.
WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), by and among INTL FCStone Inc., a Delaware corporation (“INTL”), Golf Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of INTL (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);
WHEREAS, the Board of Directors of the Company has determined that, in connection with the execution of the Merger Agreement, it is necessary and desirable to amend the Rights Agreement to exempt the Merger Agreement, the execution and delivery thereof, and the transactions contemplated thereby, including, without limitation, the Merger and the entry into and performance of the Voting and Support Agreements (as defined in the Merger Agreement), from the application of the Rights Agreement, in each case as set forth in this Amendment;
WHEREAS, Section 24 of the Rights Agreement permits the Company to amend the Rights Agreement in the manner provided therein at any time prior to the occurrence of a Section 9(a)(ii) Event; and
WHEREAS, no Section 9(a)(ii) Event has occurred as of the date hereof.
NOW, THEREFORE, the Rights Agreement is hereby amended as follows:
Section 1. Amendments to Rights Agreement. The Rights Agreement is hereby amended as follows:
(a)	Section 1 of the Rights Agreement is hereby amended as follows:
i)	The definition of “Acquiring Person” is amended by adding a new subclause (v) at the end thereof as follows:
“(v) “INTL, Merger Sub, or any of their respective Affiliates or Associates, either individually, collectively or in any combination, by virtue of, or as a result of, a Permitted Event.”
ii)	The definition of “Beneficial Owner” is amended by adding the following at the end thereof:
“Notwithstanding the foregoing, nothing in this definition shall cause INTL or Merger Sub to be deemed the “Beneficial Owner” of, or to “beneficially own” or to have “Beneficial Ownership” of, any securities by virtue of, or as a result of, a Permitted Event.”
iii)	The definition of “Distribution Date” is amended by adding the following at the end thereof:
“Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of, or as a result of, a Permitted Event or the public announcement thereof.”
iv)	The definition of “Expiration Date” is amended and restated as follows:
““Expiration Date” means the earlier of (i) immediately prior to the Effective Time, but only if the Effective Time shall occur, (ii) the Final Expiration Date and (iii) the time at which all Rights are redeemed as provided in Section 20 or exchanged as provided in Section 21.”

v)	The definition of “Stock Acquisition Date” is amended by adding the following at the end thereof:
“Notwithstanding anything in this Rights Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred by virtue of, or as a result of, a Permitted Event or the public announcement thereof.”
vi)	The following new defined terms are added in the appropriate alphabetical order:
““Effective Time” shall have the meaning ascribed to it in the Merger Agreement.”
““INTL” shall mean INTL FCStone Inc., a Delaware corporation.”
““Merger Agreement” shall mean the Agreement and Plan of Merger, dated February 26, 2020, as the same may be amended from time to time, by and among the Company, INTL and Merger Sub, pursuant to which Merger Sub will be merged with and into the Company.”
““Merger Sub” shall mean Golf Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of INTL.”
““Permitted Event” shall mean (i) the approval, execution, delivery, or adoption of the Merger Agreement or the Voting and Support Agreements, (ii) the performance of any obligation under the Merger Agreement or the Voting and Support Agreements, or (iii) the consummation of any one or more of the transactions contemplated by the Merger Agreement or the Voting and Support Agreements, including, without limitation, the Merger (as defined in the Merger Agreement).”
““Voting and Support Agreements” shall have the meaning ascribed to it in the Merger Agreement.”
(b)	Section 9 of the Rights Agreement is hereby amended by adding a new section (j) at the end thereof as follows:
“Notwithstanding anything in this Rights Agreement to the contrary, a Section 9(a)(ii) Event shall not be deemed to have occurred by virtue of, or as a result of, a Permitted Event.”
(c)	Section 11 of the Rights Agreement is hereby amended by adding a new section (g) at the end thereof as follows:
“(g) Notwithstanding anything in this Rights Agreement to the contrary, this Section 11 (including Section 11(a) and 11(c)) shall not apply to the Merger (as defined in the Merger Agreement) or any other Permitted Event.”
(d)	Section 20 of the Rights Agreement is hereby amended by adding a new section (c) at the end thereof as follows:
“(c) Notwithstanding anything in this Rights Agreement to the contrary, immediately prior to the Effective Time, but only if the Effective Time shall occur, (a) this Rights Agreement shall be terminated and be without further force or effect, (b) none of the parties to this Rights Agreement will have any rights, obligations or liabilities hereunder and (c) the holders of the Rights shall not be entitled to any benefits, rights or other interests under this Rights Agreement, including, without limitation, the right to purchase or otherwise acquire Preferred Stock or any other securities of the Company or of any other Person; provided, however, that notwithstanding the foregoing, Sections 16 and 18 hereof shall survive the termination of this Rights Agreement.”
(e)	Section 22(a) of the Rights Agreement is hereby amended by adding the following at the end thereof:
“The Company shall provide the Rights Agent with notice of the Effective Time; provided, however, that failure to notify the Rights Agent of the Effective Time shall not in any way have an effect on the time at which the Rights cease to be exercisable.”
Section 2. Certification. This Section 2 shall constitute a certificate from an Authorized Officer of the Company for purposes of Section 24 of the Rights Agreement, and the Company and the Authorized Officer

signing this Amendment below, on behalf of the Company, (i) hereby certify that this Amendment is in compliance with the terms of Section 24 of the Rights Agreement and (ii) request and direct that the Rights Agent execute and deliver this Amendment in accordance with Section 24.
Section 3. Effective Date. This Amendment is effective as of February 26, 2020.
Section 4. Full Force and Effect. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect unamended and in accordance with the provisions thereof on the date hereof.
Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State.
Section 6. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.
Dated as of February 26, 2020
GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
	Name:	Diego Rotsztain
	Title:	EVP, General Counsel and Secretary
[Signature Page to Amendment No. 3 to Rights Agreement]

Countersigned:
Broadridge Corporate Issuer Solutions, Inc. as Rights Agent

By:	/s/ John P. Dunn
	Name:	John P. Dunn
	Title:	Vice President
[Signature Page to Amendment No. 3 to Rights Agreement]

Annex F

GCA ADVISORS, LLC
One Maritime Plaza | 25th Floor
San Francisco, CA 94111 | United States
+1-415-318-3600 | www.gcaglobal.com
CONFIDENTIAL
February 26, 2020
Board of Directors
GAIN Capital Holdings, Inc.
Bedminster One Suite 11
135 US Highway 202/206
Bedminster, NJ 07921
Members of the Board:
We understand that GAIN Capital Holdings, Inc., a Delaware corporation (“Gain”), INTL FCStone Inc., a Delaware corporation (“Parent”) and Golf Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), plan to enter into an agreement and plan of merger dated February 26, 2020 (the “Merger Agreement”) that provides for, among other things, Merger Sub to be merged with and into Gain (the “Merger”). As a result of the Merger, Gain would become a wholly owned subsidiary of Parent. Pursuant to the Merger, each outstanding share of common stock, par value $0.00001 per share, of Gain (the “Gain Common Stock”), other than (i) shares of Gain Common Stock held by a holder who is entitled to demand, and properly demands, appraisal for such shares in accordance with and complies in all respects with Section 262 of the General Corporation Law of the State of Delaware (unless such holder fails to perfect or properly withdraws or otherwise loses the right to appraisal) and (ii) shares that are held by Gain as treasury stock, or owned by Parent, Merger Sub, or any other subsidiary of Parent or any subsidiary of Gain (the shares referred to in the foregoing clauses (i) and (ii) together with any shares of Gain Common Stock held by any affiliate of the Company or Parent, the “Excluded Shares”), will be converted into the right to receive $6.00 per share, in cash, without interest (such per share amount, the “Consideration”), upon the terms and subject to the conditions set forth in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of outstanding shares of Gain Common Stock (other than Excluded Shares). For purposes of the opinion set forth herein, we have:
(i)	reviewed a draft, dated February 25, 2020, of the Merger Agreement and certain related documents;
(ii)	reviewed certain publicly available financial statements and other business and financial information of Gain;
(iii)	reviewed certain internal financial statements and other financial and operating data concerning Gain prepared by the management of Gain (“Management”) and furnished to us for our analysis;
(iv)	reviewed certain financial projections relating to Gain prepared by Management and furnished to us for our analysis;
(v)	discussed the past and current operations and financial condition and the prospects of Gain with Management;

(vi)	contacted certain parties on behalf of Gain regarding their interest with respect to a possible acquisition of all or a portion of the Company and considered the results of those efforts
(vii)	reviewed and discussed with Management and the Board of Directors of Gain (the “Board”) certain alternatives to the Merger;
(viii)	reviewed and discussed with Management and the Board their view of the Merger;
(ix)	reviewed the historical reported closing prices and trading activity for Gain Common Stock;
(x)
compared the financial performance of Gain and the prices and trading activity of the Gain Common Stock with that of certain other publicly-traded companies and their securities that we believe to be generally relevant in evaluating the business of Gain;

(xi)	reviewed the financial terms, to the extent publicly available, of certain transactions that we believe to be generally relevant in evaluating the business of Gain and the Merger;
(xii)	evaluated a discounted cash flow analysis based on the projected future cash flows of Gain as provided by Management;
(xiii)	reviewed the premium to the stock price of certain transactions that we believe to be generally relevant in evaluating the business of Gain and the Merger;
(xiv)	participated in discussions and negotiations among representatives of Gain and Parent; and
(xv)	performed such other analyses and considered such other factors as we deemed appropriate.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to and reviewed by us for the purposes of this opinion. We do not accept any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. In addition, we have not conducted, or assumed any obligation to conduct, any physical inspection of the properties or facilities of Gain. With respect to the financial and cash flow projections relating to Gain and prepared by Management, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Management of the future financial performance of Gain and that such projections provide a reasonable basis for our opinion. We assume no responsibility for and express no view as to such projections or the assumptions on which they are based. We have not made any independent valuation or appraisal of the assets or liabilities of Gain or concerning the solvency or fair value of Gain, or the ability of the Company to pay its obligations when they become due, nor have we been furnished with any such valuations or appraisals. In addition, we have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver by any party of any material rights thereunder, or any amendment or modification thereto, that the representations and warranties made by the parties thereto are true and correct in all respects material to our analysis, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be timely obtained without any material restriction and that the Merger Agreement executed by the parties thereto does not differ in any material respect from the form of the draft of the Merger Agreement we have reviewed. We have not made any independent investigation of any legal, accounting or tax matters affecting the Merger, and we have assumed the correctness of all legal, accounting and tax advice given to Gain and the Board. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, and can be evaluated as of, the date hereof. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.
We have acted as financial advisor to Gain in connection with the Merger and will receive a fee for our services, a portion of which has been earned, and a further portion of which will be payable upon rendering of this opinion. We will receive an additional significant fee contingent upon the consummation of the Merger. In addition, Gain has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In the two-year period preceding the date of this letter, GCA Advisors, LLC has not received any fees for services provided to Parent or its affiliates. In the future, GCA Advisors, LLC may provide financial advisory services to Parent or its affiliates.

It is understood that this letter is for the information of the Board and may not be used or summarized for any other purpose, or relied upon by any other party, without our prior written consent, except that this opinion may be included in its entirety in any proxy statement filed by Gain with the Securities and Exchange Commission in respect of the Merger.
This opinion does not address Gain’s underlying business decision to enter into the Merger Agreement, or the relative merits of the Merger as compared to any alternatives that may be available to Gain, and it does not constitute a recommendation to Gain, the Board or any committee thereof, its stockholders, or any other person as to any specific action that should be taken in connection with the Merger. We have not been asked to express, nor do we offer, any opinion as to the material terms of the Merger Agreement (other than as expressly set forth in the last paragraph hereof) or the structure of the Merger, and we are not expressing any opinion as to the prices at which Gain Common Stock will trade at any time, including following announcement of the Merger.
We do not express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger (other than as set forth in the last paragraph hereof with respect to the Consideration), nor the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Gain, or class of such persons, in connection with the Merger, whether relative to the Consideration or otherwise. This opinion has been approved by a fairness committee of GCA Advisors, LLC.
Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of outstanding shares of Gain Common Stock (other than Excluded Shares) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
GCA ADVISORS, LLC

/s/ GCA ADVISORS, LLC

Annex G
Section 262 of the General Corporation Law of the State of Delaware
§ 262 Appraisal Rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”
(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:
(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)	At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex H
Non-GAAP Financial Information
The preliminary unaudited financial information below reflects our preliminary estimates of our financial and operating results for the period commencing on January 1, 2020 and ending on April 24, 2020 (the most recent practicable date prior to the date of this proxy statement), based on currently available information. We have not yet finalized our results for this period and our actual results remain subject to the completion of our fiscal quarter-end closing processes, which includes review by GAIN management and the GAIN board of directors. While carrying out such procedures, we may identify items that require us to make adjustments to the preliminary estimates of our results set forth below. As a result, our actual results could be materially different from those set forth below.
Adjusted net (loss)/income is a non-GAAP financial measure representing our net (loss)/income excluding certain one-time costs and benefits. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning. For that reason, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts, which may make difficult comparing our financial performance to that of other companies. We believe reporting this measure assists investors in evaluating our operating performance. Because it is not a measure of financial performance or income tax expense calculated in accordance with GAAP, such measure should be considered in addition to, not as a substitute for, other measures reported in accordance with GAAP.
Reconciliation of GAAP Net (Loss)/Income to Adjusted Net (Loss)/Income
(unaudited)
	Q1’19	Q4’19	Q1’20 Pre Signing Period	Q1’20 Post Signing Period	Q1’20 Full Quarter	Q2’20 Post Signing Period(3)
Net (loss)/income	$(28.4)	$(31.2)	$11.8	$65.5	$77.3	$14.2
Income tax (benefit)/expense	(6.1)	(7.9)	3.8	21.2	25.1	4.6
Pre-tax (loss)/income	$(34.4)	$(39.1)	$15.6	$86.8	$102.4	18.8
Adjustments:
Restructuring expenses(1)	0.0	1.3	1.4	0.0	1.4	0.0
Transaction costs(2)	0.0	0.0	0.7	0.4	1.0	1.2
Goodwill impairment	0.0	28.1	0.0	0.0	0.0	0.0

Adjusted pre-tax (loss)/income	$(34.4)	$(9.7)	$17.7	$87.2	$104.9	$19.9
Adjusted income tax benefit/(expense)	6.1	1.9	(4.4)	(21.8)	(26.3)	(4.8)
Adjusted net (loss)/income	$(28.4)	$(7.8)	$13.2	$65.4	$78.6	$15.1
(1)	Represents expenses for reducing headcount following strategic decisions undertaken in 2019 and 2020
(2)	Represents transaction-related expenses, which included legal, accounting and investment banking fees
(3)
Operating expenses for this period have been estimated based on GAIN’s budget for April and management expectation of certain variable costs including bad debt provision, employee bonus provision, Retail referral fees and transaction costs. A tax rate of 24.5% has been assumed for this period.

H-1

Adjusted EBITDA is a non-GAAP financial measure representing our (loss)/earnings before interest, taxes, depreciation and amortization, purchased intangible amortization, convertible note interest, contingent provision, non-controlling interest, debt extinguishment, restructuring expenses, transaction expenses and goodwill impairment. This non-GAAP financial measure has certain limitations, including lacking standardized meaning, which may make our definition different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting adjusted EBITDA assists investors in evaluating our operating performance. Because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, it should be considered in addition to, not a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net (loss)/income.
Reconciliation of GAAP Net (Loss)/Income to Adjusted EBITDA
(unaudited)
	Q1’19	Q4’19	Q1’20 Pre Signing Period	Q1’20 Post Signing Period	Q1’20 Full Quarter	Q2’20 Post Signing Period(3)
Net revenue	$38.4	$53.3	$60.8	$124.9	$185.7	$38.8
Net (loss)/income	(28.4)	(31.2)	11.8	65.5	77.3	14.2
Net (loss)/income margin %	(74%)	(59%)	19%	52%	42%	37%

Net (loss)/income	$(28.4)	$(31.2)	$11.8	$65.5	$77.3	$14.2
Depreciation and amortization	4.3	4.3	2.9	1.4	4.3	1.2
Purchased intangible amortization	3.3	1.8	1.2	0.6	1.8	0.4
Interest on long term borrowings	3.3	3.4	2.2	1.2	3.4	0.6
Income tax (benefit)/expense	(6.1)	(7.9)	3.8	21.2	25.1	4.6
Restructuring expenses	0.0	1.3	1.4	0.0	1.4	0.0
Transaction costs	0.0	0.0	0.7	0.4	1.0	1.2
Goodwill impairment	0.0	28.1	0.0	0.0	0.0	0.0

Adjusted EBITDA	$(23.5)	$(0.2)	$23.9	$90.5	$114.4	$22.1
(1)
Operating expenses for this period have been estimated based on GAIN’s budget for April and management expectation of certain variable costs including bad debt provision, employee bonus provision, Retail referral fees and transaction costs. A tax rate of 24.5% has been assumed for this period.

Adjusted tangible book value is a non-GAAP financial measure and has been calculated by starting with tangible book value and ignoring the changes to currency translation adjustment since December 31, 2019 for the calculations of adjusted tangible book value on March 31, 2020 and April 24, 2020. Management believes that this measure provides shareholders and investors with a more useful means of comparing the effect of GAIN’s operating results on tangible book value as of different dates without the effect of fluctuations in exchange rates, which are not within GAIN’s control. The “Q2’20 Post Signing Period” shareholders’ equity includes an accrual of expected dividends of $0.6 million.
Reconciliation of Tangible Book Value to Adjusted Tangible Book Value
(unaudited)
	Q4’19	Q1’20 Pre Signing Period	Q1’20 Post Signing Period	Q1’20 Full Quarter	Q2’20 Post Signing Period
Shareholders' equity	$234.7	$239.9	$297.1	$297.1	$310.2
Intangible assets	(24.2)	(22.4)	(21.2)	(21.2)	(20.7)
Tangible Book Value	$210.5	$217.5	$276.0	$276.0	$289.5

Foreign currency translation adjustment	0.0	7.4	14.7	14.7	15.7
Adjusted Tangible Book Value	$210.5	$224.9	$290.6	$290.6	$305.2
H-2

SCAN TO VIEW MATERIALS & VOTE

GAIN CAPITAL HOLDINGS, INC.
C/O BROADRIDGE
1717 ARCH STREET, SUITE 1300
PHILADELPHIA, PA 19103

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/gcap2020SM**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D12868-S01368

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GAIN CAPITAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D12869-S01368

GAIN CAPITAL HOLDINGS, INC.
Special Meeting of Stockholders
June 5, 2020 2:00 PM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Glenn H. Stevens, Chief Executive Officer and Diego Rotsztain, General Counsel and Secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GAIN CAPITAL HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 2:00 PM, EDT on June 5, 2020, via live webcast at www.virtualshareholdermeeting.com/gcap2020SM and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side